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                   WELLS FARGO ASSET SECURITIES CORPORATION


                                    (Seller)

                                       and

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                         Dated as of September 27, 2001

                                $1,150,358,331.96
                       Mortgage Pass-Through Certificates
                                 Series 2001-21




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



                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions..............................................
Section 1.02   Acts of Holders..........................................
Section 1.03   Effect of Headings and Table of Contents.................
Section 1.04   Benefits of Agreement....................................


                                   ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans.............................
Section 2.02   Acceptance by Trustee....................................
Section 2.03   Representations and Warranties of the Master Servicer
               and the Seller...........................................
Section 2.04   Execution and Delivery of Certificates...................
Section 2.05   Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date........................
Section 2.06   Optional Substitution of Mortgage Loans..................


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Certificate Account......................................
Section 3.02   Permitted Withdrawals from the Certificate Account.......
Section 3.03   Advances by Master Servicer and Trustee..................
Section 3.04   Trustee to Cooperate; Release of Owner Mortgage Loan
               Files....................................................
Section 3.05   Reports to the Trustee; Annual Compliance Statements.....
Section 3.06   Title, Management and Disposition of Any REO Mortgage
               Loan.....................................................
Section 3.07   Amendments to Servicing Agreements, Modification of
               Standard Provisions......................................
Section 3.08   Oversight of Servicing...................................
Section 3.09   Termination and Substitution of Servicing Agreements.....
Section 3.10   Application of Net Liquidation Proceeds..................
Section 3.11   Act Reports..............................................


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                       PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01   Distributions............................................
Section 4.02   Allocation of Realized Losses............................
Section 4.03   Paying Agent.............................................
Section 4.04   Statements to Certificateholders; Reports to the
               Trustee, and the Seller..................................
Section 4.05   Reports to Mortgagors and the Internal Revenue Service...
Section 4.06   Calculation of Amounts; Binding Effect of
               Interpretations and Actions of Master Servicer...........
Section 4.07   Determination of LIBOR...................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.........................................
Section 5.02   Registration of Certificates.............................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates........
Section 5.04   Persons Deemed Owners....................................
Section 5.05   Access to List of Certificateholders' Names and
               Addresses................................................
Section 5.06   Maintenance of Office or Agency..........................
Section 5.07   Definitive Certificates..................................
Section 5.08   Notices to Clearing Agency...............................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer..........
Section 6.02   Merger or Consolidation of the Seller or the Master
               Servicer.................................................
Section 6.03   Limitation on Liability of the Seller, the Master
               Servicer and Others......................................
Section 6.04   Resignation of the Master Servicer.......................
Section 6.05   Compensation to the Master Servicer......................
Section 6.06   Assignment or Delegation of Duties by Master Servicer....
Section 6.07   Indemnification of Trustee and Seller by Master Servicer.


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default........................................
Section 7.02   Other Remedies of Trustee................................
Section 7.03   Directions by Certificateholders and Duties of Trustee
               During Event of Default..................................
Section 7.04   Action upon Certain Failures of the Master Servicer and
               upon Event of Default....................................
Section 7.05   Trustee to Act; Appointment of Successor.................
Section 7.06   Notification to Certificateholders.......................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee........................................
Section 8.02   Certain Matters Affecting the Trustee....................
Section 8.03   Trustee Not Required to Make Investigation...............
Section 8.04   Trustee Not Liable for Certificates or Mortgage Loans....
Section 8.05   Trustee May Own Certificates.............................
Section 8.06   The Master Servicer to Pay Fees and Expenses.............
Section 8.07   Eligibility Requirements.................................
Section 8.08   Resignation and Removal..................................
Section 8.09   Successor................................................
Section 8.10   Merger or Consolidation..................................
Section 8.11   Authenticating Agent.....................................
Section 8.12   Separate Trustees and Co-Trustees........................
Section 8.13   Appointment of Custodians................................
Section 8.14   Tax Matters; Compliance with REMIC Provisions............
Section 8.15   Monthly Advances.........................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Purchase by the Seller or Liquidation
               of All Mortgage Loans....................................
Section 9.02   Additional Termination Requirements......................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment................................................
Section 10.02  Recordation of Agreement.................................
Section 10.03  Limitation on Rights of Certificateholders...............
Section 10.04  Governing Law; Jurisdiction..............................
Section 10.05  Notices..................................................
Section 10.06  Severability of Provisions...............................
Section 10.07  Special Notices to Rating Agencies.......................
Section 10.08  Covenant of Seller.......................................
Section 10.09  Recharacterization.......................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Class A Fixed Pass-Through Rate..........................
Section 11.02  Cut-Off Date.............................................
Section 11.03  Cut-Off Date Aggregate Principal Balance.................
Section 11.04  Original Class A Percentage..............................
Section 11.05  Original Principal Balances of the Classes of Class A
               Certificates.............................................
Section 11.05(a).Original Notional Amount...............................
Section 11.06  Original Class A Non-PO Principal Balance................
Section 11.07  Original Subordinated Percentage.........................
Section 11.08  Original Class B-1 Percentage............................
Section 11.09  Original Class B-2 Percentage............................
Section 11.10  Original Class B-3 Percentage............................
Section 11.11  Original Class B-4 Percentage............................
Section 11.12  Original Class B-5 Percentage............................
Section 11.13  Original Class B-6 Percentage............................
Section 11.14  Original Class B Principal Balance.......................
Section 11.15  Original Principal Balances of the Classes of Class B
               Certificates.............................................
Section 11.16  Original Class B-1 Fractional Interest...................
Section 11.17  Original Class B-2 Fractional Interest...................
Section 11.18  Original Class B-3 Fractional Interest...................
Section 11.19  Original Class B-4 Fractional Interest...................
Section 11.20  Original Class B-5 Fractional Interest...................
Section 11.21  Closing Date.............................................
Section 11.22  Right to Purchase........................................
Section 11.23  Wire Transfer Eligibility................................
Section 11.24  Single Certificate.......................................
Section 11.25  Servicing Fee Rate.......................................
Section 11.26  Master Servicing Fee Rate................................

                                    EXHIBITS


EXHIBIT A-1       -     Form of Face of Class A-1 Certificate
EXHIBIT A-2       -     Form of Face of Class A-2 Certificate
EXHIBIT A-3       -     Form of Face of Class A-3 Certificate
EXHIBIT A-4       -     Form of Face of Class A-4 Certificate
EXHIBIT A-5       -     Form of Face of Class A-5 Certificate
EXHIBIT A-6       -     Form of Face of Class A-6 Certificate
EXHIBIT A-7       -     Form of Face of Class A-7 Certificate
EXHIBIT A-8       -     Form of Face of Class A-8 Certificate
EXHIBIT A-9       -     Form of Face of Class A-9 Certificate
EXHIBIT A-10      -     Form of Face of Class A-10 Certificate
EXHIBIT A-11      -     Form of Face of Class A-11 Certificate
EXHIBIT A-12      -     Form of Face of Class A-12 Certificate
EXHIBIT A-13      -     Form of Face of Class A-13 Certificate
EXHIBIT A-14      -     Form of Face of Class A-14 Certificate
EXHIBIT A-15      -     Form of Face of Class A-15 Certificate
EXHIBIT A-16      -     Form of Face of Class A-16 Certificate
EXHIBIT A-17      -     Form of Face of Class A-17 Certificate
EXHIBIT A-18      -     Form of Face of Class A-18 Certificate
EXHIBIT A-19      -     Form of Face of Class A-19 Certificate
EXHIBIT A-20      -     Form of Face of Class A-20 Certificate
EXHIBIT A-21      -     Form of Face of Class A-21 Certificate
EXHIBIT A-22      -     Form of Face of Class A-22 Certificate
EXHIBIT A-23      -     Form of Face of Class A-23 Certificate
EXHIBIT A-24      -     Form of Face of Class A-24 Certificate
EXHIBIT A-25      -     Form of Face of Class A-25 Certificate
EXHIBIT A-26      -     Form of Face of Class A-26 Certificate
EXHIBIT A-27      -     Form of Face of Class A-27 Certificate
EXHIBIT A-28      -     Form of Face of Class A-28 Certificate
EXHIBIT A-29      -     Form of Face of Class A-29 Certificate
EXHIBIT A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT A-R       -     Form of Face of Class A-R Certificate
EXHIBIT A-LR      -     Form of Face of Class A-LR Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 2001-21 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1       -     Schedule of Type 1 Mortgage Loans Serviced by WFHM
EXHIBIT F-2       -     Schedule of Type 2 Mortgage Loans Serviced by WFHM
EXHIBIT F-3       -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit Pursuant to Section 860E(e)(4) of the
                        Internal Revenue Code of 1986, as amended, and for
                        Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's Letter (Class [B-4][B-5][B-6]
                        Certificates)
EXHIBIT K         -     Reserved
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement
SCHEDULE I        -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of September 27, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.


                               WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: For (a) the Class A-6 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-1, Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero or (ii) the Subordination Depletion Date and (b) the Class A-29 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-28 Certificates has been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class A-6 and Class A-29 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and any Class of Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates of the Current Class A Interest Distribution Amount and
(ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $369,825.18 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-25 Certificates, Class A-26 Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-29 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-25 Certificates, Class A-26 Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-29 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-2, Class A-6, Class A-29 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-2 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i), including, in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates) and (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

      (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-22, Class A-26, Class A-28, Class A-29, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-3 Certificates, 6.000% per annum. As to the Class A-4 and Class A-20 Certificates, 6.250% per annum. As to the Class A-21 and Class A-25 Certificates, 6.500% per annum. As to the Class A-23 and Class A-27 Certificates, 7.000% per annum. As to the Class A-24 Certificates, 7.250% per annum. As to the Class A-1 Certificates, the Class A-1 Pass-Through Rate. As to the Class A-2 Certificates, the Class A-2 Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2006, 100%. As to any Distribution Date subsequent to September 2006 to and including the Distribution Date in September 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2007 to and including the Distribution Date in September 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2008 to and including the Distribution Date in September 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2009 to and including the Distribution Date in September 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including October 2006 and September 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including October 2007 and September 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including October 2008 and September 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including October 2009 and September 2010, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after October 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-25 Certificates, Class A-26 Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-29 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-1 Pass-Through Rate: With respect to the Distribution Date occurring in October 2001, 4.140% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.500% plus LIBOR subject to a minimum rate of 0.500% and a maximum rate of 8.500%.

            Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-2 Pass-Through Rate: With respect to the Distribution Date occurring in October 2001, 4.360% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 8.000% minus LIBOR subject to a minimum rate of 0.000% and a maximum rate of 8.000%

            Class A-2 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-2 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-2 Certificates of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e).

            Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-17 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

            Class A-18 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

            Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

            Class A-19 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

            Class A-19 Certificateholder: The registered holder of a Class A-19 Certificate.

            Class A-20 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

            Class A-20 Certificateholder: The registered holder of a Class A-20 Certificate.

            Class A-21 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-21 and Exhibit C hereto.

            Class A-21 Certificateholder: The registered holder of a Class A-21 Certificate.

            Class A-22 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-22 and Exhibit C hereto.

            Class A-22 Certificateholder: The registered holder of a Class A-22 Certificate.

            Class A-23 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-23 and Exhibit C hereto.

            Class A-23 Certificateholder: The registered holder of a Class A-23 Certificate.

            Class A-24 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-24 and Exhibit C hereto.

            Class A-24 Certificateholder: The registered holder of a Class A-24 Certificate.

            Class A-25 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-25 and Exhibit C hereto.

            Class A-25 Certificateholder: The registered holder of a Class A-25 Certificate.

            Class A-26 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-26 and Exhibit C hereto.

            Class A-26 Certificateholder: The registered holder of a Class A-26 Certificate.

            Class A-27 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-27 and Exhibit C hereto.

            Class A-27 Certificateholder: The registered holder of a Class A-27 Certificate.

            Class A-28 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-28 and Exhibit C hereto.

            Class A-28 Certificateholder: The registered holder of a Class A-28 Certificate.

            Class A-29 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-29 and Exhibit C hereto.

            Class A-29 Certificateholder: The registered holder of a Class A-29 Certificate.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L20 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L25 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes as follows:

      Uncertificated Lower-Tier
      Interest                        Corresponding Upper-Tier Class or Classes

      Class A-L1 Interest             Class A-1 Certificates, Class A-2
                                      Certificates, Class A-3 Certificates and
                                      Class A-4 Certificates

      Class A-L5 Interest             Class A-5 Certificates, Class A-6
                                      Certificates, Class A-7 Certificates,
                                      Class A-8 Certificates, Class A-9
                                      Certificates, Class A-10 Certificates,
                                      Class A-11 Certificates, Class A-12
                                      Certificates, Class A-13 Certificates,
                                      Class A-14 Certificates, Class A-15
                                      Certificates, Class A-16 Certificates,
                                      Class A-17 Certificates, Class A-18
                                      Certificates, Class A-19 Certificates,
                                      Class A-22 Certificates, Class A-26
                                      Certificates, Class A-28 Certificates and
                                      Class A-29 Certificates

      Class A-L20 Interest            Class A-20 Certificates, Class A-21
                                      Certificates, Class A-23 Certificates and
                                      Class 24 Certificates

      Class A-L25 Interest            Class A-25 Certificates and Class A-27
                                      Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-2 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-2 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

      (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

      (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

      (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

      (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

      (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates (other than the Class A-28 Certificates) is October 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for the Class A-28 Certificates is June 25, 2015.

            Fitch:  Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $23,007,166.64 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-2 and Class A-PO Certificates),
(i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-2 Certificates, the Class A-2 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class A-1 and Class A-2 Certificates

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of September 27, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

      (i)    the Mortgage Loan identifying number;

      (ii)   the city, state and zip code of the Mortgaged Property;

      (iii)  the type of property;

      (iv)   the Mortgage Interest Rate;

      (v)    the Net Mortgage Interest Rate;

      (vi)   the Monthly Payment;

      (vii)  the original number of months to maturity;

      (viii) the scheduled maturity date;

      (ix)   the Cut-Off Date Principal Balance;

      (x)    the Loan-to-Value Ratio at origination;

      (xi)   whether such Mortgage Loan is a Subsidy Loan;

      (xii)  whether  such  Mortgage  Loan  is  covered  by  primary   mortgage
      insurance;

      (xiii) the applicable Servicing Fee Rate;

      (xiv)  the Master Servicing Fee Rate;

      (xv)   Fixed Retained Yield Rate, if applicable; and

      (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder:  As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer or delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-1 Certificates.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans, if any, identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than Class A-2 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-2 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses
(a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits;

            (k) Month End Interest; and

            (l) all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                   Prepayment
                                                                      Shift
                                                                    Percentage
  October 2001 through September 2006...........................         0%
  October 2006 through September 2007............................       30%
  October 2007 through September 2008............................       40%
  October 2008 through September 2009............................       60%
  October 2009 through September 2010............................       80%
  October 2010 and thereafter....................................      100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-2 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of a Class of Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            The Class A-2 Certificates are interest only Certificates and have no Principal Balance.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-18 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class A-18 Certificates divided by the Aggregate Non-PO Principal Balance.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated September 20, 2001 as supplemented by the prospectus supplement dated September 21, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1 in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and S&P, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Trustee shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The Chase Manhattan Bank or National Westminster Bank Plc. If any of these banks are not available, the Trustee shall in its discretion select another Reference Bank.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Percentage.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, HomeSide Lending, Inc., National City Mortgage Co., Mid America Bank, FSB, HSBC Mortgage Corporation (USA), Hibernia National Bank, Colonial Savings, F.A., Firstar Bank, NA, Chevy Chase Bank, F.S.B., SunTrust Mortgage, Inc. and CUNA Mutual Mortgage Corporation, as a Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Shift
                                                                    Percentage
  October 2001 through September 2006...........................        0%
  October 2006 and thereafter...................................      100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $11,503,583.32 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day:  As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L5 Interest, the Class A-L20 Interest, the Class A-L25 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-2 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02  ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04  BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01  CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02  ACCEPTANCE BY TRUSTEE.

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i)The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04  EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L5 Interest, Class A-L20 Interest, Class A-L25 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is October 25, 2031 for purposes of Code Section 860G(a)(1).

            SECTION  2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01  CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02  PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

               (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

               (xii)   to  clear  and  terminate  the   Certificate   Account
      pursuant to Section 9.01; and

               (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03  ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05  REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

               (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08  OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09  TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10  APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11  ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01  DISTRIBUTIONS.

            (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-2 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

         (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest (or in the case of the Class A-L5 Interest, with respect to the Accrual Certificates, shall have such amounts added to its Principal Balance) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L5 Interest, Class A-L20 Interest, Class A-L25 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.750% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class A-2 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

      On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) sequentially, as follows:

            I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-6 Certificates, the Accrual Distribution Amount for the Class A-6 Certificates will be allocated, sequentially, as follows:

            first, to the Class A-1, Class A-3, Class A-4 and Class A-5 Certificates, pro rata; and

            second, to the Class A-6 Certificates.

            II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-29 Certificates, the Accrual Distribution Amount for the Class A-29 Certificates will be allocated sequentially to the Class A-28 and Class A-29 Certificates.

            III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially, as follows:

            first,   concurrently,   to  the   Class   A-R  and   Class   A-LR
      Certificates, pro rata;

            second, to the Class A-18 Certificates, up to the Priority Amount for such Distribution Date;

            third, concurrently, to the Class A-1, Class A-3, Class A-4 and Class A-5 Certificates, pro rata;

            fourth, to the Class A-6 Certificates;

            fifth, sequentially, to the Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17 and Class A-19 Certificates;

            sixth, concurrently, as follows:

                  (A) 76.34069401%,  sequentially, to the Class A-28 and Class
            A-29 Certificates; and

                  (B) 23.65930599%, sequentially, as follows:

                        (i) concurrently, to the Class A-20, Class A-21, Class A-22, Class A-23 and Class A-24 Certificates, pro rata; and

                        (ii) concurrently, to the Class A-25, Class A-26 and Class A-27 Certificates, pro rata; and

            seventh, to the Class A-18 Certificates.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

               (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-2, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero or, in the case of the Class A-2 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02  ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

      first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

      second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

      third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

      fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

      fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

      sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

      seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d)   [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on each Class's Class A Interest Percentage. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03  PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE TRUSTEE, AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

               (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

               (x)     the Class A Percentage for such Distribution Date;

               (xi)    the   Class   A   Prepayment   Percentage   for   such
      Distribution Date;

               (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

               (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

               (xiv)   the  number  and  aggregate   principal   balances  of
      Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiii) in the case of the Class A-2 Certificates, the Notional Amount, if any;

               (xxiv) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

               (xxv)    the Class A-PO Deferred Amount, if any;

               (xxvi) the amount of PMI Advances made by a Servicer, if any; and

               (xxvii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05  REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

            SECTION 4.07  DETERMINATION OF LIBOR.

            On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 3.64000%.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Class A Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 383-5272 and make a request therefor during normal working hours on any Business Day.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01  THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-2, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-2, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20, A-21,
A-22, A-23, A-24, A-25, A-26, A-27, A-28, A-29, A-PO, A-R, A-LR, B-1, B-2, B-3,
B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02  REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04  PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06  MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07  DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08  NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01  LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04  RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05  COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06  ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07  INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01  EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02  OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06  NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01  DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02  CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

               (i)The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03  TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04  TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05  TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06  THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07  ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08  RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09  SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10  MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11  AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12  SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13  APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14  TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs, or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, A-17, A-18, A-19, A-20, A-21, A-22, A-23, A-24, A-25, A-26, A-27, A-28, A-29, Class A-PO and Class
A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L5, Class A-L20, Class A-L25, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15  MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02  ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i)The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01  AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier or Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of

         (a) changing the Applicable Unscheduled Principal Receipt Period for Type 2 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

         (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02  RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04  GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05  NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06  SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07  SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i)   any  amendment  to  this   Agreement   pursuant  to
      Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv)  any  resignation  of the Master  Servicer  pursuant to
      Section 6.04;

               (v) the occurrence of any of the Events of Default described in Section 7.01;

               (vi) any  notice  of   termination   given  to  the  Master
      Servicer pursuant to Section 7.01;

               (vii)  the   appointment  of  any  successor  to  the  Master
      Servicer pursuant to Section 7.05; or

               (viii)  the  making of a final  payment  pursuant  to  Section
      9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i)   the appointment of a Custodian pursuant to Section 2.02;

               (ii)  the resignation or removal of the Trustee  pursuant to
      Section 8.08;

               (iii) the  appointment  of a successor  trustee  pursuant to
      Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c)   The Master Servicer shall deliver to each Rating Agency:

               (i)   reports prepared pursuant to Section 3.05; and

               (ii)  statements prepared pursuant to Section 4.04.

            SECTION 10.08  COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09  RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01  CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.750% per annum.

            SECTION 11.02  CUT-OFF DATE.

            The Cut-Off Date for the Certificates is September 1, 2001.

            SECTION 11.03  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $1,150,358,331.96.

            SECTION 11.04  ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 96.99575785%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                      Class            Principal Balance
                    Class A-1           $194,478,900.00
                    Class A-3            $35,010,500.00
                    Class A-4           $628,160,600.00
                    Class A-5             $4,000,000.00
                    Class A-6            $37,544,000.00
                    Class A-7               $750,000.00
                    Class A-8               $750,000.00
                    Class A-9               $750,000.00
                    Class A-10              $750,000.00
                    Class A-11              $750,000.00
                    Class A-12              $750,000.00
                    Class A-13              $750,000.00
                    Class A-14              $750,000.00
                    Class A-15              $750,000.00
                    Class A-16              $750,000.00
                    Class A-17            $2,500,000.00
                    Class A-18          $115,035,000.00
                    Class A-19           $26,600,000.00
                    Class A-20            $1,750,000.00
                    Class A-21            $1,750,000.00
                    Class A-22            $2,356,000.00
                    Class A-23            $1,750,000.00
                    Class A-24            $1,750,000.00
                    Class A-25            $2,000,000.00
                    Class A-26            $1,644,000.00
                    Class A-27            $2,000,000.00
                    Class A-28           $29,126,000.00
                    Class A-29           $19,274,000.00
                    Class A-PO            $1,618,299.67
                    Class A-R                    $50.00
                    Class A-LR                   $50.00

            SECTION 11.05(A)  ORIGINAL NOTIONAL AMOUNT.

            The Original Notional Amount is $194,478,900.00.

            SECTION 11.06  ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $1,114,229,100.00.

            SECTION 11.07  ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 3.00424215%.

            SECTION 11.08  ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.40197082%.

            SECTION 11.09  ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 0.60083220%.

            SECTION 11.10  ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.40052578%.

            SECTION 11.11  ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.25036126%.

            SECTION 11.12  ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.15025158%.

            SECTION 11.13  ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.20030052%.

            SECTION 11.14  ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $34,510,932.29.

            SECTION 11.15 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                    Original
            Class                Principal Balance
            Class B-1            $16,105,000.00
            Class B-2             $6,902,000.00
            Class B-3             $4,601,000.00
            Class B-4             $2,876,000.00
            Class B-5             $1,726,000.00
            Class B-6             $2,300,932.29

            SECTION 11.16  ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.60227133%.

            SECTION 11.17  ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.00143913%.

            SECTION 11.18  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.60091335%.

            SECTION 11.19  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.35055209%.

            SECTION 11.20  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.20030052%.

            SECTION 11.21  CLOSING DATE.

            The Closing Date is September 27, 2001.

            SECTION 11.22  RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $115,035,833.20 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23  WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A (other than the Class A-2, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-2 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 5% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

            SECTION 11.24  SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-2, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-PO, Class A-R and Class A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26 and Class A-27 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-2 Certificates represents a $8,839,950.00 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.25  SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee for each Mortgage Loan is 0.250% per annum.

            SECTION 11.26  MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    WELLS FARGO ASSET SECURITIES
                                    CORPORATION
                                       as Seller



                                       By:____________________________________
                                          Name:   Alan S. McKenney
                                          Title:    Vice President




                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                       as Master Servicer



                                       By:____________________________________
                                          Name:   Nancy E. Burgess
                                          Title:    Vice President




                                    FIRST UNION NATIONAL BANK
                                       as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:


Attest:
By:___________________________
Name:_________________________
Title:________________________

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF FREDERICK     )



            On this 27th day of September, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF FREDERICK     )


            On this 27th day of September, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              )  ss.:
COUNTY OF                     )


            On this 27th day of September, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

Wells Fargo Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                 Series 2001-21
               Applicable Unscheduled Principal Receipt Period

                                       Full Unscheduled     Partial Unscheduled
              Servicer                Principal Receipts    Principal Receipts

WFHM (Exhibit F-1)                         Mid-Month             Mid-Month
WFHM (Exhibit F-2)                        Prior Month           Prior Month
HomeSide Lending, Inc.                    Prior Month           Prior Month
National City Mortgage Co.                 Mid-Month            Prior Month
Mid America Bank, FSB                      Mid-Month            Prior Month
HSBC Mortgage Corporation (USA)            Mid-Month            Prior Month
Hibernia National Bank                     Mid-Month            Prior Month
Colonial Savings, F.A.                     Mid-Month            Prior Month
Firstar Bank, NA                           Mid-Month            Prior Month
Chevy Chase Bank, F.S.B.                   Mid-Month            Prior Month
SunTrust Mortgage, Inc.                    Mid-Month            Prior Month
CUNA Mutual Mortgage Corporation           Mid-Month            Prior Month

                                 EXHIBIT A-1
                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AA 3                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in October 2001 will be 3.64000% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.500% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.500% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-2
                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AB 1                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-2 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in October 2001 will be 3.64000% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 8.000% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 8.000%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-3
                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AC 9                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-4
                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AC 7                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-5
                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AE 5                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-6
                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AF 2                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-6 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-7
                   [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AG 0                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-8
                   [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AH 8                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-9
                   [FORM OF FACE OF CLASS A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AJ 4                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-10
                   [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AK 1                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-11
                   [FORM OF FACE OF CLASS A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-11

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AL 9                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-12
                   [FORM OF FACE OF CLASS A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-12

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AM 7                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-13
                   [FORM OF FACE OF CLASS A-13 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-13

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AN 5                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-14
                   [FORM OF FACE OF CLASS A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-14

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AP 0                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-15
                   [FORM OF FACE OF CLASS A-15 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-15

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AQ 8                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-16
                   [FORM OF FACE OF CLASS A-16 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-16

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AR 6                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-17
                   [FORM OF FACE OF CLASS A-17 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-17

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AS 4                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-18
                   [FORM OF FACE OF CLASS A-18 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-18

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AT 2                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-19
                   [FORM OF FACE OF CLASS A-19 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-19

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AU 9                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-20
                   [FORM OF FACE OF CLASS A-20 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-20

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AV 7                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-21
                   [FORM OF FACE OF CLASS A-21 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-21

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AW 5                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-21 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-21 Certificates required to be distributed to Holders of the Class A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-21 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-21 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-22
                   [FORM OF FACE OF CLASS A-22 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-22

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AX 3                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-22 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-22 Certificates required to be distributed to Holders of the Class A-22 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-22 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-22 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-23
                   [FORM OF FACE OF CLASS A-23 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-23

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AY 1                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-23 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-23 Certificates required to be distributed to Holders of the Class A-23 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-23 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-23 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-24
                   [FORM OF FACE OF CLASS A-24 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-24

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C AZ 8                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-24 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-24 Certificates required to be distributed to Holders of the Class A-24 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-24 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-24 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-25
                   [FORM OF FACE OF CLASS A-25 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-25

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BA 2                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-25 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-25 Certificates required to be distributed to Holders of the Class A-25 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-25 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-25 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-26
                   [FORM OF FACE OF CLASS A-26 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-26

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BB 0                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-26 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-26 Certificates required to be distributed to Holders of the Class A-26 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-26 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-26 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-27
                   [FORM OF FACE OF CLASS A-27 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-27

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BC 8                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-27 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-27 Certificates required to be distributed to Holders of the Class A-27 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-27 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-27 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-28
                   [FORM OF FACE OF CLASS A-28 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-28

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BD 6                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2015

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-28 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-28 Certificates required to be distributed to Holders of the Class A-28 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-28 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-28 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-29
                    [FORM OF FACE OF CLASS A-29 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS A-29

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BE 4                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-29 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-29 Certificates required to be distributed to Holders of the Class A-29 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-29 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-29 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-29 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-PO
                   [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-21, CLASS A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BF 1                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By ________________________
   Authorized Officer

                                 EXHIBIT A-R
                   [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-21, CLASS A-R

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BG 9                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee
By ________________________
   Authorized Officer

                                 EXHIBIT A-LR
                   [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-21, CLASS A-LR

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BH 7                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS B-1

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BJ 3                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS B-2

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BK 0                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS B-3

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BP 9                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                      B-4-5

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS B-4

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BL 8                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS B-5

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BM 6                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-21, CLASS B-6

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  September 1, 2001

CUSIP No.: 94977C BN 4                 First Distribution Date: October 25, 2001

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  October 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C

               [Form of Reverse of Series 2001-21 Certificates]

                   WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-21

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:

Dated:



                                       ___________________________________
                                          Signature by or on behalf of
                                          assignor



                                       ___________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or
otherwise,        in        immediately        available        funds       to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,        or,       if       mailed       by       check,       to
_______________________________________________________.            Applicable
statements      should      be      mailed      to      ______________________
________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H  T H A T
                         - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of September 27, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-21 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:




                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.




                          Custody of Mortgage Documents

            Section 1.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 1.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 1.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 1.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 1.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 1.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.




                            Concerning the Custodian

            Section 1.7 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 1.8 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 1.9 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 1.10 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 1.11 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 1.12 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 1.13 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.




                            Miscellaneous Provisions

            Section 1.14 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 1.15 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 1.16 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            Section 1.17 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.18 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

401 South Tryon Street                     By:_________________________________
Charlotte, North Carolina, 28202           Name:_______________________________
                                           Title:______________________________

Address:                                   WELLS FARGO ASSET SECURITIES
                                           CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

Address:                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________
                                           [CUSTODIAN]
Address:
                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )




            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       _______________________________________
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       _______________________________________
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       _______________________________________
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       _______________________________________
                                       Notary Public

[NOTARIAL SEAL]

                                 EXHIBIT F-1

WFMBS
WFMBS   2001-21 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)              (ii)                                                     (iii)         (iv)           (v)             (vi)
-----            ---------------------------       -----      -----      --------     --------      --------        ----------
                                                                                                       NET
MORTGAGE                                                                              MORTGAGE      MORTGAGE          CURRENT
LOAN                                                           ZIP       PROPERTY     INTEREST      INTEREST          MONTHLY
NUMBER           CITY                              STATE       CODE        TYPE         RATE          RATE            PAYMENT
--------         -----------------------------------------------------   --------     --------      --------        ----------
4212939          SOUTH LAKE                        TX         76092        SFD          7.375         6.750         $ 2,154.91
4213085          SAN JOSE                          CA         95138        SFD          7.500         6.750         $ 2,622.06
4214353          AUBURN                            CA         95603        SFD          7.500         6.750         $ 1,966.54
4214590          SEATTLE                           WA         98112        SFD          7.375         6.750         $ 3,453.38
4214601          WALNUT CREEK                      CA         94598        SFD          7.875         6.750         $ 2,392.73
4214793          CLEARWATER                        FL         33767        HCO          7.625         6.750         $ 2,165.85
4214908          APTOS                             CA         95003        SFD          7.250         6.750         $ 2,455.84
4214932          BERKELEY                          CA         94707        SFD          7.500         6.750         $ 4,405.06
4215023          CALABASAS                         CA         91302        SFD          7.375         6.750         $ 2,862.11
4215071          PORTLAND                          OR         97210        SFD          7.750         6.750         $ 2,629.24
4215241          COLLEGE STATION                   TX         77845        SFD          7.250         6.750         $ 3,240.34
4215242          SANTA ROSA                        CA         95404        SFD          7.750         6.750         $ 3,582.07
4215566          ARGYLE                            TX         76226        SFD          7.375         6.750         $ 3,425.75
4215600          LOS GATOS                         CA         95032        SFD          7.625         6.750         $ 6,688.65
4215727          SAN FRANCISCO                     CA         94112        LCO          7.750         6.750         $ 2,170.73
4215749          LAKEWOOD                          CO         80228        SFD          7.500         6.750         $ 2,447.25
4215812          MONTROSE                          CO         81401        SFD          8.125         6.750         $ 2,366.71
4215863          HENDERSON                         NV         89052        SFD          7.500         6.750         $ 2,154.98
4215865          RICHMOND                          CA         94803        SFD          7.375         6.750         $ 2,099.66
4215991          FRANKTOWN                         CO         80116        SFD          7.375         6.750         $ 2,348.30
4216132          MILPITAS                          CA         95132        SFD          7.500         6.750         $ 2,375.59
4216742          VALLEJO                           CA         94591        SFD          7.250         6.750         $ 2,440.49
4217174          AIKEN                             SC         29801        SFD          7.250         6.750         $ 3,223.29
4217294          SAN DIEGO                         CA         92130        SFD          6.750         6.483         $ 2,140.38
4217408          NEWARK                            CA         94560        SFD          7.375         6.750         $ 2,380.76
4218168          PLEASANTON                        CA         94588        SFD          7.375         6.750         $ 3,066.60
4219181          TRACY                             CA         95376        SFD          7.375         6.750         $ 2,016.78
4219884          SOUTHLAKE                         TX         76092        SFD          7.875         6.750         $ 4,712.96
4219899          FREMONT                           CA         94536        SFD          7.500         6.750         $ 2,447.25
4219924          NEWARK                            CA         94560        SFD          7.625         6.750         $ 2,052.61
4220010          THE WOODLANDS                     TX         77380        SFD          7.250         6.750         $ 2,347.71
4220305          AUBREY                            TX         76227        SFD          7.625         6.750         $ 4,335.24
4220680          SOUTH SALEM                       OR         97302        SFD          7.375         6.750         $ 2,034.04
4221576          LINCOLN                           CA         95648        SFD          7.125         6.750         $ 2,576.98
4222308          MUKWONAGO                         WI         53149        SFD          7.125         6.750         $ 4,379.17
4222430          HAYWARD                           CA         94541        SFD          7.625         6.750         $ 2,052.61
4222700          BEAUFORT                          SC         29920        SFD          7.250         6.750         $ 3,581.43
4222842          LIVERMORE                         CA         94550        SFD          7.250         6.750         $ 2,442.20
4222963          FRANKTOWN                         CO         80116        SFD          8.375         6.750         $ 2,873.08
4222991          ORINDA                            CA         94563        SFD          7.125         6.750         $ 4,210.74
4223503          SAN LORENZO                       CA         94580        SFD          7.250         6.750         $ 2,762.82
4223535          SANTA ROSA                        CA         95407        SFD          7.625         6.750         $ 2,638.66
4224045          CHICAGO                           IL         60614        SFD          7.750         6.750         $ 4,656.68
4224305          LIVERMORE                         CA         94550        SFD          7.000         6.733         $ 2,102.36
4224352          DENVER                            NC         28037        SFD          8.125         6.750         $ 2,327.73
4224823          TRACY                             CA         95377        SFD          7.625         6.750         $ 2,266.71
4225856          CARROLLTON                        GA         30116        SFD          7.375         6.750         $ 4,124.72
4226571          PLANO                             TX         75093        SFD          7.125         6.750         $ 3,737.80
4226941          BRENTWOOD                         CA         94513        SFD          7.000         6.733         $ 3,060.40
4237257          MCLEAN                            VA         22101        SFD          7.500         6.750         $ 4,251.23
4237287          SEAFORD                           NY         11783        SFD          7.875         6.750         $ 2,149.72
4237471          BENICIA                           CA         94510        SFD          7.750         6.750         $ 2,378.49
4237490          SOUTHLAKE                         TX         76092        SFD          7.500         6.750         $ 2,319.99
4237515          AURORA                            CO         80016        SFD          7.000         6.733         $ 2,837.18
4237609          FRANKLIN SQUARE                   NY         11010        SFD          7.750         6.750         $ 2,192.23
4237639          ASHBURN                           VA         20147        SFD          7.125         6.750         $ 2,412.59
4237658          FREMONT                           CA         94555        SFD          7.375         6.750         $ 3,185.74
4237672          MANASSAS                          VA         20112        SFD          7.250         6.750         $ 2,292.11
4237679          TRUCKEE                           CA         96161        SFD          7.250         6.750         $ 2,379.44
4237735          SAN DIEGO                         CA         92109        SFD          8.000         6.750         $ 3,962.33
4237773          NEW YORK                          NY         10128        COP          7.250         6.750         $ 3,499.57
4237893          PACIFICA                          CA         94044        SFD          7.250         6.750         $ 2,319.40
4237976          SOUTHAMPTON                       NY         11968        SFD          7.500         6.750         $ 2,412.29
4238096          DEVON                             PA         19333        SFD          7.375         6.750         $ 3,702.02
4238109          MILLBRAE                          CA         94030        SFD          7.000         6.733         $ 4,324.47
4238188          DANVILLE                          CA         94526        PUD          7.125         6.750         $ 2,155.90
4238208          ARMONK                            NY         10504        SFD          7.250         6.750         $ 2,933.36
4238346          HORSESHOE BAY                     TX         78657        SFD          7.000         6.733         $ 4,166.46
4238367          GLEN RIDGE                        NJ         07028        SFD          7.375         6.750         $ 3,038.98
4238378          MILL VALLEY                       CA         94941        SFD          7.375         6.750         $ 2,779.97
4238460          SARATOGA                          CA         95070        SFD          7.375         6.750         $ 2,507.16
4238567          NEWTON                            MA         02458        MF2          7.125         6.750         $ 3,718.93
4238702          ROSEVILLE                         CA         95747        SFD          7.500         6.750         $ 2,335.38
4238811          STAMFORD                          CT         06903        SFD          7.375         6.750         $ 2,624.57
4238839          CAPE CORAL                        FL         33914        SFD          7.125         6.750          $ 404.24
4238872          SAN JOSE                          CA         95120        SFD          7.375         6.750         $ 2,447.12
4238888          AQUEBOGUE                         NY         11931        SFD          7.875         6.750         $ 2,548.62
4238972          RIVER VALE                        NJ         07675        SFD          7.250         6.750         $ 3,956.63
4239286          EAST HAMPTON                      NY         11937        SFD          7.625         6.750         $ 1,288.19
4239318          SAN DIEGO                         CA         92110        SFD          7.500         6.750         $ 2,307.41
4239379          WICHITA FALLS                     TX         76309        SFD          7.375         6.750         $ 2,762.71
4239552          MORGAN HILL                       CA         95037        SFD          7.625         6.750         $ 3,064.75
4239616          CANOGA PARK                       CA         91304        SFD          8.000         6.750         $ 3,199.22
4239867          SAN JOSE                          CA         95120        SFD          7.000         6.733         $ 3,965.21
4239940          MILLBURN                          NJ         07041        SFD          7.000         6.733         $ 3,140.23
4240026          VALLEJO                           CA         94591        SFD          7.375         6.750         $ 2,237.79
4240079          NEWTOWN SQUARE                    PA         19073        SFD          7.250         6.750         $ 5,320.98
4240184          ALAMO                             CA         94507        SFD          7.375         6.750         $ 4,420.33
4240254          SAN CLEMENTE                      CA         92672        SFD          7.500         6.750         $ 3,216.39
4240368          BOISE                             ID         83714        SFD          7.250         6.750         $ 2,352.83
4240422          MCCORDSVILLE                      IN         46055        SFD          7.250         6.750         $ 2,114.75
4240533          STAMFORD                          CT         06902        SFD          7.375         6.750         $ 2,900.84
4241006          PACIFICA                          CA         94044        SFD          7.750         6.750         $ 2,865.65
4241081          FREMONT                           CA         94555        SFD          7.625         6.750         $ 2,601.15
4241131          FOSTER CITY                       CA         94404        SFD          7.375         6.750         $ 2,106.56
4241263          SANTA CLARA                       CA         95050        SFD          7.375         6.750         $ 2,797.24
4241481          GREAT FALLS                       VA         22066        SFD          7.250         6.750         $ 2,558.17
4241514          SAN MATEO                         CA         94403        SFD          8.250         6.750         $ 4,327.30
4241653          DARIEN                            CT         06820        SFD          7.375         6.750         $ 2,417.37
4241716          FAIRFAX                           VA         22032        SFD          7.250         6.750         $ 2,592.27
4241768          MCKINNEY                          TX         75070        SFD          7.250         6.750         $ 2,728.71
4241894          APTOS                             CA         95003        SFD          7.000         6.733         $ 3,506.15
4241959          LITTLETON                         CO         80125        SFD          7.250         6.750         $ 2,264.83
4241976          YORBA LINDA                       CA         92886        SFD          8.250         6.750         $ 2,178.68
4242169          CAMBRIDGE                         MA         02138        LCO          7.375         6.750         $ 2,141.10
4242280          SAN JOSE                          CA         95120        SFD          7.500         6.750         $ 3,566.00
4242306          CUPERTINO                         CA         95014        SFD          7.250         6.750         $ 2,810.57
4242372          ARLINGTON                         VA         22201        SFD          7.750         6.750         $ 2,998.19
4242373          DUNKIRK                           MD         20754        SFD          7.250         6.750         $ 3,124.37
4242385          HIGHLAND PARK                     TX         75209        SFD          7.375         6.750         $ 2,141.09
4242404          RYDAL                             PA         19046        SFD          7.500         6.750         $ 4,055.45
4242485          SAN MATEO                         CA         94403        SFD          7.125         6.750         $ 2,250.22
4242488          TABERNACLE                        NJ         08088        SFD          7.625         6.750         $ 2,420.66
4242528          SAYVILLE                          NY         11782        SFD          7.625         6.750         $ 3,838.56
4242601          LAGUNA BEACH                      CA         92651        SFD          7.250         6.750         $ 3,069.80
4242602          DIX HILLS                         NY         11746        SFD          7.875         6.750         $ 4,350.42
4242629          SAN JOSE                          CA         95125        SFD          7.750         6.750         $ 3,904.45
4242638          PLEASANTON                        CA         94588        SFD          7.500         6.750         $ 5,244.11
4242671          SAN MATEO                         CA         94402        SFD          7.125         6.750         $ 4,035.58
4242776          SAN DIEGO                         CA         92103        SFD          7.250         6.750         $ 2,558.17
4242785          CARMEL                            IN         46032        SFD          7.125         6.750         $ 5,052.89
4242809          SAN DIEGO                         CA         92127        SFD          7.375         6.750         $ 2,807.25
4242839          PEACHTREE CITY                    GA         30269        SFD          7.000         6.733         $ 2,243.32
4242877          SAMMAMISH                         WA         98074        SFD          7.500         6.750         $ 2,517.18
4242896          POWAY                             CA         92064        SFD          6.750         6.483         $ 4,086.17
4242909          WEST COVINA                       CA         91791        SFD          7.250         6.750         $ 2,337.14
4243020          CENTREVILLE                       VA         20120        SFD          7.000         6.733         $ 2,875.10
4243114          LATTINGTOWN                       NY         11560        SFD          7.500         6.750         $ 3,286.31
4243217          SAN DIEGO                         CA         92131        SFD          7.750         6.750         $ 3,868.63
4243351          MALVERN                           PA         19355        SFD          6.875         6.608         $ 6,569.29
4243377          SAN FRANCISCO                     CA         94121        SFD          7.750         6.750         $ 2,865.65
4243399          SAN ANTONIO                       TX         78248        SFD          7.500         6.750         $ 2,237.49
4243429          HINGHAM                           MA         02043        SFD          7.125         6.750         $ 2,256.96
4243480          MIAMI                             FL         33176        SFD          7.750         6.750         $ 2,862.07
4243553          SAN RAMON                         CA         94583        SFD          8.000         6.750         $ 3,338.63
4243649          CUPERTINO                         CA         95014        SFD          7.125         6.750         $ 4,365.70
4243679          LOS ALAMITOS                      CA         90720        SFD          7.375         6.750         $ 2,265.42
4243716          MENDHAM                           NJ         07945        SFD          7.000         6.733         $ 3,113.62
4243780          SANTA CLARA                       CA         95051        SFD          7.750         6.750         $ 2,364.17
4243783          WOODBURY                          MN         55125        SFD          7.375         6.750         $ 2,672.91
4243801          DUBLIN                            CA         94568        SFD          7.750         6.750         $ 2,579.09
4243809          RIDGEFIELD                        CT         06877        SFD          7.750         6.750         $ 2,417.90
4243822          BELMONT                           CA         94002        SFD          7.125         6.750         $ 2,485.35
4243910          LAS VEGAS                         NV         89117        SFD          7.875         6.750         $ 2,501.49
4243959          GREAT NECK                        NY         11021        SFD          7.500         6.750         $ 2,338.87
4244016          DARIEN                            CT         06820        SFD          7.500         6.750         $ 2,482.22
4244043          FT LAUDERDALE                     FL         33334        SFD          7.375         6.750          $ 773.56
4244055          SOUTH NATICK                      MA         01760        SFD          7.375         6.750         $ 2,969.91
4244088          LAGUNA BEACH                      CA         92651        SFD          7.125         6.750         $ 2,937.42
4244107          NEWTON                            MA         02459        SFD          7.375         6.750         $ 4,489.39
4244112          SAN RAFAEL                        CA         94903        SFD          7.500         6.750         $ 2,796.86
4244127          POMPTON PLAINS                    NJ         07444        SFD          7.500         6.750         $ 3,272.33
4244132          DAVIDSONVILLE                     MD         21035        SFD          7.000         6.733         $ 2,594.68
4244154          ASHBURN                           VA         20147        SFD          7.750         6.750         $ 2,633.18
4244191          MARTINEZ                          CA         94553        SFD          7.000         6.733         $ 6,653.02
4244250          AMAGANSETT                        NY         11930        SFD          7.250         6.750         $ 2,046.53
4244291          AUSTIN                            TX         78735        SFD          7.375         6.750         $ 3,668.87
4244300          CORONA                            NY         11368        MF2          7.500         6.750         $ 2,716.45
4244311          VIENNA                            VA         22180        SFD          7.375         6.750         $ 3,314.69
4244375          SAN JOSE                          CA         95132        SFD          7.375         6.750         $ 2,527.88
4244437          CAMPBELL                          CA         95008        SFD          7.000         6.733         $ 2,062.44
4244537          IRVINE                            CA         92620        SFD          7.375         6.750         $ 2,072.03
4244559          REDWOOD CITY                      CA         94062        SFD          7.125         6.750         $ 5,793.98
4244565          WEST LINN                         OR         97068        SFD          7.375         6.750         $ 2,569.31
4244586          BOISE                             ID         83706        SFD          7.250         6.750         $ 3,192.58
4244669          WESTON                            FL         33327        SFD          7.500         6.750         $ 2,027.73
4244734          SAN JOSE                          CA         95132        SFD          7.000         6.733         $ 2,960.60
4244789          ANNANDALE                         VA         22003        SFD          7.250         6.750         $ 2,182.29
4244841          MONTVILLE                         NJ         07045        SFD          7.500         6.750         $ 4,544.89
4244857          MILPITAS                          CA         95035        SFD          7.000         6.733         $ 2,594.68
4244996          CONCORD                           MA         01742        SFD          7.500         6.750         $ 3,887.64
4245041          TEWKSBURY                         NJ         08833        SFD          7.375         6.750         $ 3,163.29
4245087          LAKE OSWEGO                       OR         97034        SFD          7.500         6.750         $ 4,161.72
4245109          SOUTHLAKE                         TX         76092        SFD          7.250         6.750         $ 3,438.17
4245136          HOUSTON                           TX         77019        SFD          7.500         6.750         $ 2,447.26
4245144          SAN RAMON                         CA         94583        SFD          7.625         6.750         $ 3,386.80
4245193          NEWTON                            MA         02459        SFD          7.375         6.750         $ 2,038.88
4245211          LEESBURG                          VA         20175        SFD          7.375         6.750         $ 2,321.36
4245244          FALLS CHURCH                      VA         22043        SFD          7.500         6.750         $ 2,223.50
4245266          WEST HILLS                        CA         91304        SFD          8.375         6.750         $ 3,085.90
4245310          CAVE CREEK                        AZ         85331        SFD          7.625         6.750         $ 2,689.62
4245314          COLLEGEVILLE                      PA         19426        SFD          7.125         6.750         $ 3,148.96
4245365          STOW                              MA         01775        SFD          7.500         6.750         $ 2,307.41
4245366          REDMOND                           OR         97756        SFD          7.375         6.750         $ 2,693.63
4245781          SANTA CLARA                       CA         95051        SFD          7.250         6.750         $ 2,507.00
4245961          WILTON                            CT         06897        SFD          7.250         6.750         $ 4,434.15
4246053          MILTON                            MA         02186        SFD          7.500         6.750         $ 3,670.88
4246067          PLEASANTON                        CA         94566        SFD          7.250         6.750         $ 2,319.40
4246297          PELHAM                            NY         10803        SFD          7.250         6.750         $ 2,046.53
4246496          FREMONT                           CA         94538        SFD          7.625         6.750         $ 2,388.81
4246522          SOLANA BEACH                      CA         92075        SFD          7.875         6.750         $ 3,252.67
4246547          WESTFIELD                         NJ         07090        SFD          7.375         6.750         $ 2,947.81
4246618          COTATI                            CA         94931        SFD          7.375         6.750         $ 2,210.17
4246743          UNION CITY                        CA         94587        SFD          8.000         6.750         $ 2,421.43
4246878          SEATTLE                           WA         98199        SFD          7.250         6.750         $ 2,626.38
4246902          SHOREWOOD                         MN         55331        MF2          7.875         6.750         $ 1,228.99
4247077          SCOTTSDALE                        AZ         85260        SFD          7.625         6.750         $ 2,689.62
4247224          WYNNEWOOD                         PA         19096        SFD          7.500         6.750         $ 3,048.58
4247254          CARPINTERIA                       CA         93013        SFD          7.500         6.750         $ 2,227.00
4247379          ELKRIDGE                          MD         21075        SFD          7.250         6.750         $ 2,455.84
4247437          BELMONT                           MA         02478        SFD          7.250         6.750         $ 3,342.67
4247620          FRANKLIN LAKES                    NJ         07417        SFD          7.250         6.750         $ 3,615.54
4247892          MORRISTOWN                        NJ         07960        SFD          8.000         6.750         $ 2,083.30
4247909          WOODLAND HILLS                    CA         91364        SFD          7.750         6.750         $ 2,751.03
4247962          SKILLMAN                          NJ         08558        SFD          6.750         6.483         $ 3,145.71
4247975          HUNTINGTON                        NY         11743        SFD          7.500         6.750         $ 2,377.33
4247982          WYCKOFF                           NJ         07481        SFD          7.125         6.750         $ 2,640.98
4248021          LAKE VILLA                        IL         60046        SFD          7.625         6.750         $ 2,131.91
4248022          MIAMI                             FL         33133        SFD          7.500         6.750         $ 5,628.68
4248031          CARLSBAD                          CA         92009        SFD          7.375         6.750         $ 2,476.08
4248358          SAN JOSE                          CA         95118        SFD          7.500         6.750         $ 2,796.86
4248614          HILLSBOROUGH                      CA         94010        SFD          6.875         6.608         $ 3,941.58
4248628          PALISADES PARK                    NJ         07650        SFD          7.500         6.750         $ 2,025.98
4248641          GREENWICH                         CT         06830        SFD          7.000         6.733         $ 3,326.52
4248651          CARLSBAD                          CA         92009        SFD          7.000         6.733         $ 3,525.44
4248678          FRAMINGHAM                        MA         01701        SFD          7.125         6.750         $ 2,236.75
4248691          LEAGUE CITY                       TX         77573        SFD          7.625         6.750         $ 3,439.88
4248727          LOS ANGELES                       CA         90210        SFD          7.375         6.750         $ 3,453.38
4248781          MIDLOTHIAN                        VA         23113        SFD          7.500         6.750         $ 3,747.79
4248888          NOVATO                            CA         94949        SFD          7.250         6.750         $ 3,649.64
4248906          OAKLAND                           CA         94611        PUD          7.375         6.750         $ 2,701.93
4249154          NEWARK                            CA         94560        SFD          7.375         6.750         $ 2,085.84
4249171          CAMARILLO                         CA         93012        SFD          7.250         6.750         $ 2,142.04
4249234          WOODBRIDGE                        VA         22192        SFD          7.250         6.750         $ 2,097.70
4249315          TRABUCO CANYON                    CA         92679        PUD          7.250         6.750         $ 3,172.12
4249341          SAN JOSE                          CA         95120        SFD          7.125         6.750         $ 2,378.23
4249380          CONCORD                           CA         94521        SFD          7.750         6.750         $ 2,218.02
4249435          LOS ANGELES                       CA         90068        SFD          7.250         6.750         $ 3,069.80
4249455          DUBLIN                            CA         94568        SFD          7.250         6.750         $ 3,334.53
4249513          WHITTIER                          CA         90602        SFD          7.625         6.750         $ 2,194.16
4249673          TAYLORSVILLE                      NC         28681        SFD          7.000         6.733         $ 4,148.83
4249708          MILPITAS                          CA         95035        SFD          7.625         6.750         $ 2,972.74
4249742          WAYNE                             PA         19087        SFD          7.750         6.750         $ 2,416.11
4249905          OAKTON                            VA         22124        SFD          7.625         6.750         $ 3,652.22
4249924          PLEASANTON                        CA         94566        SFD          6.625         6.358         $ 2,593.26
4250047          MECHANICSBURG                     PA         17055        SFD          7.625         6.750         $ 3,963.65
4250054          SAVANNAH                          GA         31411        SFD          7.375         6.750         $ 3,108.04
4250061          RANCHO SANTA FE                   CA         92067        SFD          7.500         6.750         $ 6,418.79
4250063          YORK                              PA         17402        SFD          6.750         6.483         $ 3,034.79
4250077          GEORGETOWN                        TX         78628        SFD          7.375         6.750         $ 2,244.70
4250127          AVENTURA                          FL         33180        HCO          7.625         6.750          $ 566.24
4250146          LIVERMORE                         CA         94550        SFD          7.250         6.750         $ 1,985.14
4250183          PLEASANTON                        CA         94588        SFD          7.125         6.750         $ 2,694.88
4250261          SAN JOSE                          CA         95120        SFD          6.875         6.608         $ 4,112.38
4250344          SAN DIEGO                         CA         92131        LCO          7.625         6.750         $ 1,300.58
4250399          ROUND ROCK                        TX         78664        SFD          7.250         6.750         $ 4,365.93
4250419          SAN FRANCISCO                     CA         94114        SFD          7.875         6.750         $ 2,900.28
4250431          PACIFICA                          CA         94044        SFD          7.375         6.750         $ 2,286.14
4250500          DEMAREST                          NJ         07627        SFD          7.250         6.750         $ 2,977.02
4250503          NEW CITY                          NY         10956        SFD          7.500         6.750         $ 2,377.33
4250516          SAN LEANDRO                       CA         94577        SFD          7.750         6.750         $ 2,256.70
4250670          NEW YORK                          NY         10003        COP          7.750         6.750         $ 3,579.34
4250797          NEW YORK                          NY         10014        HCO          7.375         6.750         $ 2,935.37
4250811          ALEXANDRIA                        VA         22315        SFD          7.750         6.750         $ 3,040.52
4250829          SAN JOSE                          CA         95148        SFD          7.250         6.750         $ 2,524.06
4250855          ALLENTOWN                         NJ         08501        SFD          8.500         6.750         $ 2,422.08
4250861          RANDOLPH                          NJ         07869        SFD          7.625         6.750         $ 2,406.50
4250878          DUBLIN                            CA         94568        SFD          6.875         6.608         $ 2,562.03
4250899          GRANTS PASS                       OR         97527        SFD          7.500         6.750         $ 2,650.02
4250901          BERWYN                            PA         19312        SFD          7.000         6.733         $ 2,894.07
4250912          BAYSIDE                           NY         11364        SFD          7.500         6.750         $ 2,282.45
4250921          ST. CLAIR SHORES                  MI         48081        SFD          7.500         6.750         $ 2,198.33
4250995          POTOMAC FALLS                     VA         20165        SFD          7.000         6.733         $ 2,634.60
4251003          SAN JOSE                          CA         95123        SFD          7.375         6.750         $ 2,027.16
4251029          HIDDEN HILLS                      CA         91302        SFD          7.750         6.750         $ 5,408.92
4251035          MONTCLAIR                         NJ         07042        SFD          7.250         6.750         $ 2,766.32
4251185          SARATOGA                          CA         95070        SFD          7.500         6.750         $ 4,628.81
4251227          SHAKOPEE                          MN         55379        SFD          7.375         6.750         $ 2,511.30
4251264          DALWORTHINGTON GARDENS            TX         76016        SFD          7.000         6.733         $ 3,365.10
4251273          NEW ALBANY                        OH         43054        SFD          7.250         6.750         $ 2,167.96
4251290          COLTS NECK                        NJ         07722        SFD          7.250         6.750         $ 5,798.50
4251301          RANCHO MIRAGE                     CA         92270        SFD          7.375         6.750         $ 2,544.45
4251350          PRINCETON JUNCTION                NJ         08550        SFD          7.250         6.750         $ 2,583.11
4251355          WYNNEWOOD                         PA         19096        SFD          7.500         6.750         $ 2,545.14
4251410          LOS ALAMITOS                      CA         90720        SFD          7.000         6.733         $ 2,741.05
4251428          HILLSBOROUGH                      CA         94010        SFD          7.000         6.733         $ 5,435.53
4251446          SAINT LOUIS                       MO         63122        SFD          7.500         6.750         $ 2,234.00
4251524          MILLBRAE                          CA         94030        SFD          7.750         6.750         $ 2,829.83
4251531          BEAUMONT                          TX         77706        SFD          7.250         6.750         $ 2,237.54
4251536          DIX HILLS                         NY         11746        SFD          7.000         6.733         $ 2,242.07
4251543          LOS ANGELES                       CA         90024        SFD          6.750         6.483         $ 3,210.57
4251618          SAN MATEO                         CA         94403        SFD          8.125         6.750         $ 3,601.11
4251693          SAN JOSE                          CA         95139        SFD          7.375         6.750         $ 2,154.91
4251706          SAN JOSE                          CA         95123        SFD          7.000         6.733         $ 2,208.81
4251769          WILMINGTON                        DE         19806        SFD          7.000         6.733         $ 5,413.90
4251833          HALF MOON BAY                     CA         94019        SFD          7.125         6.750         $ 3,099.11
4251888          PACE                              FL         32571        SFD          7.125         6.750         $ 2,270.44
4251890          EAST WILLISTON                    NY         11596        SFD          7.375         6.750         $ 2,762.71
4251935          ALEXANDRIA                        VA         22302        SFD          7.625         6.750         $ 3,156.76
4251995          BRENTWOOD                         CA         94513        SFD          7.250         6.750         $ 2,276.77
4252042          ELLICOTT CITY                     MD         21042        SFD          7.500         6.750         $ 3,041.58
4252148          SALINAS                           CA         93907        SFD          7.375         6.750         $ 2,407.01
4252175          ALEXANDRIA                        VA         22315        SFD          7.250         6.750         $ 2,575.90
4252189          SAN JOSE                          CA         95132        SFD          7.500         6.750         $ 2,796.86
4252223          WESTBORO                          MA         01581        SFD          7.000         6.733         $ 2,894.07
4252285          GAMBRILLS                         MD         21054        SFD          7.625         6.750         $ 2,901.95
4252349          CUPERTINO                         CA         95014        SFD          7.750         6.750         $ 4,083.55
4252452          DIAMOND BAR                       CA         91789        SFD          7.125         6.750         $ 1,212.70
4252470          ENGLEWOOD                         NJ         07631        SFD          7.375         6.750         $ 4,489.39
4252501          SAN JOSE                          CA         95119        SFD          7.375         6.750         $ 2,369.02
4252572          LAHAINA                           HI         96761        SFD          7.625         6.750         $ 3,822.09
4252586          GILROY                            CA         95020        SFD          7.500         6.750         $ 2,796.86
4252621          PORTLAND                          OR         97229        SFD          7.250         6.750         $ 3,629.18
4252648          RANCHO MURIETA                    CA         95683        PUD          7.375         6.750         $ 2,190.48
4252726          BLOOMINGTON                       MN         55437        SFD          7.000         6.733         $ 2,977.23
4252738          TROY                              MI         48098        SFD          7.500         6.750         $ 2,622.06
4252777          SAN JOSE                          CA         95123        SFD          7.000         6.733         $ 2,262.03
4252800          WATSONVILLE                       CA         95076        SFD          7.875         6.750         $ 3,172.18
4252833          CLIFTON                           VA         20124        SFD          7.500         6.750         $ 3,160.45
4252836          NEWBURY PARK                      CA         91320        SFD          6.875         6.608         $ 2,956.18
4252903          DUNWOODY                          GA         30338        SFD          7.250         6.750         $ 2,210.25
4252905          EAST SETAUKET                     NY         11733        SFD          7.625         6.750         $ 3,185.08
4252933          WILMINGTON                        NC         28405        SFD          7.750         6.750         $ 2,636.40
4252936          BOULDER                           CO         80302        SFD          7.125         6.750         $ 3,368.60
4252991          ALTADENA                          CA         91001        SFD          7.750         6.750         $ 2,973.12
4253032          CLEARWATER                        FL         33767        SFD          6.750         6.483         $ 1,842.02
4253042          CHULA VISTA                       CA         91915        SFD          7.125         6.750         $ 1,975.68
4253062          SAN JOSE                          CA         95123        SFD          7.250         6.750         $ 2,046.53
4253103          MONT VERNON                       NH         03057        SFD          7.125         6.750         $ 2,081.80
4253109          RALEIGH                           NC         27609        PUD          7.250         6.750         $ 4,365.93
4253119          YORBA LINDA                       CA         92887        PUD          7.875         6.750         $ 3,154.06
4253130          DANVILLE                          CA         94506        PUD          7.500         6.750         $ 6,041.22
4253137          PROSPECT                          KY         40059        SFD          7.375         6.750         $ 2,403.55
4253174          WOODBURY                          CT         06798        SFD          7.250         6.750         $ 2,849.79
4253188          GLEN ELLYN                        IL         60137        SFD          7.250         6.750         $ 3,751.97
4253195          MILFORD                           CT         06460        SFD          6.875         6.608         $ 2,463.49
4253200          INDIANAPOLIS                      IN         46220        SFD          7.125         6.750         $ 2,694.88
4253326          COLFAX                            CA         95713        SFD          7.000         6.733         $ 2,494.89
4253350          NEW ROCHELLE                      NY         10804        SFD          7.250         6.750         $ 2,728.71
4253432          EAST ROCKAWAY                     NY         11518        SFD          7.625         6.750         $ 2,689.62
4253458          FORT LAUDERDALE                   FL         33308        HCO          7.625         6.750         $ 1,454.52
4253483          MANTALOKING                       NJ         08738        SFD          7.250         6.750         $ 2,810.57
4253487          GERMANTOWN                        TN         38139        SFD          7.500         6.750         $ 2,768.89
4253594          PHOENIX                           AZ         85013        SFD          7.375         6.750         $ 2,486.44
4253672          PLEASANTON                        CA         94588        SFD          7.250         6.750         $ 2,237.54
4253701          LEAWOOD                           KS         66206        SFD          7.500         6.750         $ 2,657.02
4253799          MCLEAN                            VA         22102        SFD          7.000         6.733         $ 2,993.87
4253858          BELLE HARBOR                      NY         11694        SFD          7.625         6.750         $ 2,654.23
4253885          SANTA FE                          NM         87501        SFD          7.250         6.750         $ 1,923.06
4253921          MEDFORD                           NJ         08055        SFD          7.625         6.750         $ 2,304.58
4253947          SANTA CLARA                       CA         95051        SFD          7.750         6.750         $ 2,299.69
4254094          VIENNA                            VA         22182        SFD          7.625         6.750         $ 4,146.96
4254144          SCOTTS VALLEY                     CA         95066        SFD          7.000         6.733         $ 1,987.26
4254148          CARLSBAD                          CA         92002        SFD          7.375         6.750         $ 2,006.42
4254169          ORINDA                            CA         94563        SFD          7.375         6.750         $ 2,369.02
4254294          HOUSTON                           TX         77056        SFD          7.125         6.750         $ 3,601.03
4254321          GAMBRILLS                         MD         21054        SFD          7.500         6.750         $ 2,712.95
4254346          IRVINE                            CA         92614        SFD          7.250         6.750         $ 2,182.96
4254398          WILLIAMSBURG                      VA         23185        SFD          7.250         6.750         $ 2,466.75
4254524          FOREST LAKE                       MN         55025        SFD          7.250         6.750         $ 2,469.48
4254565          LA JOLLA                          CA         92037        SFD          7.125         6.750         $ 3,368.60
4254699          EDEN PRAIRIE                      MN         55347        SFD          7.375         6.750         $ 2,066.62
4254725          HALLANDALE                        FL         33009        SFD          7.000         6.733         $ 1,534.19
4254753          IRVINE                            CA         92620        SFD          7.500         6.750         $ 3,768.77
4254845          CARLSBAD                          CA         92009        SFD          7.375         6.750         $ 1,837.20
4254933          NARRAGANSETT                      RI         02882        SFD          7.250         6.750         $ 1,937.38
4255021          ARLINGTON HEIGHTS                 MA         02475        SFD          7.000         6.733         $ 2,049.14
4255032          CHINO HILLS                       CA         91709        SFD          7.375         6.750         $ 2,265.41
4255047          SAN JOSE                          CA         95127        SFD          7.375         6.750         $ 2,576.22
4255096          COLTS NECK                        NJ         07722        SFD          7.250         6.750         $ 5,798.50
4255195          DANVILLE                          CA         94526        SFD          7.000         6.733         $ 4,231.33
4255293          STAMFORD                          CT         06901        SFD          7.750         6.750         $ 2,309.89
4255331          CAMPBELL                          CA         95008        LCO          7.250         6.750         $ 2,008.33
4255358          FAIRFAX STATION                   VA         22039        SFD          7.500         6.750         $ 2,573.11
4255368          EDMOND                            OK         73034        SFD          7.000         6.733         $ 3,842.13
4255424          LOS ANGELES                       CA         90045        SFD          7.250         6.750         $ 1,978.32
4255427          GAITHERSBURG                      MD         20878        SFD          7.500         6.750         $ 2,736.73
4255437          WILTON                            CT         06897        SFD          7.375         6.750         $ 2,762.71
4255499          FOUNTAIN VALLEY                   CA         92708        SFD          7.625         6.750         $ 2,080.92
4255541          OAKTON                            VA         22124        SFD          7.500         6.750         $ 6,454.10
4255655          MONTCLAIR                         NJ         07042        SFD          7.375         6.750         $ 2,417.37
4255702          SAN JOSE                          CA         95122        SFD          7.250         6.750         $ 2,087.46
4255722          RICHMOND                          CA         94801        SFD          7.875         6.750         $ 1,277.94
4255798          LAGUNA NIGUEL                     CA         92677        SFD          7.000         6.733         $ 3,991.81
4255925          HUNTINGTON BEACH                  CA         92648        SFD          7.125         6.750         $ 2,256.96
4255961          SAN DIEGO                         CA         92106        SFD          6.875         6.608         $ 5,058.36
4255970          SPRING                            TX         77379        SFD          7.000         6.733         $ 3,836.23
4256001          LEMONT                            IL         60439        SFD          7.500         6.750         $ 2,674.50
4256034          SAN MATEO                         CA         94403        SFD          7.750         6.750         $ 2,865.65
4256047          TAMPA                             FL         33611        SFD          7.375         6.750         $ 2,375.93
4256060          LOS ANGELES                       CA         90045        SFD          7.625         6.750         $ 2,717.93
4256081          HARTLAND                          WI         53029        SFD          7.500         6.750         $ 3,845.68
4256089          CHAPPAQUA                         NY         10514        SFD          7.125         6.750         $ 3,772.82
4256123          BOCA RATON                        FL         33486        SFD          7.500         6.750         $ 2,587.10
4256154          LINCOLN                           NE         68516        SFD          7.750         6.750         $ 2,368.66
4256165          SHREWSBURY                        MA         01545        SFD          7.125         6.750         $ 2,117.50
4256187          DANA POINT                        CA         92629        SFD          7.250         6.750         $ 4,434.15
4256203          LOS ANGELES                       CA         90034        SFD          6.875         6.608         $ 3,094.14
4256224          LAKE WYLIE                        SC         29710        SFD          6.375         6.108         $ 3,842.41
4256233          CHARLOTTE                         NC         28278        SFD          7.125         6.750         $ 2,832.99
4256245          INDIANAPOLIS                      IN         46240        SFD          7.375         6.750         $ 3,108.04
4256248          CLIVE                             IA         50325        SFD          7.125         6.750         $ 3,166.48
4256260          MOUNT PLEASANT                    SC         29464        PUD          7.375         6.750         $ 2,763.39
4256414          LAKEWOOD                          CA         90712        SFD          7.000         6.733         $ 2,534.80
4256435          WILTON                            CT         06897        SFD          7.125         6.750         $ 2,526.45
4256579          LOS ALTOS                         CA         94024        SFD          7.375         6.750         $ 6,906.75
4256612          GAINESVILLE                       VA         20155        SFD          7.375         6.750         $ 2,386.28
4256644          WEDDINGTON                        NC         28104        SFD          7.500         6.750         $ 2,517.18
4256650          KEY WEST                          FL         33040        SFD          7.000         6.733         $ 2,661.21
4256664          MAMMOTH LAKES                     CA         93546        LCO          7.875         6.750         $ 2,560.95
4256668          SAN JOSE                          CA         95123        SFD          7.250         6.750         $ 2,339.86
4256725          NEW YORK                          NY         10023        COP          7.625         6.750         $ 2,548.06
4256726          JAMAICA                           NY         11432        SFD          7.125         6.750         $ 2,526.44
4256752          SAN BRUNO                         CA         94066        SFD          7.750         6.750         $ 2,693.72
4256759          MORGANVILLE                       NJ         07751        SFD          7.250         6.750         $ 2,145.79
4256833          SALT LAKE CITY                    UT         84124        SFD          7.375         6.750         $ 3,108.04
4256854          LOS ANGELES                       CA         90048        LCO          7.625         6.750         $ 2,548.06
4256901          FORESTVILLE                       CA         95436        SFD          7.625         6.750         $ 2,374.65
4256933          MALIBU                            CA         90265        SFD          7.750         6.750         $ 4,260.87
4256938          ALEXANDRIA                        VA         22304        PUD          7.250         6.750         $ 1,979.68
4256976          GLENDALE                          CA         91207        SFD          7.250         6.750         $ 4,413.69
4256984          DENNIS                            MA         02638        SFD          7.250         6.750         $ 2,899.25
4257023          RICHMOND                          VA         23236        SFD          7.375         6.750         $ 2,458.80
4257050          SCOTTSDALE                        AZ         85255        SFD          7.250         6.750         $ 3,342.67
4257099          MORRISON                          CO         80465        SFD          7.500         6.750         $ 2,622.06
4257114          CHATHAM                           NJ         07928        SFD          7.625         6.750         $ 2,346.03
4257169          MANHATTAN BEACH                   CA         90266        SFD          7.750         6.750         $ 7,164.13
4257172          VIRGINIA BEACH                    VA         23456        SFD          7.625         6.750         $ 2,230.97
4257202          SAN JOSE                          CA         95120        SFD          7.250         6.750         $ 2,387.62
4257229          WEST HOLLYWOOD                    CA         90048        SFD          7.625         6.750         $ 3,291.25
4257244          WINHILL                           VT         05340        SFD          7.875         6.750         $ 2,900.28
4257247          SAN RAFAEL                        CA         94901        SFD          7.375         6.750         $ 3,688.21
4257258          LINCOLN CITY                      OR         97367        SFD          7.375         6.750         $ 3,108.04
4257263          SAN JOSE                          CA         95132        SFD          7.375         6.750         $ 2,417.37
4257268          MELVILLE                          NY         11747        SFD          6.750         6.483         $ 2,756.54
4257273          OSTERVILLE                        MA         02655        SFD          7.875         6.750         $ 2,392.73
4257322          SAG HARBOR                        NY         11963        SFD          7.750         6.750         $ 1,289.55
4257336          NORTH SALEM                       NY         10560        SFD          6.875         6.608         $ 2,075.90
4257360          GRANITE BAY                       CA         95746        PUD          7.750         6.750         $ 2,888.82
4257371          WASHINGTON                        DC         20008        LCO          7.250         6.750         $ 2,258.00
4257398          WILLOWBROOK                       IL         60514        SFD          7.625         6.750         $ 2,335.72
4257407          OAKLAND                           CA         94610        SFD          7.750         6.750         $ 2,865.65
4257435          EDGEWATER                         MD         21037        SFD          7.375         6.750         $ 2,320.67
4257444          CULVER CITY                       CA         90230        SFD          7.750         6.750         $ 2,335.51
4257464          DOVE CANYON                       CA         92679        SFD          7.375         6.750         $ 2,520.97
4257472          LOS GATOS                         CA         95032        SFD          7.500         6.750         $ 2,083.66
4257524          DENVER                            CO         80204        LCO          7.375         6.750         $ 2,486.44
4257539          CHICAGO                           IL         60614        HCO          7.375         6.750         $ 2,762.71
4257582          WINSTON-SALEM                     NC         27104        SFD          7.250         6.750         $ 2,592.27
4257586          ASHEVILLE                         NC         28804        SFD          7.250         6.750         $ 2,728.71
4257597          CORNELIUS                         NC         28213        SFD          6.625         6.358         $ 1,984.96
4257617          WASHINGTON                        DC         20011        SFD          7.125         6.750         $ 3,031.73
4257712          SAN DIEGO                         CA         92130        SFD          7.250         6.750         $ 3,110.73
4257757          LONGBOAT KEY                      FL         34228        LCO          7.125         6.750         $ 3,031.74
4257765          CERRITOS                          CA         90703        SFD          7.375         6.750         $ 2,320.67
4257906          MIAMI                             FL         33157        SFD          7.000         6.733         $ 2,395.09
4257925          POTOMAC FALLS                     VA         20165        SFD          7.250         6.750         $ 2,473.23
4257940          SAN JOSE                          CA         95133        SFD          7.500         6.750         $ 2,796.86
4258151          MCHENRY                           MD         21541        PUD          7.375         6.750         $ 2,624.57
4258168          LOS ANGELES                       CA         91364        SFD          7.250         6.750         $ 2,146.47
4258227          ENCINO                            CA         91436        SFD          7.250         6.750         $ 2,387.62
4258403          MINNEAPOLIS                       MN         55409        SFD          7.625         6.750         $ 2,733.85
4258409          TALLAHASSEE                       FL         32312        SFD          7.250         6.750         $ 4,863.92
4258416          PLEASANTON                        CA         94566        SFD          7.375         6.750         $ 3,315.25
4258421          MAHWAH                            NJ         07430        SFD          7.250         6.750         $ 4,178.33
4258433          BAYSIDE                           NY         11364        SFD          7.250         6.750         $ 2,496.77
4258624          LOS ALTOS HILLS                   CA         94022        SFD          6.750         6.483         $ 5,513.09
4258625          MANASSAS                          VA         20112        SFD          7.250         6.750         $ 2,971.90
4258670          SAN JOSE                          CA         95132        SFD          7.375         6.750         $ 2,693.64
4258680          WESTLAKE VILLAGE                  CA         91361        SFD          8.000         6.750         $ 3,475.85
4258691          BELLAIRE                          TX         77401        SFD          7.250         6.750         $ 2,210.26
4258696          HOUSTON                           TX         77030        SFD          7.250         6.750         $ 2,264.83
4258725          SOMERSET                          WI         54025        SFD          7.750         6.750         $ 2,220.42
4258748          ALMONT TOWNSHIP                   MI         48003        SFD          7.875         6.750         $ 3,045.30
4258784          TOWSON                            MD         21204        SFD          7.250         6.750         $ 4,093.06
4258805          SAINT PETERSBURG                  FL         33701        HCO          7.375         6.750          $ 414.41
4259052          LAFAYETTE                         CO         80026        SFD          7.250         6.750         $ 2,121.57
4259054          WAXHAW                            NC         28173        SFD          7.125         6.750         $ 3,430.58
4259095          VALLEY FORGE                      PA         19481        SFD          7.875         6.750         $ 5,655.54
4259104          GRIFFIN                           GA         30223        SFD          7.375         6.750         $ 1,125.80
4259299          NEW ORLEANS                       LA         70118        SFD          8.000         6.750         $ 2,160.94
4259334          SAN DIEGO                         CA         92131        SFD          7.125         6.750         $ 3,301.23
4259351          MOUNTAIN LAKES BORO               NJ         07046        SFD          7.750         6.750         $ 2,435.80
4259413          COLORADO SPRINGS                  CO         80920        SFD          7.375         6.750         $ 2,400.49
4259416          SETAUKET                          NY         11733        SFD          7.750         6.750         $ 2,226.61
4259500          WALDORF                           MD         20601        SFD          7.500         6.750         $ 2,025.98
4259528          SHELTER ISLAND                    NY         11964        SFD          7.125         6.750         $ 2,358.02
4259642          SAN FRANCISCO                     CA         94123        SFD          7.375         6.750         $ 2,037.50
4259645          WILDWOOD                          MO         63011        SFD          7.000         6.733         $ 1,962.65
4259646          AUSTIN                            TX         78730        SFD          7.625         6.750         $ 2,972.74
4259913          GLENDALE                          CA         91208        SFD          7.500         6.750         $ 2,620.66
4259929          CUMBERLAND                        WI         54829        SFD          7.625         6.750         $ 2,477.28
4260001          LAKE FOREST                       IL         60045        SFD          7.250         6.750         $ 2,972.59
4260042          SAN JOSE                          CA         95125        SFD          6.250         5.983         $ 2,893.88
4260050          SAN JOSE                          CA         95128        SFD          7.625         6.750         $ 2,604.69
4260070          SAN JOSE                          CA         95118        SFD          7.625         6.750         $ 3,085.99
4260181          DALLAS                            TX         75209        SFD          7.500         6.750         $ 3,484.19
4260209          FOUNTAIN HILLS                    AZ         85268        SFD          7.375         6.750         $ 2,037.50
4260226          PLEASANTON                        CA         94566        SFD          7.125         6.750         $ 5,996.10
4260279          HIGHLAND VILLAGE                  TX         75077        PUD          7.000         6.733         $ 2,395.09
4260541          CUPERTINO                         CA         95014        SFD          7.875         6.750         $ 3,454.96
4260622          OKLAHOMA CITY                     OK         73116        SFD          7.000         6.733         $ 2,727.75
4260817          LOS ALTOS HILLS                   CA         94022        SFD          7.375         6.750         $ 6,492.35
4261006          SUNNYVALE                         CA         94087        SFD          7.500         6.750         $ 3,391.20
4261035          MOORESVILLE                       NC         28117        SFD          7.250         6.750         $ 3,410.89
4261071          SANTA BARBARA                     CA         93110        SFD          7.000         6.733         $ 3,393.05
4261076          SAN FRANCISCO                     CA         94131        SFD          7.125         6.750         $ 3,642.97
4261078          SAUSALITO                         CA         94965        LCO          7.750         6.750         $ 3,331.32
4261112          FOSTER CITY                       CA         94404        LCO          7.625         6.750         $ 2,335.72
4261139          FAIRFIELD                         CA         94585        SFD          7.875         6.750         $ 2,668.26
4261223          CHEVY CHASE                       MD         20815        SFD          7.375         6.750         $ 2,141.10
4261267          LENEXA                            KS         66216        SFD          7.625         6.750         $ 2,052.61
4261383          SOLANA BEACH                      CA         92075        LCO          7.250         6.750         $ 2,861.05
4261786          GLEN RIDGE                        NJ         07028        SFD          7.625         6.750         $ 3,008.13
4261951          MIAMI                             FL         33143        SFD          7.750         6.750         $ 4,656.68
4262059          SYOSSET                           NY         11791        SFD          7.625         6.750         $ 2,335.72
4262124          MENLO PARK                        CA         94025        SFD          7.250         6.750         $ 4,434.15
4262163          PASADENA                          CA         91107        SFD          7.125         6.750         $ 4,042.32
4262276          SHERMAN OAKS                      CA         91403        SFD          7.375         6.750         $ 3,011.35
4262387          EL SAGUNDO                        CA         90245        SFD          7.375         6.750         $ 2,707.45
4262693          PLEASANTON                        CA         94566        SFD          7.000         6.733         $ 4,989.77
4262704          ENCINITAS                         CA         92024        SFD          7.250         6.750         $ 5,049.13
4262949          PARKER                            CO         80138        SFD          7.750         6.750         $ 2,196.52
4262987          SANTA ROSA                        CA         95407        SFD          7.500         6.750         $ 2,037.16
4263066          CHARLOTTE                         NC         28270        SFD          7.250         6.750         $ 2,537.70
4263076          KEY WEST                          FL         33040        LCO          7.750         6.750         $ 3,689.53
4263125          BETHESDA                          MD         20814        LCO          7.500         6.750         $ 2,309.51
4263146          SAN FRANCISCO                     CA         94115        LCO          7.500         6.750         $ 2,701.77
4263273          ORLAND PARK                       IL         60467        SFD          7.625         6.750         $ 2,321.56
4263313          FAIRFAX                           VA         22032        SFD          7.500         6.750         $ 2,223.51
4263318          SOUTH SAN FRANCISCO               CA         94080        SFD          7.875         6.750         $ 2,320.23
4263335          EARLEVILLE                        MD         21919        SFD          7.500         6.750         $ 2,097.65
4263431          MONROVIA                          CA         91016        SFD          7.750         6.750         $ 2,309.00
4263477          SAN JOSE                          CA         95136        SFD          7.500         6.750         $ 2,097.65
4263495          STEWART MANOR                     NY         11530        SFD          7.250         6.750         $ 2,305.76
4263501          AVON                              CT         06001        LCO          7.125         6.750         $ 2,445.60
4263548          SOUTHLAKE                         TX         76092        SFD          7.875         6.750         $ 2,752.36
4263667          ISLAMORADA                        FL         33070        SFD          7.750         6.750         $ 2,974.55
4263669          WESTPORT                          CT         06880        SFD          7.000         6.733         $ 4,430.91
4263953          BRIDGEWATER                       NJ         08807        SFD          7.500         6.750         $ 2,097.65
4264004          BEDFORD                           NH         03110        SFD          7.625         6.750         $ 2,627.69
4264176          GYPSUM                            CO         81637        SFD          7.375         6.750         $ 2,313.77
4264236          SLATINGTON                        PA         18080        SFD          7.875         6.750         $ 3,262.81
4264258          ROSEVILLE                         CA         95678        SFD          7.500         6.750         $ 2,517.18
4264308          BELLEVUE                          WA         98006        SFD          7.500         6.750         $ 3,132.49
4264407          WOODLAND HILLS                    CA         91364        SFD          7.750         6.750         $ 2,820.52
4264601          ALPINE                            CA         91901        SFD          7.750         6.750         $ 3,005.35
4264705          SMYRNA                            GA         30080        SFD          7.500         6.750         $ 2,059.89
4264741          SUMTER                            SC         29151        SFD          7.125         6.750         $ 3,158.40
4264845          CARPINTERIA                       CA         93013        SFD          6.875         6.608         $ 1,970.79
4264873          NEW YORK                          NY         10017        HCO          7.625         6.750         $ 3,538.97
4264965          LOS ALTOS                         CA         94024        SFD          7.125         6.750         $ 2,378.23
4265015          NEW YORK                          NY         10001        HCO          7.375         6.750         $ 3,660.58
4265078          GREEN BROOK                       NJ         08812        SFD          7.500         6.750         $ 3,340.92
4265145          TRAPPE                            MD         21673        SFD          7.125         6.750         $ 3,031.74
4265222          HICKORY                           NC         28601        SFD          7.500         6.750         $ 2,461.24
4265267          MIDDLETOWN                        NJ         07701        SFD          7.125         6.750         $ 3,503.34
4265270          CARLSBAD                          CA         92009        SFD          7.625         6.750         $ 3,316.02
4265316          PRINCETON                         NJ         08540        PUD          7.750         6.750         $ 3,083.44
4265376          WEST ROXBURY                      MA         02132        SFD          7.375         6.750         $ 2,304.10
4265554          PACIFICA                          CA         94044        SFD          7.125         6.750         $ 2,169.38
4265608          CLEARWATER BEACH                  FL         33767        HCO          6.875         6.608         $ 2,230.28
4265637          BRIDGTON                          ME         04009        SFD          7.125         6.750         $ 3,557.24
4265699          AUBURN HILLS                      MI         48326        SFD          7.375         6.750         $ 2,037.50
4265931          SALINAS                           CA         93906        SFD          7.125         6.750         $ 2,088.53
4266016          FRAMINGHAM                        MA         01701        SFD          7.250         6.750         $ 2,592.27
4266049          HOLLIS                            NY         11427        SFD          7.250         6.750         $ 2,728.71
4266117          PRINCETON                         NJ         08540        SFD          7.375         6.750         $ 3,177.11
4266182          SCOTTSDALE                        AZ         85262        SFD          7.875         6.750         $ 3,045.30
4266187          SAN MATEO                         CA         94403        SFD          7.375         6.750         $ 1,975.34
4266189          PALO ALTO                         CA         94306        SFD          7.000         6.733         $ 4,324.47
4266291          SAN JOSE                          CA         95126        SFD          7.250         6.750         $ 2,455.84
4266437          CASTLE ROCK                       CO         80104        SFD          7.250         6.750         $ 2,737.24
4266580          ALAMO                             CA         94507        SFD          7.500         6.750         $ 2,915.73
4266655          RIVERSIDE                         CT         06878        SFD          7.375         6.750         $ 3,453.38
4266677          OWINGS MILLS                      MD         21117        SFD          6.875         6.608         $ 1,970.79
4266700          WEST COVINA                       CA         91791        SFD          7.250         6.750         $ 2,571.81
4266745          MABELTON                          GA         30126        SFD          7.250         6.750         $ 2,367.16
4266759          SUNNYVALE                         CA         94087        SFD          7.500         6.750         $ 2,517.18
4266933          WARREN                            NJ         07059        SFD          7.375         6.750         $ 3,475.48
4267051          ALPHARETTA                        GA         30022        SFD          7.000         6.733         $ 2,182.20
4267147          BELLEVUE                          WA         98006        SFD          7.250         6.750         $ 2,115.43
4267157          LOVELAND                          CO         80537        SFD          6.625         6.358         $ 2,891.01
4267403          HIGHLAND PARK                     TX         75205        SFD          7.500         6.750         $ 3,124.44
4267433          AUSTIN                            TX         78730        SFD          7.500         6.750         $ 3,593.96
4267455          CASTLE ROCK                       CO         80104        SFD          7.500         6.750         $ 2,290.63
4267470          WHITE PLAINS                      NY         10603        SFD          7.375         6.750         $ 2,555.50
4267677          MARLBORO                          NJ         07746        SFD          7.250         6.750         $ 2,865.15
4267777          HAYWARD                           CA         94541        SFD          7.375         6.750         $ 1,519.49
4267804          HIGHLAND PARK                     TX         75205        SFD          7.250         6.750         $ 5,085.62
4267834          CLEARWATER                        FL         33765        SFD          7.375         6.750         $ 2,417.37
4267847          LORTON                            VA         22079        SFD          7.250         6.750         $ 2,128.39
4267848          SAN JOSE                          CA         95128        SFD          7.750         6.750         $ 2,659.69
4267859          DULUTH                            GA         30097        SFD          7.375         6.750         $ 3,916.13
4267922          SAN MARCOS                        CA         92069        SFD          7.750         6.750         $ 2,147.09
4267940          LOS GATOS                         CA         95030        SFD          7.250         6.750         $ 4,679.73
4267996          GREENWICH                         CT         06831        SFD          7.375         6.750         $ 5,525.40
4268018          EL GRANADA                        CA         94018        SFD          7.375         6.750         $ 3,337.35
4268067          NEW YORK                          NY         10025        COP          7.375         6.750         $ 2,058.22
4268069          SAN DIEGO                         CA         92131        SFD          6.875         6.608         $ 2,332.10
4268114          AUSTIN                            TX         78750        SFD          7.125         6.750         $ 2,021.16
4268128          YORBA LINDA                       CA         92886        SFD          7.625         6.750         $ 3,291.24
4268187          MIAMI BEACH                       FL         33140        SFD          7.750         6.750         $ 2,525.36
4268194          ARLINGTON                         VA         22204        SFD          7.750         6.750         $ 2,263.86
4268197          MOUNTAIN VIEW                     CA         94041        SFD          7.000         6.733         $ 3,821.50
4268201          SAN JOSE                          CA         95135        SFD          7.000         6.733         $ 4,324.47
4268271          EDGEWOOD                          KY         41017        SFD          7.500         6.750         $ 2,629.05
4268281          FAR HILLS                         NJ         07931        SFD          7.500         6.750         $ 2,237.49
4268378          LEWES                             DE         19958        LCO          7.750         6.750         $ 2,256.70
4268411          MIAMI BEACH                       FL         33140        SFD          7.250         6.750         $ 2,605.92
4268458          CHEVY CHASE                       MD         20815        SFD          7.625         6.750         $ 2,693.51
4268498          PHILADELPHIA                      PA         19119        SFD          7.125         6.750         $ 2,391.70
4268646          MIDLAND                           MI         48642        SFD          7.125         6.750         $ 2,102.01
4268709          CORAL GABLES                      FL         33158        PUD          7.500         6.750         $ 2,796.86
4268724          HILLSBOROUGH                      CA         94010        SFD          7.375         6.750         $ 4,834.73
4268735          GOLDENS BRIDGE                    NY         10526        SFD          7.500         6.750         $ 6,957.18
4268754          COLLEYVILLE                       TX         76034        SFD          7.125         6.750         $ 3,675.81
4268798          WASHINGTON                        DC         20016        SFD          7.375         6.750         $ 2,514.06
4268836          LAFAYETTE                         CA         94549        SFD          7.000         6.733         $ 3,659.17
4268855          WICHITA                           KS         67226        SFD          7.000         6.733         $ 2,395.09
4268858          COCKEYSVILLE                      MD         21030        SFD          7.500         6.750         $ 2,622.05
4268869          LOWER PAXTON TOWNSHIP             PA         17112        SFD          6.750         6.483         $ 3,891.59
4268906          INDIANAPOLIS                      IN         46250        PUD          7.625         6.750         $ 2,739.17
4269024          WESTLAKE                          OH         44145        SFD          7.250         6.750         $ 2,694.60
4269025          BELLEVUE                          WA         98008        SFD          7.375         6.750         $ 3,011.35
4269278          MCLEAN                            VA         22101        SFD          7.000         6.733         $ 3,366.44
4269477          MOUND                             MN         55364        SFD          7.250         6.750         $ 2,592.27
4269574          MOORESTOWN                        NJ         08057        PUD          7.500         6.750         $ 2,746.51
4269578          TIBURON                           CA         94920        SFD          7.625         6.750         $ 3,538.97
4269624          GOLETA                            CA         93117        SFD          7.125         6.750         $ 2,411.92
4269636          SAN DIEGO                         CA         92115        SFD          7.375         6.750         $ 1,408.98
4269744          MENLO PARK                        CA         94025        SFD          7.375         6.750         $ 5,180.07
4269794          BIRMINGHAM                        AL         35243        SFD          7.125         6.750         $ 1,936.95
4269821          LOS ANGELES                       CA         90045        SFD          7.125         6.750         $ 2,312.21
4269885          VILLANOVA                         PA         19085        SFD          7.000         6.733         $ 6,653.03
4269900          MCKINNEY                          TX         75070        SFD          7.375         6.750         $ 2,265.42
4269949          SOUTH SAN FRANCISCO               CA         94080        SFD          6.875         6.608         $ 3,284.65
4269986          EMERALD ISLE                      NC         28594        LCO          7.125         6.750         $ 2,021.16
4270042          NEW HAVEN                         MI         48048        SFD          8.000         6.750          $ 654.89
4270048          DENTON                            TX         76210        SFD          7.875         6.750         $ 3,886.37
4270173          DENVER                            NC         28037        SFD          7.500         6.750         $ 2,622.06
4270180          SILVER SPRING TOWNSHIP            PA         17050        PUD          7.500         6.750         $ 2,097.64
4270190          BELLEVUE                          WA         98007        SFD          7.375         6.750         $ 2,072.03
4270290          SANTA CRUZ                        CA         95060        SFD          7.250         6.750         $ 2,507.00
4270340          SOUTH PASADENA                    CA         91030        SFD          7.125         6.750         $ 6,737.19
4270362          STRATHAM                          NH         03885        SFD          7.375         6.750         $ 2,099.66
4270463          KILL DEVIL HILLS                  NC         27948        SFD          7.625         6.750         $ 1,061.70
4270516          SAN JOSE                          CA         95120        SFD          7.375         6.750         $ 2,348.30
4270649          STEVENSON RANCH                   CA         91381        SFD          7.375         6.750         $ 2,077.55
4270652          STEVENSON RANCH                   CA         91381        SFD          7.250         6.750         $ 2,217.07
4270654          MOORPARK                          CA         93021        SFD          7.250         6.750         $ 2,728.71
4270736          LEESBURG                          VA         20176        SFD          7.375         6.750         $ 2,348.99
4270874          DIX HILLS                         NY         11746        SFD          7.625         6.750         $ 2,415.35
4270896          HAYWARD                           CA         94544        SFD          7.500         6.750         $ 2,285.04
4270909          NEW HOPE                          PA         18938        SFD          6.625         6.358         $ 3,297.60
4271080          NORTHPORT                         NY         11768        SFD          7.500         6.750         $ 3,003.83
4271298          ALDIE                             VA         20105        SFD          7.500         6.750         $ 3,145.42
4271336          SAN DIEGO                         CA         92129        SFD          7.125         6.750         $ 2,560.13
4271503          HALIFAX                           VT         05358        SFD          7.500         6.750         $ 2,824.83
4271517          CANTON                            GA         30114        SFD          7.625         6.750         $ 2,206.19
4271571          PALO ALTO                         CA         94306        SFD          7.250         6.750         $ 2,387.62
4271654          WOODLAND HILLS                    CA         91367        SFD          7.125         6.750         $ 3,065.42
4271769          SANTA MONICA                      CA         90405        SFD          7.000         6.733         $ 2,661.21
4271926          MANITOU BEACH                     MI         49253        SFD          7.125         6.750         $ 2,829.62
4272077          RIVERSIDE                         CT         06878        SFD          7.250         6.750         $ 5,116.33
4272161          SAN MATEO                         CA         94403        SFD          7.125         6.750         $ 3,099.11
4272347          PORTLAND                          OR         97266        SFD          6.875         6.608         $ 2,167.21
4272359          EDISON                            NJ         08820        SFD          7.125         6.750         $ 2,358.02
4272370          OAKLAND                           CA         94618        PUD          7.250         6.750         $ 2,640.02
4272379          LAGUNA NIGUEL                     CA         92677        SFD          7.875         6.750         $ 4,319.24
4272385          MUKILTEO                          WA         98275        PUD          7.125         6.750         $ 3,759.35
4272397          SEATTLE                           WA         98122        SFD          7.125         6.750         $ 2,694.87
4272490          MEDFIELD                          MA         02052        SFD          7.000         6.733         $ 2,627.94
4272491          DANVILLE                          CA         94526        SFD          7.250         6.750         $ 2,114.75
4272496          CHINO HILLS                       CA         91709        SFD          7.125         6.750         $ 1,991.85
4272535          TUSTIN                            CA         92782        SFD          7.500         6.750         $ 2,293.43
4272557          OAK PARK                          CA         91377        SFD          7.250         6.750         $ 2,701.42
4272699          DUCK                              NC         27949        SFD          7.750         6.750         $ 2,691.57
4272719          BELTSVILLE                        MD         20705        SFD          7.250         6.750         $ 2,189.79
4272861          KENNEBUNKPORT                     ME         04046        SFD          7.750         6.750         $ 5,373.10
4272892          DANVILLE                          CA         94526        SFD          7.375         6.750         $ 2,776.51
4272906          WOODBRIDGE                        VA         22191        SFD          7.125         6.750         $ 2,058.21
4272909          NORTH SALEM                       NY         10560        SFD          7.375         6.750         $ 2,762.15
4272966          SAN FRANCISCO                     CA         94118        SFD          7.125         6.750         $ 2,560.14
4273040          ASHBURN                           VA         20147        SFD          7.500         6.750         $ 2,471.02
4273674          DULUTH                            GA         30097        SFD          7.250         6.750         $ 2,643.43
4273682          OAK HILL                          VA         20171        SFD          7.250         6.750         $ 2,886.97
4273725          ARGYLE                            TX         76226        SFD          7.250         6.750         $ 3,997.55
4273830          SAINT JAMES                       NY         11780        SFD          7.250         6.750         $ 1,773.66
4273861          MORGAN HILL                       CA         95037        SFD          7.500         6.750         $ 3,391.20
4273988          UPPER FREEHOLD                    NJ         08501        SFD          7.250         6.750         $ 2,525.42
4273996          LA CANADA FLINTRIDGE              CA         91011        SFD          7.875         6.750         $ 7,219.52
4274016          MILFORD                           MI         48380        SFD          7.500         6.750         $ 2,447.25
4274077          ALLENDALE                         NJ         07401        SFD          7.000         6.733         $ 3,991.81
4274129          ANNAPOLIS                         MD         21403        SFD          7.250         6.750         $ 2,817.39
4274195          COLUMBIA                          IL         62236        SFD          7.500         6.750         $ 2,638.56
4274260          AUSTIN                            TX         78746        SFD          7.500         6.750         $ 6,992.15
4274424          CORTLANDT MANOR                   NY         10567        SFD          7.625         6.750         $ 3,340.79
4274545          IRVING                            TX         75062        SFD          8.000         6.750         $ 2,329.34
4274546          HOLUALOA                          HI         96725        SFD          7.375         6.750         $ 3,387.07
4274586          SUNNYVALE                         CA         94087        SFD          7.125         6.750         $ 1,987.47
4274594          BELMONT                           CA         94002        SFD          7.375         6.750         $ 3,384.31
4274644          FARMINGTON                        MO         63640        SFD          7.375         6.750          $ 419.94
4274693          ROCKVILLE CENTRE                  NY         11570        SFD          7.250         6.750         $ 2,046.53
4274851          SAN FRANCISCO                     CA         94107        HCO          7.000         6.733         $ 3,455.95
4275130          ARLINGTON                         VA         22213        SFD          7.500         6.750         $ 2,071.78
4275214          CARLSBAD                          CA         92009        SFD          7.250         6.750         $ 2,469.48
4275454          MERCER ISLAND                     WA         98040        SFD          7.250         6.750         $ 3,274.45
4275456          SAN MATEO                         CA         94403        SFD          7.375         6.750         $ 2,403.55
4275528          LONG BEACH                        CA         90814        SFD          7.125         6.750         $ 2,358.02
4275573          YORBA LINDA                       CA         92887        SFD          7.875         6.750         $ 3,226.56
4275607          PACIFICA                          CA         94044        SFD          6.500         6.233         $ 2,243.85
4275637          FREMONT                           CA         94555        SFD          7.750         6.750         $ 2,149.24
4275704          PORTOLA VALLEY                    CA         94028        SFD          7.375         6.750         $ 3,453.38
4275774          UNIVERSITY PARK                   TX         75225        SFD          7.750         6.750         $ 2,427.20
4275784          DALLAS                            TX         75225        SFD          7.250         6.750         $ 4,434.15
4275842          `                                 NV         89509        SFD          7.500         6.750         $ 2,237.49
4275984          FLOWER MOUND                      TX         75028        SFD          7.250         6.750         $ 2,537.70
4276013          CAMBRIDGE                         MA         02141        HCO          7.375         6.750         $ 2,520.96
4276030          DALLAS                            TX         75287        SFD          7.500         6.750         $ 2,601.08
4276089          ASHEBORO                          NC         27203        SFD          7.000         6.733         $ 2,203.47
4276118          SAN MATEO                         CA         94403        SFD          7.375         6.750         $ 2,866.31
4276129          MENDHAM                           NJ         07945        SFD          7.625         6.750         $ 2,633.00
4276186          CARLSBAD                          CA         92009        SFD          7.375         6.750         $ 3,553.53
4276211          CENTREVILLE                       VA         20120        SFD          7.500         6.750         $ 2,622.06
4276227          WILLOWBROOK                       IL         60521        SFD          7.500         6.750         $ 2,515.07
4276319          CASTRO VALLEY                     CA         94552        SFD          7.250         6.750         $ 2,694.60
4276336          PALO ALTO                         CA         94301        SFD          7.500         6.750         $ 6,195.74
4276734          NORTHBROOK                        IL         60062        SFD          7.375         6.750         $ 2,106.56
4276736          CONVENT STATION                   NJ         07961        SFD          7.375         6.750         $ 2,590.04
4276761          CUPERTINO                         CA         95014        SFD          7.875         6.750         $ 2,320.23
4276808          SAN JOSE                          CA         95123        SFD          7.625         6.750         $ 2,661.30
4276850          MEDFORD                           OR         97504        SFD          7.500         6.750         $ 2,482.21
4276974          HASTINGS ON HUDSON                NY         10706        SFD          6.875         6.608         $ 2,969.32
4277047          HOUSTON                           TX         77041        SFD          7.750         6.750         $ 2,449.06
4277073          PALOS PARK                        IL         60464        SFD          7.500         6.750         $ 2,623.80
4277139          HOBOKEN                           NJ         07030        SFD          7.250         6.750         $ 2,387.62
4277217          SAN JOSE                          CA         95121        SFD          7.375         6.750         $ 2,244.70
4277236          EDGEWATER                         MD         21037        SFD          7.625         6.750         $ 2,746.24
4277311          SOMERS                            NY         10589        SFD          6.750         6.483         $ 3,567.29
4277345          PETALUMA                          CA         94954        SFD          7.875         6.750         $ 4,035.02
4277361          LA JOLLA                          CA         92037        SFD          7.000         6.733         $ 4,324.47
4277382          ROWAYTON                          CT         06853        SFD          7.000         6.733         $ 2,468.28
4277413          OAKLAND                           CA         94619        SFD          7.625         6.750         $ 3,680.53
4277468          MORRISTOWN                        NJ         07960        SFD          6.750         6.483         $ 2,070.65
4277826          GILROY                            CA         95020        SFD          7.750         6.750         $ 2,185.06
4277886          LOS ALTOS                         CA         94024        SFD          7.375         6.750         $ 4,489.39
4277910          DANA POINT                        CA         92629        SFD          7.500         6.750         $ 6,011.50
4277912          DIX HILLS                         NY         11746        SFD          7.500         6.750         $ 3,146.47
4277987          SAN FRANCISCO                     CA         94114        LCO          7.500         6.750         $ 3,076.55
4278074          REISTERSTOWN                      MD         21136        SFD          7.250         6.750         $ 3,537.55
4278111          MOORESTOWN                        NJ         08057        SFD          7.500         6.750         $ 2,657.02
4278118          WEST NEW YORK                     NJ         07093        SFD          7.125         6.750         $ 3,873.89
4278295          MUTTONTOWN                        NY         11791        SFD          7.375         6.750         $ 6,216.08
4278336          SANTA CLARA                       CA         95051        SFD          7.625         6.750         $ 2,420.66
4278442          RICHMOND                          CA         94806        SFD          7.375         6.750         $ 2,327.58
4278524          BENICIA                           CA         94510        SFD          7.125         6.750         $ 2,358.02
4278901          REDWOOD CITY                      CA         94062        SFD          7.375         6.750         $ 2,471.24
4278938          FLOWER MOUND                      TX         75022        SFD          6.875         6.608         $ 4,127.81
4279210          MARCO ISLAND                      FL         34145        HCO          7.375         6.750         $ 3,108.04
4279228          REDWOOD CITY                      CA         94063        SFD          7.875         6.750         $ 2,320.22
4279243          ORLANDO                           FL         32806        SFD          6.750         6.483         $ 2,432.25
4279263          COPPELL                           TX         75019        PUD          7.625         6.750         $ 2,548.06
4279269          AUSTIN                            TX         78732        SFD          7.500         6.750         $ 2,265.46
4279290          HOLLYWOOD                         FL         33024        SFD          7.875         6.750         $ 2,675.51
4279359          PLAINVIEW                         NY         11803        SFD          7.875         6.750         $ 2,354.30
4279426          NEW HYDE PARK                     NY         11040        LCO          7.500         6.750         $ 2,587.09
4279433          LAYTONSVILLE                      MD         20882        PUD          7.500         6.750         $ 2,896.85
4279481          SEAL BEACH                        CA         90740        SFD          7.000         6.733         $ 2,569.74
4279482          LONG BEACH                        CA         90803        SFD          7.000         6.733         $ 2,148.93
4279644          SAN FRANCISCO                     CA         94121        SFD          7.250         6.750         $ 3,588.25
4279671          SUDBURY                           MA         01776        SFD          7.500         6.750         $ 2,629.05
4279797          COSTA MESA                        CA         92626        SFD          7.375         6.750         $ 2,106.56
4279851          STEVENSON RANCH                   CA         91381        SFD          7.250         6.750         $ 1,911.80
4279864          SAN CARLOS                        CA         94070        SFD          7.500         6.750         $ 2,545.15
4279889          MIAMI                             FL         33129        HCO          7.250         6.750         $ 6,583.01
4279929          SAN MATEO                         CA         94401        HCO          7.375         6.750         $ 4,344.35
4280071          MARINA DEL REY                    CA         90292        SFD          7.500         6.750         $ 3,859.67
4280283          ELKTON                            MD         21921        SFD          7.750         6.750         $ 2,820.88
4280668          LOS ANGELES                       CA         90035        SFD          7.500         6.750         $ 4,544.90
4280692          CHINO HILLS                       CA         91709        SFD          7.250         6.750         $ 2,084.05
4280726          LUTHERVILLE                       MD         21093        SFD          7.250         6.750         $ 3,069.79
4281066          JAMESPORT                         NY         11947        SFD          6.750         6.483         $ 1,816.08
4281158          WESTON                            CT         06883        SFD          7.375         6.750         $ 3,448.75
4281189          PALM BEACH GARDENS                FL         33410        SFD          7.375         6.750         $ 6,906.76
4281223          CENTREVILLE                       VA         20120        SFD          7.375         6.750         $ 6,642.04
4281293          SANTA CLARITA                     CA         91351        SFD          7.250         6.750         $ 2,592.27
4281406          GREENSBORO                        NC         27455        SFD          7.000         6.733         $ 3,160.19
4281444          RESTON                            VA         20194        SFD          7.500         6.750         $ 3,098.92
4281454          BETHESDA                          MD         20817        SFD          7.250         6.750         $ 2,558.17
4281471          OSSINING                          NY         10562        LCO          7.625         6.750         $ 2,236.63
4281509          IRVINE                            CA         92620        SFD          7.000         6.733         $ 2,270.35
4281632          SAN DIEGO                         CA         92109        SFD          7.250         6.750         $ 2,721.89
4281688          SCOTTSDALE                        AZ         85258        SFD          7.250         6.750         $ 2,341.23
4281698          MUKWONAGO                         WI         53149        SFD          7.500         6.750         $ 1,220.13
4281848          BARRINGTON                        IL         60010        SFD          7.250         6.750         $ 3,600.87
4281855          NEW BRAUNFELS                     TX         78132        SFD          7.375         6.750         $ 2,762.70
4281880          SHELBY TOWNSHIP                   MI         48315        SFD          7.750         6.750         $ 2,435.81
4281902          FENTON                            MO         63026        SFD          8.000         6.750         $ 1,181.37
4282006          SAN CARLOS                        CA         94070        LCO          6.875         6.608         $ 2,217.14
4282073          VALENCIA                          CA         91355        SFD          7.250         6.750         $ 2,264.15
4282209          FREMONT                           CA         94539        SFD          7.000         6.733         $ 2,288.64
4282309          PLEASANT HILL                     CA         94523        SFD          6.875         6.608         $ 2,299.26
4282324          CANTON                            MI         48188        SFD          7.000         6.733         $ 1,950.14
4282353          GREENWICH                         CT         06831        SFD          7.000         6.733         $ 6,653.03
4282407          SIMI VALLEY                       CA         93065        SFD          7.000         6.733         $ 2,860.81
4282475          OAK POINT                         TX         75068        PUD          7.500         6.750         $ 3,635.92
4282608          TAVERNIER                         FL         33070        SFD          7.375         6.750         $ 3,626.05
4282657          SARASOTA                          FL         34241        SFD          7.000         6.733         $ 2,794.28
4282829          MILLBURY                          MA         01527        SFD          7.625         6.750         $ 2,548.06
4282922          DARIEN                            CT         06820        SFD          7.000         6.733         $ 3,326.52
4282972          SPRINGFIELD                       VA         22152        SFD          7.500         6.750         $ 2,454.25
4283084          RYE BROOK                         NY         10573        SFD          7.375         6.750         $ 2,900.84
4283142          DALY CITY                         CA         94014        SFD          7.625         6.750         $ 2,725.01
4283366          NORCO                             CA         92860        SFD          8.375         6.750         $ 1,596.16
4283409          LA JOLLA                          CA         92037        SFD          7.000         6.733         $ 2,428.36
4283565          MERRICK                           NY         11566        SFD          7.500         6.750         $ 2,254.97
4283590          SAN DIEGO                         CA         92131        SFD          6.500         6.233         $ 2,363.94
4283603          BETHESDA                          MD         20814        SFD          7.500         6.750         $ 3,929.59
4283619          DALLAS                            TX         75225        SFD          7.375         6.750         $ 4,447.26
4283630          LIVERMORE                         CA         94550        SFD          7.250         6.750         $ 3,895.23
4283781          SAN FRANCISCO                     CA         94118        SFD          6.625         6.358         $ 3,201.56
4283852          LAFAYETTE                         CA         94549        SFD          7.625         6.750         $ 4,246.77
4284227          SANTA BARBARA                     CA         93101        SFD          7.500         6.750         $ 1,125.74
4284545          CORAL GABLES                      FL         33134        SFD          7.625         6.750         $ 3,068.99
4284570          LADERA RANCH AREA                 CA         92694        SFD          7.000         6.733         $ 2,385.11
4284587          FULLERTON                         CA         92831        SFD          7.500         6.750         $ 3,356.23
4284704          DANA POINT                        CA         92624        SFD          8.250         6.750         $ 7,512.67
4284726          CARLSBAD                          CA         92009        SFD          7.250         6.750         $ 2,285.29
4284806          LOS ANGELES                       CA         90027        SFD          7.250         6.750         $ 3,001.58
4284833          RYE                               NY         10580        SFD          7.250         6.750         $ 3,410.89
4284844          NESCONSET                         NY         11767        SFD          7.625         6.750         $ 2,567.17
4284846          FREMONT                           CA         94538        SFD          7.125         6.750         $ 1,953.78
4284932          SARASOTA                          FL         34240        SFD          7.250         6.750         $ 4,393.22
4284934          SAN JOSE                          CA         95120        SFD          7.500         6.750         $ 2,167.57
4285160          LOS ANGELES                       CA         90064        SFD          7.625         6.750         $ 2,328.64
4285203          SANTA ROSA                        CA         95404        SFD          7.500         6.750         $ 2,531.16
4285338          HAYWARD                           CA         94545        SFD          7.250         6.750         $ 2,614.10
4285710          SEATTLE                           WA         98102        SFD          7.625         6.750         $ 5,733.13
4285767          SOUTH ORANGE VILLAGE              NJ         07079        SFD          7.750         6.750         $ 2,348.04
4285817          GRIFFIN                           GA         30223        SFD          8.000         6.750         $ 2,641.56
4285868          DAWSONVILLE                       GA         30534        SFD          7.125         6.750         $ 2,196.33
4285960          WINNETKA                          IL         60093        SFD          7.125         6.750         $ 5,389.75
4286058          LOS ANGELES                       CA         90064        SFD          7.125         6.750         $ 4,042.32
4286136          SUNNYVALE                         CA         94086        SFD          7.375         6.750         $ 2,969.91
4286145          PLANO                             TX         75093        SFD          7.000         6.733         $ 4,324.47
4286213          PARIS                             ID         83261        SFD          7.250         6.750         $ 1,650.87
4286243          SONOMA                            CA         95476        SFD          7.500         6.750         $ 2,097.65
4286422          ROCKVILLE                         MD         20850        SFD          7.500         6.750         $ 2,866.78
4286677          LIVERMORE                         CA         94550        SFD          7.625         6.750         $ 2,279.10
4286705          FREMONT                           CA         94536        SFD          7.750         6.750         $ 2,507.44
4286732          DANVILLE                          CA         94526        SFD          6.875         6.608         $ 1,510.94
4286758          ROCKY HILL                        CT         06067        SFD          7.000         6.733         $ 3,393.05
4286759          SANTA YNEZ                        CA         93460        SFD          7.500         6.750         $ 2,271.40
4286916          SAN JOSE                          CA         95128        SFD          7.500         6.750         $ 3,125.49
4287005          LITTLE ROCK                       AR         72207        SFD          7.375         6.750         $ 2,496.79
4287006          SOUTHLAKE                         TX         76092        PUD          7.250         6.750         $ 2,161.14
4287007          GARFIELD                          AR         72732        SFD          7.000         6.733         $ 2,262.03
4287224          SAN JOSE                          CA         95125        SFD          7.500         6.750         $ 4,055.45
4287347          IRVINE                            CA         92614        SFD          6.875         6.608         $ 2,962.75
4287354          NAPA                              CA         94559        SFD          7.375         6.750         $ 3,232.36
4287489          HUNTINGTON                        NY         11743        SFD          7.500         6.750         $ 2,062.68
4287838          NOVATO                            CA         94947        SFD          7.750         6.750         $ 1,932.52
4287894          BLUFFTON                          SC         29910        SFD          7.125         6.750         $ 4,311.80
4287964          PALO ALTO                         CA         94303        SFD          7.625         6.750         $ 3,524.82
4288063          PORT WASHINGTON                   NY         11050        SFD          7.625         6.750         $ 2,406.50
4288074          TUCKAHOE                          NY         10707        SFD          7.375         6.750         $ 2,351.06
4288086          RADNOR                            PA         19087        SFD          7.250         6.750         $ 2,769.64
4288125          INDIAN ROCKS BEACH                FL         33786        SFD          7.375         6.750         $ 1,036.02
4288192          SEMINOLE                          FL         33772        SFD          7.250         6.750         $ 2,865.15
4288474          BERKELEY                          CA         94705        SFD          7.625         6.750         $ 2,392.35
4288504          LEWES                             DE         19958        SFD          6.750         6.483         $ 2,561.97
4288629          SOUTHLAKE                         TX         76092        SFD          7.000         6.733         $ 2,288.65
4288662          COLORADO SPRINGS                  CO         80906        SFD          7.500         6.750         $ 6,992.15
4288675          BERKELEY                          CA         94704        SFD          7.500         6.750         $ 3,247.85
4288693          SHENANDOAH JUNCTION               WV         25442        SFD          7.500         6.750         $ 2,239.59
4288913          AUSTIN                            TX         78735        SFD          6.875         6.608         $ 3,941.57
4288933          ARVADA                            CO         80007        SFD          7.125         6.750         $ 2,964.36
4289539          SANTA CLARA                       CA         95050        SFD          7.125         6.750         $ 3,011.53
4289580          RIVER FALLS                       WI         54022        SFD          7.625         6.750         $ 2,583.45
4289723          SETAUKET                          NY         11733        SFD          7.500         6.750         $ 3,216.39
4290297          WINDERMERE                        FL         34786        SFD          7.500         6.750         $ 4,544.89
4290364          HARRISON                          NY         10528        MF2          7.625         6.750         $ 4,246.77
4290465          HALF MOON BAY                     CA         94019        SFD          7.500         6.750         $ 2,447.26
4290534          CLIFTON                           NJ         07012        SFD          7.500         6.750         $ 2,377.33
4290585          CUPERTINO                         CA         95014        SFD          7.250         6.750         $ 4,365.93
4290606          ELK GROVE                         CA         95758        SFD          7.750         6.750         $ 2,149.24
4290691          STERLING                          VA         20165        SFD          7.125         6.750         $ 2,223.28
4290712          SPRING                            TX         77379        SFD          7.375         6.750         $ 2,117.61
4290818          SAN FRANCISCO                     CA         94131        SFD          7.875         6.750         $ 2,653.76
4290933          BEVERLY HILLS                     CA         90210        SFD          7.875         6.750         $ 7,234.02
4291283          NEW CITY                          NY         10956        SFD          7.125         6.750         $ 2,829.62
4291609          SAN JOSE                          CA         95130        SFD          7.750         6.750         $ 3,020.11
4291915          FORT LAUDERDALE                   FL         33308        SFD          7.125         6.750         $ 2,650.41
4292055          GREAT FALLS                       VA         22066        SFD          7.375         6.750         $ 3,163.30
4292093          SAN MATEO                         CA         94403        LCO          7.750         6.750         $ 1,540.29
4292135          LEES SUMMIT                       MO         64064        SFD          7.000         6.733         $ 2,042.48
4292265          HUNTINGTON BEACH                  CA         92646        SFD          7.250         6.750         $ 2,630.48
4292667          COPPELL                           TX         75019        SFD          7.250         6.750         $ 2,373.97
4292688          FRANCESTOWN                       NH         03043        SFD          7.250         6.750         $ 3,037.74
4293053          DANVILLE                          CA         94506        PUD          7.750         6.750         $ 2,650.73
4293139          FOREST HILLS                      NY         11375        SFD          7.750         6.750         $ 2,722.37
4293141          DALLAS                            TX         75219        SFD          7.625         6.750         $ 3,371.93
4293241          NORWELL                           MA         02061        SFD          6.875         6.608         $ 2,135.02
4293539          MCLEAN                            VA         22101        SFD          7.375         6.750         $ 4,316.72
4293787          CUPERTINO                         CA         95014        SFD          7.250         6.750         $ 4,093.06
4294017          SAN FRANCISCO                     CA         94121        SFD          7.000         6.733         $ 2,235.42
4294035          PLANO                             TX         75093        SFD          7.375         6.750         $ 2,762.71
4294109          FREEHOLD TOWNSHIP                 NJ         07728        SFD          7.375         6.750         $ 2,279.23
4294324          LONGBOAT KEY                      FL         34228        SFD          7.375         6.750         $ 2,279.23
4294485          SUNNYVALE                         CA         94087        SFD          8.250         6.750         $ 4,883.24
4294586          CHARLOTTE                         NC         28211        SFD          7.000         6.733         $ 2,827.54
4294977          SETAUKET                          NY         11733        SFD          7.250         6.750         $ 2,095.65
4295083          WELLS                             ME         04090        SFD          7.250         6.750         $ 3,325.61
4295313          PLANO                             TX         75093        SFD          7.625         6.750         $ 3,432.80
4295584          HERNDON                           VA         20170        SFD          7.125         6.750         $ 2,533.19
4295930          PLANO                             TX         75074        SFD          7.000         6.733         $ 2,529.81
4296210          BELLEVUE                          WA         98004        SFD          6.875         6.608         $ 2,213.86
4296239          PEORIA                            AZ         85382        SFD          7.375         6.750         $ 2,127.28
4296476          RICHARDSON                        TX         75081        SFD          7.375         6.750         $ 2,197.71
4296945          FREMONT                           CA         94539        SFD          7.250         6.750         $ 2,776.46
4297076          SOUTH ORLEANS                     MA         02662        SFD          7.500         6.750         $ 3,041.59
4297244          SANTA BARBARA                     CA         93101        SFD          7.250         6.750         $ 2,603.19
4297533          FREMONT                           CA         94538        SFD          7.250         6.750         $ 2,148.86
4297622          FLOWER MOUND                      TX         75022        SFD          7.250         6.750         $ 2,540.75
4297684          SANTA FE                          NM         87501        SFD          7.500         6.750         $ 2,272.45
4298179          MANASSAS                          VA         20112        SFD          7.250         6.750         $ 2,264.28
4298277          LITTLETON                         CO         80127        SFD          7.500         6.750         $ 2,335.38
4298479          GARLAND                           TX         75043        SFD          6.875         6.608         $ 2,102.17
4298489          SPRINGDALE                        AR         72762        SFD          7.750         6.750         $ 2,263.86
4298564          LOS GATOS                         CA         95033        SFD          7.000         6.733         $ 2,062.44
4298581          MORGAN HILL                       CA         95037        SFD          7.375         6.750         $ 4,018.00
4298739          COROLLA                           NC         27949        SFD          7.500         6.750         $ 4,055.45
4298853          FAIRFAX                           VA         22033        SFD          6.750         6.483         $ 2,756.55
4298874          BENTONVILLE                       AR         72712        SFD          7.375         6.750         $ 2,624.57
4298887          BROKEN ARROW                      OK         74011        SFD          7.625         6.750         $ 3,128.45
4298921          VERONA                            NJ         07044        SFD          7.375         6.750         $ 2,762.71
4299560          LIVERMORE                         CA         94550        SFD          7.125         6.750         $ 2,385.64
4299696          VERO BEACH                        FL         32963        PUD          7.000         6.733         $ 1,889.46
4300769          GLEN HEAD                         NY         11545        SFD          7.500         6.750         $ 3,027.60
4301337          LEXINGTON                         MA         02421        SFD          7.250         6.750         $ 2,960.65
4301427          SAN DIEGO                         CA         92128        SFD          7.250         6.750         $ 2,346.69
4302223          RYE BROOK                         NY         10573        SFD          7.375         6.750         $ 3,384.31
4302671          NEW YORK                          NY         10001        HCO          7.375         6.750         $ 2,348.30
4302672          DALLAS                            TX         75209        SFD          7.125         6.750         $ 2,694.88
4303042          KENTFIELD                         CA         94904        SFD          7.500         6.750         $ 2,333.98
4303182          DAWSONVILLE                       GA         30534        SFD          6.875         6.608         $ 3,087.57
4303325          WESTHAMPTON BEACH                 NY         11978        SFD          6.875         6.608         $ 2,430.64
4303754          PORT ORFORD                       OR         97465        SFD          7.000         6.733         $ 2,919.02
4303910          LYNNFIELD                         MA         01940        SFD          7.625         6.750         $ 3,849.83
4304130          GREAT FALLS                       VA         22066        SFD          7.125         6.750         $ 3,200.17
4304495          MCLEAN                            VA         22101        SFD          7.375         6.750         $ 2,141.10
4304828          NEWBERG                           OR         97132        SFD          7.250         6.750         $ 2,704.83
4304940          FULLERTON                         CA         92833        SFD          7.375         6.750         $ 2,417.36
4304962          OAKDALE                           CA         95361        SFD          8.000         6.750         $ 2,091.23
4305064          OLYMPIA                           WA         98502        SFD          7.000         6.733         $ 2,987.21
4305073          STUART                            FL         34994        SFD          7.375         6.750         $ 2,609.37
4305118          WEST HILLS                        CA         91304        SFD          7.375         6.750         $ 2,826.93
4305605          BEECH MOUNTAIN                    NC         28604        SFD          7.125         6.750         $ 5,052.89
4305762          ANDOVER                           NJ         07821        SFD          7.250         6.750         $ 2,292.12
4305894          KATONAH                           NY         10536        SFD          7.125         6.750         $ 2,479.28
4305910          CAROL STREAM                      IL         60188        SFD          7.875         6.750         $ 3,806.62
4305966          WELLINGTON                        FL         33414        PUD          7.125         6.750         $ 2,415.28
4306401          TUSTIN                            CA         92780        SFD          7.000         6.733         $ 2,315.25
4306475          DALLAS                            TX         75248        SFD          7.250         6.750         $ 2,182.96
4306476          STUART                            FL         34997        SFD          7.250         6.750         $ 3,069.79
4306886          CASTLE ROCK                       CO         80104        SFD          7.000         6.733         $ 3,612.59
4306888          NEW ORLEANS                       LA         70130        SFD          7.000         6.733         $ 2,245.40
4306897          CASTLE ROCK                       CO         80104        SFD          7.375         6.750         $ 4,144.05
4306922          EDINA                             MN         55436        SFD          7.375         6.750         $ 2,417.36
4306937          CHICAGO                           IL         60614        LCO          7.375         6.750         $ 2,244.69
4306963          RANCHO SANTA MARGARITA AR         CA         92688        SFD          8.000         6.750         $ 2,714.93
4307002          LA JOLLA                          CA         92037        SFD          7.500         6.750         $ 3,496.07
4307010          MISSION VIEJO                     CA         92692        SFD          7.375         6.750         $ 2,220.52
4307017          DUXBURY                           MA         02332        SFD          6.875         6.608         $ 2,240.13
4307085          FLINT                             TX         75762        SFD          7.375         6.750         $ 2,983.72
4307094          WILTON                            CA         95693        SFD          7.375         6.750         $ 3,259.99
4307159          BOCA RATON                        FL         33496        SFD          7.375         6.750         $ 2,712.97
4307206          PHOENIXVILLE                      PA         19460        PUD          7.250         6.750         $ 2,503.59
4307224          WINFIELD                          IL         60190        SFD          7.500         6.750         $ 2,796.86
4307240          RANDOLPH TOWNSHIP                 NJ         07869        SFD          7.750         6.750         $ 2,041.77
4307313          BELLEVUE                          WA         98005        PUD          7.375         6.750         $ 2,058.21
4307610          COTO DE CAZA                      CA         92679        PUD          7.500         6.750         $ 3,614.94
4307730          THOUSAND OAKS                     CA         91320        SFD          7.500         6.750         $ 2,545.14
4307750          EAST SETAUKET                     NY         11733        SFD          7.250         6.750         $ 3,402.35
4308436          CHICAGO                           IL         60647        LCO          7.375         6.750         $ 2,782.39
4308442          SAN CLEMENTE                      CA         92672        SFD          7.375         6.750         $ 2,362.11
4308443          YORBA LINDA                       CA         92886        SFD          7.000         6.733         $ 2,062.44
4308745          MANASSAS                          VA         20111        SFD          7.250         6.750         $ 2,182.96
4308747          MEMPHIS                           TN         38117        SFD          7.375         6.750         $ 2,265.41
4308749          BETHESDA                          MD         20817        SFD          7.375         6.750         $ 2,210.16
4308783          SCOTTSDALE                        AZ         85255        SFD          7.250         6.750         $ 2,261.42
4308942          CAPE CANAVERAL                    FL         32920        LCO          7.375         6.750         $ 1,961.52
4308956          SAN JOSE                          CA         95120        SFD          7.000         6.733         $ 2,940.64
4309070          ATLANTA                           GA         30328        SFD          7.250         6.750         $ 2,027.43
4309073          LAS VEGAS                         NV         89117        SFD          7.625         6.750         $ 2,816.67
4309140          DES PERES                         MO         63131        SFD          7.500         6.750         $ 2,264.76
4309322          MERRICK                           NY         11566        SFD          7.500         6.750         $ 2,272.45
4312331          CASTLE ROCK                       CO         80104        SFD          8.000         6.750         $ 4,292.53
4312787          BROOKLYN                          NY         11201        MF2          7.500         6.750         $ 4,544.89
4313090          APEX                              NC         27502        SFD          7.125         6.750         $ 2,149.84
4313732          SAN FRANCISCO                     CA         94127        SFD          7.500         6.750         $ 2,936.70
4314970          GERMANTOWN                        TN         38138        SFD          7.875         6.750         $ 2,827.77
5123777          MCLEAN                            VA         22102        SFD          7.500         6.750         $ 2,291.42
5129563          ARLINGTON                         VA         22207        SFD          7.500         6.750         $ 2,326.99
5157786          JERICHO                           NY         11753        SFD          7.500         6.750         $ 2,438.87
5158978          WHITE PLAINS                      NY         10605        SFD          7.500         6.750         $ 4,056.59
5711648          MONTVILLE                         NJ         07045        SFD          7.000         6.733         $ 1,929.38
5726608          CLEARWATER                        FL         33767        HCO          7.500         6.750         $ 5,458.70
5734690          MONTVILLE                         NJ         07045        LCO          7.500         6.750         $ 2,378.66
5737682          BELLE TERRE                       NY         11777        SFD          7.500         6.750         $ 4,405.05
5757432          IPSWICH                           MA         01938        SFD          7.500         6.750         $ 3,499.65
5779777          TYBEE ISLAND                      GA         31328        SFD          7.500         6.750         $ 2,796.86
5780650          AVENTURA                          FL         33180        HCO          7.500         6.750         $ 3,778.26
5802324          CHATHAM                           MA         02633        SFD          7.500         6.750         $ 4,549.24
5824226          KILLARNEY                         FL         34740        SFD          7.500         6.750         $ 3,479.05
5830780          ALEXANDRIA                        VA         22304        PUD          7.500         6.750         $ 2,294.12
5844479          CENTREVILLE                       VA         20120        SFD          7.250         6.750         $ 3,182.01
5857431          GAITHERSBURG                      MD         20878        SFD          7.250         6.750         $ 3,069.79
5858713          CLARKSVILLE                       MD         21029        SFD          7.125         6.750         $ 2,052.48
5859622          GAITHERSBURG                      MD         20878        SFD          7.625         6.750         $ 3,048.11
5864353          NEW YORK                          NY         10024        COP          7.375         6.750         $ 2,113.47
5866532          LOS ANGELES                       CA         90069        SFD          7.625         6.750         $ 2,477.28
5866597          COROLLA                           NC         27927        SFD          7.750         6.750         $ 3,582.07
5873285          HERNDON                           VA         20170        SFD          7.500         6.750         $ 4,459.25
5874196          HOLDEN BEACH                      NC         28462        SFD          7.625         6.750         $ 3,680.53
5877044          SCOTT                             AR         72142        SFD          7.750         6.750         $ 3,091.68
5887978          BOTHELL                           WA         98011        SFD          7.625         6.750         $ 2,795.79
5892513          MOUNT KISCO                       NY         10549        SFD          7.625         6.750         $ 2,457.46
5893095          MONTCLAIR                         NJ         07042        SFD          7.500         6.750         $ 3,993.92
5894487          CHESAPEAKE                        VA         23322        SFD          8.250         6.750         $ 2,073.50
5895569          BLOWING ROCK                      NC         28605        SFD          7.875         6.750         $ 2,682.76
5898092          STATEN ISLAND                     NY         10306        SFD          7.500         6.750         $ 2,326.99
5899436          ROCKVILLE                         MD         20850        SFD          7.375         6.750         $ 2,788.29
5899491          GAITHERSBURG                      MD         20882        SFD          7.750         6.750         $ 2,719.86
5899595          ROCKVILLE CENTRE                  NY         11570        SFD          7.375         6.750         $ 2,486.44
5904077          GAITHERSBURG                      MD         20879        SFD          7.625         6.750         $ 3,391.75
5905461          READINGTON TOWNSHIP               NJ         08889        SFD          7.375         6.750         $ 3,453.38
5907354          GAITHERSBURG                      MD         20879        SFD          7.500         6.750         $ 2,721.34
5907930          SAN JOSE                          CA         95148        SFD          7.375         6.750         $ 3,971.39
5913792          TARRYTOWN                         NY         10591        SFD          7.500         6.750         $ 1,985.77
5916999          LIVINGSTON                        NJ         07039        SFD          7.000         6.733         $ 2,395.09
5917593          GLENDALE                          CA         91202        SFD          7.375         6.750         $ 2,520.97
5920501          WESTON                            CT         06880        SFD          7.375         6.750         $ 2,474.00
5925304          BRONXVILLE                        NY         10708        SFD          7.500         6.750         $ 2,260.07
5929223          NEW YORK                          NY         10021        COP          7.500         6.750         $ 2,307.41
5929943          GAITHERSBURG                      MD         20879        SFD          7.250         6.750         $ 2,387.62
5931328          RIVERSIDE                         CA         92506        SFD          7.375         6.750         $ 3,775.24
5931833          PELHAM                            NY         10803        SFD          7.375         6.750         $ 1,975.34
5933453          PARSIPPANY-TROY HILL              NJ         07054        SFD          7.375         6.750         $ 2,106.56
5933569          WHITTIER                          CA         90603        SFD          7.375         6.750         $ 2,417.37
5934371          OLD WESTBURY                      NY         11568        SFD          7.625         6.750         $ 4,958.10
5934528          EAST HAMPTON                      NY         11937        SFD          7.125         6.750         $ 2,863.31
5935138          BRENTWOOD                         CA         94513        SFD          7.750         6.750         $ 2,292.52
5937004          INDIALANTIC                       FL         32903        SFD          7.625         6.750         $ 2,261.41
5939100          FORT LAUDERDALE                   FL         33305        HCO          7.375         6.750         $ 2,411.84
5939640          NEW YORK                          NY         10019        HCO          7.375         6.750         $ 2,092.75
5939671          MURRELLS INLET                    SC         29576        SFD          7.000         6.733         $ 2,780.97
5940412          GAITHERSBURG                      MD         20878        SFD          6.875         6.608         $ 2,980.49
5942965          TENAFLY                           NJ         07670        SFD          7.125         6.750         $ 4,484.21
5944850          BETHESDA                          MD         20817        SFD          7.500         6.750         $ 3,321.27
5944977          BRIARCLIFF MANOR                  NY         10510        SFD          7.250         6.750         $ 3,581.43
5946959          SAN JOSE                          CA         95135        SFD          7.000         6.733         $ 2,351.85
5947929          HUDSON                            WI         54016        SFD          7.375         6.750         $ 2,245.38
5947986          PLAINFIELD                        NJ         07060        SFD          7.375         6.750         $ 3,108.04
5949171          ROCKVILLE CENTRE                  NY         11570        SFD          7.375         6.750         $ 3,481.00
5949228          GRANVILLE                         OH         43023        SFD          7.500         6.750         $ 2,468.23
5949500          WILMINGTON                        NC         28411        SFD          7.000         6.733         $ 3,393.05
5950044          SAN JOSE                          CA         95132        SFD          7.500         6.750         $ 2,237.49
5950074          LAKEWOOD                          CA         90712        SFD          7.500         6.750         $ 2,664.01
5951156          WEST HARTFORD                     CT         06107        SFD          7.500         6.750         $ 2,013.74
5954381          MAHOPAC                           NY         10541        SFD          7.125         6.750         $ 2,390.36
5954533          PARK RIDGE                        IL         60068        SFD          7.250         6.750         $ 2,553.71
5955029          COLTS NECK                        NJ         07722        SFD          7.625         6.750         $ 2,654.23
5955351          PORT WASHINGTON                   NY         11050        SFD          7.000         6.733         $ 3,166.84
5955457          LARCHMONT                         NY         10538        SFD          7.125         6.750         $ 3,000.74
5957361          CORTLANDT MANOR                   NY         10567        SFD          7.000         6.733         $ 2,794.28
5957970          WOODSTOCK                         NY         12409        SFD          7.250         6.750         $ 4,400.04
5958076          NEW ROCHELLE                      NY         10804        SFD          7.250         6.750         $ 2,558.17
5958265          GAITHERSBURG                      MD         20878        SFD          7.625         6.750         $ 2,641.49
5959694          NEW YORK                          NY         10013        HCO          7.375         6.750         $ 2,762.71
5960491          NORTHPORT                         NY         11768        SFD          7.375         6.750         $ 2,344.85
5960714          MONTCLAIR                         NJ         07043        SFD          6.875         6.608         $ 3,100.18
5961881          BROOKLYN                          NY         11201        COP          7.625         6.750         $ 2,321.57
5962131          DANVILLE                          CA         94506        SFD          7.375         6.750         $ 5,707.74
5962911          CORAL SPRINGS                     FL         33067        SFD          7.375         6.750         $ 2,849.04
5963011          BOSTON                            MA         02116        LCO          7.375         6.750         $ 2,099.66
5963408          UPPER MONTCLAIR                   NJ         07043        SFD          7.375         6.750         $ 3,453.38
5963859          NEW YORK                          NY         10024        HCO          7.625         6.750         $ 2,498.52
5965311          COLTS NECK                        NJ         07722        SFD          7.250         6.750         $ 4,434.15
5965407          PORTLAND                          OR         97209        SFD          7.500         6.750         $ 4,817.59
5965562          WHITEFISH BAY                     WI         53217        SFD          7.500         6.750         $ 2,206.03
5966054          NESCONSET                         NY         11767        SFD          7.750         6.750         $ 2,521.78
5966195          BAYSIDE                           NY         11361        SFD          7.125         6.750         $ 1,953.79
5966942          NEW YORK                          NY         10028        COP          7.750         6.750         $ 1,970.14
5966943          CUPERTINO                         CA         95014        SFD          7.500         6.750         $ 2,517.18
5967042          LEXINGTON                         MA         02421        SFD          7.500         6.750         $ 3,433.15
5967058          COEUR D'ALENE                     ID         83814        SFD          7.375         6.750         $ 2,921.56
5967801          NORFOLK                           MA         02056        SFD          7.125         6.750         $ 4,015.37
5968928          HOLMDEL                           NJ         07733        LCO          7.250         6.750         $ 3,069.80
5969150          RIDGEFIELD                        CT         06877        SFD          6.875         6.608         $ 2,627.72
5969445          CHARLESTOWN                       MA         02129        LCO          7.375         6.750         $ 3,108.04
5969624          MENLO PARK                        CA         94025        SFD          7.375         6.750         $ 3,453.38
5970378          PARKVILLE                         MO         64152        SFD          7.000         6.733         $ 2,607.99
5970498          ALAMEDA                           CA         94501        SFD          7.500         6.750         $ 2,377.33
5972252          SAN MARINO                        CA         91108        SFD          7.250         6.750         $ 3,758.80
5973134          SOUTHLAKE                         TX         76092        SFD          7.125         6.750         $ 2,205.08
5973364          LOS GATOS                         CA         95033        SFD          7.000         6.733         $ 3,492.84
5973772          GAITHERSBURG                      MD         20879        SFD          7.125         6.750         $ 2,420.00
5974962          DISCOVERY BAY                     CA         94514        PUD          8.250         6.750         $ 3,696.24
5975108          HUNTINGTON BEACH                  CA         92646        SFD          7.500         6.750         $ 2,567.52
5975208          REDLANDS                          CA         92373        SFD          7.500         6.750         $ 2,595.84
5975270          FAIRFAX                           VA         22039        SFD          7.125         6.750         $ 3,368.60
5975616          BROOKLYN                          NY         11235        SFD          7.375         6.750         $ 4,489.39
5975828          PRINCETON JUNCTION                NJ         08550        SFD          7.125         6.750         $ 3,513.45
5976039          PENN VALLEY                       PA         19072        SFD          7.250         6.750         $ 3,274.45
5976897          SAN MATEO                         CA         94403        SFD          7.375         6.750         $ 2,659.10
5978094          SCARSDALE                         NY         10583        SFD          7.250         6.750         $ 3,001.58
5978477          SUNNYVALE                         CA         94086        SFD          7.125         6.750         $ 4,126.53
5978799          BELMONT                           CA         94002        SFD          7.250         6.750         $ 4,093.06
5979016          NEW YORK                          NY         10024        HCO          7.375         6.750         $ 2,990.63
5980989          LIVINGSTON                        NJ         07039        SFD          6.875         6.608         $ 6,437.91
5983136          WINDSOR                           CO         80550        SFD          7.375         6.750         $ 2,046.13
5983398          LOS ANGELES                       CA         90035        SFD          7.000         6.733         $ 2,528.15
5983487          LOS ALTOS                         CA         94024        SFD          7.625         6.750         $ 4,480.34
5985700          SAN RAMON                         CA         94583        SFD          7.375         6.750         $ 4,710.41
5985760          NAPERVILLE                        IL         60565        SFD          7.250         6.750         $ 2,634.91
5985936          DANVILLE                          CA         94526        SFD          6.875         6.608         $ 3,402.90
5986028          NEW YORK                          NY         10021        HCO          7.375         6.750         $ 6,022.69
5986754          SAN CARLOS                        CA         94070        SFD          7.125         6.750         $ 2,492.76
5987218          CARMEL                            NY         10512        SFD          7.250         6.750         $ 2,343.28
5987658          CHANDLER                          AZ         85248        SFD          7.625         6.750         $ 2,543.10
5988182          SPRINGDALE                        AR         72764        SFD          7.750         6.750         $ 2,482.37
5988689          HIGHLAND PARK                     IL         60035        SFD          7.750         6.750         $ 2,865.65
5989110          DIX HILLS                         NY         11746        SFD          7.875         6.750         $ 3,625.35
5990017          LOS ALTOS                         CA         94024        SFD          7.375         6.750         $ 2,762.71
5990063          LARCHMONT                         NY         10538        SFD          7.125         6.750         $ 4,076.00
5990093          BURR RIDGE                        IL         60521        SFD          7.625         6.750         $ 4,784.69
5991515          HOLMDEL                           NJ         07733        SFD          7.250         6.750         $ 3,069.80
5991713          SCARSDALE                         NY         10583        SFD          7.000         6.733         $ 2,341.87
5992139          HEWLETT HARBOR                    NY         11557        SFD          7.375         6.750         $ 2,762.70
5992203          BETHANY BEACH                     DE         19930        SFD          7.750         6.750         $ 3,781.23
5992435          PORT ST LUCIE                     FL         34952        SFD          7.750         6.750         $ 2,540.84
5992567          RYE BROOK                         NY         10573        SFD          7.375         6.750         $ 2,603.85
5993275          SAVANNAH                          GA         31406        SFD          7.375         6.750         $ 2,762.71
5993762          NEW ROCHELLE                      NY         10804        SFD          7.500         6.750         $ 3,845.68
5994459          POMPANO BEACH                     FL         33062        SFD          7.375         6.750         $ 4,273.56
5994707          LOS ANGELES                       CA         90064        SFD          7.625         6.750         $ 2,930.27
5994726          FREEHOLD                          NJ         07728        SFD          7.500         6.750         $ 2,307.41
5994831          BROOKLYN                          NY         11215        SFD          7.000         6.733         $ 3,492.84
5996064          SAN FRANCISCO                     CA         94114        MF2          7.000         6.733         $ 3,758.96
5996164          LOS ANGELES                       CA         90045        SFD          7.125         6.750         $ 2,560.14
5996309          MARLBORO                          NJ         07746        SFD          7.250         6.750         $ 1,964.67
5996569          BOXFORD                           MA         01921        SFD          6.875         6.608         $ 4,270.04
5996594          JAMIACA ESTATES                   NY         11432        SFD          7.625         6.750         $ 2,095.07
5996686          NEVADA CITY                       CA         95959        SFD          7.625         6.750         $ 3,595.59
5996841          GLEN RIDGE                        NJ         07028        SFD          7.250         6.750         $ 2,046.53
5996916          FREMONT                           CA         94536        SFD          7.625         6.750         $ 2,477.28
5998097          KENILWORTH                        IL         60043        SFD          7.125         6.750         $ 4,379.18
5998824          BROOKLYN                          NY         11218        SFD          7.375         6.750         $ 2,590.04
5998939          ORMOND BEACH                      FL         32176        SFD          7.250         6.750         $ 2,373.98
5999047          SANTA CLARA                       CA         95051        SFD          7.375         6.750         $ 2,484.36
5999435          BROOKLYN                          NY         11215        COP          7.250         6.750         $ 2,810.57
5999566          HUNTINGTON                        NY         11743        SFD          7.125         6.750         $ 2,829.62
6005917          FORT WORTH                        TX         76179        SFD          6.875         6.608         $ 3,941.57
6006255          SAN FRANCISCO                     CA         94121        SFD          7.250         6.750         $ 2,176.15
6006666          BELLEVILLE                        IL         62220        SFD          7.500         6.750         $ 1,926.34
6006706          NEW YORK                          NY         10003        HCO          7.250         6.750         $ 2,217.08
6006806          NOVATO                            CA         94945        SFD          7.750         6.750         $ 2,507.45
6007159          CINCINNATI                        OH         45243        SFD          7.375         6.750         $ 5,967.44
6007512          NEW YORK                          NY         10016        HCO          7.000         6.733         $ 2,694.48
6007557          HIGHLAND PARK                     NJ         08904        SFD          7.000         6.733         $ 2,295.30
6007777          ALLENTOWN                         NJ         08501        SFD          7.250         6.750         $ 2,401.27
6008134          LITTLETON                         CO         80124        SFD          7.500         6.750         $ 3,496.08
6008219          ASHBURN                           VA         20147        SFD          7.125         6.750         $ 3,111.23
6008704          SEAGROVE BEACH                    FL         32459        SFD          7.375         6.750         $ 2,935.37
6008795          GARDEN CITY                       NY         11530        SFD          7.500         6.750         $ 3,496.08
6008934          WAYNESVILLE                       NC         28786        SFD          7.500         6.750         $ 3,552.01
6010423          NEW YORK                          NY         10014        MF3          7.500         6.750         $ 3,635.92
6011615          CHAPEL HILL                       NC         27514        SFD          7.500         6.750         $ 2,490.96
6011722          BOSTON                            MA         02116        MF2          7.750         6.750         $ 4,176.69
6012412          ALAMEDA                           CA         94502        SFD          7.375         6.750         $ 2,527.88
6012602          GREENWICH                         CT         06830        SFD          7.375         6.750         $ 5,801.67
6012958          BEDFORD                           NH         03110        SFD          7.125         6.750         $ 2,243.49
6013410          WELLESLEY                         MA         02481        SFD          7.125         6.750         $ 4,362.33
6013478          ANTIOCH                           CA         94509        SFD          7.125         6.750         $ 2,308.83
6013555          HOLLISWOOD                        NY         11423        SFD          7.250         6.750         $ 4,065.78
6014080          BEAVERCREEK                       OH         45434        SFD          7.250         6.750         $ 2,161.14
6014200          LAKELAND                          FL         33803        SFD          7.125         6.750         $ 2,236.75
6014593          WINDSOR                           CA         95492        SFD          7.250         6.750         $ 1,888.95
6014620          WEST NYACK                        NY         10994        SFD          7.625         6.750         $ 3,185.08
6014762          OAKLAND                           CA         94611        SFD          6.875         6.608         $ 2,680.53
6015990          STOW                              MA         01775        SFD          6.875         6.608         $ 2,312.39
6016119          CLARKSVILLE                       MD         21029        SFD          7.750         6.750         $ 4,441.76
6016783          DARIEN                            CT         06820        SFD          7.125         6.750         $ 3,368.60
6016930          HERCULES                          CA         94547        SFD          7.500         6.750         $ 2,552.14
6016949          WEST NEW YORK                     NJ         07093        SFD          7.625         6.750         $ 3,538.97
6016981          CENTREVILLE                       MD         21617        SFD          7.375         6.750         $ 1,971.53
6017134          YORKTOWN HEIGHTS                  NY         10598        SFD          7.625         6.750         $ 2,505.59
6017159          LONG BEACH                        CA         90803        SFD          7.375         6.750         $ 2,996.15
6017201          CHINO HILLS                       CA         91709        SFD          7.000         6.733         $ 1,836.24
6017400          BILLERICA                         MA         01821        SFD          7.750         6.750         $ 2,091.21
6017490          ANNAPOLIS                         MD         21401        SFD          8.000         6.750         $ 2,524.15
6017680          NEW YORK                          NY         10128        HCO          7.500         6.750         $ 3,635.92
6017739          PROSPECT                          KY         40059        SFD          7.125         6.750         $ 3,638.09
6018396          HOLLISTER                         CA         95023        SFD          7.500         6.750         $ 2,300.42
6018488          MILL VALLEY                       CA         94941        SFD          7.250         6.750         $ 2,660.49
6018656          SOUTH PADRE ISLAND                TX         78597        HCO          7.750         6.750          $ 870.45
6018668          FRANKLIN                          MA         02038        SFD          7.375         6.750         $ 3,626.05
6018853          GOLD CANYON                       AZ         85219        SFD          7.250         6.750         $ 2,268.31
6019038          NORTHRIDGE                        CA         91326        SFD          7.875         6.750         $ 2,294.85
6019101          OAKLAND                           CA         94618        SFD          7.125         6.750         $ 2,526.45
6019125          DALY CITY                         CA         94013        SFD          7.375         6.750         $ 2,652.20
6019159          OAKBROOK                          IL         60523        SFD          7.750         6.750         $ 6,985.02
6019493          LEWES                             DE         19958        SFD          6.875         6.608         $ 4,105.81
6019561          NEW YORK                          NY         10003        COP          7.625         6.750         $ 2,654.23
6019656          LAFAYETTE HILL                    PA         19444        SFD          7.500         6.750         $ 3,635.92
6019726          LARGO                             FL         33777        SFD          7.500         6.750         $ 5,181.18
6020040          HAYMARKET                         VA         20169        SFD          7.250         6.750         $ 2,919.71
6020622          MENDHAM                           NJ         07945        SFD          7.000         6.733         $ 2,095.70
6021658          FOUNTAIN HILLS                    AZ         85268        SFD          7.625         6.750         $ 2,310.95
6022070          HARRINGTON PARK                   NJ         07640        SFD          7.375         6.750         $ 2,320.67
6022127          SANTA CLARA                       CA         95050        SFD          7.750         6.750         $ 2,901.47
6022163          FREDERICKSBURG                    VA         22401        SFD          7.500         6.750         $ 2,041.71
6022243          CLINTON TOWNSHIP                  NJ         08809        SFD          7.875         6.750         $ 3,052.55
6022284          WALNUT CREEK                      CA         94598        SFD          7.000         6.733         $ 2,661.21
6022325          NEW CITY                          NY         10956        SFD          7.625         6.750         $ 2,499.93
6022334          NICEVILLE                         FL         32578        SFD          7.750         6.750         $ 2,166.44
6022512          LAGUNA BEACH                      CA         92651        SFD          7.000         6.733         $ 4,657.12
6022516          EVERGREEN                         CO         80439        SFD          7.000         6.733         $ 2,062.44
6022569          LOS GATOS                         CA         95032        SFD          7.000         6.733         $ 4,091.62
6022579          HEREFORD                          MD         21111        SFD          7.250         6.750         $ 2,421.73
6023219          FOSTER CITY                       CA         94404        SFD          7.250         6.750         $ 2,182.97
6023310          PHOENIX                           MD         21131        SFD          7.750         6.750         $ 2,836.99
6024454          FAIRFAX                           VA         22033        SFD          7.500         6.750         $ 2,762.87
6024849          SCOTTSDALE                        AZ         85255        SFD          7.250         6.750         $ 2,046.53
6024860          BRONX                             NY         10465        MF2          7.375         6.750         $ 3,121.86
6025273          LIVERMORE                         CA         94550        SFD          7.375         6.750         $ 2,554.12
6025296          MORGAN HILL                       CA         95037        SFD          7.375         6.750         $ 3,203.36
6025446          DANVILLE                          CA         94506        SFD          7.125         6.750         $ 4,338.75
6025754          EASTON                            PA         18042        SFD          7.375         6.750         $ 3,265.52
6025808          PORTLAND                          OR         97219        SFD          7.500         6.750         $ 2,712.95
6025831          SAN JOSE                          CA         95120        SFD          7.250         6.750         $ 2,774.07
6025882          MISSION VIEJO                     CA         92692        SFD          7.625         6.750         $ 3,255.86
6025975          OAK PARK                          IL         60304        SFD          7.500         6.750         $ 2,478.02
6025997          MERRICK                           NY         11566        SFD          7.250         6.750         $ 2,455.84
6026468          NEW YORK                          NY         10009        LCO          7.500         6.750          $ 699.22
6026653          SAN DIEGO                         CA         92101        HCO          7.875         6.750         $ 5,568.54
6026682          OAKTON                            VA         22124        SFD          7.500         6.750         $ 2,195.45
6026776          MORAGA                            CA         94556        SFD          7.125         6.750         $ 2,290.64
6026977          CENTERVILLE                       OH         45458        SFD          7.375         6.750         $ 2,830.39
6026979          SAN CLEMENTE                      CA         92672        SFD          7.250         6.750         $ 2,788.74
6026996          ISSAQUAH                          WA         98027        SFD          7.250         6.750         $ 2,496.77
6027092          MORAGA                            CA         94556        SFD          8.000         6.750         $ 3,815.58
6027104          KELLER                            TX         76262        SFD          7.375         6.750         $ 3,429.89
6027473          DUBLIN                            CA         94568        SFD          8.000         6.750         $ 4,732.79
6027503          BELMONT                           CA         94002        SFD          7.125         6.750         $ 3,368.60
6027948          MONTCLAIR                         NJ         07042        SFD          7.500         6.750         $ 3,016.14
6028035          MINNETONKA                        MN         55345        SFD          7.375         6.750         $ 2,762.70
6028058          FOUNTAIN VALLEY                   CA         92708        SFD          7.000         6.733         $ 1,250.77
6028437          ARLINGTON                         MA         02474        MF2          7.500         6.750         $ 2,981.46
6028549          STATEN ISLAND                     NY         10309        SFD          7.750         6.750         $ 2,794.01
6028760          MILPITAS                          CA         95035        SFD          7.500         6.750         $ 3,146.47
6028939          PIEDMONT                          CA         94611        SFD          7.125         6.750         $ 3,907.57
6028978          RYE BROOK                         NY         10573        SFD          6.625         6.358         $ 2,881.40
6029187          UPPER SADDLE RIVER                NJ         07458        SFD          7.375         6.750         $ 4,489.39
6029235          EDISON TOWNSHIP                   NJ         08820        SFD          8.000         6.750         $ 2,228.81
6029364          CHAPPAQUA                         NY         10514        SFD          7.250         6.750         $ 2,465.98
6029861          SAN CARLOS                        CA         94070        SFD          7.750         6.750         $ 3,008.94
6029884          STATEN ISLAND                     NY         10301        COP          7.625         6.750          $ 283.12
6030072          REISTERSTOWN                      MD         21136        SFD          7.500         6.750         $ 8,390.57
6030096          EAST PATCHOGUE                    NY         11772        SFD          7.375         6.750         $ 2,713.09
6030165          LOS ANGELES                       CA         91356        SFD          7.625         6.750         $ 5,170.43
6030172          WOODLAND HILLS                    CA         91367        SFD          7.625         6.750         $ 2,350.09
6030276          LOS ANGELES                       CA         90049        SFD          7.000         6.733         $ 5,319.10
6030481          SANTA ANA                         CA         92706        SFD          7.375         6.750         $ 3,410.21
6030926          NEWPORT BEACH                     CA         92663        SFD          7.250         6.750         $ 2,373.98
6030945          ROSLYN                            NY         11577        SFD          7.250         6.750         $ 2,762.82
6031368          LAKE OZARK                        MO         65049        SFD          7.625         6.750         $ 4,007.89
6031662          MANHATTAN BEACH                   CA         90266        SFD          7.750         6.750         $ 4,638.77
6031721          CAMARILLO                         CA         93012        SFD          7.500         6.750         $ 2,062.69
6031816          WAYNE                             NJ         07470        SFD          7.625         6.750         $ 2,373.95
6032040          NEW YORK                          NY         10017        HCO          7.625         6.750         $ 3,091.64
6032108          NORTH ANDOVER                     MA         01845        SFD          7.625         6.750         $ 2,901.96
6032230          SUDBURY                           MA         01776        SFD          7.250         6.750         $ 3,069.80
6032735          SAN DIEGO                         CA         92122        SFD          7.625         6.750         $ 2,548.06
6033323          EAST MORICHES                     NY         11940        SFD          7.125         6.750         $ 3,368.60
6033384          SAN FRANCISCO                     CA         94131        SFD          7.375         6.750         $ 3,522.45
6033410          MOSS BEACH                        CA         94038        SFD          7.000         6.733         $ 2,860.81
6033562          FAYETTEVILLE                      NC         28303        SFD          8.000         6.750         $ 3,962.33
6033662          DENMARK TWNSHP                    MN         55016        SFD          7.625         6.750         $ 2,353.42
6033669          SAN CLEMENTE                      CA         92673        SFD          7.375         6.750         $ 2,481.26
6033706          FRANKLIN SQUARE                   NY         11010        SFD          7.750         6.750         $ 1,361.18
6033764          ROUND ROCK                        TX         78664        SFD          7.000         6.733         $ 2,311.93
6033873          HOCKESSIN                         DE         19707        SFD          7.500         6.750         $ 2,167.56
6034072          SUNNYVALE                         CA         94086        SFD          7.750         6.750         $ 3,252.52
6034074          NEW YORK                          NY         10024        HCO          7.875         6.750         $ 4,169.15
6034137          LIBERTYVILLE                      IL         60048        SFD          7.625         6.750         $ 2,700.00
6034143          HERCULES                          CA         94547        SFD          7.125         6.750         $ 2,358.36
6034144          WOODBURY                          NY         11797        SFD          7.250         6.750         $ 5,116.33
6034276          MOUNT KISCO                       NY         10549        LCO          7.250         6.750         $ 2,762.82
6034447          OAK PARK                          IL         60302        SFD          7.500         6.750         $ 4,544.90
6034460          DAVIE                             FL         33331        SFD          7.750         6.750         $ 2,579.08
6034534          MONTICELLO                        MN         55362        SFD          7.750         6.750         $ 2,654.31
6034593          REDMOND                           WA         98053        SFD          7.875         6.750         $ 2,566.75
6034877          SCARSDALE                         NY         10583        SFD          7.625         6.750         $ 3,538.97
6034917          NOKESVILLE                        VA         20181        SFD          7.500         6.750         $ 2,182.60
6034932          LOWER MERION TOWNSHIP             PA         19010        SFD          7.500         6.750         $ 4,167.32
6034977          CARMEL VALLEY                     CA         93924        SFD          7.125         6.750         $ 2,694.88
6035052          LOS ALTOS                         CA         94024        SFD          7.000         6.733         $ 4,324.47
6035076          LLOYD NECK                        NY         11743        SFD          7.500         6.750         $ 2,796.86
6035149          SAN JOSE                          CA         95116        SFD          7.125         6.750         $ 1,313.76
6035153          GOLDEN                            CO         80403        SFD          7.125         6.750         $ 2,674.67
6035222          DIX HILLS                         NY         11746        SFD          7.625         6.750         $ 2,866.57
6035421          ALAMO                             CA         94507        SFD          8.250         6.750         $ 3,944.15
6035457          BROOKLINE                         MA         02446        SFD          7.250         6.750         $ 2,524.06
6035511          SOUTHLAKE                         TX         76092        SFD          7.625         6.750         $ 3,708.84
6035546          CLARKSVILLE                       MD         21029        SFD          7.500         6.750         $ 2,684.99
6035760          SCARSDALE                         NY         10583        SFD          7.375         6.750         $ 6,906.76
6035906          ROCKVILLE CENTRE                  NY         11570        SFD          7.500         6.750         $ 3,202.41
6035970          CHICAGO                           IL         60614        LCO          7.875         6.750         $ 2,515.99
6036015          REDONDO BEACH                     CA         90277        SFD          7.500         6.750         $ 2,796.86
6036161          WOODSTOCK                         GA         30188        SFD          7.500         6.750         $ 2,335.38
6036491          PLEASANTVILLE                     NY         10570        SFD          7.500         6.750         $ 4,160.33
6036560          PACIFICA                          CA         94044        SFD          7.250         6.750         $ 2,621.61
6036596          FAIRFAX                           VA         22033        SFD          7.375         6.750         $ 2,677.31
6036606          ST PAUL                           MN         55116        SFD          7.375         6.750         $ 2,210.16
6036630          NEW YORK                          NY         10021        COP          7.375         6.750         $ 2,710.90
6036657          RALEIGH                           NC         27612        SFD          7.375         6.750         $ 2,590.04
6036720          NORTH ANDOVER                     MA         01845        SFD          7.250         6.750         $ 2,663.77
6036780          HAUGHTON                          LA         71037        SFD          7.750         6.750         $ 2,291.09
6036801          SAN DIEGO                         CA         92131        SFD          7.500         6.750         $ 2,517.18
6037046          NORCO                             CA         92860        SFD          7.250         6.750         $ 2,728.71
6037049          RANCHO SANTA MARGARITA            CA         92688        SFD          7.750         6.750         $ 2,856.70
6037377          SHOREHAM                          NY         11786        SFD          7.750         6.750          $ 980.42
6037544          ELLICOTT CITY                     MD         21042        SFD          7.625         6.750         $ 2,729.25
6037726          OLD GREENWICH                     CT         06870        SFD          7.250         6.750         $ 2,694.60
6037735          DOWNINGTON                        PA         19335        SFD          7.750         6.750         $ 2,407.15
6037876          GLENCOE                           MO         63038        SFD          7.250         6.750         $ 5,969.04
6038102          BELLEVUE                          WA         98006        SFD          7.375         6.750         $ 5,525.41
6038173          SAN RAMON                         CA         94583        SFD          7.250         6.750         $ 2,831.04
6038205          SANTA CLARA                       CA         95051        SFD          7.125         6.750         $ 2,169.37
6038247          LAKE SHORE                        MN         56468        SFD          7.500         6.750         $ 2,377.33
6038270          MEDINA                            MN         55340        SFD          7.500         6.750         $ 3,167.45
6038284          MISSION VIEJO                     CA         92692        SFD          8.000         6.750         $ 3,485.39
6038378          SMITHTOWN                         NY         11787        SFD          7.875         6.750          $ 978.84
6038514          EAST MARION                       NY         11939        SFD          7.750         6.750         $ 1,260.00
6038533          RANCHO MURIETA                    CA         95683        SFD          7.750         6.750         $ 2,382.08
6038746          WEST NORWALK                      CT         06851        SFD          7.500         6.750         $ 2,378.10
6038876          SAN JOSE                          CA         95135        SFD          7.625         6.750         $ 2,654.23
6038933          WEST PALM BEACH                   FL         33401        SFD          7.750         6.750         $ 3,361.81
6039005          RESTON                            VA         20191        SFD          7.375         6.750         $ 4,489.39
6039087          KENSINGTON                        MD         20895        SFD          7.500         6.750         $ 3,447.13
6039151          HANOVER                           NH         03755        SFD          7.250         6.750         $ 2,231.13
6039183          ELIZABETH                         CO         80107        SFD          7.250         6.750         $ 2,094.29
6039254          CORONA                            CA         92883        SFD          7.500         6.750         $ 2,251.47
6039491          FREMONT                           CA         94536        SFD          7.500         6.750         $ 2,304.62
6039540          ARLINGTON                         VA         22201        SFD          7.750         6.750         $ 3,365.49
6039643          SAN PEDRO                         CA         90732        SFD          7.375         6.750         $ 2,348.30
6039760          CHESTERFIELD                      MO         63017        SFD          7.500         6.750         $ 2,013.74
6039863          FAIRFAX                           VA         22030        SFD          7.500         6.750         $ 2,727.64
6039868          SOUTHAMPTON                       NY         11968        SFD          7.625         6.750         $ 2,689.62
6039896          CHAPEL HILL                       NC         27514        SFD          7.250         6.750         $ 2,046.53
6039921          MILL VALLEY                       CA         94941        PUD          7.250         6.750         $ 2,305.76
6040001          SUNNYVALE                         CA         94087        SFD          7.000         6.733         $ 2,528.15
6040014          SAN MATEO                         CA         94402        SFD          7.375         6.750         $ 2,978.54
6040074          ENCINITAS                         CA         92024        SFD          7.750         6.750         $ 3,510.43
6040102          CONCORD                           MA         01742        SFD          6.875         6.608         $ 2,726.26
6040226          SAN DIEGO                         CA         92110        SFD          7.750         6.750         $ 2,521.78
6040459          HARTSDALE                         NY         10530        SFD          7.625         6.750         $ 2,406.50
6040470          BALDWIN HARBOR                    NY         11510        SFD          7.625         6.750         $ 2,304.58
6040476          WALNUT CREEK                      CA         94598        SFD          7.250         6.750         $ 2,196.61
6040479          NEW YORK                          NY         10027        SFD          7.625         6.750         $ 3,390.33
6040529          DALLAS                            TX         75248        SFD          7.375         6.750         $ 2,748.89
6040617          MCLEAN                            VA         22101        SFD          7.250         6.750         $ 3,342.67
6040711          RIDGEWOOD                         NJ         07450        SFD          7.500         6.750         $ 3,496.08
6040859          MESA                              AZ         85207        SFD          7.875         6.750         $ 2,436.24
6040945          LOS ANGELES                       CA         90049        SFD          7.500         6.750         $ 2,866.78
6040974          EUGENE                            OR         97401        SFD          7.250         6.750         $ 2,237.54
6040993          DAWSONVILLE                       GA         30534        SFD          7.000         6.733         $ 1,995.91
6041021          FAIRFAX                           VA         22032        SFD          7.125         6.750         $ 2,607.29
6041072          MANHASSET HILLS                   NY         11040        SFD          7.375         6.750         $ 2,969.91
6041088          FRANKLIN                          MA         02038        SFD          6.875         6.608         $ 2,102.18
6041092          ALEXANDRIA                        VA         22304        SFD          7.000         6.733         $ 2,328.56
6041114          GREAT NECK                        NY         11021        SFD          7.250         6.750         $ 2,899.25
6041133          FORT COLLINS                      CO         80525        SFD          7.375         6.750         $ 3,591.52
6041178          UNION CITY                        CA         94587        SFD          8.000         6.750         $ 3,769.72
6041196          TRACY                             CA         95376        SFD          7.750         6.750         $ 2,407.15
6041210          DENVER                            CO         80220        SFD          7.375         6.750         $ 3,626.04
6041395          EDGARTOWN                         MA         02539        SFD          7.125         6.750          $ 720.21
6041430          PARK RIDGE                        IL         60068        SFD          7.375         6.750         $ 2,555.50
6041440          KEY WEST                          FL         33040        SFD          7.375         6.750         $ 6,293.78
6041466          WESTMINSTER                       CO         80021        SFD          7.500         6.750         $ 4,111.38
6041513          ROCHESTER                         MN         55901        SFD          7.250         6.750         $ 2,288.02
6041635          VIENNA                            VA         22181        SFD          7.500         6.750         $ 4,279.20
6041672          LEXINGTON                         MA         02420        SFD          7.625         6.750         $ 7,077.94
6041676          MALIBU                            CA         90265        SFD          7.625         6.750         $ 4,600.66
6041774          CHATHAM                           NJ         07928        SFD          7.125         6.750         $ 2,216.54
6041795          SAN JOSE                          CA         95125        SFD          7.250         6.750         $ 2,571.81
6041949          PALMETTO                          FL         34221        SFD          7.500         6.750         $ 2,251.47
6041952          SAN MARINO                        CA         91108        SFD          7.125         6.750         $ 2,442.83
6042000          BROOKLINE                         MA         02446        SFD          7.375         6.750         $ 2,755.80
7845942          PAGOSA SPRINGS                    CO         81147        SFD          7.500         6.750         $ 2,370.34
8084355          BOULDER                           CO         80304        SFD          7.625         6.750         $ 4,600.66
8107442          CLERMONT                          FL         34711        SFD          7.250         6.750         $ 3,410.88
8138784          NORTHVILLE                        MI         48167        SFD          7.875         6.750         $ 4,524.43
8151068          RANCHO MIRAGE                     CA         92270        SFD          7.500         6.750         $ 2,238.12
8156645          OAK PARK                          CA         91377        SFD          7.500         6.750         $ 3,772.63
8157900          TEANECK                           NJ         07666        SFD          7.875         6.750         $ 5,583.03
8169803          CHAPEL HILL                       NC         27514        SFD          7.500         6.750         $ 2,477.35
8182425          DYER                              IN         46311        SFD          7.250         6.750         $ 2,881.51
8192123          KELLER                            TX         76262        SFD          7.625         6.750         $ 3,270.01
8204839          ELLICOTT CITY                     MD         21042        SFD          7.375         6.750         $ 2,072.03
8209838          KERRVILLE                         TX         78028        SFD          7.375         6.750         $ 4,972.86
8210541          SCOTTSDALE                        AZ         85259        SFD          7.500         6.750         $ 3,516.56
8211387          AUSTIN                            TX         78730        SFD          7.125         6.750         $ 4,998.99
8213364          SOUTHLAKE                         TX         76092        SFD          7.500         6.750         $ 2,328.66
8215718          EAST HAMPTON                      NY         11937        SFD          7.875         6.750         $ 3,944.38
8217398          KENNEDALE                         TX         76063        SFD          7.250         6.750         $ 2,455.83
8220316          COLORADO SPRINGS                  CO         80920        SFD          7.250         6.750         $ 2,761.90
8222091          DEEPHAVEN                         MN         55391        SFD          7.375         6.750         $ 3,177.11
8225458          RALEIGH                           NC         27614        SFD          7.250         6.750         $ 4,080.23
8232675          AUSTIN                            TX         78731        SFD          7.125         6.750         $ 2,742.03
8236597          CARPINTERIA                       CA         93013        LCO          7.375         6.750         $ 2,652.19
8239818          CARBONDALE                        CO         81623        SFD          7.250         6.750         $ 2,387.62
8259588          DARNESTOWN                        MD         20878        SFD          7.625         6.750         $ 3,715.92
8261738          LITTLETON                         CO         80124        SFD          7.500         6.750         $ 2,970.96
8272659          HIGHLANDS RANCH                   CO         80126        SFD          7.625         6.750         $ 2,616.13
8273027          POTOMAC FALLS                     VA         20165        SFD          7.000         6.733         $ 2,746.37
8276437          RYE                               CO         81069        SFD          7.625         6.750         $ 2,654.23
8279793          ASHBURN                           VA         20147        SFD          7.000         6.733         $ 2,939.64
8285022          CHINO HILLS                       CA         91709        SFD          7.625         6.750         $ 2,377.71
8288648          ALDIE                             VA         20105        SFD          7.125         6.750         $ 3,451.12
8294623          DARNESTOWN                        MD         20878        SFD          7.250         6.750         $ 3,289.80
8296941          GEORGETOWN                        TX         78628        SFD          7.875         6.750         $ 2,537.74
8298383          HENDERSON                         NV         89015        SFD          7.875         6.750         $ 3,480.33
8303454          CHICO                             CA         95973        SFD          7.375         6.750         $ 2,220.69
8307496          SACRAMENTO                        CA         95864        SFD          7.375         6.750         $ 2,227.43
8311711          OXNARD                            CA         93030        SFD          7.500         6.750         $ 1,978.14
8312055          GRETNA                            NE         68136        SFD          7.125         6.750         $ 3,319.41
8314196          ROBINS                            IA         52328        SFD          7.125         6.750         $ 2,694.87
8317242          ALDIE                             VA         20105        SFD          7.000         6.733         $ 2,262.03
8317551          BROOMFIELD                        CO         80020        SFD          7.375         6.750         $ 2,604.67
8321169          KEARNEY                           NE         68847        SFD          7.500         6.750         $ 3,090.53
8323240          AVALON                            NJ         08202        MF2          7.500         6.750         $ 3,426.66
8323481          RANDOLPH                          NJ         07869        SFD          7.250         6.750         $ 3,356.31
8330479          SIOUX FALLS                       SD         57103        SFD          7.250         6.750         $ 3,512.77
8338104          CLARKSVILLE                       MD         21029        SFD          7.250         6.750         $ 3,020.34
8339402          MARRIOTTSVILLE                    MD         21104        SFD          7.375         6.750         $ 2,596.94
8341592          CHARLOTTE                         NC         28262        SFD          6.750         6.483         $ 1,914.18
8344690          RALEIGH                           NC         27614        SFD          7.250         6.750         $ 3,240.34
8345327          KILLINGTON                        VT         05751        LCO          7.125         6.750         $ 2,337.70
8345820          WHITE LAKE                        MI         48386        SFD          7.375         6.750         $ 2,460.53
8346794          CARLSBAD                          CA         92009        SFD          7.375         6.750         $ 3,750.37
8347101          HAMILTON                          VA         20158        SFD          7.625         6.750         $ 2,831.17
8354156          FRANKLIN LAKES                    NJ         07417        SFD          7.125         6.750         $ 3,873.88
8355173          MADISON                           AL         35758        SFD          7.750         6.750         $ 2,481.29
8355277          MINDEN                            NV         89423        SFD          7.250         6.750         $ 2,237.54
8355607          COLORADO SPRINGS                  CO         80921        SFD          7.125         6.750         $ 3,348.38
8361900          EL DORADO HILLS                   CA         95762        SFD          7.500         6.750         $ 3,092.63
8362648          SILVER SPRING                     MD         20905        SFD          7.625         6.750         $ 4,109.80
8365228          DANIEL ISLAND                     SC         29492        SFD          7.625         6.750         $ 2,401.90
8368791          GERMANTOWN                        MD         20874        SFD          7.875         6.750         $ 2,428.98
8369773          FAIRFAX                           VA         22033        SFD          7.250         6.750         $ 2,899.25
8370369          CROWNSVILLE                       MD         21032        SFD          7.375         6.750         $ 2,562.40
8372422          POTOMAC FALLS                     VA         20165        SFD          6.875         6.608         $ 2,495.67
8373149          MOORESVILLE                       NC         28117        SFD          6.875         6.608         $ 2,349.81
8373405          CARLSBAD                          CA         92009        SFD          7.000         6.733         $ 2,827.54
8374603          EL DORADO HILLS                   CA         95762        SFD          7.250         6.750         $ 3,403.38
8376521          DAVIDSONVILLE                     MD         21035        SFD          7.875         6.750         $ 3,621.36
8378082          BURTONSVILLE                      MD         20866        SFD          7.375         6.750         $ 2,620.77
8380009          CHASKA                            MN         55318        SFD          7.250         6.750         $ 2,181.60
8382730          COMMERCE CITY                     CO         80222        SFD          7.250         6.750         $ 2,384.89
8384248          VISALIA                           CA         93291        SFD          7.625         6.750         $ 2,123.38
8384328          CARLSBAD                          CA         92009        SFD          7.375         6.750         $ 3,978.29
8387936          MONROE TOWNSHIP                   NJ         08831        SFD          7.625         6.750         $ 2,866.56
8389816          ORLANDO                           FL         32832        SFD          7.375         6.750         $ 2,895.31
8390683          TARZANA                           CA         91356        SFD          7.625         6.750         $ 2,406.50
8395054          BROOMFIELD                        CO         80020        SFD          7.625         6.750         $ 2,928.11
8401327          IRVINE                            CA         92618        SFD          7.375         6.750         $ 2,341.44
8402766          POWELL                            OH         43065        SFD          7.500         6.750         $ 2,454.65
8403607          WESTON                            CT         06883        SFD          7.250         6.750         $ 6,523.31
8403952          SIMI VALLEY                       CA         93065        SFD          7.375         6.750         $ 3,246.17
8404779          SIMI VALLEY                       CA         93065        SFD          7.625         6.750         $ 2,628.89
8405759          EL PASO                           TX         79912        SFD          7.000         6.733         $ 2,993.86
8407241          SPOTSWOOD                         NJ         08884        SFD          7.750         6.750         $ 2,230.19
8408378          ROCKVILLE                         MD         20853        SFD          7.375         6.750         $ 2,342.98
8411325          ASHBURN                           VA         20147        SFD          7.000         6.733         $ 2,323.57
8411454          GERMANTOWN                        MD         20874        SFD          7.625         6.750         $ 2,342.44
8412381          GLENWOOD                          MD         21738        SFD          7.750         6.750         $ 2,292.52
8412634          NORTH WALES                       PA         19454        SFD          6.875         6.608         $ 2,135.02
8412687          CHULA VISTA                       CA         91914        SFD          7.625         6.750         $ 2,650.69
8414307          MARTINEZ                          CA         94553        SFD          7.375         6.750         $ 2,406.19
8419486          SAN MATEO                         CA         94401        LCO          7.500         6.750         $ 2,657.02
8422775          CROWNSVILLE                       MD         21032        SFD          7.500         6.750         $ 3,028.30
8426978          ELKRIDGE                          MD         21075        SFD          7.375         6.750         $ 2,192.89
8431698          WEST CHESTER                      PA         19380        SFD          7.625         6.750         $ 2,744.47
8433509          ELMHURST                          IL         60126        SFD          8.000         6.750         $ 2,311.36
8436946          SAN MATEO                         CA         94403        LCO          7.375         6.750         $ 2,863.24
8440458          LAS VEGAS                         NV         89123        SFD          8.000         6.750         $ 2,287.88
8441995          FREDERICK                         MD         21704        SFD          7.500         6.750         $ 2,759.45
8442140          FREDERICK                         MD         21704        SFD          7.250         6.750         $ 2,687.77
8446335          DAVIDSONVILLE                     MD         21035        SFD          7.250         6.750         $ 2,503.59
8448349          ROCKLIN                           CA         95765        SFD          7.250         6.750         $ 2,217.07
8448893          MILPITAS                          CA         95035        LCO          7.375         6.750         $ 2,518.75
8449817          WINTERSET                         IA         50273        SFD          7.250         6.750         $ 2,182.96
8452445          SAN DIEGO                         CA         92130        SFD          7.375         6.750         $ 3,424.02
8454879          WOODBINE                          MD         21797        SFD          7.375         6.750         $ 2,635.64
8456868          IRVINE                            CA         92602        LCO          7.125         6.750         $ 2,111.99
8460689          MPLS                              MN         55409        SFD          7.000         6.733         $ 3,512.26
8462953          IRVINE                            CA         92602        LCO          7.125         6.750         $ 2,098.30
8475583          MINDEN                            NV         89423        SFD          7.375         6.750         $ 2,099.65
8477255          DELAFIELD                         WI         53018        SFD          7.750         6.750         $ 4,613.69
8479341          IRVINE                            CA         92602        SFD          7.125         6.750         $ 3,082.94
8481421          AURORA                            CO         80016        SFD          7.250         6.750         $ 2,313.94
8481740          IRVINE                            CA         92604        SFD          7.250         6.750         $ 2,264.83
8481820          EL DORADO HILLS                   CA         95762        SFD          7.000         6.733         $ 2,301.95
8483250          ENCINITAS                         CA         92024        SFD          7.375         6.750         $ 2,590.03
8489382          SAN DIEGO                         CA         92127        SFD          6.875         6.608         $ 2,369.82
8492204          EDINA                             MN         55424        SFD          7.500         6.750         $ 2,265.45
8499047          KIRKLAND                          WA         98033        SFD          7.250         6.750         $ 4,103.97
8502657          FORT COLLINS                      CO         80528        SFD          7.000         6.733         $ 3,200.11
8504468          CASTAIC AREA                      CA         91384        SFD          7.125         6.750         $ 2,271.46
8516821          SAINT JAMES                       NY         11780        SFD          7.375         6.750         $ 2,486.43
8523329          CASTAIC AREA                      CA         91384        SFD          7.125         6.750         $ 2,089.79
8524427          O'FALLON                          MO         63366        SFD          7.625         6.750         $ 2,364.03
8533766          LADERA RANCH                      CA         92694        SFD          7.250         6.750         $ 2,281.50
8536171          REHOBOTH BEACH                    DE         19971        SFD          7.500         6.750         $ 4,057.54
8537633          MOORPARK                          CA         93021        SFD          7.500         6.750         $ 2,377.33
8542660          THOUSAND OAKS                     CA         91362        SFD          7.250         6.750         $ 5,068.57
8544494          CARBONDALE                        CO         81623        SFD          7.750         6.750         $ 2,567.62
8546213          VIENNA                            VA         22182        SFD          7.250         6.750         $ 2,360.33
8546231          ROCKLIN                           CA         95765        SFD          7.625         6.750         $ 2,388.80
8550825          MILPITAS                          CA         95035        LCO          7.500         6.750         $ 2,673.10
8553690          SAN BRUNO                         CA         94066        SFD          7.250         6.750         $ 2,974.29
8555214          SCOTCH PLAINS                     NJ         07076        SFD          7.500         6.750         $ 6,013.24
8564018          UNION CITY                        CA         94587        SFD          7.000         6.733         $ 2,075.74
8567678          ANACORTES                         WA         98221        SFD          7.250         6.750         $ 2,947.00
8569333          MONTCLAIR                         NJ         07042        SFD          7.375         6.750         $ 2,072.03
8570781          NEW YORK                          NY         10003        LCO          7.625         6.750         $ 7,077.94
8574765          PRIOR LAKE                        MN         55372        SFD          7.250         6.750         $ 3,479.10
8577337          SAN FRANCISCO                     CA         94123        LCO          7.125         6.750         $ 4,374.79
8586465          LOS ANGELES                       CA         90019        MF2          7.500         6.750         $ 3,162.20
8590687          EAGLE                             ID         83616        SFD          7.250         6.750         $ 2,237.54
8590880          MARTINEZ                          CA         94553        SFD          7.500         6.750         $ 2,020.73
8591399          KENT                              WA         98042        SFD          7.375         6.750         $ 2,434.63
8592500          MILLBURN TOWNSHIP                 NJ         07078        SFD          7.625         6.750         $ 2,276.26
8593206          MEAD                              CO         80542        SFD          7.250         6.750         $ 2,653.67
8594531          ROCHESTER                         MN         55902        SFD          7.125         6.750         $ 2,243.48
8594916          AURORA                            CO         80016        SFD          7.375         6.750         $ 2,414.35
8596922          RIVERSIDE                         CA         92504        SFD          7.375         6.750         $ 2,161.81
8597280          STEVENSON RANCH                   CA         91381        SFD          7.375         6.750         $ 3,614.99
8601623          ST PAUL                           MN         55105        SFD          7.125         6.750         $ 2,689.48
8602256          LANCASTER                         CA         93536        SFD          7.375         6.750         $ 2,576.22
8605435          WEST HILLS AREA                   CA         91307        SFD          7.375         6.750         $ 3,398.12
8605882          PACIFICA                          CA         94044        SFD          7.500         6.750         $ 2,618.56
8607048          SOLANA BEACH                      CA         92075        SFD          7.250         6.750         $ 3,410.88
8607353          WAKE FOREST                       NC         27587        SFD          7.250         6.750         $ 5,457.41
8608264          DEL MAR                           CA         92014        SFD          7.375         6.750         $ 3,798.71
8611851          GRAND ISLAND                      NE         68801        SFD          7.500         6.750         $ 2,228.75
8612025          SILVER POINT                      TN         38582        SFD          7.250         6.750         $ 2,165.91
8612973          CAMPBELL                          CA         95008        SFD          7.125         6.750         $ 2,027.89
8614298          NEWTOWN TWP                       PA         18940        SFD          7.250         6.750         $ 2,005.60
8614723          SACRAMENTO                        CA         95829        SFD          7.250         6.750         $ 2,625.01
8616834          SCARSDALE                         NY         10583        SFD          7.125         6.750         $ 2,998.05
8617033          RIVERSIDE                         CA         92507        SFD          7.375         6.750         $ 2,244.92
8617080          EUGENE                            OR         97408        SFD          7.625         6.750         $ 3,538.97
8617183          SAN RAMON                         CA         94583        SFD          7.125         6.750         $ 2,506.23
8619585          MARTINEZ                          CA         94553        SFD          7.500         6.750         $ 2,287.48
8621601          GRANADA HILLS                     CA         91344        SFD          7.500         6.750         $ 2,691.98
8622528          COLORADO SPRINGS                  CO         80906        SFD          7.125         6.750         $ 3,419.12
8623590          LAS VEGAS                         NV         89117        SFD          7.375         6.750         $ 2,486.43
8627320          BELLEVUE                          WA         98008        SFD          7.375         6.750         $ 2,286.13
8630234          SHERMAN OAKS                      CA         91403        SFD          7.250         6.750         $ 3,329.02
8630765          VALLEJO                           CA         94591        SFD          7.375         6.750         $ 2,371.21
8633803          CASTRO VALLEY                     CA         94552        SFD          7.750         6.750         $ 2,930.13
8634710          SANTA ROSA                        CA         95403        SFD          7.375         6.750         $ 2,196.35
8635040          GRAHAM                            WA         98338        SFD          7.500         6.750         $ 2,097.64
8635220          KATONAH                           NY         10536        SFD          7.250         6.750         $ 2,101.10
8635565          SWANTON                           MD         21561        SFD          7.000         6.733         $ 2,022.52
8635812          ANDOVER                           MA         01810        SFD          7.125         6.750         $ 4,379.17
8635915          GREENWICH                         CT         06830        SFD          7.625         6.750         $ 7,077.94
8635974          LITITZ                            PA         17543        SFD          7.000         6.733         $ 3,143.55
8639020          SAUSALITO                         CA         94965        SFD          6.875         6.608         $ 4,007.27
8641327          ANNAPOLIS                         MD         21403        SFD          7.000         6.733         $ 3,166.84
8641464          STEVENSON RANCH                   CA         91381        SFD          7.375         6.750         $ 3,085.80
8641500          SAN FRANCISCO                     CA         94110        LCO          7.125         6.750         $ 2,538.40
8641518          BASALT                            CO         81621        SFD          7.125         6.750         $ 2,425.39
8641683          ALBUQUERQUE                       NM         87112        SFD          7.750         6.750         $ 2,177.89
8643268          BRONXVILLE                        NY         10708        SFD          7.250         6.750         $ 8,186.12
8644040          SAN FRANCISCO                     CA         94110        LCO          7.375         6.750         $ 2,175.63
8645139          LOS GATOS                         CA         95030        LCO          7.000         6.733         $ 2,661.21
8646393          SAN BRUNO                         CA         94066        SFD          7.375         6.750         $ 2,486.43
8646940          GRIMES                            IA         50111        SFD          7.250         6.750         $ 2,150.22
8647022          WASHINGTON                        DC         20012        SFD          7.500         6.750         $ 2,757.70
8647355          PARK RIDGE                        IL         60068        SFD          7.750         6.750         $ 2,636.40
8649793          COPPELL                           TX         75063        SFD          7.125         6.750         $ 2,117.04
8650179          WARREN TOWNSHIP                   NJ         07059        SFD          7.375         6.750         $ 4,144.05
8652338          WEST HILLS                        CA         91307        SFD          7.375         6.750         $ 2,331.03
8652485          RIVERSIDE                         CT         06878        SFD          7.500         6.750         $ 6,992.15
8654158          DUNN LORING                       VA         22027        SFD          7.500         6.750         $ 3,474.28
8654894          HAYWARD                           CA         94542        SFD          7.125         6.750         $ 3,936.40
8655790          MONROVIA                          CA         91016        SFD          7.250         6.750         $ 2,783.28
8656063          LA CANADA-FLINTRIDGE              CA         91011        SFD          7.125         6.750         $ 6,130.84
8656454          NEWARK                            CA         94560        SFD          7.125         6.750         $ 3,328.17
8657730          WASHINGTON                        DC         20016        SFD          6.625         6.358         $ 2,561.24
8658003          BETHESDA                          MD         20817        SFD          7.375         6.750         $ 3,961.02
8659266          VILLA PARK                        CA         92861        SFD          7.000         6.733         $ 2,703.12
8660917          EAGAN                             MN         55123        SFD          8.000         6.750         $ 2,906.81
8661572          LAKE BLUFF                        IL         60044        SFD          7.500         6.750         $ 3,461.12
8661959          INDEPENDENCE                      MI         48348        SFD          7.250         6.750         $ 3,103.90
8663705          BASALT                            CO         81621        SFD          7.000         6.733         $ 2,661.21
8664023          DUNN LORING                       VA         22027        PUD          7.500         6.750         $ 3,105.65
8664105          WASHINGTON                        DC         20016        SFD          7.250         6.750         $ 2,090.87
8665292          MILL VALLEY                       CA         94941        SFD          7.500         6.750         $ 4,649.78
8665728          MOUNT VERNON                      WA         98274        SFD          7.375         6.750         $ 2,606.61
8665928          HADDONFIELD                       NJ         08033        SFD          7.125         6.750         $ 3,099.11
8666715          PLAINVIEW                         NY         11803        SFD          7.250         6.750         $ 3,069.79
8666759          LAGUNA BEACH                      CA         92651        SFD          7.000         6.733         $ 3,273.29
8667273          VIENNA                            VA         22182        SFD          7.500         6.750         $ 2,175.96
8667405          ARDMORE                           PA         19003        SFD          7.250         6.750         $ 3,765.61
8667625          OTTUMWA                           IA         52501        SFD          7.250         6.750         $ 3,574.60
8668471          ATLANTA                           GA         30342        SFD          7.250         6.750         $ 2,581.36
8668569          FARGO                             ND         58104        SFD          7.375         6.750         $ 2,072.03
8669336          IRVINE                            CA         92612        SFD          7.375         6.750         $ 2,241.24
8669386          E. NORTHPORT                      NY         11731        SFD          7.375         6.750         $ 2,141.09
8669611          BASALT                            CO         81621        SFD          7.375         6.750         $ 2,497.48
8669751          ALBUQUERQUE                       NM         87114        SFD          7.000         6.733         $ 3,692.43
8669934          STATE COLLEGE                     PA         16801        SFD          7.500         6.750         $ 2,447.25
8670586          NORTH SALT LAKE                   UT         84054        SFD          7.375         6.750         $ 3,038.97
8670902          WESTLAKE VILLAGE                  CA         91361        SFD          6.750         6.483         $ 3,242.99
8671155          BARNEGAT LIGHT                    NJ         08006        SFD          7.250         6.750         $ 3,794.26
8671525          RED BANK                          NJ         07701        SFD          7.000         6.733         $ 6,403.54
8672799          OAKLAND                           CA         94602        SFD          7.250         6.750         $ 2,200.02
8673023          ST PAUL                           MN         55104        SFD          7.750         6.750         $ 3,855.38
8673302          ALPHARETTA                        GA         30022        SFD          7.000         6.733         $ 4,178.77
8673701          METUCHEN BOROUGH                  NJ         08840        SFD          7.500         6.750         $ 2,517.17
8673712          DENVER                            CO         80220        SFD          7.625         6.750         $ 4,246.76
8674195          FREMONT                           CA         94539        SFD          7.375         6.750         $ 2,572.76
8674862          SAN DIEGO                         CA         92122        SFD          7.250         6.750         $ 2,728.71
8675372          ELLICOTT CITY                     MD         21042        SFD          7.500         6.750         $ 2,377.33
8676604          ANNANDALE                         VA         22003        SFD          7.125         6.750         $ 1,940.31
8676813          CARBONDALE                        CO         81623        SFD          7.500         6.750         $ 3,272.32
8678991          FAIRFAX                           VA         22031        SFD          6.875         6.608         $ 3,494.86
8679753          PLAINFIELD                        NJ         07062        SFD          6.875         6.608         $ 2,273.96
8681125          MABLETON                          GA         30126        SFD          7.000         6.733         $ 2,474.93
8681303          SAN DIEGO                         CA         92127        SFD          7.375         6.750         $ 2,514.00
8681787          HAWTHORN WOODS                    IL         60047        SFD          7.375         6.750         $ 2,417.36
8681894          DANVILLE                          CA         94526        SFD          7.750         6.750         $ 2,579.08
8682018          OAKLAND                           CA         94610        HCO          7.125         6.750         $ 3,301.22
8682508          GREENVILLE                        DE         19807        SFD          7.625         6.750         $ 3,680.53
8682530          DURANGO                           CO         81301        SFD          7.500         6.750         $ 2,775.88
8683015          LAKE BARRINGTON                   IL         60010        SFD          7.750         6.750         $ 3,739.68
8684264          SOUTHBORO                         MA         01772        SFD          7.375         6.750         $ 2,624.57
8684611          BOISE                             ID         83706        SFD          7.250         6.750         $ 2,728.71
8685995          DANVILLE                          CA         94526        SFD          7.625         6.750         $ 2,654.23
8686427          GAITHERSBURG                      MD         20878        SFD          7.375         6.750         $ 2,279.23
8687312          LOS GATOS                         CA         95032        SFD          7.375         6.750         $ 5,698.07
8687327          EDINA                             MN         55436        SFD          7.250         6.750         $ 5,116.32
8687341          DELAWARE                          OH         43015        SFD          7.750         6.750         $ 2,859.92
8688309          NORFOLK                           MA         02056        SFD          7.500         6.750         $ 2,348.66
8689188          BIG BEAR LAKE                     CA         92315        SFD          7.750         6.750         $ 3,564.15
8689877          FAIRFAX                           VA         22030        SFD          7.375         6.750         $ 2,071.47
8690825          CORONADO                          CA         92118        SFD          7.500         6.750         $ 4,342.12
8690888          VALLEY CENTER                     CA         92082        SFD          7.000         6.733         $ 2,910.70
8691157          ATLANTA                           GA         30342        SFD          7.000         6.733         $ 5,644.43
8691279          BOISE                             ID         83702        SFD          7.250         6.750         $ 4,434.15
8691841          BEVERLY HILLS                     CA         90210        SFD          7.250         6.750         $ 4,809.34
8692662          NEWPORT COAST                     CA         92657        SFD          7.125         6.750         $ 2,017.79
8692705          BROOMFIELD                        CO         80020        SFD          7.375         6.750         $ 3,398.12
8693651          SAN JOSE                          CA         95111        SFD          7.375         6.750         $ 2,072.03
8694223          EDINA                             MN         55435        SFD          7.250         6.750         $ 2,428.55
8694678          GRAND JUNCTION                    CO         81503        SFD          7.500         6.750         $ 2,866.78
8695213          RIDGEFIELD                        WA         98642        SFD          7.375         6.750         $ 2,375.92
8695411          CARMEL VALLEY                     CA         93924        SFD          7.250         6.750         $ 2,217.07
8695790          HERNDON                           VA         22071        SFD          7.000         6.733         $ 2,155.58
8695965          POTOMAC                           MD         20854        SFD          7.250         6.750         $ 3,683.75
8696046          AURORA                            CO         80016        SFD          6.750         6.483         $ 3,405.14
8696146          WAYZATA                           MN         55391        SFD          6.875         6.608         $ 2,759.10
8697507          SOUTH KINGSTOWN                   RI         02879        SFD          7.500         6.750         $ 2,063.38
8697657          COLORADO SPRINGS                  CO         80919        SFD          7.000         6.733         $ 2,741.05
8697834          DANA POINT                        CA         92629        SFD          7.500         6.750         $ 2,517.17
8697855          SIERRA MADRE                      CA         91024        SFD          7.625         6.750         $ 2,972.73
8698016          MADISON                           WI         53719        SFD          7.500         6.750         $ 2,964.11
8698020          BURLINGAME                        CA         94010        SFD          7.125         6.750         $ 3,368.59
8698174          BURBANK                           CA         91501        SFD          7.500         6.750         $ 3,496.07
8698324          BLAINE COUNTY                     ID         83333        SFD          7.250         6.750         $ 4,427.32
8698743          ARLINGTON                         MA         02474        LCO          7.375         6.750         $ 2,375.23
8699204          LAKEWOOD                          CO         80228        SFD          7.625         6.750         $ 2,725.01
8699301          SEA GIRT                          NJ         08750        SFD          7.375         6.750         $ 4,195.85
8700045          WASHINGTON                        DC         20016        SFD          7.250         6.750         $ 2,343.28
8700123          FORT COLLINS                      CO         80525        SFD          7.625         6.750         $ 2,064.63
8700212          ISSAQUAH                          WA         98075        SFD          7.250         6.750         $ 2,674.13
8700218          ESCONDIDO                         CA         92029        SFD          7.500         6.750         $ 2,517.17
8700617          CAMARILLO                         CA         93010        SFD          7.500         6.750         $ 2,433.27
8701640          MINERAL                           VA         23117        SFD          7.250         6.750         $ 2,155.68
8702485          CLARKSVILLE                       MD         21029        SFD          7.500         6.750         $ 2,097.64
8702716          TEMECULA                          CA         92590        SFD          7.625         6.750         $ 3,185.07
8703052          SALVO                             NC         27972        SFD          7.500         6.750         $ 4,125.37
8704022          SADDLE RIVER                      NJ         07458        SFD          7.250         6.750         $ 5,969.04
8704217          LOS ANGELES                       CA         90048        LCO          7.250         6.750         $ 2,401.26
8704286          BELLEVUE                          WA         98006        SFD          7.375         6.750         $ 2,362.11
8704701          WESTFORD                          MA         01886        SFD          7.875         6.750         $ 2,577.48
8704854          HANOVER TOWNSHIP                  NJ         07981        SFD          7.125         6.750         $ 3,200.16
8704860          ANAHEIM HILLS                     CA         92807        SFD          7.625         6.750         $ 2,208.32
8705095          BELLEVUE                          WA         98007        SFD          7.625         6.750         $ 3,369.10
8705245          SALINAS                           CA         93907        SFD          7.250         6.750         $ 2,810.57
8705448          FREMONT                           CA         94536        SFD          7.500         6.750         $ 3,261.84
8705644          RIDGWAY                           CO         81432        SFD          7.375         6.750         $ 2,265.41
8705785          NORTHFIELD                        MN         55057        SFD          7.250         6.750         $ 2,827.62
8705811          GREENWICH                         CT         06831        SFD          7.000         6.733         $ 6,653.03
8705890          OZONA                             FL         34660        SFD          7.500         6.750         $ 3,146.47
8706967          LOS ALTOS                         CA         94024        SFD          7.125         6.750         $ 4,416.90
8707365          ALPHARETTA                        GA         30005        SFD          7.500         6.750         $ 2,426.27
8707431          BETHESDA                          MD         20816        SFD          7.500         6.750         $ 3,146.47
8707434          FT WASHINGTON                     MD         20744        SFD          7.250         6.750         $ 2,401.26
8707687          ARLINGTON                         VA         22202        SFD          7.375         6.750         $ 2,762.70
8707756          ALEXANDRIA                        VA         22312        SFD          7.375         6.750         $ 3,038.97
8707774          BETHESDA                          MD         20817        SFD          7.500         6.750         $ 2,510.18
8707968          SALINAS                           CA         93908        SFD          7.750         6.750         $ 2,865.65
8708184          ROCHE HARBOR                      WA         98250        SFD          7.250         6.750         $ 4,130.58
8708447          LOS ALTOS                         CA         94024        SFD          7.000         6.733         $ 4,291.20
8708504          BEAVERTON                         OR         97007        SFD          7.250         6.750         $ 3,902.05
8708520          WALNUT                            CA         91789        SFD          7.625         6.750         $ 2,123.38
8708952          SACRAMENTO                        CA         95864        SFD          7.625         6.750         $ 3,715.92
8709175          WALL                              NJ         08720        SFD          7.375         6.750         $ 2,721.26
8709452          FALLS CHURCH                      VA         22042        SFD          7.125         6.750         $ 2,874.81
8709797          FREEHOLD                          NJ         07728        SFD          7.625         6.750         $ 3,935.33
8710069          CAMARILLO                         CA         93012        SFD          7.625         6.750         $ 2,616.01
8710183          KEARNEY                           NE         68847        SFD          7.500         6.750         $ 3,041.58
8710203          BROOKLYN                          NY         11215        MF2          7.000         6.733         $ 2,368.48
8710247          ASPEN                             CO         81611        SFD          7.500         6.750         $ 2,489.20
8710710          AUSTIN                            TX         78731        SFD          7.500         6.750         $ 2,428.02
8710900          EDINA                             MN         55439        SFD          7.250         6.750         $ 4,251.32
8711009          ORANGE                            CA         92867        SFD          7.375         6.750         $ 3,494.82
8711016          CORONADO                          CA         92118        LCO          7.500         6.750         $ 3,006.62
8712020          NORTHFIELD                        MN         55057        SFD          7.375         6.750         $ 2,541.68
8712090          SOUTH ORANGE                      NJ         07079        SFD          7.375         6.750         $ 2,624.57
8712095          MAHWAH                            NJ         07430        SFD          7.250         6.750         $ 2,431.96
8712178          KENSINGTON                        MD         20895        SFD          7.500         6.750         $ 2,791.26
8712272          HIGHLANDS RANCH                   CO         80130        SFD          7.500         6.750         $ 2,181.55
8712403          BERNARDS TWP.                     NJ         07920        SFD          7.375         6.750         $ 3,936.85
8712423          OAK PARK                          CA         91377        SFD          7.375         6.750         $ 3,025.16
8712434          CARLSBAD                          CA         92008        SFD          7.250         6.750         $ 2,581.40
8713057          FALLBROOK                         CA         92028        SFD          7.500         6.750         $ 2,125.61
8713515          PACIFIC PALISADES                 CA         90272        SFD          7.500         6.750         $ 5,348.99
8714619          RIVER VALE                        NJ         07675        LCO          7.750         6.750         $ 2,900.72
8714829          SAN FRANCISCO                     CA         94117        SFD          7.375         6.750         $ 4,220.02
8715238          MISSOULA                          MT         59802        SFD          7.125         6.750         $ 4,379.17
8715279          ARROYO GRANDE                     CA         93420        SFD          7.125         6.750         $ 2,863.30
8715848          TURLOCK                           CA         95382        SFD          7.375         6.750         $ 2,407.00
8716024          WHITEHOUSE STATION                NJ         08889        LCO          7.500         6.750         $ 2,125.61
8716866          SCOTTSDALE                        AZ         85262        SFD          6.500         6.233         $ 4,108.44
8716952          LAKE ARROWHEAD                    CA         92352        SFD          7.125         6.750         $ 2,839.72
8717011          SALINAS                           CA         93907        SFD          7.375         6.750         $ 3,080.41
8717391          LONG BEACH                        CA         90814        SFD          7.750         6.750         $ 2,518.19
8717814          LOVELAND                          CO         80537        SFD          7.125         6.750         $ 2,526.44
8717943          TUSTIN                            CA         92782        SFD          7.500         6.750         $ 4,544.89
8718300          CARLSBAD                          CA         92009        SFD          7.500         6.750         $ 2,887.76
8718821          NORTH WALES                       PA         19454        SFD          7.125         6.750         $ 3,058.68
8719068          CHEVY CHASE                       MD         20815        SFD          7.250         6.750         $ 2,728.71
8719495          YORBA LINDA                       CA         92886        SFD          7.375         6.750         $ 2,460.53
8719607          COTO DE CAZA                      CA         92679        SFD          7.250         6.750         $ 4,434.15
8719746          LAKESIDE                          CA         92040        LCO          7.250         6.750         $ 3,581.43
8719821          PISMO BEACH                       CA         93449        SFD          7.375         6.750         $ 4,144.05
8719944          GRANBY                            CO         80446        SFD          7.500         6.750         $ 2,884.26
8720009          RUMSON                            NJ         07760        SFD          7.375         6.750         $ 3,591.51
8720531          DOYLESTOWN                        PA         18901        SFD          6.875         6.608         $ 2,317.32
8720779          SAN FRANCISCO                     CA         94131        SFD          7.000         6.733         $ 2,561.41
8720958          BELLEVUE                          WA         98004        SFD          7.250         6.750         $ 2,626.38
8721242          HENDERSON                         NV         89012        SFD          7.750         6.750         $ 2,286.43
8721361          MISSION VIEJO                     CA         92691        SFD          7.250         6.750         $ 3,138.01
8721440          LAGUNA BEACH                      CA         92651        SFD          7.500         6.750         $ 4,090.40
8721665          RIDGEWOOD                         NJ         07450        SFD          7.500         6.750         $ 3,284.21
8721690          LITTLETON                         CO         80127        SFD          7.375         6.750         $ 2,486.43
8722826          SAN DIEGO                         CA         92101        HCO          7.375         6.750         $ 2,690.52
8722869          WILMINGTON                        DE         19807        SFD          7.625         6.750         $ 3,141.90
8723235          BRECKENRIDGE                      CO         80424        SFD          7.625         6.750         $ 2,123.38
8723979          STEVENSON RANCH                   CA         91381        SFD          7.500         6.750         $ 2,623.10
8724468          CAYUCOS                           CA         93430        SFD          7.250         6.750         $ 2,237.54
8724497          MISSION VIEJO                     CA         92692        SFD          7.000         6.733         $ 2,444.99
8724680          BUELLTON                          CA         93427        SFD          7.500         6.750         $ 2,377.33
8724766          ARLINGTON HEIGHTS                 IL         60004        SFD          7.625         6.750         $ 2,768.89
8724824          SAN FRANCISCO                     CA         94114        SFD          7.375         6.750         $ 2,520.96
8725463          ATLANTA                           GA         30342        SFD          7.000         6.733         $ 2,649.90
8726466          WEST BLOOMFIELD                   MI         48322        SFD          7.500         6.750         $ 4,544.89
8726483          PITTSBURG                         CA         94565        SFD          7.500         6.750         $ 2,196.04
8727170          FREMONT                           CA         94539        SFD          6.875         6.608         $ 3,021.87
8727361          ELM GROVE                         WI         53122        SFD          7.125         6.750         $ 3,772.82
8727384          WOODUBRY                          MN         55125        SFD          7.250         6.750         $ 2,236.86
8727776          BEVERLY HILLS                     CA         90210        SFD          7.375         6.750         $ 2,880.12
8727939          SAN PEDRO                         CA         90731        SFD          7.125         6.750         $ 2,021.16
8728031          SAN CLEMENTE                      CA         92673        SFD          7.375         6.750         $ 2,645.29
8728711          BELMONT                           CA         94002        SFD          7.500         6.750         $ 4,055.44
8729005          CAMPBELL                          CA         95008        SFD          7.625         6.750         $ 2,548.06
8729045          SAN CLEMENTE                      CA         92673        SFD          7.375         6.750         $ 3,646.76
8729118          TORRANCE                          CA         90503        SFD          7.250         6.750         $ 2,430.59
8729434          MENLO PARK                        CA         94025        SFD          7.500         6.750         $ 6,992.15
8729445          DUBLIN                            CA         94568        SFD          7.375         6.750         $ 4,646.52
8729729          FORT COLLINS                      CO         80528        SFD          7.250         6.750         $ 2,216.25
8729742          BERWYN                            PA         19312        SFD          7.500         6.750         $ 2,405.30
8731084          VALDOSTA                          GA         31602        SFD          7.500         6.750         $ 4,079.52
8731664          SAN FRANCISCO                     CA         94109        LCO          7.250         6.750         $ 3,683.75
8731825          DIX HILLS                         NY         11746        SFD          7.375         6.750         $ 2,206.71
8732583          SAN FRANCISCO                     CA         94114        SFD          7.250         6.750         $ 4,434.15
8733468          PALM HARBOR                       FL         34684        SFD          7.125         6.750         $ 2,958.97
8733583          ZIMMERMAN                         MN         55398        SFD          7.375         6.750         $ 2,451.90
8733597          SAN DIEGO                         CA         92128        SFD          7.375         6.750         $ 2,141.09
8733758          ST. PAUL                          MN         55105        SFD          7.125         6.750         $ 3,031.73
8734240          CAMERON PARK                      CA         95682        SFD          7.500         6.750         $ 2,267.41
8734266          CHEVY CHASE                       MD         20815        SFD          7.250         6.750         $ 3,378.14
8734916          NEWPORT BEACH                     CA         92660        SFD          8.000         6.750         $ 2,392.07
8735120          PASADENA                          CA         91107        SFD          7.625         6.750         $ 3,234.62
8735165          ZIONSVILLE                        IN         46077        SFD          7.500         6.750         $ 2,422.08
8735215          SEATTLE                           WA         98125        SFD          7.250         6.750         $ 2,510.07
8735341          WASHINGTON                        DC         20016        SFD          7.250         6.750         $ 2,096.33
8735377          CHULA VISTA                       CA         91915        SFD          7.375         6.750         $ 2,240.55
8735406          HUGO                              MN         55038        SFD          7.375         6.750         $ 2,928.46
8735500          WASHINGTON                        DC         20003        SFD          7.375         6.750         $ 2,514.06
8735518          CHATHAM                           NJ         07928        SFD          7.500         6.750         $ 2,461.24
8735637          SAN JUAN BAUTISTA                 CA         95045        SFD          7.250         6.750         $ 2,728.71
8735695          SEATTLE                           WA         98115        SFD          7.000         6.733         $ 3,459.57
8736071          ANTHONY                           NM         88021        SFD          7.000         6.733         $ 2,494.88
8736607          LAGUNA NIGUEL                     CA         92677        SFD          7.250         6.750         $ 6,814.87
8736986          HUNTINGTON BEACH                  CA         92649        SFD          7.125         6.750         $ 5,221.32
8737171          NAPERVILLE                        IL         60565        SFD          7.375         6.750         $ 2,223.97
8737639          SAN DIEGO                         CA         92121        SFD          7.125         6.750         $ 3,045.21
8737656          CROWNSVILLE                       MD         21032        SFD          7.125         6.750         $ 4,088.80
8738028          PHILADELPHIA                      PA         19103        SFD          7.375         6.750         $ 3,536.26
8738044          SAN CARLOS                        CA         94070        SFD          7.250         6.750         $ 3,410.88
8738236          GREENVILLE                        SC         29609        SFD          7.000         6.733         $ 2,401.74
8738257          LAKE FOREST                       IL         60045        SFD          7.625         6.750         $ 3,001.05
8738537          CASTRO VALLEY                     CA         94546        SFD          7.375         6.750         $ 2,755.79
8738620          MIDDLETOWN                        NJ         07748        SFD          7.875         6.750         $ 2,059.20
8738922          LITTLETON                         CO         80227        SFD          7.375         6.750         $ 2,051.31
8739024          LOS ANGELES                       CA         90049        SFD          7.000         6.733         $ 2,395.09
8739212          STERLING                          VA         20165        SFD          7.375         6.750         $ 2,337.24
8739348          DALY CITY                         CA         94015        SFD          7.375         6.750         $ 2,444.99
8739390          CAMARILLO                         CA         93010        SFD          7.250         6.750         $ 2,626.38
8739845          FRIENDSVILLE                      TN         37737        SFD          7.125         6.750         $ 2,694.87
8739928          PRINCETON                         NJ         08540        SFD          7.500         6.750         $ 2,307.41
8740064          HIGHLAND PARK                     TX         75205        SFD          7.750         6.750         $ 7,164.12
8740083          SOUTH ORANGE                      NJ         07079        SFD          7.375         6.750         $ 2,216.38
8740105          ARLINGTON                         MA         02474        SFD          7.500         6.750         $ 2,447.25
8740125          IRVINE                            CA         92618        SFD          7.500         6.750         $ 3,068.85
8740232          ARLINGTON                         TX         76006        SFD          7.000         6.733         $ 3,459.57
8740932          NEWBURY PARK                      CA         91320        SFD          7.125         6.750         $ 2,498.85
8741065          FREMONT                           CA         94555        SFD          7.250         6.750         $ 2,489.94
8741483          BURNSVILLE                        MN         55306        SFD          7.625         6.750         $ 3,538.97
8741525          LONGBOAT KEY                      FL         34228        SFD          7.000         6.733         $ 2,790.28
8741870          SAN RAMON                         CA         94583        SFD          7.000         6.733         $ 3,592.63
8741893          CRYSTAL LAKE                      IL         60014        SFD          7.625         6.750         $ 2,388.80
8742234          MARINE ON ST. CROIX               MN         55047        SFD          7.125         6.750         $ 2,698.10
8742299          NORTH READING                     MA         01864        SFD          7.125         6.750         $ 3,449.44
8742575          SAN CLEMENTE                      CA         92672        SFD          7.625         6.750         $ 3,680.53
8742824          LOS ANGELES                       CA         90272        SFD          7.375         6.750         $ 2,590.03
8743068          GREAT NECK                        NY         11021        SFD          7.125         6.750         $ 3,078.89
8743137          EDINA                             MN         55436        SFD          7.125         6.750         $ 6,737.19
8743273          BRENTWOOD                         TN         37027        SFD          7.500         6.750         $ 6,817.34
8743426          BRANDON                           FL         33511        SFD          7.375         6.750         $ 3,038.97
8743740          NEWPORT COAST                     CA         92657        SFD          6.875         6.608         $ 4,270.04
8743776          ALTADENA                          CA         91001        SFD          7.250         6.750         $ 3,172.12
8743853          WILMETTE                          IL         60091        SFD          7.000         6.733         $ 2,435.01
8744014          MASPETH                           NY         11378        MF2          7.500         6.750         $ 3,031.09
8744311          GARDNERVILLE                      NV         89410        SFD          7.625         6.750         $ 2,037.81
8744539          NORTH OAKS                        MN         55127        SFD          7.500         6.750         $ 3,496.07
8744548          PLEASANT HILL                     CA         94523        SFD          7.375         6.750         $ 2,417.36
8744761          MCKINNEY                          TX         75070        SFD          7.000         6.733         $ 2,980.56
8745183          LOS ALTOS HILLS                   CA         94024        SFD          7.375         6.750         $ 4,489.39
8745207          ANAHEIM                           CA         92808        SFD          7.250         6.750         $ 2,425.82
8745243          ESCONDIDO                         CA         92029        SFD          7.625         6.750         $ 2,830.61
8745441          BATTLE LAKE                       MN         56515        SFD          7.375         6.750         $ 2,154.91
8745528          RAMAPO                            NY         10901        SFD          7.500         6.750         $ 2,552.13
8746324          IRVINE                            CA         92620        SFD          7.500         6.750         $ 4,929.46
8746409          WESTOVER HILLS                    TX         76107        SFD          7.250         6.750         $ 4,434.15
8746498          OCEAN CITY                        NJ         08226        SFD          7.500         6.750         $ 4,544.89
8746888          ALPINE                            UT         84004        SFD          7.625         6.750         $ 3,114.29
8747207          CHINO HILLS                       CA         91709        SFD          7.625         6.750         $ 4,777.61
8747267          BOULDER                           CO         80301        SFD          7.375         6.750         $ 2,210.16
8747276          LIVINGSTON                        NJ         07039        SFD          7.375         6.750         $ 2,817.95
8747998          SANTA CRUZ                        CA         95060        SFD          7.500         6.750         $ 2,223.50
8748011          MIDDLETOWN                        PA         19063        SFD          7.500         6.750         $ 5,481.84
8748860          GIG HARBOR                        WA         98332        SFD          7.375         6.750         $ 3,094.22
8749014          EL SEGUNDO                        CA         90245        SFD          7.125         6.750         $ 2,829.62
8749312          THOUSAND OAKS                     CA         91362        SFD          7.500         6.750         $ 3,433.14
8749330          ROCKVILLE                         MD         20850        PUD          7.250         6.750         $ 2,013.78
8749636          HARRISON                          NY         10528        SFD          7.375         6.750         $ 2,293.04
8750022          SANTA ANA                         CA         92705        SFD          7.250         6.750         $ 2,899.25
8750158          REXBURG                           ID         83440        SFD          7.250         6.750         $ 5,170.90
8750728          DANA POINT                        CA         92629        SFD          6.750         6.483         $ 2,159.83
8750750          BURTONSVILLE                      MD         20866        SFD          7.375         6.750         $ 2,406.31
8751139          SAN ANSELMO                       CA         94960        SFD          7.375         6.750         $ 3,753.82
8751253          PHOENIX                           AZ         85007        SFD          7.500         6.750         $ 2,768.89
8751507          REDLANDS                          CA         92373        SFD          7.625         6.750         $ 2,618.84
8751509          LOS GATOS                         CA         95032        SFD          7.500         6.750         $ 2,657.02
8751782          VIENNA                            VA         22181        SFD          7.000         6.733         $ 2,421.10
8751970          NAGS HEAD                         NC         27959        SFD          7.750         6.750         $ 4,191.01
8752129          TOPANGA                           CA         90290        SFD          7.625         6.750         $ 3,730.07
8752165          YOUNTVILLE                        CA         94599        SFD          7.375         6.750         $ 3,108.04
8752465          E. SETAUKET                       NY         11733        SFD          7.500         6.750         $ 2,796.86
8752746          TORRANCE                          CA         90505        SFD          7.625         6.750         $ 2,655.64
8752905          ALPHARETTA                        GA         30022        SFD          7.000         6.733         $ 2,993.86
8753108          CEDAR RAPIDS                      IA         52411        SFD          7.375         6.750         $ 2,293.04
8753145          BURBANK                           CA         91501        SFD          7.500         6.750         $ 2,237.49
8753305          BUFORD                            GA         30518        SFD          7.500         6.750         $ 2,307.41
8753988          FULLERTON                         CA         92833        SFD          7.500         6.750         $ 2,388.52
8754007          HIGHLAND                          MD         20777        SFD          7.000         6.733         $ 2,288.64
8754015          NORTH SALEM                       NY         10560        SFD          7.250         6.750         $ 2,410.65
8754193          NOVATO                            CA         94945        SFD          7.625         6.750         $ 2,887.80
8754205          HENDERSON                         NV         89052        SFD          7.375         6.750         $ 3,919.58
8754305          COLORADO SPRINGS                  CO         80906        SFD          7.125         6.750         $ 2,786.50
8754306          DUBLIN                            CA         94568        SFD          7.250         6.750         $ 6,327.19
8754613          NORTH OAKS                        MN         55127        SFD          7.250         6.750         $ 3,292.18
8754663          OCEAN CITY                        NJ         08226        LCO          7.625         6.750         $ 3,829.16
8755048          BURLINGAME                        CA         94010        SFD          7.500         6.750         $ 3,146.47
8755318          VAIL                              CO         81657        SFD          7.375         6.750         $ 2,564.13
8755446          WALNUT CREEK                      CA         94596        SFD          7.500         6.750         $ 2,447.25
8755501          WHITE LAKE                        MI         48386        SFD          8.250         6.750         $ 2,103.55
8755943          CERRILLOS                         NM         87010        SFD          7.375         6.750         $ 4,489.39
8756002          TABERNASH                         CO         80478        SFD          7.375         6.750         $ 3,121.85
8756569          WASHINGTON                        DC         20008        SFD          7.250         6.750         $ 3,101.51
8756706          MILPITAS                          CA         95035        LCO          7.625         6.750         $ 2,641.01
8756753          DANA POINT                        CA         92624        SFD          7.375         6.750         $ 2,963.00
8756909          PRINCETON                         NJ         08540        SFD          7.125         6.750         $ 4,379.17
8756913          GARDENA                           CA         90248        SFD          7.875         6.750         $ 2,271.94
8757433          BLOOMINGTON                       MN         55438        SFD          7.375         6.750         $ 2,209.61
8757590          BOISE                             ID         83706        SFD          7.375         6.750         $ 2,154.91
8757778          EDINA                             MN         55424        SFD          7.375         6.750         $ 3,867.78
8757886          NEWPORT COAST                     CA         92657        SFD          7.375         6.750         $ 6,906.75
8758099          ENCINO                            CA         91316        SFD          7.000         6.733         $ 3,625.90
8758223          STEVENSON RANCH                   CA         91381        SFD          7.375         6.750         $ 2,563.16
8758824          SIMI VALLEY                       CA         93063        SFD          7.750         6.750         $ 2,278.19
8758870          CABIN JOHN                        MD         20817        SFD          7.375         6.750         $ 3,867.78
8759216          HUNTINGTON BEACH                  CA         92649        SFD          7.500         6.750         $ 4,479.73
8759358          CHEYENNE                          WY         82007        SFD          7.750         6.750         $ 2,602.01
8759379          SACRAMENTO                        CA         95829        SFD          7.375         6.750         $ 2,634.93
8759447          MALIBU                            CA         90265        SFD          7.375         6.750         $ 2,935.37
8759475          PARK CITY                         UT         84098        SFD          7.250         6.750         $ 2,225.60
8759515          FREMONT                           CA         94536        SFD          7.375         6.750         $ 2,900.84
8760030          DRIPPING SPRINGS                  TX         78620        SFD          7.500         6.750         $ 3,297.50
8761344          PRINCETON JUNCTIO                 NJ         08550        SFD          7.375         6.750         $ 2,638.38
8761448          MELBOURNE BEACH                   FL         32951        SFD          7.625         6.750         $ 5,662.35
8761907          DOUBLE OAK                        TX         75077        SFD          7.375         6.750         $ 2,106.56
8762123          SUN VALLEY                        ID         83353        SFD          7.500         6.750         $ 5,593.72
8762397          ATLANTA                           GA         30327        SFD          7.125         6.750         $ 3,537.02
8762410          BERKELEY                          CA         94707        SFD          7.875         6.750         $ 5,039.23
8762464          KENTFIELD                         CA         94904        SFD          7.625         6.750         $ 2,583.45
8762683          LOS ANGELES                       CA         90025        LCO          7.250         6.750         $ 2,777.82
8762725          GLENDORA                          CA         91740        SFD          7.625         6.750         $ 2,441.89
8762737          FORT WORTH                        TX         76107        SFD          7.250         6.750         $ 3,820.19
8763536          NOVATO                            CA         94945        SFD          7.375         6.750         $ 4,385.79
8764005          CHICAGO                           IL         60618        SFD          7.875         6.750         $ 3,174.35
8764008          KILDEER                           IL         60047        SFD          7.500         6.750         $ 2,866.78
8764023          PACIFIC PALISADES                 CA         90272        SFD          7.000         6.733         $ 3,825.49
8764206          SIMI VALLEY                       CA         93065        SFD          7.625         6.750         $ 2,399.14
8764278          BERKELEY                          CA         94705        SFD          7.750         6.750         $ 3,940.27
8764392          BRECKENRIDGE                      CO         80424        SFD          7.375         6.750         $ 3,867.78
8764525          ANAHEIM                           CA         92808        SFD          7.000         6.733         $ 1,962.64
8764738          SNOHOMISH                         WA         98296        SFD          7.375         6.750         $ 2,599.70
8764933          LAKE ELMO                         MN         55042        SFD          7.750         6.750         $ 3,316.99
8765082          SANTA CRUZ                        CA         95062        SFD          7.500         6.750         $ 2,490.95
8765222          NEWPORT COAST                     CA         92657        SFD          7.500         6.750         $ 4,055.44
8765440          OJAI                              CA         93023        SFD          7.500         6.750         $ 2,552.13
8765605          HASLETT                           MI         48840        SFD          7.000         6.733         $ 2,496.21
8765740          CLEAR LAKE                        IA         50428        SFD          7.750         6.750         $ 2,091.92
8765764          PALM HARBOR                       FL         34685        SFD          7.375         6.750         $ 2,410.39
8765900          LIBERTYVILLE                      IL         60048        SFD          7.500         6.750         $ 2,408.09
8766025          COLTS NECK                        NJ         07722        SFD          7.500         6.750         $ 2,629.05
8766418          HACKENSACK                        MN         56452        SFD          7.375         6.750         $ 4,489.39
8766611          STONYBROOK                        NY         11790        SFD          7.750         6.750         $ 1,998.79
8766844          SCOTTSDALE                        AZ         85255        SFD          7.375         6.750         $ 3,619.14
8766934          WASHINGTON                        DC         20015        SFD          7.375         6.750         $ 3,329.05
8766955          COPPELL                           TX         75019        SFD          7.750         6.750         $ 4,656.68
8766998          DANVILLE                          CA         94526        SFD          7.375         6.750         $ 3,038.97
8767061          LENEXA                            KS         66220        SFD          7.125         6.750         $ 2,598.94
8767761          LOS ANGELES                       CA         90038        SFD          7.375         6.750         $ 2,417.36
8767775          LAGUNA HILLS                      CA         92653        SFD          7.375         6.750         $ 4,703.50
8768126          PORT LAVACA                       TX         77979        SFD          7.625         6.750         $ 2,017.21
8768130          RANCHO CUCAMONGA                  CA         91739        SFD          7.375         6.750         $ 2,020.86
8768142          STOCKTON                          CA         95204        SFD          7.375         6.750         $ 2,679.82
8768205          MARINA DEL REY                    CA         90292        HCO          7.500         6.750         $ 3,593.96
8768233          WINDHAM                           NH         03087        SFD          7.375         6.750         $ 2,693.63
8768497          SOUTHBURY                         CT         06488        SFD          7.125         6.750         $ 2,358.01
8768646          BETHESDA                          MD         20817        SFD          7.500         6.750         $ 2,237.49
8769025          PLEASANTON                        CA         94588        SFD          7.500         6.750         $ 3,026.90
8769380          CARBONDALE                        CO         81623        SFD          7.375         6.750         $ 4,834.73
8769716          WEST DES MOINES                   IA         50265        SFD          7.375         6.750         $ 3,038.97
8769725          MEDFORD                           NJ         08055        SFD          7.250         6.750         $ 2,793.51
8769884          BERNARDSVILLE                     NJ         07924        SFD          7.375         6.750         $ 2,935.37
8770013          GLEN OAKS                         NY         11004        SFD          7.500         6.750         $ 1,522.57
8770104          RENO                              NV         89511        SFD          7.125         6.750         $ 3,345.01
8770614          TUCSON                            AZ         85750        SFD          7.625         6.750         $ 3,185.07
8771025          ST PAUL                           MN         55102        SFD          7.375         6.750         $ 2,803.45
8771245          CONCORD                           CA         94518        SFD          7.625         6.750         $ 2,641.04
8771400          VIRGINIA BEACH                    VA         23451        SFD          7.250         6.750         $ 2,524.05
8771747          BETHESDA                          MD         20817        SFD          7.500         6.750         $ 2,461.24
8771808          CASTLE ROCK                       CO         80104        SFD          7.500         6.750         $ 4,306.60
8771950          WASHINGTON                        DC         20009        SFD          7.375         6.750         $ 6,906.75
8771994          EDINA                             MN         55424        SFD          7.500         6.750         $ 3,781.35
8772616          PENN VALLEY                       PA         19072        SFD          7.500         6.750         $ 2,517.17
8772663          DALLAS                            TX         75205        SFD          7.750         6.750         $ 4,656.68
8772779          CARLSBAD                          CA         92009        SFD          7.750         6.750         $ 5,516.37
8773281          CARLSBAD                          CA         92009        SFD          7.250         6.750         $ 3,492.74
8773326          KENMORE                           WA         98028        SFD          7.625         6.750         $ 6,370.14
8773395          SANTA BARBARA                     CA         93108        SFD          7.375         6.750         $ 6,906.75
8773693          IRVINE                            CA         92620        SFD          7.375         6.750         $ 2,072.03
8773710          MISSION VIEJO                     CA         92692        SFD          7.625         6.750         $ 3,159.59
8774075          SAN MATEO                         CA         94402        SFD          7.125         6.750         $ 6,737.19
8774083          HONOLULU                          HI         96816        SFD          7.125         6.750         $ 4,315.17
8774097          NORTH MIAMI                       FL         33181        SFD          7.500         6.750         $ 2,684.98
8774368          IRVING                            TX         75038        SFD          7.125         6.750         $ 3,230.48
8774666          WHARTON                           NJ         07885        SFD          7.875         6.750         $ 2,152.55
8774738          BRIGHTON                          CO         80602        SFD          7.500         6.750         $ 2,342.37
8774751          PLUMSTEAD                         PA         18923        SFD          7.500         6.750         $ 2,376.50
8775169          UNION CITY                        CA         94587        SFD          7.250         6.750         $ 3,410.88
8775790          LINCOLNSHIRE                      IL         60069        SFD          7.250         6.750         $ 4,093.06
8776126          WASHINGTON                        DC         20015        SFD          7.250         6.750         $ 3,004.99
8776381          SAN CLEMENTE                      CA         92673        SFD          7.000         6.733         $ 2,647.90
8776430          HINGHAM                           MA         02043        SFD          7.375         6.750         $ 2,762.70
8776649          DANVILLE                          CA         94526        SFD          7.250         6.750         $ 6,480.67
8776683          PETALUMA                          CA         94954        SFD          8.125         6.750         $ 2,366.34
8776765          WINDSOR                           CA         95493        SFD          7.375         6.750         $ 2,683.27
8776917          LITTLETON                         CO         80121        SFD          7.500         6.750         $ 3,801.98
8777121          AMHERST                           NY         14221        LCO          6.875         6.608         $ 2,135.02
8777137          AUSTIN                            TX         78738        SFD          7.500         6.750         $ 2,880.76
8777145          FREMONT                           CA         94539        SFD          7.500         6.750         $ 2,167.56
8777272          ST. PAUL                          MN         55105        SFD          7.625         6.750         $ 3,071.82
8777498          SAN JOSE                          CA         95126        SFD          7.750         6.750         $ 3,796.98
8777506          DUNN LORING                       VA         22027        SFD          7.500         6.750         $ 3,087.68
8777813          FALLBROOK                         CA         92028        SFD          7.250         6.750         $ 2,685.05
8778006          COLORADO SPRINGS                  CO         80919        SFD          7.125         6.750         $ 2,522.40
8778075          POTOMAC                           MD         20854        SFD          7.875         6.750         $ 2,646.50
8778097          STEVENSON RANCH                   CA         91381        SFD          7.250         6.750         $ 2,145.34
8778261          MONUMENT                          CO         80132        SFD          7.250         6.750         $ 5,048.10
8778340          UNION CITY                        CA         94587        SFD          7.250         6.750         $ 3,820.19
8778530          SACRAMENTO                        CA         95829        SFD          7.375         6.750         $ 2,756.83
8778548          CEDAR RAPIDS                      IA         52403        SFD          7.500         6.750         $ 3,251.35
8778641          FT. MYERS BEACH                   FL         33931        MF2          7.875         6.750         $ 4,515.01
8778945          LITCHFIELD PARK                   AZ         85340        SFD          7.375         6.750         $ 2,659.10
8778968          SHOREWOOD                         MN         55331        SFD          7.500         6.750         $ 3,579.98
8779153          S. SAN FRANCISCO                  CA         94080        SFD          7.250         6.750         $ 2,526.78
8779325          SHAW ISLAND                       WA         98286        SFD          7.250         6.750         $ 3,192.59
8779359          HOUSTON                           TX         77024        SFD          7.250         6.750         $ 2,602.50
8779940          MILFORD                           CT         06460        SFD          7.750         6.750         $ 2,349.83
8780143          DENVER                            CO         80218        SFD          7.250         6.750         $ 2,532.58
8780898          MARBLEHEAD                        MA         01945        SFD          7.375         6.750         $ 2,199.80
8781207          HOUSTON                           TX         77007        SFD          7.375         6.750         $ 2,817.95
8781305          ENCINO                            CA         91436        SFD          7.375         6.750         $ 2,783.42
8781316          FRANKLIN TWP.                     NJ         08867        SFD          7.500         6.750         $ 3,258.34
8781752          RIVERSIDE                         CA         92506        SFD          7.250         6.750         $ 2,264.83
8782122          SCOTTSDALE                        AZ         85260        SFD          7.625         6.750         $ 3,450.49
8782421          OCEAN CITY                        NJ         08226        LCO          7.500         6.750         $ 3,146.47
8782516          TAMPA                             FL         33609        SFD          7.625         6.750         $ 2,512.67
8782561          ARVADA                            CO         80004        SFD          7.500         6.750         $ 3,666.30
8782851          MINNETONKA                        MN         55345        SFD          7.500         6.750         $ 2,321.39
8783452          ROSEVILLE                         CA         95747        SFD          7.875         6.750         $ 2,441.67
8783507          FRISCO                            TX         75034        SFD          7.375         6.750         $ 2,100.34
8783679          PASADENA                          CA         91106        SFD          7.250         6.750         $ 3,404.06
8784017          SAMMAMISH                         WA         98074        SFD          7.375         6.750         $ 2,341.66
8784294          MPLS                              MN         55416        SFD          7.250         6.750         $ 2,251.18
8784361          TUSTIN RANCH                      CA         92782        SFD          7.000         6.733         $ 2,328.56
8784392          TORRANCE                          CA         90505        SFD          7.500         6.750         $ 2,388.52
8784429          CAMPBELL                          CA         95008        SFD          7.500         6.750         $ 3,496.07
8784529          LAGUNA BEACH                      CA         92651        SFD          7.500         6.750         $ 4,195.29
8784570          CEDAR RAPIDS                      IA         52411        SFD          6.500         6.233         $ 2,844.31
8784635          TUSTIN                            CA         92782        SFD          7.125         6.750         $ 2,297.38
8784907          LOS ANGELES                       CA         91604        SFD          7.375         6.750         $ 2,956.09
8785003          PEBBLE BEACH                      CA         93953        SFD          7.250         6.750         $ 3,642.82
8785127          PORTLAND                          OR         97229        SFD          7.500         6.750         $ 3,020.61
8785399          CHESTER SPRINGS                   PA         19425        SFD          7.625         6.750         $ 2,371.11
8785435          SO. SAN FRANCISCO                 CA         94080        SFD          7.625         6.750         $ 2,378.19
8785444          CASTLEROCK                        CO         80104        SFD          7.375         6.750         $ 5,611.74
8785712          WASHINGTON                        DC         20008        SFD          7.375         6.750         $ 2,476.07
8785839          UPLAND                            CA         91784        SFD          7.375         6.750         $ 2,169.78
8786050          SANTA BARBARA                     CA         93105        SFD          7.000         6.733         $ 4,324.47
8786343          SILVER SPRINGS                    MD         20904        SFD          7.000         6.733         $ 2,110.34
8786627          PARK RIDGE                        IL         60068        SFD          8.125         6.750         $ 2,227.50
8786936          EL DORAD HILLS                    CA         95762        SFD          7.250         6.750         $ 2,558.16
8787314          MAHWAH                            NJ         07430        SFD          7.250         6.750         $ 4,434.15
8787747          HONOLULU                          HI         96816        SFD          7.250         6.750         $ 4,775.23
8787840          PLEASANTON                        CA         94588        LCO          7.625         6.750         $ 2,548.06
8787893          TEMECULA                          CA         92592        SFD          7.375         6.750         $ 2,206.71
8787950          RANCHO PALOS VERD                 CA         90275        SFD          7.250         6.750         $ 3,410.88
8788183          BRENTWOOD                         TN         37027        SFD          7.500         6.750         $ 2,461.24
8788667          ANN ARBOR                         MI         48103        SFD          7.125         6.750         $ 2,204.41
8788831          CLYDE PARK                        MT         59018        SFD          7.125         6.750         $ 4,379.17
8788928          DUBLIN                            CA         94568        SFD          7.500         6.750         $ 2,066.53
8789058          FALLS CHURCH                      VA         22042        SFD          7.250         6.750         $ 3,003.79
8789254          CARMEL VALLEY                     CA         93924        SFD          7.250         6.750         $ 2,936.77
8789597          DUNWOODY                          GA         30350        SFD          7.375         6.750         $ 2,320.67
8789790          SEASIDE                           FL         32459        SFD          7.750         6.750         $ 3,188.03
8790035          CAMARILLO                         CA         93010        SFD          7.250         6.750         $ 2,640.02
8790157          MANHATTAN BEACH                   CA         90266        SFD          7.125         6.750         $ 4,607.56
8790609          GLENDALE                          CA         91208        SFD          7.000         6.733         $ 2,195.50
8790707          LAFAYETTE                         CO         80026        SFD          7.250         6.750         $ 2,455.83
8790948          NORTHBROOK                        IL         60062        SFD          7.625         6.750         $ 2,477.28
8791169          CHICAGO                           IL         60607        HCO          7.875         6.750         $ 2,256.78
8791226          ENCINITAS                         CA         92024        SFD          7.250         6.750         $ 2,442.19
8791254          SCOTTSDALE                        AZ         85259        SFD          7.750         6.750         $ 3,460.27
8791273          LONG BEACH                        CA         90808        SFD          7.625         6.750         $ 1,981.82
8791424          MANSFIELD                         MA         02048        SFD          7.375         6.750         $ 2,141.09
8791521          CARLSBAD                          CA         92008        SFD          7.000         6.733         $ 2,661.21
8791895          SIOUX FALLS                       SD         57105        SFD          7.625         6.750         $ 4,246.76
8792175          STATEN ISLAND                     NY         10309        SFD          7.625         6.750         $ 2,786.94
8792470          OXNARD                            CA         93035        SFD          7.500         6.750         $ 2,884.26
8792507          SANTA CLARITA                     CA         91355        SFD          7.375         6.750         $ 2,555.50
8792628          OFALLON                           IL         62269        SFD          7.250         6.750         $ 2,319.40
8792713          SANTA BARBARA                     CA         93108        LCO          6.875         6.608         $ 4,590.29
8792717          FAIRFAX                           VA         22032        SFD          7.625         6.750         $ 2,349.88
8792789          CENTREVILLE                       VA         20120        SFD          7.375         6.750         $ 2,517.15
8792979          CENTREVILLE                       VA         20120        SFD          7.625         6.750         $ 3,212.63
8793209          LAGUNA NIGUEL                     CA         92677        SFD          7.125         6.750         $ 2,122.21
8793335          CHEVY CHASE                       MD         20815        SFD          7.375         6.750         $ 2,585.89
8793577          SEMINOLE                          FL         33772        SFD          7.125         6.750         $ 3,573.87
8793625          BURKE                             VA         22015        SFD          7.000         6.733         $ 2,420.04
8793627          SANTA FE                          NM         87505        SFD          7.375         6.750         $ 2,327.58
8793890          NEW BERN                          NC         28560        SFD          7.500         6.750         $ 2,164.77
8793990          CARLSBAD                          CA         92009        SFD          7.375         6.750         $ 2,293.04
8794079          SANTA CRUZ                        CA         95062        SFD          7.375         6.750         $ 2,370.40
8794135          KNOXVILLE                         TN         37912        SFD          7.375         6.750         $ 2,382.83
8794167          CHANDLER                          AZ         85226        SFD          7.375         6.750         $ 2,438.08
8794217          CANYON LAKE                       CA         92587        SFD          7.250         6.750         $ 1,981.04
8794259          CAMARILLO                         CA         93010        SFD          7.125         6.750         $ 2,564.52
8794322          SHERIDAN                          WY         82801        SFD          7.500         6.750         $ 4,544.89
8794651          GRAND RAPIDS                      MI         49546        SFD          7.500         6.750         $ 3,607.95
8794917          LONG HILL TWSP                    NJ         07980        SFD          7.250         6.750         $ 3,751.97
8795039          LOUISVILLE                        CO         80027        SFD          7.500         6.750         $ 2,464.73
8795117          GRAND LAKE                        CO         80447        SFD          7.375         6.750         $ 4,395.11
8795317          SUPERIOR                          CO         80027        SFD          7.250         6.750         $ 2,217.07
8795332          LAKEVILLE                         MN         55044        SFD          7.500         6.750         $ 3,496.07
8795515          ASPEN                             CO         81611        SFD          7.500         6.750         $ 5,943.32
8795685          TARZANA                           CA         91356        SFD          7.000         6.733         $ 5,322.42
8795962          MAMMOTH LAKES                     CA         93546        SFD          7.375         6.750         $ 2,458.80
8796079          MCKINNEY                          TX         75070        SFD          7.250         6.750         $ 3,103.90
8796207          JEFFERSON                         NJ         07438        SFD          7.250         6.750         $ 2,133.85
8796596          RALEIGH                           NC         27614        SFD          7.375         6.750         $ 1,989.14
8796704          AVALON                            NJ         08202        SFD          7.375         6.750         $ 3,477.55
8796705          SAN JOSE                          CA         95127        SFD          7.750         6.750         $ 2,794.01
8796945          SAN DIEGO                         CA         92014        SFD          7.000         6.733         $ 6,638.06
8797174          ORANGE                            CA         92867        SFD          7.250         6.750         $ 4,120.34
8797237          SCOTTSDALE                        AZ         85258        SFD          7.500         6.750         $ 3,146.47
8797592          JERICHO                           VT         05465        SFD          7.375         6.750         $ 4,074.98
8797810          LAGUNA NIGUEL                     CA         92677        SFD          7.500         6.750         $ 4,391.07
8797916          SAN FRANCISCO                     CA         94122        SFD          7.500         6.750         $ 2,552.13
8798006          CHAPEL HILL                       NC         27516        SFD          7.000         6.733         $ 2,317.58
8798098          SUGAR LAND                        TX         77479        SFD          7.250         6.750         $ 2,674.14
8798162          RALEIGH                           NC         27614        SFD          7.125         6.750         $ 2,492.76
8798174          OCEAN CITY                        NJ         08226        SFD          7.500         6.750         $ 2,412.29
8798192          AMES                              IA         50014        SFD          7.500         6.750         $ 2,768.89
8798221          VILLANOVA                         PA         19085        SFD          7.500         6.750         $ 6,992.15
8798306          THOUSAND OAKS                     CA         91362        SFD          7.500         6.750         $ 2,657.02
8798356          KINNELON                          NJ         07405        SFD          7.500         6.750         $ 3,076.54
8798360          BEVERLY                           MA         01915        SFD          7.125         6.750         $ 4,379.17
8798392          LOVELAND                          CO         80537        SFD          7.000         6.733         $ 1,889.46
8798443          RICHMOND                          VA         23233        SFD          7.250         6.750         $ 2,537.70
8799414          DRYDEN TWP                        MI         48428        SFD          7.500         6.750         $ 1,992.76
8799467          WESTERN SPRINGS                   IL         60558        SFD          7.500         6.750         $ 3,171.64
8799820          SAN MARINO                        CA         91108        SFD          7.375         6.750         $ 3,508.63
8799912          SOUTH PASADENA                    CA         91030        SFD          7.375         6.750         $ 6,906.75
8800595          COPPELL                           TX         75019        SFD          7.125         6.750         $ 2,748.77
8800643          STILLWATER                        MN         55082        SFD          7.250         6.750         $ 2,979.75
8800806          WEST FRIENDSHIP                   MD         21794        SFD          7.500         6.750         $ 3,048.02
8800845          FINKSBURG                         MD         21048        SFD          7.500         6.750         $ 2,460.08
8801317          VILLA PARK                        IL         60181        SFD          7.500         6.750         $ 2,349.36
8801890          NORFOLK                           MA         02056        SFD          7.375         6.750         $ 2,189.44
8802010          SEBASTOPOL                        CA         95472        SFD          7.625         6.750         $ 4,102.37
8802106          FAIRFIELD                         CT         06430        SFD          7.750         6.750         $ 2,507.44
8802195          ROWLAND HEIGHTS                   CA         91748        SFD          7.250         6.750         $ 2,292.11
8802347          SAN FRANCISCO                     CA         94123        LCO          7.250         6.750         $ 4,127.17
8802764          MCLEAN                            VA         22101        SFD          7.375         6.750         $ 2,900.84
8802824          SAN MARCOS                        CA         92069        SFD          7.250         6.750         $ 2,177.51
8803716          AUBURN                            WA         98001        SFD          7.625         6.750         $ 2,143.20
8804140          BISHOP                            CA         93546        SFD          7.750         6.750         $ 2,031.03
8804365          SANTA CRUZ                        CA         95060        LCO          7.375         6.750         $ 3,670.94
8804690          SAN BRUNO                         CA         94066        SFD          7.500         6.750         $ 3,518.45
8804740          NORTHRIDGE                        CA         91326        SFD          7.375         6.750         $ 2,109.32
8804868          WASHINGTON                        DC         20016        SFD          7.500         6.750         $ 3,496.07
8805092          BURKE                             VA         22015        SFD          7.500         6.750         $ 3,523.48
8805110          LITTLETON                         CO         80121        SFD          7.500         6.750         $ 4,195.29
8805237          EDGEWOOD                          WA         98372        SFD          7.000         6.733         $ 2,195.50
8805344          PENSACOLA                         FL         32592        SFD          7.625         6.750         $ 3,715.92
8807303          HIGHLANDS RANCH                   CO         80129        SFD          7.750         6.750         $ 2,538.42
8807312          TAMPA                             FL         33606        SFD          7.625         6.750         $ 2,604.68
8807743          NAPLES                            FL         34108        LCO          7.375         6.750         $ 4,144.05
8807839          DUBLIN                            OH         43215        SFD          7.250         6.750         $ 2,121.57
8807948          SUGAR LAND                        TX         77479        SFD          7.375         6.750         $ 2,407.00
8807982          DALLAS                            TX         75205        SFD          7.125         6.750         $ 3,155.70
8808179          AUSTIN                            TX         78737        SFD          7.500         6.750         $ 2,282.24
8808209          SANTA ROSA                        CA         95405        SFD          7.250         6.750         $ 2,346.14
8808233          ANNAPOLIS                         MD         21403        LCO          7.500         6.750         $ 4,178.51
8808254          HASTINGS                          MN         55033        SFD          7.250         6.750         $ 2,507.00
8808310          RIDGEFIELD                        CT         06877        SFD          7.000         6.733         $ 2,827.54
8808359          REDONDO BEACH                     CA         90278        LCO          7.500         6.750         $ 2,169.80
8808680          SAN JOSE                          CA         95125        SFD          7.250         6.750         $ 4,222.67
8808762          SANTA ANA                         CA         92705        SFD          7.000         6.733         $ 6,653.03
8808773          ELK GROVE                         CA         95624        SFD          7.500         6.750         $ 2,328.38
8809276          BASKING RIDGE                     NJ         07920        SFD          7.250         6.750         $ 2,865.14
8809484          FRISCO                            TX         75034        SFD          7.125         6.750         $ 3,050.09
8809611          MONTCLAIR                         NJ         07042        SFD          7.500         6.750         $ 2,517.17
8809944          HOPEWELL                          NJ         08525        SFD          6.750         6.483         $ 1,945.79
8810504          WOODLAND HILLS                    CA         91364        SFD          7.500         6.750         $ 3,083.54
8811106          NAPA                              CA         94559        SFD          7.375         6.750         $ 3,646.76
8811700          DENVER                            CO         80209        SFD          7.500         6.750         $ 2,248.67
8812633          HOLLISTER                         CA         95023        SFD          7.250         6.750         $ 1,964.67
8812779          SILVER SPRING                     MD         20905        SFD          7.500         6.750         $ 3,782.75
8812863          MISSOULA                          MT         59801        SFD          7.250         6.750         $ 3,520.03
8812924          SAN FRANCISCO                     CA         94109        LCO          7.375         6.750         $ 2,503.70
8813100          DEERFIELD                         IL         60015        SFD          7.500         6.750         $ 4,544.89
8813650          SOUTHLAKE                         TX         76092        SFD          7.000         6.733         $ 3,033.78
8813708          SANTA BARBARA                     CA         93109        SFD          7.250         6.750         $ 2,387.62
8813717          GALISTEO                          NM         87540        SFD          7.500         6.750         $ 2,796.86
8813778          SAN FRANCISCO                     CA         94134        SFD          7.000         6.733         $ 2,554.76
8814011          PACIFIC GROVE                     CA         93940        SFD          7.250         6.750         $ 3,103.90
8814289          LAKE FOREST                       CA         92630        SFD          7.375         6.750         $ 2,486.43
8814351          BETHANY BEACH                     DE         19930        LCO          7.625         6.750         $ 2,689.62
8814666          FALLS CHURCH                      VA         22044        SFD          7.250         6.750         $ 2,584.42
8814861          DALLAS                            TX         75230        SFD          7.000         6.733         $ 4,993.76
8814993          CORNELIUS                         NC         28031        SFD          7.000         6.733         $ 6,653.03
8815018          HOUSTON                           TX         77056        SFD          7.500         6.750         $ 3,726.81
8815309          MERCHANTVILLE                     NJ         08109        SFD          7.625         6.750         $ 2,675.46
8815463          CHESTERFIELD                      MO         63017        SFD          7.375         6.750         $ 4,482.48
8815468          COLLEYVILLE                       TX         76034        SFD          7.000         6.733         $ 1,896.11
8815751          HUNTINGTON BEACH                  CA         92648        SFD          7.750         6.750         $ 3,014.66
8815770          OAKTON                            VA         22124        SFD          7.000         6.733         $ 2,062.44
8816420          RICHMOND                          VA         23229        SFD          7.000         6.733         $ 2,675.18
8816745          ATLANTA                           GA         30307        SFD          7.375         6.750         $ 2,160.43
8817024          NEWPORT BEACH                     CA         92663        SFD          7.375         6.750         $ 3,591.51
8817601          DERWOOD                           MD         20855        SFD          7.375         6.750         $ 2,431.18
8817682          OXNARD                            CA         93035        SFD          7.375         6.750         $ 6,906.75
8817779          WASHINGTON                        DC         20016        SFD          7.500         6.750         $ 2,412.29
8817916          MCLEAN                            VA         22102        SFD          7.375         6.750         $ 2,320.67
8817992          LA CANADA                         CA         91011        SFD          7.375         6.750         $ 6,216.08
8818017          SAN MARINO                        CA         91108        SFD          7.125         6.750         $ 5,179.21
8818511          LAKEVIEW TERRACE                  CA         91342        SFD          7.875         6.750         $ 2,365.54
8818558          HOUSTON                           TX         77063        SFD          6.625         6.358         $ 1,920.93
8818792          MARTINEZ                          CA         94553        SFD          7.000         6.733         $ 1,987.61
8818842          SCOTTS VALLEY                     CA         95066        SFD          7.375         6.750         $ 3,246.17
8819648          SILT                              CO         81652        SFD          7.750         6.750         $ 2,172.88
8819926          HONOLULU                          HI         96821        SFD          7.000         6.733         $ 3,778.92
8820588          WOLVERINE LAKE                    MI         48390        SFD          7.750         6.750         $ 2,034.61
8820646          GREENSBORO                        NC         27455        SFD          7.500         6.750         $ 4,508.88
8820663          TELLURIDE                         CO         81435        SFD          7.500         6.750         $ 2,796.86
8820876          SAN FRANCISCO                     CA         94118        LCO          7.000         6.733         $ 3,692.43
8821111          NAPERVILLE                        IL         60564        SFD          6.875         6.608         $ 2,755.16
8821310          LONGMONT                          CO         80501        SFD          7.500         6.750         $ 2,461.24
8821915          SAN MATEO                         CA         94403        SFD          7.125         6.750         $ 2,694.87
8822214          ASPEN                             CO         81611        SFD          7.500         6.750         $ 6,642.54
8822216          LAGUNA BEACH                      CA         92651        SFD          7.125         6.750         $ 3,085.63
8822935          KENSINGTON                        MD         20895        SFD          7.500         6.750         $ 3,352.73
8823182          SEBASTOPOL                        CA         95472        SFD          7.625         6.750         $ 2,845.33
8823806          WAUKEE                            IA         50263        SFD          7.375         6.750         $ 2,817.95
8823860          MANASQUAN                         NJ         08736        SFD          7.500         6.750         $ 3,356.23
8824169          LAGUNA NIGUEL                     CA         92677        SFD          7.625         6.750         $ 5,011.18
8824474          UNIVERSITY CITY                   MO         63130        SFD          7.250         6.750         $ 2,275.74
8825517          BRECKENRIDGE                      CO         80424        SFD          7.500         6.750         $ 3,458.45
8825544          WHEATRIDGE                        CO         80031        SFD          7.500         6.750         $ 6,118.13
8825883          GREENWOOD                         IN         46143        SFD          7.375         6.750         $ 2,745.01
8825974          MINNEAPOLIS                       MN         55410        SFD          7.125         6.750         $ 2,021.16
8827026          MARY ESTHER                       FL         32569        SFD          8.000         6.750         $ 2,476.46
8827929          BETHANY BEACH                     DE         19930        SFD          7.500         6.750         $ 2,551.43
8828534          NEWPORT BEACH                     CA         92625        MF2          7.250         6.750         $ 3,683.75
8828572          RIVERSIDE                         CA         92507        SFD          6.750         6.483         $ 2,141.54
8828655          CHICAGO                           IL         60610        LCO          7.500         6.750         $ 2,265.45
8829026          CARLSBAD                          CA         92009        SFD          7.125         6.750         $ 1,920.10
8829195          BRIDGEWATER                       NJ         08807        SFD          7.250         6.750         $ 2,339.86
8829242          CRYSTAL LAKE                      IL         60014        SFD          7.375         6.750         $ 1,914.10
8829615          STEVENSON RANCH                   CA         91381        SFD          7.250         6.750         $ 2,289.66
8829944          CONCORD                           CA         94521        SFD          7.500         6.750         $ 2,097.64
8830059          SANTA CRUZ                        CA         95062        SFD          7.375         6.750         $ 2,072.03
8830221          NEWPORT BEACH                     CA         92625        SFD          7.250         6.750         $ 5,658.65
8830842          ANNAPOLIS                         MD         21401        SFD          7.250         6.750         $ 3,745.62
8830898          SURF CITY                         NC         28445        SFD          7.625         6.750         $ 2,604.11
8831423          MONUMENT                          CO         80132        SFD          7.125         6.750         $ 2,883.52
8831647          STONE LAKE                        WI         54876        SFD          7.250         6.750         $ 1,995.37
8831648          CAMARILLO                         CA         91310        SFD          7.375         6.750         $ 2,751.65
8832300          MONTCLAIR                         NJ         07042        SFD          7.125         6.750         $ 1,933.57
8832954          SAN RAMON                         CA         94583        SFD          7.375         6.750         $ 3,964.48
8833202          LOS ANGELES                       CA         90036        SFD          7.500         6.750         $ 4,363.10
8833876          DUCK                              NC         27949        SFD          7.500         6.750         $ 3,964.55
8833901          CLEARWATER                        FL         33765        SFD          7.500         6.750         $ 4,195.29
8834078          WASHINGTON                        DC         20015        SFD          7.250         6.750         $ 2,237.54
8834722          IRVINGTON                         NY         10533        SFD          7.375         6.750         $ 2,922.94
8835459          VICTORIA                          MN         55386        SFD          6.875         6.608         $ 2,562.02
8836048          TEMECULA                          CA         92592        SFD          7.250         6.750         $ 3,820.19
8836117          HILTON HEAD                       SC         29928        SFD          7.875         6.750         $ 6,596.32
8836873          GRAYSLAKE                         IL         60030        SFD          7.750         6.750         $ 2,054.53
8836915          LOS ANGELES                       CA         91364        SFD          7.500         6.750         $ 2,936.70
8838279          SANTA BARBARA                     CA         93105        SFD          7.000         6.733         $ 5,987.72
8838432          MESA                              AZ         85215        SFD          7.500         6.750         $ 2,167.56
8838576          SIMI VALLEY                       CA         93065        SFD          7.125         6.750         $ 2,128.95
8838699          PEORIA                            AZ         85382        SFD          7.875         6.750         $ 2,425.36
8838967          CLARKSVILLE                       MD         21029        SFD          7.625         6.750         $ 2,276.26
8839168          DAVIDSONVILLE                     MD         21035        SFD          7.500         6.750         $ 2,629.05
8839302          TARPON SPRINGS                    FL         34689        SFD          7.625         6.750         $ 2,535.48
8839903          SEATTLE                           WA         98177        SFD          7.250         6.750         $ 2,182.96
8840540          SOUTHLAKE                         TX         76092        SFD          7.500         6.750         $ 2,622.05
8843556          WYCKOFF                           NJ         07481        SFD          7.500         6.750         $ 2,691.98
8843719          SAN JOSE                          CA         95120        SFD          7.125         6.750         $ 3,368.59
8844245          LONGMONT                          CO         80503        SFD          7.375         6.750         $ 3,077.57
8845874          BELLAIRE                          TX         77401        SFD          7.125         6.750         $ 3,584.18
8847695          LAKE FOREST                       IL         60045        SFD          8.125         6.750         $ 2,914.30
8847707          CHICAGO                           IL         60614        SFD          8.125         6.750         $ 3,912.96
8847720          CHICAGO                           IL         60614        SFD          8.125         6.750         $ 5,958.54
8848469          MISSOULA                          MT         59804        SFD          7.500         6.750         $ 4,160.33
8849878          SOUTHERN PINES                    NC         28387        SFD          7.500         6.750         $ 2,517.17
8850029          WINDSOR                           CO         80550        SFD          7.500         6.750         $ 2,489.20
8851589          AUSTIN                            TX         78703        SFD          7.250         6.750         $ 2,213.18
8852636          HIXSON                            TN         37343        SFD          7.500         6.750         $ 2,300.42
8853117          RENO                              NV         89502        SFD          7.375         6.750         $ 2,106.56
8853685          MISSION VIEJO                     CA         92692        SFD          7.250         6.750         $ 2,408.08
8855638          BLAINE                            MN         55449        SFD          7.375         6.750         $ 2,707.45
8858298          DULUTH                            GA         30097        SFD          7.125         6.750         $ 2,002.29
8858947          WASHINGTON                        DC         20011        SFD          7.750         6.750         $ 2,259.56
8858968          MANHATTAN BEACH                   CA         90266        SFD          7.125         6.750         $ 2,021.16
8859536          BILLINGS                          MT         59106        SFD          7.125         6.750         $ 2,840.40
8859676          BELLAIRE                          TX         77401        SFD          7.375         6.750         $ 3,845.68
8860023          LONGBOAT KEY                      FL         34228        LCO          7.375         6.750         $ 2,762.70
8860438          PELHAM                            NY         10803        SFD          7.125         6.750         $ 3,368.59
8860707          MEDFORT TWP                       NJ         08055        SFD          7.500         6.750         $ 2,311.60
8860804          HOPKINTON                         MA         01748        SFD          7.000         6.733         $ 2,544.78
8860826          FALLBROOK                         CA         92028        SFD          7.250         6.750         $ 2,243.00
8862284          MINNETONKA                        MN         55345        SFD          7.375         6.750         $ 4,005.92
8862303          ORONO                             MN         55391        SFD          7.125         6.750         $ 3,570.71
8862624          SANTA CRUZ                        CA         95062        SFD          7.375         6.750         $ 2,932.88
8863392          ASHBURN                           VA         20147        SFD          7.500         6.750         $ 2,129.11
8863712          AURORA                            CO         80016        SFD          7.500         6.750         $ 2,394.97
8865582          HIGHLAND PARK                     IL         60035        SFD          8.250         6.750         $ 3,023.85
8866384          KILDEER                           IL         60047        SFD          7.500         6.750         $ 2,340.62
8867610          CENTREVILLE                       VA         20120        SFD          7.250         6.750         $ 2,860.43
8868365          CORPUS CHRISTI                    TX         78413        SFD          7.375         6.750         $ 2,569.31
8870034          DUNN LORING                       VA         22027        SFD          7.500         6.750         $ 3,426.15
8872283          EDEN PRAIRIE                      MN         55347        SFD          7.250         6.750         $ 2,728.71
8873502          ALEXANDRIA                        VA         22304        SFD          7.375         6.750         $ 2,728.17
8873542          FORTVILLE                         IN         46040        SFD          7.125         6.750         $ 2,358.01
8873547          SOUTHLAKE                         TX         76092        SFD          7.125         6.750         $ 2,290.64
8875327          NEVADA CITY                       CA         95959        SFD          7.125         6.750         $ 4,480.23
8902643          COLLEYVILLE                       TX         76034        SFD          7.250         6.750         $ 6,207.80
9214498          SAN PEDRO                         CA         90732        SFD          7.750         6.750         $ 2,185.78
9221922          LOS BANOS                         CA         93635        SFD          7.500         6.750         $ 2,131.21
9223555          ENCINITAS                         CA         92024        SFD          7.625         6.750         $ 5,718.98
9227272          BELLVILLE                         TX         77418        SFD          7.500         6.750         $ 2,482.22
9269198          YORBA LINDA                       CA         92887        LCO          7.875         6.750         $ 2,146.21
9269511          LAS VEGAS                         NV         89144        SFD          7.875         6.750         $ 2,634.18
9270221          SAN JOSE                          CA         95121        SFD          7.500         6.750         $ 2,412.29
9270797          SEAFORD                           NY         11789        SFD          7.750         6.750         $ 2,095.51
9271616          CONCORD                           CA         94521        SFD          8.000         6.750         $ 2,278.34
9271707          BERKELEY                          CA         94709        MF2          7.750         6.750         $ 2,865.65
9272514          DANVILLE                          CA         94526        SFD          7.500         6.750         $ 2,342.37
9273304          INCLINE VILLAGE                   NV         89450        SFD          7.375         6.750         $ 2,852.49
9274097          SARATOGA                          CA         95070        SFD          7.875         6.750         $ 7,033.18
9274117          SAN JOSE                          CA         95127        SFD          7.750         6.750         $ 2,533.24
9274139          PACIFICA                          CA         94044        SFD          8.500         6.750         $ 3,252.51
9275460          SALINAS                           CA         93907        SFD          7.375         6.750         $ 2,590.04
9275837          SAN DIEGO                         CA         92122        SFD          7.375         6.750         $ 2,071.34
9276507          SAN FRANCISCO                     CA         94122        SFD          7.750         6.750         $ 3,170.13
9283322          SAN JOSE                          CA         95116        SFD          7.250         6.750         $ 2,136.92
9284321          FRISCO                            TX         75034        SFD          7.500         6.750         $ 2,164.07
9284644          COLORADO SPRINGS                  CO         80922        SFD          7.625         6.750         $ 2,753.32
9284766          HUNTINGTON BEACH                  CA         92649        SFD          7.375         6.750         $ 4,019.73
9284881          SAN JOSE                          CA         95133        SFD          8.750         6.750         $ 3,540.16
9286530          SAN FRANCISCO                     CA         94127        SFD          7.375         6.750         $ 2,769.61
9286653          TRACY                             CA         95377        SFD          7.500         6.750         $ 2,307.41
9287785          CARLSBAD                          CA         92009        SFD          8.000         6.750         $ 3,478.05
9287816          CROCKETT                          CA         94525        SFD          8.000         6.750         $ 2,946.80
9287878          LOS ALAMITOS (AREA)               CA         90720        SFD          8.500         6.750         $ 3,075.66
9289475          TRACY                             CA         95377        SFD          7.500         6.750         $ 2,249.73
9290505          SANTA CLARA                       CA         95050        SFD          7.750         6.750         $ 2,543.27
9290679          SCOTTS VALLEY                     CA         95066        SFD          7.250         6.750         $ 2,674.14
9290949          HILLSDALE                         NJ         07642        SFD          7.625         6.750         $ 2,088.00
9291557          TRAVELERS REST                    SC         29690        SFD          7.625         6.750         $ 3,700.00
9291738          INVERNESS                         IL         60067        SFD          7.500         6.750         $ 2,964.67
9292891          SAN JOSE                          CA         95120        SFD          6.875         6.608         $ 2,167.87
9292967          BAKERSFIELD                       CA         93312        SFD          7.625         6.750         $ 2,597.61
9293837          SAN JOSE                          CA         95128        SFD          7.875         6.750         $ 2,320.23
9294002          SAN JOSE                          CA         95127        SFD          7.625         6.750         $ 2,362.27
9294496          FREMONT                           CA         94536        SFD          7.750         6.750         $ 2,686.55
9295138          IRMO                              SC         29063        SFD          7.750         6.750         $ 3,626.84
9295396          ENGLEWOOD                         CO         80110        SFD          7.625         6.750         $ 3,795.55
9295455          LOS GATOS                         CA         95032        SFD          7.750         6.750         $ 3,940.27
9295581          FOLSOM                            CA         95630        SFD          7.500         6.750         $ 2,125.62
9296044          SAN JOSE                          CA         95122        SFD          7.875         6.750         $ 2,610.62
9296122          PALO ALTO                         CA         94306        SFD          7.750         6.750         $ 4,241.16
9296160          LIVERMORE                         CA         94550        SFD          7.250         6.750         $ 2,379.09
9297951          NEWTOWN                           CT         06470        SFD          7.250         6.750         $ 3,922.52
9300865          SUTTER CREEK                      CA         95685        SFD          7.625         6.750         $ 2,356.96
9303131          NEW YORK                          NY         10022        COP          7.625         6.750         $ 2,703.78
9305840          SALINAS                           CA         93905        SFD          7.375         6.750         $ 1,292.71
9306830          DALY CITY                         CA         94015        SFD          7.375         6.750         $ 2,591.42
9308373          SAN JOSE                          CA         95128        SFD          7.875         6.750         $ 3,552.84
9310136          LIVERMORE                         CA         94550        SFD          7.750         6.750         $ 4,574.12
9312218          SAN JOSE                          CA         95118        SFD          7.625         6.750         $ 3,255.86
9325429          FLORISSANT                        CO         80816        SFD          7.875         6.750         $ 2,501.49

(i)               (vii)          (viii)                (ix)              (x)         (xi)           (xii)          (xiii)
-----            --------      ----------         --------------       ------     ---------      ----------       --------
                                                      CUT-OFF
MORTGAGE         ORIGINAL       SCHEDULED              DATE                                       MORTGAGE
LOAN             TERM TO        MATURITY             PRINCIPAL                                    INSURANCE       SERVICE
NUMBER           MATURITY         DATE                BALANCE            LTV       SUBSIDY          CODE            FEE
--------         --------      -----------        --------------       ------     ---------      ----------       --------
4212939            360          1-Sep-31           $ 312,000.00         80.00                                      0.250
4213085            360          1-Aug-31           $ 374,721.69         75.00                                      0.250
4214353            360          1-Aug-31           $ 281,041.27         75.00                                      0.250
4214590            360          1-Aug-31           $ 499,619.54         55.56                                      0.250
4214601            360          1-Aug-31           $ 329,772.90         56.90                                      0.250
4214793            360          1-Aug-31           $ 305,778.53         71.50                                      0.250
4214908            360          1-Aug-31           $ 359,719.16         45.00                                      0.250
4214932            360          1-Aug-31           $ 629,532.44         70.00                                      0.250
4215023            360          1-Aug-31           $ 414,076.67         80.00                                      0.250
4215071            360          1-Sep-31           $ 367,000.00         77.26                                      0.250
4215241            360          1-Aug-31           $ 474,629.45         79.56                                      0.250
4215242            360          1-Aug-31           $ 499,647.10         62.50                                      0.250
4215566            360          1-Sep-31           $ 496,000.00         80.00                                      0.250
4215600            360          1-Aug-31           $ 944,316.04         43.99                                      0.250
4215727            360          1-Aug-31           $ 302,786.14         67.33                                      0.250
4215749            360          1-Aug-31           $ 349,740.25         66.16                                      0.250
4215812            360          1-Aug-31           $ 318,541.49         75.00                                      0.250
4215863            360          1-Sep-31           $ 308,200.00         79.99                                      0.250
4215865            360          1-Aug-31           $ 303,768.67         80.00                                      0.250
4215991            360          1-Aug-31           $ 339,741.28         69.39                                      0.250
4216132            360          1-Aug-31           $ 339,497.85         75.00                                      0.250
4216742            360          1-Sep-31           $ 357,750.00         90.00                        12            0.250
4217174            360          1-Sep-31           $ 472,500.00         90.00                        13            0.250
4217294            360          1-Aug-31           $ 329,715.87         47.14                                      0.250
4217408            360          1-Sep-31           $ 344,700.00         90.00                        06            0.250
4218168            360          1-Aug-31           $ 443,662.15         71.61                                      0.250
4219181            360          1-Sep-31           $ 292,000.00         71.22                                      0.250
4219884            360          1-Aug-31           $ 639,552.89         69.89                                      0.250
4219899            360          1-Sep-31           $ 350,000.00         76.92                                      0.250
4219924            360          1-Sep-31           $ 290,000.00         78.38                                      0.250
4220010            360          1-Sep-31           $ 344,150.00         68.15                                      0.250
4220305            360          1-Sep-31           $ 612,500.00         70.00                                      0.250
4220680            360          1-Aug-31           $ 294,275.91         95.00                        13            0.250
4221576            360          1-Sep-31           $ 382,500.00         51.27                                      0.250
4222308            360          1-Sep-31           $ 650,000.00         48.87                                      0.250
4222430            360          1-Aug-31           $ 289,790.10         65.91                                      0.250
4222700            360          1-Sep-31           $ 525,000.00         65.63                                      0.250
4222842            360          1-Aug-31           $ 357,720.72         68.19                                      0.250
4222963            360          1-Sep-31           $ 378,000.00         90.00                        01            0.250
4222991            360          1-Sep-31           $ 625,000.00         64.10                                      0.250
4223503            360          1-Aug-31           $ 404,684.06         75.00                                      0.250
4223535            360          1-Aug-31           $ 372,530.17         80.00                                      0.250
4224045            360          1-Sep-31           $ 650,000.00         68.42                                      0.250
4224305            360          1-Sep-31           $ 316,000.00         50.16                                      0.250
4224352            360          1-Aug-31           $ 313,294.93         95.00                        13            0.250
4224823            360          1-Sep-31           $ 320,250.00         74.48                                      0.250
4225856            360          1-Sep-31           $ 597,200.00         80.00                                      0.250
4226571            360          1-Sep-31           $ 554,800.00         80.00                                      0.250
4226941            360          1-Sep-31           $ 460,000.00         68.15                                      0.250
4237257            360          1-Aug-31           $ 607,548.77         80.00                                      0.250
4237287            360          1-Jul-31           $ 296,075.58         95.00                        01            0.250
4237471            360          1-Jul-31           $ 331,482.01         80.00                                      0.250
4237490            360          1-May-31           $ 330,805.77         75.00                                      0.250
4237515            360          1-Aug-31           $ 426,100.45         79.99                                      0.250
4237609            360          1-Sep-31           $ 306,000.00         90.00                        24            0.250
4237639            360          1-Aug-31           $ 357,813.63         79.98                                      0.250
4237658            360          1-Jul-31           $ 460,545.89         75.00                                      0.250
4237672            360          1-Jul-31           $ 335,474.20         80.00                                      0.250
4237679            360          1-Jul-31           $ 348,254.15         69.90                                      0.250
4237735            360          1-Aug-31           $ 539,637.67         69.23                                      0.250
4237773            360          1-Sep-31           $ 513,000.00         62.56                                      0.250
4237893            360          1-Sep-31           $ 340,000.00         71.58                                      0.250
4237976            360          1-Aug-31           $ 344,743.96         57.50                                      0.250
4238096            360          1-Sep-31           $ 536,000.00         80.00                                      0.250
4238109            360          1-Aug-31           $ 649,467.20         79.27                                      0.250
4238188            360          1-Aug-31           $ 319,744.10         69.57                                      0.250
4238208            360          1-Aug-31           $ 429,664.56         50.00                                      0.250
4238346            360          1-Aug-31           $ 625,736.66         75.00                                      0.250
4238367            360          1-Sep-31           $ 440,000.00         80.00                                      0.250
4238378            360          1-Aug-31           $ 402,193.73         64.92                                      0.250
4238460            360          1-Aug-31           $ 362,723.78         36.48                                      0.250
4238567            360          1-Aug-31           $ 551,558.57         80.00                                      0.250
4238702            360          1-Aug-31           $ 333,752.12         78.40                                      0.250
4238811            360          1-Aug-31           $ 379,710.85         63.33                                      0.250
4238839            360          1-Sep-31            $ 60,000.00         75.00                                      0.250
4238872            360          1-Sep-31           $ 354,307.00         53.68                                      0.250
4238888            360          1-Sep-31           $ 351,500.00         95.00                        24            0.250
4238972            360          1-Aug-31           $ 579,547.54         80.00                                      0.250
4239286            360          1-Aug-31           $ 181,868.27         61.69                                      0.250
4239318            360          1-Sep-31           $ 330,000.00         62.86                                      0.250
4239379            360          1-Sep-31           $ 400,000.00         66.67                                      0.250
4239552            360          1-Aug-31           $ 432,686.60         69.28                                      0.250
4239616            360          1-Aug-31           $ 435,707.45         75.83                                      0.250
4239867            360          1-Aug-31           $ 595,511.46         80.00                                      0.250
4239940            360          1-Sep-31           $ 472,000.00         80.00                                      0.250
4240026            360          1-Sep-31           $ 324,000.00         80.00                                      0.250
4240079            360          1-Jul-31           $ 778,779.36         55.71                                      0.250
4240184            360          1-Sep-31           $ 640,000.00         80.00                                      0.250
4240254            360          1-Sep-31           $ 460,000.00         77.97                                      0.250
4240368            360          1-Aug-31           $ 344,630.94         79.84                                      0.250
4240422            360          1-Sep-31           $ 310,000.00         60.78                                      0.250
4240533            360          1-Sep-31           $ 420,000.00         80.00                                      0.250
4241006            360          1-Sep-31           $ 400,000.00         73.39                                      0.250
4241081            360          1-Sep-31           $ 367,500.00         75.00                                      0.250
4241131            360          1-Aug-31           $304,767.92          38.13                                      0.250
4241263            360          1-Sep-31           $ 405,000.00         77.00                                      0.250
4241481            360          1-Sep-31           $ 375,000.00         61.58                                      0.250
4241514            360          1-Aug-31           $ 575,632.70         80.00                                      0.250
4241653            360          1-Sep-31           $ 350,000.00         37.84                                      0.250
4241716            360          1-Sep-31           $ 380,000.00         73.79                                      0.250
4241768            360          1-Aug-31           $ 399,687.96         61.54                                      0.250
4241894            360          1-Aug-31           $ 526,568.02         68.53                                      0.250
4241959            360          1-May-31           $ 330,954.58         80.00                                      0.250
4241976            360          1-Aug-31           $ 289,815.07         67.44                                      0.250
4242169            360          1-Sep-31           $ 310,000.00         73.81                                      0.250
4242280            360          1-Aug-31           $ 509,621.50         66.93                                      0.250
4242306            360          1-Sep-31           $ 412,000.00         45.03                                      0.250
4242372            360          1-Jul-31           $ 417,907.34         68.05                                      0.250
4242373            360          1-Aug-31           $ 457,428.38         62.74                                      0.250
4242385            360          1-Aug-31           $ 309,764.12         68.89                                      0.250
4242404            360          1-Aug-31           $ 579,569.55         74.26                                      0.250
4242485            360          1-Sep-31           $ 334,000.00         62.43                                      0.250
4242488            360          1-Jul-31           $ 341,503.36         90.00                        13            0.250
4242528            240          1-Aug-21           $ 471,160.61         80.00                                      0.250
4242601            360          1-Aug-31           $ 449,648.95         56.25                                      0.250
4242602            360          1-Aug-31           $ 599,587.08         80.00                                      0.250
4242629            360          1-Aug-31           $ 544,615.34         56.77                                      0.250
4242638            360          1-Aug-31           $ 749,443.39         50.00                                      0.250
4242671            360          1-Sep-31           $ 599,000.00         27.86                                      0.250
4242776            360          1-Sep-31           $ 375,000.00         70.75                                      0.250
4242785            360          1-Aug-31           $ 749,400.24         55.56                                      0.250
4242809            360          1-Jul-31           $ 405,829.55         80.00                                      0.250
4242839            360          1-May-31           $ 336,072.73         80.00                                      0.250
4242877            360          1-Aug-31           $ 359,732.82         80.00                                      0.250
4242896            360          1-Aug-31           $ 629,457.58         69.23                                      0.250
4242909            360          1-Aug-31           $ 342,332.74         71.38                                      0.250
4243020            360          1-Aug-31           $ 431,795.77         80.00                                      0.250
4243114            360          1-Aug-31           $ 469,651.19         50.00                                      0.250
4243217            360          1-Aug-31           $ 539,618.87         80.00                                      0.250
4243351            360          1-Aug-31           $ 999,159.87         67.35                                      0.250
4243377            360          1-Aug-31           $ 399,717.68         68.38                                      0.250
4243399            360          1-Jul-31           $ 319,523.54         78.05                                      0.250
4243429            360          1-Aug-31           $ 334,732.10         56.78                                      0.250
4243480            360          1-Aug-31           $ 399,218.03         79.93                                      0.250
4243553            360          1-Jul-31           $ 454,387.37         71.65                                      0.250
4243649            360          1-Sep-31           $ 648,000.00         44.69                                      0.250
4243679            360          1-Aug-31           $ 327,750.41         80.00                                      0.250
4243716            360          1-Sep-31           $ 468,000.00         61.99                                      0.250
4243780            360          1-Aug-31           $ 329,767.08         50.77                                      0.250
4243783            360          1-Aug-31           $ 386,705.53         61.43                                      0.250
4243801            360          1-Aug-31           $ 359,745.91         67.92                                      0.250
4243809            360          1-Sep-31           $ 337,500.00         75.00                                      0.250
4243822            360          1-Sep-31           $ 368,900.00         61.48                                      0.250
4243910            360          1-Jul-31           $ 344,523.59         76.67                                      0.250
4243959            360          1-Aug-31           $ 334,251.76         75.00                                      0.250
4244016            360          1-Jul-31           $ 354,471.41         24.40                                      0.250
4244043            360          1-Aug-31           $ 111,831.44         41.48                                      0.250
4244055            360          1-Aug-31           $ 429,672.80         74.91                                      0.250
4244088            360          1-Sep-31           $ 436,000.00         80.00                                      0.250
4244107            360          1-Jun-31           $ 648,507.07         57.52                                      0.250
4244112            360          1-Aug-31           $ 399,703.14         79.68                                      0.250
4244127            360          1-Sep-31           $ 468,000.00         80.00                                      0.250
4244132            360          1-Aug-31           $ 389,680.32         75.00                                      0.250
4244154            360          1-Jul-31           $ 367,029.49         79.66                                      0.250
4244191            360          1-Sep-31           $ 999,999.00         62.50                                      0.250
4244250            360          1-Aug-31           $ 299,765.97         50.00                                      0.250
4244291            360          1-Jul-31           $ 530,389.10         70.83                                      0.250
4244300            360          1-Sep-31           $ 388,500.00         79.29                                      0.250
4244311            360          1-Aug-31           $ 479,554.82         80.00                                      0.250
4244375            360          1-Sep-31           $ 366,000.00         53.82                                      0.250
4244437            360          1-Aug-31           $ 309,745.89         46.97                                      0.250
4244537            360          1-Aug-31           $ 299,771.72         75.00                                      0.250
4244559            360          1-Aug-31           $ 859,312.27         63.70                                      0.250
4244565            360          1-Aug-31           $ 371,716.94         60.00                                      0.250
4244586            360          1-Aug-31           $ 467,634.92         78.00                                      0.250
4244669            360          1-Aug-31           $ 289,784.77         71.60                                      0.250
4244734            360          1-Aug-31           $ 444,635.23         70.08                                      0.250
4244789            360          1-Aug-31           $ 319,650.44         70.00                                      0.250
4244841            360          1-Aug-31           $ 649,517.61         70.65                                      0.250
4244857            360          1-Sep-31           $ 390,000.00         62.90                                      0.250
4244996            360          1-Aug-31           $ 555,587.36         80.00                                      0.250
4245041            360          1-Jun-31           $ 456,948.07         79.65                                      0.250
4245087            360          1-Aug-31           $ 594,758.28         80.00                                      0.250
4245109            360          1-Aug-31           $ 503,606.83         80.00                                      0.250
4245136            360          1-Sep-31           $ 350,000.00         76.09                                      0.250
4245144            360          1-Aug-31           $ 478,153.67         69.85                                      0.250
4245193            360          1-Sep-31           $ 295,200.00         80.00                                      0.250
4245211            360          1-Aug-31           $ 335,844.26         80.00                                      0.250
4245244            360          1-Aug-31           $ 317,764.00         79.50                                      0.250
4245266            360          1-Jul-31           $ 405,479.32         70.00                                      0.250
4245310            360          1-Aug-31           $ 379,724.96         65.52                                      0.250
4245314            360          1-Aug-31           $ 467,026.23         61.10                                      0.250
4245365            360          1-Sep-31           $ 330,000.00         61.68                                      0.250
4245366            360          1-Jul-31           $ 389,404.67         67.24                                      0.250
4245781            360          1-Aug-31           $ 367,213.31         75.00                                      0.250
4245961            360          1-Aug-31           $ 649,492.93         43.33                                      0.250
4246053            360          1-Sep-31           $ 525,000.00         76.64                                      0.250
4246067            360          1-Aug-31           $ 339,734.77         64.64                                      0.250
4246297            360          1-Sep-31           $ 300,000.00         77.92                                      0.250
4246496            360          1-Aug-31           $ 337,255.72         75.00                                      0.250
4246522            360          1-Aug-31           $ 448,291.27         66.46                                      0.250
4246547            360          1-Aug-31           $ 426,475.23         79.04                                      0.250
4246618            360          1-Sep-31           $ 320,000.00         61.54                                      0.250
4246743            360          1-Jul-31           $ 329,555.67         62.26                                      0.250
4246878            360          1-Aug-31           $ 384,699.66         69.75                                      0.250
4246902            360          1-Aug-31           $ 169,383.35         54.33                                      0.250
4247077            360          1-Aug-31           $ 379,724.96         67.26                                      0.250
4247224            360          1-Jul-31           $ 435,350.82         80.00                                      0.250
4247254            360          1-Aug-31           $ 318,263.63         70.00                                      0.250
4247379            360          1-Sep-31           $ 360,000.00         80.00                                      0.250
4247437            360          1-Aug-31           $ 489,617.75         49.25                                      0.250
4247620            360          1-Sep-31           $ 530,000.00         72.60                                      0.250
4247892            360          1-Jun-31           $ 283,344.68         80.00                                      0.250
4247909            360          1-Aug-31           $ 383,728.97         69.82                                      0.250
4247962            360          1-Aug-31           $ 484,582.42         66.17                                      0.250
4247975            360          1-Sep-31           $ 340,000.00         56.20                                      0.250
4247982            360          1-Aug-31           $ 391,686.52         67.59                                      0.250
4248021            360          1-Aug-31           $ 300,985.99         83.67                        01            0.250
4248022            360          1-Aug-31           $ 804,402.57         70.00                                      0.250
4248031            360          1-Jul-31           $ 357,952.73         59.75                                      0.250
4248358            360          1-Jun-31           $ 399,103.84         80.00                                      0.250
4248614            360          1-Sep-31           $ 600,000.00         42.11                                      0.250
4248628            360          1-Sep-31           $ 289,750.00         95.00                        06            0.250
4248641            360          1-Sep-31           $ 500,000.00         40.82                                      0.250
4248651            360          1-Jul-31           $ 529,028.75         80.00                                      0.250
4248678            360          1-Aug-31           $ 331,734.50         80.00                                      0.250
4248691            360          1-Aug-31           $ 485,648.25         64.80                                      0.250
4248727            360          1-Jul-31           $ 499,236.74         58.82                                      0.250
4248781            360          1-May-31           $ 534,393.86         80.00                                      0.250
4248888            360          1-Aug-31           $ 534,582.65         69.93                                      0.250
4248906            360          1-Aug-31           $ 390,902.32         80.00                                      0.250
4249154            360          1-Jun-31           $ 300,053.68         77.44                                      0.250
4249171            360          1-Jul-31           $ 313,508.60         80.00                                      0.250
4249234            360          1-Jul-31           $ 307,018.77         86.62                        06            0.250
4249315            360          1-Jul-31           $ 464,272.32         79.49                                      0.250
4249341            360          1-Sep-31           $ 353,000.00         56.94                                      0.250
4249380            360          1-Jul-31           $ 309,161.55         80.00                                      0.250
4249435            360          1-Aug-31           $ 449,648.95         55.42                                      0.250
4249455            360          1-Sep-31           $ 488,807.00         57.51                                      0.250
4249513            360          1-Jul-31           $ 309,549.84         79.49                                      0.250
4249673            360          1-Sep-31           $ 623,600.00         72.85                                      0.250
4249708            360          1-Aug-31           $ 419,696.01         70.00                                      0.250
4249742            360          1-Jul-31           $ 336,772.40         95.00                        11            0.250
4249905            360          1-Aug-31           $ 515,626.53         80.00                                      0.250
4249924            360          1-May-31           $ 403,141.92         61.36                                      0.250
4250047            360          1-Aug-31           $ 559,594.68         89.60                        11            0.250
4250054            360          1-May-31           $ 448,617.66         75.63                                      0.250
4250061            360          1-Sep-31           $ 918,000.00         51.00                                      0.250
4250063            360          1-Aug-31           $ 465,129.24         79.98                                      0.250
4250077            360          1-Sep-31           $ 325,000.00         76.47                                      0.250
4250127            360          1-Aug-31            $ 79,942.09         55.17                                      0.250
4250146            360          1-Aug-31           $ 290,772.99         70.98                                      0.250
4250183            360          1-Aug-31           $ 399,680.12         44.94                                      0.250
4250261            360          1-Aug-31           $ 625,474.08         44.71                                      0.250
4250344            360          1-Sep-31           $ 183,750.00         75.00                                      0.250
4250399            360          1-Jul-31           $ 638,998.46         80.00                                      0.250
4250419            360          1-Aug-31           $ 399,724.72         47.06                                      0.250
4250431            360          1-Sep-31           $ 331,000.00         63.05                                      0.250
4250500            360          1-Sep-31           $ 436,400.00         80.00                                      0.250
4250503            360          1-Aug-31           $ 339,747.67         47.29                                      0.250
4250516            360          1-Sep-31           $ 315,000.00         75.00                                      0.250
4250670            240          1-Sep-21           $ 436,000.00         48.44                                      0.250
4250797            360          1-Jul-31           $ 424,163.52         54.84                                      0.250
4250811            360          1-Jul-31           $ 423,807.97         80.00                                      0.250
4250829            360          1-Aug-31           $ 369,711.36         61.67                                      0.250
4250855            360          1-Jun-31           $ 314,423.45         74.12                                      0.250
4250861            360          1-Jun-31           $ 338,726.78         80.00                                      0.250
4250878            360          1-Aug-31           $ 389,672.35         60.00                                      0.250
4250899            360          1-Jun-31           $ 378,150.90         58.31                                      0.250
4250901            360          1-Sep-31           $ 435,000.00         73.73                                      0.250
4250912            360          1-Sep-31           $ 326,430.00         90.00                        13            0.250
4250921            360          1-Jun-31           $ 313,695.62         74.86                                      0.250
4250995            360          1-May-31           $ 394,690.20         80.00                                      0.250
4251003            360          1-Sep-31           $ 293,504.00         68.26                                      0.250
4251029            360          1-Aug-31           $ 754,467.12         44.41                                      0.250
4251035            240          1-Aug-21           $ 349,348.26         48.95                                      0.250
4251185            360          1-Aug-31           $ 661,508.69         39.64                                      0.250
4251227            360          1-Sep-31           $ 363,600.00         80.00                                      0.250
4251264            360          1-Aug-31           $ 505,385.40         79.65                                      0.250
4251273            360          1-Aug-31           $ 317,552.08         79.99                                      0.250
4251290            360          1-Aug-31           $ 849,336.92         62.96                                      0.250
4251301            360          1-Jul-31           $ 367,837.63         70.00                                      0.250
4251350            360          1-Sep-31           $ 378,657.00         60.59                                      0.250
4251355            360          1-Jun-31           $ 362,907.96         80.00                                      0.250
4251410            360          1-Aug-31           $ 411,662.28         80.00                                      0.250
4251428            360          1-Aug-31           $ 816,330.30         43.00                                      0.250
4251446            360          1-Jun-31           $ 318,784.17         90.00                        11            0.250
4251524            360          1-Aug-31           $ 394,721.21         73.83                                      0.250
4251531            360          1-Sep-31           $ 328,000.00         80.00                                      0.250
4251536            360          1-Jun-31           $ 336,166.44         47.46                                      0.250
4251543            360          1-Sep-31           $ 495,000.00         66.00                                      0.250
4251618            360          1-Jul-31           $ 484,363.35         89.98                        33            0.250
4251693            360          1-Aug-31           $ 311,762.59         62.40                                      0.250
4251706            360          1-Jul-31           $ 331,454.13         80.00                                      0.250
4251769            360          1-Sep-31           $ 813,750.00         75.00                                      0.250
4251833            360          1-Sep-31           $ 460,000.00         49.73                                      0.250
4251888            360          1-Aug-31           $ 336,730.50         71.70                                      0.250
4251890            360          1-Sep-31           $ 400,000.00         64.00                                      0.250
4251935            360          1-Jul-31           $ 445,352.35         80.00                                      0.250
4251995            360          1-Sep-31           $ 333,750.00         75.00                                      0.250
4252042            360          1-Aug-31           $ 434,677.17         69.05                                      0.250
4252148            360          1-Aug-31           $ 348,234.82         62.23                                      0.250
4252175            360          1-Jul-31           $ 377,009.09         80.00                                      0.250
4252189            360          1-Jul-31           $ 399,404.42         80.00                                      0.250
4252223            360          1-Aug-31           $ 434,643.43         74.36                                      0.250
4252285            360          1-Aug-31           $ 409,703.26         75.84                                      0.250
4252349            360          1-Aug-31           $ 569,597.70         65.90                                      0.250
4252452            360          1-Jul-31           $ 179,711.25         60.00                                      0.250
4252470            360          1-Sep-31           $ 650,000.00         50.00                                      0.250
4252501            360          1-Aug-31           $ 342,739.00         70.00                                      0.250
4252572            360          1-Aug-31           $ 539,609.16         49.77                                      0.250
4252586            360          1-Aug-31           $ 399,703.14         56.34                                      0.250
4252621            360          1-Jul-31           $ 531,167.47         80.00                                      0.250
4252648            360          1-Sep-31           $ 317,150.00         68.95                                      0.250
4252726            360          1-Aug-31           $ 447,133.19         61.72                                      0.250
4252738            360          1-Jul-31           $ 374,441.64         75.00                                      0.250
4252777            360          1-Jul-31           $ 339,440.99         68.00                                      0.250
4252800            360          1-Aug-31           $ 437,198.91         70.00                                      0.250
4252833            360          1-Aug-31           $ 451,664.55         80.00                                      0.250
4252836            360          1-Sep-31           $ 450,000.00         68.70                                      0.250
4252903            360          1-Aug-31           $ 323,747.25         80.00                                      0.250
4252905            360          1-Sep-31           $ 450,000.00         79.65                                      0.250
4252933            360          1-Jul-31           $ 367,465.25         72.16                                      0.250
4252936            360          1-Aug-31           $ 499,600.15         47.62                                      0.250
4252991            360          1-Aug-31           $ 414,707.09         57.24                                      0.250
4253032            360          1-Aug-31           $ 283,755.48         69.27                                      0.250
4253042            360          1-Sep-31           $ 293,250.00         75.00                                      0.250
4253062            360          1-Aug-31           $ 299,765.97         49.18                                      0.250
4253103            360          1-Sep-31           $ 309,000.00         68.67       GD 4YR                         0.250
4253109            360          1-Jun-31           $ 638,493.15         80.00                                      0.250
4253119            360          1-Jun-31           $ 434,095.98         79.82                                      0.250
4253130            360          1-May-31           $ 861,410.97         80.00                                      0.250
4253137            360          1-May-31           $ 346,931.00         80.00                                      0.250
4253174            360          1-May-31           $ 416,434.60         75.00                                      0.250
4253188            360          1-Jun-31           $ 548,705.05         70.97                                      0.250
4253195            360          1-Jun-31           $ 374,045.36         77.42                                      0.250
4253200            360          1-Jun-31           $ 399,034.65         66.67                                      0.250
4253326            360          1-Jul-31           $ 374,383.43         68.31                                      0.250
4253350            360          1-Sep-31           $ 400,000.00         64.00                                      0.250
4253432            360          1-Jul-31           $ 379,448.18         69.09                                      0.250
4253458            360          1-Aug-31           $ 205,351.26         53.03                                      0.250
4253483            360          1-Aug-31           $ 411,678.60         66.45                                      0.250
4253487            360          1-Jun-31           $ 395,112.80         80.00                                      0.250
4253594            360          1-Sep-31           $ 360,000.00         80.00                                      0.250
4253672            360          1-Sep-31           $ 328,000.00         64.31                                      0.250
4253701            360          1-Jun-31           $ 379,148.64         76.00                                      0.250
4253799            360          1-Sep-31           $ 450,000.00         26.64                                      0.250
4253858            360          1-Sep-31           $ 375,000.00         75.00                                      0.250
4253885            360          1-Sep-31           $ 281,900.00         56.38                                      0.250
4253921            360          1-Jul-31           $ 325,127.17         80.00                                      0.250
4253947            360          1-Aug-31           $ 320,773.43         58.36                                      0.250
4254094            360          1-Jul-31           $ 585,015.47         80.00                                      0.250
4254144            360          1-Aug-31           $ 298,455.16         42.67                                      0.250
4254148            360          1-Jul-31           $ 290,056.53         70.85                                      0.250
4254169            360          1-Sep-31           $ 343,000.00         59.65                                      0.250
4254294            360          1-Aug-31           $ 534,072.56         64.01                                      0.250
4254321            360          1-Jun-31           $ 387,130.74         80.00                                      0.250
4254346            360          1-Aug-31           $ 319,750.37         80.00                                      0.250
4254398            360          1-Aug-31           $ 361,317.92         80.00                                      0.250
4254524            360          1-Aug-31           $ 361,717.60         61.36                                      0.250
4254565            360          1-Sep-31           $ 500,000.00         58.82                                      0.250
4254699            360          1-Aug-31           $ 298,990.33         76.32                                      0.250
4254725            360          1-Aug-31           $ 230,410.98         47.06                                      0.250
4254753            360          1-Aug-31           $ 538,599.98         75.92                                      0.250
4254845            360          1-Aug-31           $ 265,797.59         70.00                                      0.250
4254933            360          1-Aug-31           $ 283,778.45         80.00                                      0.250
4255021            360          1-Aug-31           $ 307,747.53         80.00                                      0.250
4255032            360          1-Jul-31           $ 327,499.32         80.00                                      0.250
4255047            360          1-Aug-31           $ 372,716.18         51.45                                      0.250
4255096            360          1-Sep-31           $ 850,000.00         56.67                                      0.250
4255195            360          1-Sep-31           $ 636,000.00         80.00       GD 3YR                         0.250
4255293            360          1-Jul-31           $ 321,968.41         75.00                                      0.250
4255331            360          1-Sep-31           $ 294,400.00         80.00                                      0.250
4255358            360          1-Aug-31           $ 367,323.55         76.67                                      0.250
4255368            360          1-Aug-31           $ 577,026.62         70.00                                      0.250
4255424            360          1-Aug-31           $ 289,773.76         73.42                                      0.250
4255427            360          1-Jul-31           $ 390,817.23         79.99                                      0.250
4255437            360          1-Aug-31           $ 399,342.41         44.99                                      0.250
4255499            360          1-Sep-31           $ 294,000.00         75.00                                      0.250
4255541            360          1-Aug-31           $ 922,364.96         64.96                                      0.250
4255655            360          1-Aug-31           $ 349,733.67         39.37                                      0.250
4255702            360          1-Aug-31           $ 305,761.29         71.16                                      0.250
4255722            360          1-Sep-31           $ 176,250.00         75.00                                      0.250
4255798            360          1-Aug-31           $ 599,508.19         67.42                                      0.250
4255925            360          1-Sep-31           $ 335,000.00         45.89                                      0.250
4255961            360          1-Sep-31           $ 770,000.00         70.00                                      0.250
4255970            360          1-May-31           $ 574,706.80         67.05                                      0.250
4256001            360          1-Aug-31           $ 382,216.13         79.27                                      0.250
4256034            360          1-Aug-31           $ 399,717.68         57.14                                      0.250
4256047            360          1-Aug-31           $ 343,738.24         80.00                                      0.250
4256060            360          1-Aug-31           $ 383,722.07         76.80                                      0.250
4256081            360          1-Jun-31           $ 548,767.79         77.68                                      0.250
4256089            360          1-Aug-31           $ 559,552.18         80.00                                      0.250
4256123            360          1-Aug-31           $ 369,725.40         58.50                                      0.250
4256154            360          1-Aug-31           $ 330,394.65         76.01                                      0.250
4256165            360          1-Aug-31           $ 314,048.66         70.00                                      0.250
4256187            360          1-Aug-31           $ 649,492.93         68.42                                      0.250
4256203            360          1-Jun-31           $ 469,806.08         88.87                        11            0.250
4256224            360          1-May-31           $ 613,599.99         79.99                                      0.250
4256233            360          1-Jun-31           $ 419,485.18         64.69                                      0.250
4256245            360          1-Jun-31           $ 448,966.43         66.67                                      0.250
4256248            360          1-Jun-31           $ 468,865.73         77.05                                      0.250
4256260            360          1-Jun-31           $ 399,181.05         65.91                                      0.250
4256414            360          1-Aug-31           $ 380,687.70         79.38                                      0.250
4256435            360          1-Sep-31           $ 375,000.00         50.85                                      0.250
4256579            360          1-Aug-31           $ 999,239.08         50.00                                      0.250
4256612            360          1-Aug-31           $ 345,237.11         79.98                                      0.250
4256644            360          1-Sep-31           $ 360,000.00         80.00                                      0.250
4256650            360          1-Aug-31           $ 399,672.12         57.14                                      0.250
4256664            360          1-Aug-31           $ 352,956.93         80.00                                      0.250
4256668            360          1-Jul-31           $ 342,463.25         67.25                                      0.250
4256725            360          1-Sep-31           $ 360,000.00         69.23                                      0.250
4256726            360          1-Sep-31           $ 375,000.00         61.48                                      0.250
4256752            360          1-Aug-31           $ 375,734.62         80.00                                      0.250
4256759            360          1-Aug-31           $ 314,304.62         74.89                                      0.250
4256833            360          1-Sep-31           $ 450,000.00         78.95                                      0.250
4256854            360          1-Sep-31           $ 360,000.00         80.00                                      0.250
4256901            360          1-Jul-31           $ 335,012.80         57.84                                      0.250
4256933            360          1-Aug-31           $ 594,330.22         65.00                                      0.250
4256938            360          1-Aug-31           $ 289,973.61         79.99                                      0.250
4256976            360          1-Aug-31           $ 646,495.27         69.95                                      0.250
4256984            360          1-Sep-31           $ 425,000.00         66.41                                      0.250
4257023            360          1-Aug-31           $ 355,729.12         80.00                                      0.250
4257050            360          1-Sep-31           $ 490,000.00         74.24                                      0.250
4257099            360          1-Jun-31           $ 372,861.86         71.43                                      0.250
4257114            300          1-Aug-26           $ 313,649.18         52.33                                      0.250
4257169            360          1-Aug-31           $ 999,294.20         69.06                                      0.250
4257172            360          1-Aug-31           $ 314,971.86         78.96                                      0.250
4257202            360          1-Sep-31           $ 350,000.00         60.87                                      0.250
4257229            360          1-Sep-31           $ 465,000.00         75.00                                      0.250
4257244            360          1-Jun-31           $ 398,235.98         68.38                                      0.250
4257247            360          1-Jun-31           $ 532,773.49         48.55                                      0.250
4257258            360          1-Sep-31           $ 450,000.00         75.00                                      0.250
4257263            360          1-Sep-31           $ 350,000.00         67.31                                      0.250
4257268            360          1-Sep-31           $ 425,000.00         60.98                                      0.250
4257273            360          1-May-31           $ 329,009.87         64.08                                      0.250
4257322            360          1-Sep-31           $ 180,000.00         33.64                                      0.250
4257336            360          1-Jun-31           $ 314,850.59         80.00                                      0.250
4257360            349          1-Jun-30           $ 398,766.16         61.54                                      0.250
4257371            360          1-Jun-31           $ 330,019.46         73.56                                      0.250
4257398            360          1-Jun-31           $ 329,085.25         60.00                                      0.250
4257407            360          1-Sep-31           $ 400,000.00         72.73                                      0.250
4257435            360          1-Jul-31           $ 335,487.09         80.00                                      0.250
4257444            360          1-Aug-31           $ 325,391.37         84.68                        33            0.250
4257464            360          1-Aug-31           $ 364,722.26         69.79                                      0.250
4257472            360          1-Aug-31           $ 297,778.84         49.67                                      0.250
4257524            360          1-May-31           $ 358,894.10         70.04                                      0.250
4257539            360          1-Jun-31           $ 398,639.25         55.17                                      0.250
4257582            360          1-Jun-31           $ 379,105.30         74.51                                      0.250
4257586            360          1-Sep-31           $ 400,000.00         62.31                                      0.250
4257597            360          1-May-31           $ 308,896.90         55.17                                      0.250
4257617            360          1-Jun-31           $ 448,914.01         75.00                                      0.250
4257712            360          1-Sep-31           $ 456,000.00         69.62                                      0.250
4257757            360          1-Sep-31           $ 450,000.00         72.00                                      0.250
4257765            360          1-Sep-31           $ 336,000.00         80.00                                      0.250
4257906            360          1-Sep-31           $ 360,000.00         67.92                                      0.250
4257925            360          1-Aug-31           $ 362,267.18         79.99                                      0.250
4257940            360          1-Aug-31           $ 399,703.14         57.14                                      0.250
4258151            360          1-Jun-31           $ 378,719.11         80.00                                      0.250
4258168            360          1-May-31           $ 313,659.23         89.90                        24            0.250
4258227            360          1-Aug-31           $ 349,726.96         57.38                                      0.250
4258403            360          1-Mar-31           $ 384,545.80         75.00                                      0.250
4258409            360          1-Aug-31           $ 712,443.79         64.82                                      0.250
4258416            360          1-Sep-31           $ 480,000.00         55.81                                      0.250
4258421            360          1-Sep-31           $ 612,500.00         76.56                                      0.250
4258433            360          1-Sep-31           $ 366,000.00         73.79                                      0.250
4258624            360          1-Aug-31           $ 849,268.16         33.33                                      0.250
4258625            360          1-Sep-31           $ 435,650.00         80.00                                      0.250
4258670            360          1-Aug-31           $ 389,703.23         79.92                                      0.250
4258680            360          1-Aug-31           $ 473,382.15         60.34                                      0.250
4258691            360          1-Aug-31           $ 323,747.24         54.01                                      0.250
4258696            360          1-Aug-31           $ 331,741.00         78.12                                      0.250
4258725            360          1-Aug-31           $ 309,717.25         90.00                        06            0.250
4258748            360          1-Jul-31           $ 419,420.00         75.00                                      0.250
4258784            360          1-Aug-31           $ 599,531.94         36.36                                      0.250
4258805            360          1-Aug-31            $ 59,954.34         55.56                                      0.250
4259052            360          1-Aug-31           $ 310,757.39         61.02                                      0.250
4259054            360          1-Aug-31           $ 508,792.80         80.00                                      0.250
4259095            360          1-Aug-31           $ 779,463.21         65.00                                      0.250
4259104            360          1-Aug-31           $ 162,875.98         61.98                                      0.250
4259299            360          1-Jul-31           $ 294,103.48         95.00                        11            0.250
4259334            360          1-Sep-31           $ 490,000.00         70.00                                      0.250
4259351            360          1-Aug-31           $ 339,760.03         66.02                                      0.250
4259413            360          1-Jun-31           $ 346,757.71         91.89                        01            0.250
4259416            360          1-Sep-31           $ 310,800.00         80.00                                      0.250
4259500            360          1-Jul-31           $ 289,156.78         91.98                        24            0.250
4259528            360          1-Sep-31           $ 350,000.00         54.69                                      0.250
4259642            360          1-Sep-31           $ 295,000.00         21.45                                      0.250
4259645            360          1-Sep-31           $ 295,000.00         77.63                                      0.250
4259646            360          1-Aug-31           $ 419,696.01         80.00                                      0.250
4259913            360          1-Aug-31           $ 374,521.84         60.94                                      0.250
4259929            360          1-Aug-31           $ 349,746.68         65.79                                      0.250
4260001            360          1-Sep-31           $ 435,750.00         70.00                                      0.250
4260042            360          1-Aug-31           $ 469,554.04         64.74                                      0.250
4260050            360          1-Jul-31           $ 367,465.59         80.00                                      0.250
4260070            360          1-Sep-31           $ 436,000.00         80.00                                      0.250
4260181            360          1-Jul-31           $ 497,558.06         80.00                                      0.250
4260209            360          1-Sep-31           $ 295,000.00         74.40                                      0.250
4260226            360          1-Sep-31           $ 890,000.00         69.84                                      0.250
4260279            360          1-Jul-31           $ 359,408.10         80.00                                      0.250
4260541            360          1-Aug-31           $ 476,172.07         47.65                                      0.250
4260622            360          1-Sep-31           $ 410,000.00         61.01                                      0.250
4260817            360          1-Aug-31           $ 939,284.73         17.57                                      0.250
4261006            360          1-Jul-31           $ 484,277.85         57.06                                      0.250
4261035            360          1-Sep-31           $ 500,000.00         55.56                                      0.250
4261071            360          1-Aug-31           $ 509,581.95         49.76                                      0.250
4261076            360          1-Sep-31           $ 540,725.00         63.61                                      0.250
4261078            360          1-Aug-31           $ 464,671.80         66.43                                      0.250
4261112            360          1-Jul-31           $ 329,520.80         55.00                                      0.250
4261139            360          1-Jul-31           $ 367,226.82         80.00                                      0.250
4261223            360          1-Sep-31           $ 310,000.00         63.39                                      0.250
4261267            360          1-Aug-31           $ 289,790.10         80.00                                      0.250
4261383            360          1-Sep-31           $ 419,400.00         55.92                                      0.250
4261786            360          1-Sep-31           $ 425,000.00         67.46                                      0.250
4261951            360          1-Aug-31           $ 649,541.24         43.05                                      0.250
4262059            360          1-Aug-31           $ 329,761.16         72.37                                      0.250
4262124            360          1-Sep-31           $ 650,000.00         62.80                                      0.250
4262163            360          1-Sep-31           $ 600,000.00         68.18                                      0.250
4262276            360          1-Jul-31           $ 435,334.42         80.00                                      0.250
4262387            360          1-Jul-31           $ 391,401.60         80.00                                      0.250
4262693            360          1-Aug-31           $ 749,385.23         63.61                                      0.250
4262704            360          1-Aug-31           $ 739,572.61         61.68                                      0.250
4262949            360          1-Aug-31           $ 306,383.60         90.00                        33            0.250
4262987            360          1-Aug-31           $ 291,133.78         80.00                                      0.250
4263066            360          1-Aug-31           $ 371,709.80         79.63                                      0.250
4263076            360          1-Aug-31           $ 514,636.51         63.19                                      0.250
4263125            360          1-Jul-31           $ 329,807.31         90.00                        11            0.250
4263146            360          1-Aug-31           $ 386,113.23         80.00                                      0.250
4263273            360          1-Jun-31           $ 327,283.29         80.00                                      0.250
4263313            360          1-Sep-31           $ 318,000.00         80.00                                      0.250
4263318            360          1-Aug-31           $ 319,779.77         74.42                                      0.250
4263335            360          1-Sep-31           $ 300,000.00         75.00                                      0.250
4263431            360          1-Aug-31           $ 322,072.52         57.04                                      0.250
4263477            360          1-Sep-31           $ 300,000.00         55.56                                      0.250
4263495            360          1-Sep-31           $ 338,000.00         80.00                                      0.250
4263501            360          1-Aug-31           $ 362,709.72         79.98                                      0.250
4263548            360          1-Jul-31           $ 379,075.82         80.00                                      0.250
4263667            360          1-Aug-31           $ 414,906.95         80.00                                      0.250
4263669            360          1-Jun-31           $ 664,352.70         70.48                                      0.250
4263953            360          1-Sep-31           $ 300,000.00         55.35                                      0.250
4264004            360          1-Aug-31           $ 370,981.29         75.00                                      0.250
4264176            360          1-Sep-31           $ 335,000.00         67.00                                      0.250
4264236            360          1-Aug-31           $ 449,690.32         72.58                                      0.250
4264258            360          1-Sep-31           $ 360,000.00         80.00                                      0.250
4264308            360          1-Aug-31           $ 447,667.51         80.00                                      0.250
4264407            360          1-Aug-31           $ 393,242.65         69.68                                      0.250
4264601            360          1-Aug-31           $ 419,203.92         79.15                                      0.250
4264705            360          1-Sep-31           $ 294,600.00         78.77                                      0.250
4264741            360          1-Aug-31           $ 468,425.10         80.00                                      0.250
4264845            360          1-Sep-31           $ 300,000.00         43.80                                      0.250
4264873            360          1-Sep-31           $ 500,000.00         79.37                                      0.250
4264965            360          1-Sep-31           $ 353,000.00         33.62                                      0.250
4265015            360          1-Aug-31           $ 529,596.71         51.71                                      0.250
4265078            360          1-Sep-31           $ 477,810.00         47.78                                      0.250
4265145            360          1-Sep-31           $ 450,000.00         47.37                                      0.250
4265222            360          1-Aug-31           $ 351,738.76         80.00                                      0.250
4265267            360          1-Sep-31           $ 520,000.00         39.25                                      0.250
4265270            360          1-Aug-31           $ 468,160.91         63.74                                      0.250
4265316            360          1-Aug-31           $ 430,096.23         79.99                                      0.250
4265376            360          1-Sep-31           $ 333,600.00         80.00                                      0.250
4265554            360          1-Aug-31           $ 321,742.50         66.39                                      0.250
4265608            360          1-Sep-31           $ 339,500.00         70.00                                      0.250
4265637            360          1-Sep-31           $ 528,000.00         80.00                                      0.250
4265699            360          1-Sep-31           $ 295,000.00         64.84                                      0.250
4265931            360          1-Aug-31           $ 309,752.10         68.89                                      0.250
4266016            360          1-Sep-31           $ 380,000.00         74.66                                      0.250
4266049            360          1-Aug-31           $ 399,687.96         72.07                                      0.250
4266117            360          1-Aug-31           $ 459,649.98         58.97                                      0.250
4266182            360          1-Sep-31           $ 420,000.00         70.00                                      0.250
4266187            360          1-Aug-31           $ 285,782.37         44.69                                      0.250
4266189            360          1-Aug-31           $ 649,467.20         59.09                                      0.250
4266291            360          1-Sep-31           $ 360,000.00         80.00                                      0.250
4266437            360          1-Aug-31           $ 400,936.98         75.00                                      0.250
4266580            360          1-Aug-31           $ 416,690.52         55.60                                      0.250
4266655            360          1-Aug-31           $ 499,619.54         57.47                                      0.250
4266677            360          1-Aug-31           $ 299,747.96         68.97                                      0.250
4266700            360          1-Sep-31           $ 377,000.00         67.08                                      0.250
4266745            360          1-Aug-31           $ 346,729.30         66.35                                      0.250
4266759            360          1-Aug-31           $ 359,732.82         41.14                                      0.250
4266933            360          1-Sep-31           $ 503,200.00         80.00                                      0.250
4267051            360          1-Aug-31           $ 327,731.13         80.00                                      0.250
4267147            360          1-Aug-31           $ 309,858.09         61.41                                      0.250
4267157            360          1-Aug-31           $ 451,101.65         75.00                                      0.250
4267403            360          1-Jul-31           $ 446,184.68         79.99                                      0.250
4267433            360          1-Aug-31           $ 513,618.54         80.00                                      0.250
4267455            360          1-Aug-31           $ 327,356.87         79.99                                      0.250
4267470            360          1-Sep-31           $ 370,000.00         74.30                                      0.250
4267677            360          1-Aug-31           $ 419,672.35         78.65                                      0.250
4267777            360          1-Aug-31           $ 219,832.59         48.89                                      0.250
4267804            360          1-Aug-31           $ 744,918.06         75.00                                      0.250
4267834            360          1-Sep-31           $ 350,000.00         46.36                                      0.250
4267847            360          1-Sep-31           $ 312,000.00         80.00                                      0.250
4267848            360          1-Sep-31           $ 371,250.00         78.99                                      0.250
4267859            360          1-Aug-31           $ 566,568.56         77.67                                      0.250
4267922            360          1-Sep-31           $ 299,700.00         58.76                                      0.250
4267940            360          1-Jul-31           $ 684,926.47         43.97                                      0.250
4267996            360          1-Aug-31           $ 799,391.27         54.24                                      0.250
4268018            360          1-Aug-31           $ 482,832.32         80.00                                      0.250
4268067            360          1-Sep-31           $ 298,000.00         89.49                        11            0.250
4268069            360          1-Jul-31           $ 354,401.81         64.55                                      0.250
4268114            360          1-Aug-31           $ 299,760.09         59.16                                      0.250
4268128            360          1-Jul-31           $ 463,690.76         62.00                                      0.250
4268187            360          1-Aug-31           $ 352,251.20         75.00                                      0.250
4268194            360          1-Aug-31           $ 315,776.98         80.00                                      0.250
4268197            360          1-Sep-31           $ 574,400.00         80.00                                      0.250
4268201            360          1-Sep-31           $ 650,000.00         75.78                                      0.250
4268271            360          1-Sep-31           $ 376,000.00         79.16                                      0.250
4268281            360          1-Aug-31           $ 319,762.51         74.42                                      0.250
4268378            360          1-Sep-31           $ 315,000.00         75.00                                      0.250
4268411            360          1-Sep-31           $ 382,000.00         80.00                                      0.250
4268458            360          1-Aug-31           $ 380,274.57         80.00                                      0.250
4268498            360          1-Aug-31           $ 354,716.12         78.89                                      0.250
4268646            360          1-Sep-31           $ 312,000.00         79.59                                      0.250
4268709            360          1-Aug-31           $ 399,703.14         55.94                                      0.250
4268724            360          1-Jul-31           $ 698,931.44         41.18                                      0.250
4268735            360          1-Sep-31           $ 995,000.00         52.65                                      0.250
4268754            360          1-Jul-31           $ 544,724.79         80.00                                      0.250
4268798            360          1-Sep-31           $ 364,000.00         80.00                                      0.250
4268836            360          1-Sep-31           $ 550,000.00         59.46                                      0.250
4268855            360          1-Sep-31           $ 360,000.00         90.00                        13            0.250
4268858            360          1-Aug-31           $ 374,721.70         86.61                        13            0.250
4268869            360          1-Aug-31           $ 599,483.41         77.92                                      0.250
4268906            360          1-Sep-31           $ 387,000.00         75.88                                      0.250
4269024            360          1-Sep-31           $ 395,000.00         69.58                                      0.250
4269025            360          1-Aug-31           $ 435,668.24         80.00                                      0.250
4269278            360          1-Sep-31           $ 506,000.00         61.56                                      0.250
4269477            360          1-Sep-31           $ 380,000.00         80.00                                      0.250
4269574            360          1-Aug-31           $ 392,508.49         80.00                                      0.250
4269578            360          1-Sep-31           $ 500,000.00         27.10                                      0.250
4269624            360          1-Sep-31           $ 358,000.00         79.56                                      0.250
4269636            360          1-Sep-31           $ 204,000.00         56.67                                      0.250
4269744            360          1-Aug-31           $ 749,429.30         26.22                                      0.250
4269794            360          1-Sep-31           $ 287,500.00         62.16                                      0.250
4269821            360          1-Sep-31           $ 343,200.00         80.00                                      0.250
4269885            360          1-Aug-31           $ 999,180.30         58.82                                      0.250
4269900            360          1-Aug-31           $ 327,750.42         80.00                                      0.250
4269949            360          1-Sep-31           $ 500,000.00         60.98                                      0.250
4269986            360          1-Sep-31           $ 300,000.00         80.00                                      0.250
4270042            360          1-Aug-31            $ 89,190.11         85.00                        11            0.250
4270048            360          1-Aug-31           $ 535,631.13         80.00                                      0.250
4270173            360          1-Aug-31           $ 374,721.69         60.00                                      0.250
4270180            360          1-Aug-31           $ 299,777.36         71.43                                      0.250
4270190            360          1-Aug-31           $ 299,771.72         55.35                                      0.250
4270290            360          1-Aug-31           $ 367,213.31         64.81                                      0.250
4270340            360          1-Aug-31           $ 999,200.31         63.09                                      0.250
4270362            360          1-Sep-31           $ 304,000.00         77.95                                      0.250
4270463            360          1-Sep-31           $ 150,000.00         71.43                                      0.250
4270516            360          1-Aug-31           $ 339,741.29         52.63                                      0.250
4270649            360          1-Aug-31           $ 300,571.12         80.00                                      0.250
4270652            360          1-Aug-31           $ 324,746.48         79.96                                      0.250
4270654            360          1-Sep-31           $ 400,000.00         65.14                                      0.250
4270736            360          1-Aug-31           $ 339,841.21         79.99                                      0.250
4270874            360          1-Aug-31           $ 341,003.01         75.00                                      0.250
4270896            360          1-Sep-31           $ 326,800.00         69.99                                      0.250
4270909            360          1-Jul-31           $ 514,088.75         72.15                                      0.250
4271080            360          1-Sep-31           $ 429,600.00         80.00                                      0.250
4271298            360          1-Aug-31           $ 449,516.14         80.00                                      0.250
4271336            360          1-Aug-31           $ 379,696.12         61.59                                      0.250
4271503            360          1-Sep-31           $ 404,000.00         80.00                                      0.250
4271517            360          1-Aug-31           $ 311,474.41         94.99                        13            0.250
4271571            360          1-Sep-31           $ 350,000.00         68.29                                      0.250
4271654            360          1-Aug-31           $ 454,636.14         58.48                                      0.250
4271769            360          1-Sep-31           $ 400,000.00         79.21                                      0.250
4271926            360          1-Sep-31           $ 420,000.00         80.00                                      0.250
4272077            360          1-Sep-31           $ 750,000.00         41.10                                      0.250
4272161            360          1-Aug-31           $ 459,632.14         62.59                                      0.250
4272347            360          1-Sep-31           $ 329,900.00         73.33                                      0.250
4272359            360          1-Aug-31           $ 349,720.11         66.67                                      0.250
4272370            360          1-Jul-31           $ 386,394.39         70.36                                      0.250
4272379            360          1-Sep-31           $ 595,700.00         68.08                                      0.250
4272385            360          1-Jul-31           $ 557,104.90         65.65                                      0.250
4272397            360          1-Aug-31           $ 399,680.13         47.06                                      0.250
4272490            360          1-Aug-31           $ 394,676.23         69.30                                      0.250
4272491            360          1-Jul-31           $ 309,514.88         49.60                                      0.250
4272496            360          1-Aug-31           $ 295,413.57         80.00                                      0.250
4272535            360          1-Sep-31           $ 328,000.00         80.00                                      0.250
4272557            360          1-Sep-31           $ 396,000.00         63.36                                      0.250
4272699            360          1-Sep-31           $ 375,700.00         65.00                                      0.250
4272719            360          1-Sep-31           $ 321,000.00         75.71                                      0.250
4272861            360          1-Aug-31           $ 749,470.65         75.00                                      0.250
4272892            360          1-Sep-31           $ 402,000.00         69.07                                      0.250
4272906            360          1-Aug-31           $ 305,255.70         79.99                                      0.250
4272909            360          1-Sep-31           $ 399,920.00         80.00                                      0.250
4272966            360          1-Sep-31           $ 380,000.00         62.19                                      0.250
4273040            360          1-Aug-31           $ 353,137.73         79.99                                      0.250
4273674            360          1-Aug-31           $ 387,197.72         80.00                                      0.250
4273682            360          1-Aug-31           $ 422,869.86         80.00                                      0.250
4273725            360          1-Aug-31           $ 585,542.87         75.61                                      0.250
4273830            360          1-Sep-31           $ 260,000.00         69.33                                      0.250
4273861            360          1-Sep-31           $ 485,000.00         51.05                                      0.250
4273988            360          1-Apr-31           $ 368,738.46         89.21                        13            0.250
4273996            360          1-Aug-31           $ 995,014.76         59.27                                      0.250
4274016            360          1-Aug-31           $ 349,740.25         79.55                                      0.250
4274077            360          1-Aug-31           $ 599,508.19         66.74                                      0.250
4274129            360          1-Sep-31           $ 413,000.00         76.48                                      0.250
4274195            360          1-Jul-31           $ 376,798.13         94.81                        06            0.250
4274260            360          1-Aug-31           $ 999,257.85         66.67                                      0.250
4274424            360          1-Sep-31           $ 472,000.00         80.00                                      0.250
4274545            360          1-Aug-31           $ 317,236.99         79.36                                      0.250
4274546            360          1-Aug-31           $ 490,026.85         80.00                                      0.250
4274586            360          1-Aug-31           $ 294,764.09         65.44                                      0.250
4274594            360          1-Sep-31           $ 490,000.00         70.00                                      0.250
4274644            360          1-Aug-31            $ 60,707.17         86.86                        11            0.250
4274693            360          1-Aug-31           $ 299,765.97         52.17                                      0.250
4274851            360          1-Aug-31           $ 519,030.21         72.20                                      0.250
4275130            360          1-Sep-31           $ 296,300.00         72.27                                      0.250
4275214            360          1-Aug-31           $ 361,717.60         63.29                                      0.250
4275454            360          1-Aug-31           $ 479,625.55         64.00                                      0.250
4275456            360          1-Sep-31           $ 348,000.00         50.58                                      0.250
4275528            360          1-Sep-31           $ 350,000.00         70.00                                      0.250
4275573            360          1-Sep-31           $ 445,000.00         67.42                                      0.250
4275607            360          1-Sep-31           $ 355,000.00         58.68                                      0.250
4275637            360          1-Sep-31           $ 300,000.00         64.52                                      0.250
4275704            360          1-Sep-31           $ 500,000.00         28.43                                      0.250
4275774            360          1-Aug-31           $ 338,560.88         80.00                                      0.250
4275784            360          1-Aug-31           $ 649,492.93         65.99                                      0.250
4275842            360          1-Sep-31           $ 320,000.00         72.73                                      0.250
4275984            360          1-Aug-31           $ 371,709.80         80.00                                      0.250
4276013            360          1-Aug-31           $ 364,722.27         65.18                                      0.250
4276030            360          1-Aug-31           $ 371,723.92         80.00                                      0.250
4276089            360          1-Sep-31           $ 331,198.00         47.61                                      0.250
4276118            360          1-Sep-31           $ 415,000.00         59.97                                      0.250
4276129            360          1-Sep-31           $ 372,000.00         80.00                                      0.250
4276186            360          1-Sep-31           $ 514,500.00         70.00                                      0.250
4276211            360          1-Sep-31           $ 375,000.00         83.52                        33            0.250
4276227            360          1-Sep-31           $ 359,700.00         79.93                                      0.250
4276319            360          1-Sep-31           $ 395,000.00         77.45                                      0.250
4276336            360          1-Aug-31           $ 885,442.39         52.74                                      0.250
4276734            360          1-Aug-31           $ 304,767.92         60.40                                      0.250
4276736            360          1-Sep-31           $ 375,000.00         75.00                                      0.250
4276761            360          1-Sep-31           $ 320,000.00         60.66                                      0.250
4276808            360          1-Aug-31           $ 375,727.87         80.00                                      0.250
4276850            360          1-Jul-31           $ 354,471.44         89.87                        11            0.250
4276974            360          1-Sep-31           $ 452,000.00         80.00                                      0.250
4277047            360          1-Aug-31           $ 341,608.73         79.99                                      0.250
4277073            360          1-Jul-31           $ 374,691.29         95.00                        01            0.250
4277139            360          1-Aug-31           $ 349,726.96         50.07                                      0.250
4277217            360          1-Sep-31           $ 325,000.00         42.76                                      0.250
4277236            360          1-Aug-31           $ 387,719.18         80.00                                      0.250
4277311            360          1-Aug-31           $ 549,526.46         76.42                                      0.250
4277345            360          1-Sep-31           $ 556,500.00         70.00                                      0.250
4277361            360          1-Sep-31           $ 650,000.00         68.42                                      0.250
4277382            360          1-Sep-31           $ 371,000.00         43.91                                      0.250
4277413            360          1-Sep-31           $ 520,000.00         77.04                                      0.250
4277468            360          1-Sep-31           $ 319,250.00         79.83                                      0.250
4277826            360          1-Sep-31           $ 305,000.00         61.00                                      0.250
4277886            360          1-Sep-31           $ 650,000.00         59.09                                      0.250
4277910            360          1-Aug-31           $ 859,111.94         51.79                                      0.250
4277912            360          1-Aug-31           $ 449,666.03         67.67                                      0.250
4277987            360          1-Sep-31           $ 440,000.00         80.00                                      0.250
4278074            360          1-Aug-31           $ 518,163.47         80.00                                      0.250
4278111            360          1-Aug-31           $ 379,717.98         73.48                                      0.250
4278118            360          1-Aug-31           $ 574,540.18         46.00                                      0.250
4278295            360          1-Sep-31           $ 900,000.00         63.38                                      0.250
4278336            360          1-Aug-31           $ 341,752.47         63.33                                      0.250
4278442            360          1-Sep-31           $ 337,000.00         73.26                                      0.250
4278524            360          1-Sep-31           $ 350,000.00         53.85                                      0.250
4278901            360          1-Sep-31           $ 357,800.00         24.68                                      0.250
4278938            360          1-Aug-31           $ 627,822.12         76.63                                      0.250
4279210            360          1-Sep-31           $ 450,000.00         58.06                                      0.250
4279228            360          1-Jul-31           $ 319,558.12         62.14                                      0.250
4279243            360          1-Sep-31           $ 375,000.00         50.00                                      0.250
4279263            360          1-Jul-31           $ 359,477.22         80.00                                      0.250
4279269            360          1-Aug-31           $ 323,759.54         80.00                                      0.250
4279290            360          1-Aug-31           $ 368,746.05         90.00                        06            0.250
4279359            360          1-Jun-31           $ 324,025.22         85.00                        33            0.250
4279426            360          1-Jun-31           $ 369,171.07         74.75                                      0.250
4279433            360          1-Jul-31           $ 413,683.12         80.00                                      0.250
4279481            360          1-Sep-31           $ 386,250.00         75.00                                      0.250
4279482            360          1-Sep-31           $ 323,000.00         32.30                                      0.250
4279644            360          1-Sep-31           $ 526,000.00         55.37                                      0.250
4279671            360          1-Aug-31           $ 375,720.95         74.46                                      0.250
4279797            360          1-Aug-31           $ 304,767.92         66.30                                      0.250
4279851            360          1-Aug-31           $ 280,031.38         79.99                                      0.250
4279864            360          1-Sep-31           $ 364,000.00         47.27                                      0.250
4279889            360          1-Sep-31           $ 965,000.00         64.33                                      0.250
4279929            360          1-Sep-31           $ 629,000.00         77.65                                      0.250
4280071            360          1-Sep-31           $ 552,000.00         44.16                                      0.250
4280283            360          1-Aug-31           $ 393,472.09         74.72                                      0.250
4280668            360          1-Aug-31           $ 649,517.60         59.09                                      0.250
4280692            360          1-Aug-31           $ 305,261.68         84.86                        33            0.250
4280726            360          1-Aug-31           $ 449,648.96         68.52                                      0.250
4281066            360          1-May-31           $ 279,027.52         66.67                                      0.250
4281158            360          1-Sep-31           $ 499,330.00         78.63                                      0.250
4281189            360          1-Sep-31         $ 1,000,000.00         50.00                                      0.250
4281223            360          1-Aug-31           $ 960,941.24         75.00                                      0.250
4281293            360          1-Jun-31           $ 379,105.30         77.55                                      0.250
4281406            360          1-Sep-31           $ 475,000.00         46.04                                      0.250
4281444            360          1-Aug-31           $ 442,871.08         80.00                                      0.250
4281454            360          1-Sep-31           $ 375,000.00         71.84                                      0.250
4281471            360          1-Sep-31           $ 316,000.00         80.00                                      0.250
4281509            360          1-Sep-31           $ 341,250.00         65.00                                      0.250
4281632            360          1-Sep-31           $ 399,000.00         69.39                                      0.250
4281688            360          1-Aug-31           $ 342,932.27         80.00                                      0.250
4281698            360          1-Sep-31           $ 174,500.00         85.12                        11            0.250
4281848            360          1-Sep-31           $ 527,850.00         62.10                                      0.250
4281855            360          1-Aug-31           $ 399,695.63         61.07                                      0.250
4281880            360          1-Aug-31           $ 339,760.02         71.58                                      0.250
4281902            360          1-Aug-31           $ 160,891.96         88.95                        11            0.250
4282006            360          1-Jul-31           $ 336,931.29         43.55                                      0.250
4282073            360          1-Sep-31           $ 331,900.00         68.87                                      0.250
4282209            360          1-Jul-31           $ 343,434.40         38.22                                      0.250
4282309            360          1-Aug-31           $ 349,705.95         65.79                                      0.250
4282324            360          1-Aug-31           $ 292,879.73         80.00                                      0.250
4282353            360          1-Aug-31           $ 999,180.30         62.50                                      0.250
4282407            360          1-Sep-31           $ 430,000.00         68.69                                      0.250
4282475            360          1-Aug-31           $ 519,614.08         80.00                                      0.250
4282608            360          1-Sep-31           $ 525,000.00         70.00                                      0.250
4282657            360          1-Sep-31           $ 420,000.00         62.69                                      0.250
4282829            360          1-Sep-31           $ 360,000.00         86.75                        24            0.250
4282922            360          1-Sep-31           $ 500,000.00         58.82                                      0.250
4282972            360          1-Sep-31           $ 351,000.00         79.59                                      0.250
4283084            360          1-Sep-31           $ 420,000.00         80.00                                      0.250
4283142            360          1-Sep-31           $ 385,000.00         70.00                                      0.250
4283366            360          1-Sep-31           $ 210,000.00         66.67                                      0.250
4283409            360          1-Sep-31           $ 365,000.00         33.18                                      0.250
4283565            360          1-Aug-31           $ 322,260.66         75.00                                      0.250
4283590            360          1-Sep-31           $ 374,000.00         69.92                                      0.250
4283603            360          1-Aug-31           $ 561,224.78         74.93                                      0.250
4283619            360          1-Sep-31           $ 643,900.00         50.70                                      0.250
4283630            360          1-Sep-31           $ 571,000.00         65.63                                      0.250
4283781            360          1-Aug-31           $ 499,558.86         21.74                                      0.250
4283852            360          1-Aug-31           $ 599,565.73         80.00                                      0.250
4284227            360          1-Sep-31           $ 161,000.00         42.93                                      0.250
4284545            360          1-Aug-31           $ 433,286.18         80.00                                      0.250
4284570            360          1-Aug-31           $ 358,206.14         67.01                                      0.250
4284587            360          1-Jul-31           $ 479,282.29         80.00                                      0.250
4284704            360          1-Sep-31         $ 1,000,000.00         64.52                                      0.250
4284726            360          1-Jul-31           $ 334,475.75         77.91                                      0.250
4284806            360          1-Aug-31           $ 439,656.75         68.75                                      0.250
4284833            360          1-Sep-31           $ 500,000.00         27.16                                      0.250
4284844            360          1-Aug-31           $ 362,437.49         90.00                        33            0.250
4284846            360          1-Aug-31           $ 289,768.10         64.44                                      0.250
4284932            360          1-Aug-31           $ 643,497.61         70.00                                      0.250
4284934            360          1-Sep-31           $ 310,000.00         46.27                                      0.250
4285160            360          1-Jul-31           $ 328,522.25         43.29                                      0.250
4285203            360          1-Aug-31           $ 361,731.34         62.96                                      0.250
4285338            360          1-Aug-31           $ 382,901.07         80.00                                      0.250
4285710            360          1-Jul-31           $ 808,823.77         64.80                                      0.250
4285767            360          1-Aug-31           $ 327,518.68         95.00                        01            0.250
4285817            360          1-Sep-31           $ 360,000.00         90.00                        01            0.250
4285868            360          1-Sep-31           $ 326,000.00         80.00                                      0.250
4285960            360          1-Sep-31           $ 800,000.00         64.00       GD10YR                         0.250
4286058            360          1-Sep-31           $ 600,000.00         62.18                                      0.250
4286136            360          1-Sep-31           $ 430,000.00         68.25                                      0.250
4286145            360          1-Aug-31           $ 649,467.20         76.72                                      0.250
4286213            360          1-Sep-31           $ 242,000.00         67.79                                      0.250
4286243            360          1-Sep-31           $ 300,000.00         46.15                                      0.250
4286422            360          1-Sep-31           $ 410,000.00         71.30                                      0.250
4286677            360          1-Aug-31           $ 321,766.94         79.70                                      0.250
4286705            360          1-Aug-31           $ 349,752.98         77.78                                      0.250
4286732            360          1-Sep-31           $ 230,000.00         36.74                                      0.250
4286758            360          1-Sep-31           $ 510,000.00         68.00                                      0.250
4286759            360          1-Sep-31           $ 324,850.00         76.44                                      0.250
4286916            360          1-Sep-31           $ 447,000.00         55.88                                      0.250
4287005            360          1-Aug-31           $ 361,224.93         76.91                                      0.250
4287006            360          1-Aug-31           $ 316,552.86         80.00                                      0.250
4287007            360          1-Jul-31           $ 339,440.99         79.07                                      0.250
4287224            360          1-Sep-31           $ 580,000.00         58.00                                      0.250
4287347            360          1-Sep-31           $ 451,000.00         72.16                                      0.250
4287354            360          1-Sep-31           $ 468,000.00         80.00                                      0.250
4287489            360          1-Jul-31           $ 294,560.77         74.68                                      0.250
4287838            360          1-Aug-31           $ 269,559.62         65.00                                      0.250
4287894            360          1-Sep-31           $ 640,000.00         60.95                                      0.250
4287964            360          1-Sep-31           $ 498,000.00         39.84                                      0.250
4288063            360          1-Sep-31           $ 340,000.00         66.67                                      0.250
4288074            360          1-Sep-31           $ 340,400.00         80.00                                      0.250
4288086            360          1-Sep-31           $ 406,000.00         73.82                                      0.250
4288125            360          1-Sep-31           $ 150,000.00         35.71                                      0.250
4288192            360          1-Sep-31           $ 420,000.00         79.98                                      0.250
4288474            360          1-Sep-31           $ 338,000.00         66.93                                      0.250
4288504            360          1-Sep-31           $ 395,000.00         68.10                                      0.250
4288629            360          1-Aug-31           $ 343,718.02         80.00                                      0.250
4288662            360          1-Aug-31           $ 999,257.85         69.69                                      0.250
4288675            360          1-Sep-31           $ 464,500.00         69.95                                      0.250
4288693            360          1-Sep-31           $ 320,300.00         52.94                                      0.250
4288913            360          1-Jun-31           $ 598,479.11         44.94                                      0.250
4288933            360          1-Aug-31           $ 439,648.14         67.69                                      0.250
4289539            360          1-Aug-31           $ 446,642.53         67.73                                      0.250
4289580            360          1-Sep-31           $ 365,000.00         75.26                                      0.250
4289723            360          1-Aug-31           $ 459,658.61         69.70                                      0.250
4290297            360          1-Aug-31           $ 649,517.61         78.79                                      0.250
4290364            360          1-Sep-31           $ 600,000.00         80.00                                      0.250
4290465            360          1-Sep-31           $ 350,000.00         33.33                                      0.250
4290534            360          1-Sep-31           $ 340,000.00         80.00                                      0.250
4290585            360          1-Sep-31           $ 640,000.00         80.00                                      0.250
4290606            360          1-Aug-31           $ 299,788.26         64.38                                      0.250
4290691            360          1-Sep-31           $ 330,000.00         65.35                                      0.250
4290712            360          1-Sep-31           $ 306,600.00         79.99                                      0.250
4290818            360          1-Sep-31           $ 366,000.00         65.95                                      0.250
4290933            360          1-Sep-31           $ 997,700.00         49.89                                      0.250
4291283            360          1-Sep-31           $ 420,000.00         65.73                                      0.250
4291609            360          1-Sep-31           $ 421,560.00         79.99                                      0.250
4291915            360          1-Sep-31           $ 393,400.00         79.99                                      0.250
4292055            360          1-Sep-31           $ 458,000.00         49.51                                      0.250
4292093            360          1-Sep-31           $ 215,000.00         73.38                                      0.250
4292135            360          1-Sep-31           $ 307,000.00         56.85                                      0.250
4292265            360          1-Sep-31           $ 385,600.00         80.00                                      0.250
4292667            360          1-Aug-31           $ 347,728.53         80.00                                      0.250
4292688            360          1-Sep-31           $ 445,300.00         64.54                                      0.250
4293053            360          1-Aug-31           $ 369,738.85         68.52                                      0.250
4293139            360          1-Aug-31           $ 379,731.80         80.00                                      0.250
4293141            360          1-Aug-31           $ 476,055.20         80.00                                      0.250
4293241            360          1-Aug-31           $ 324,726.96         76.47                                      0.250
4293539            360          1-Sep-31           $ 625,000.00         63.13                                      0.250
4293787            360          1-Sep-31           $ 600,000.00         40.00                                      0.250
4294017            360          1-Sep-31           $ 336,000.00         59.89                                      0.250
4294035            360          1-Aug-31           $ 399,695.62         75.47                                      0.250
4294109            360          1-Aug-31           $ 329,748.89         58.00                                      0.250
4294324            360          1-Sep-31           $ 330,000.00         61.57                                      0.250
4294485            360          1-Sep-31           $ 650,000.00         78.79                                      0.250
4294586            360          1-Sep-31           $ 425,000.00         68.00                                      0.250
4294977            360          1-Sep-31           $ 307,200.00         80.00                                      0.250
4295083            360          1-Sep-31           $ 487,500.00         75.00                                      0.250
4295313            360          1-Aug-31           $ 484,648.97         58.08                                      0.250
4295584            360          1-Sep-31           $ 376,000.00         80.00                                      0.250
4295930            360          1-Aug-31           $ 379,938.32         43.46                                      0.250
4296210            360          1-Aug-31           $ 336,716.87         50.30                                      0.250
4296239            360          1-Jun-31           $ 307,292.58         77.00                                      0.250
4296476            360          1-Sep-31           $ 318,198.00         80.00                                      0.250
4296945            360          1-Sep-31           $ 407,000.00         56.14                                      0.250
4297076            360          1-Sep-31           $ 435,000.00         67.44                                      0.250
4297244            360          1-Sep-31           $ 381,600.00         80.00                                      0.250
4297533            360          1-Sep-31           $ 315,000.00         67.02                                      0.250
4297622            360          1-Jul-31           $ 371,865.16         80.00                                      0.250
4297684            360          1-Aug-31           $ 324,758.80         55.56                                      0.250
4298179            360          1-Sep-31           $ 331,920.00         80.00                                      0.250
4298277            360          1-Aug-31           $ 333,752.12         66.80                                      0.250
4298479            360          1-Aug-31           $ 319,731.17         80.00                                      0.250
4298489            360          1-Aug-31           $ 315,776.98         87.78                        13            0.250
4298564            360          1-Sep-31           $ 310,000.00         47.47                                      0.250
4298581            360          1-Aug-31           $ 581,307.34         65.00                                      0.250
4298739            360          1-Sep-31           $ 580,000.00         80.00                                      0.250
4298853            360          1-Sep-31           $ 425,000.00         75.41                                      0.250
4298874            360          1-Aug-31           $ 379,710.85         80.00                                      0.250
4298887            360          1-Aug-31           $ 441,680.10         79.64                                      0.250
4298921            360          1-Aug-31           $ 399,695.63         80.00                                      0.250
4299560            360          1-Sep-31           $ 354,100.00         78.86                                      0.250
4299696            360          1-Sep-31           $ 284,000.00         88.06                        01            0.250
4300769            360          1-Sep-31           $ 433,000.00         69.84                                      0.250
4301337            360          1-Sep-31           $ 434,000.00         41.33                                      0.250
4301427            360          1-Sep-31           $ 344,000.00         80.00                                      0.250
4302223            360          1-Aug-31           $ 489,627.15         72.59                                      0.250
4302671            360          1-Aug-31           $ 339,741.28         38.42                                      0.250
4302672            360          1-Aug-31           $ 399,680.12         56.82                                      0.250
4303042            360          1-Sep-31           $ 333,800.00         30.62                                      0.250
4303182            360          1-Sep-31           $ 470,000.00         69.63                                      0.250
4303325            360          1-Sep-31           $ 370,000.00         52.48                                      0.250
4303754            360          1-May-31           $ 437,298.78         75.00                                      0.250
4303910            360          1-Sep-31           $ 543,920.00         80.00                                      0.250
4304130            360          1-Sep-31           $ 475,000.00         73.08                                      0.250
4304495            360          1-Sep-31           $ 310,000.00         34.25                                      0.250
4304828            360          1-May-31           $ 395,251.51         75.00                                      0.250
4304940            360          1-Aug-31           $ 349,733.69         72.92                                      0.250
4304962            360          1-Aug-31           $ 284,808.77         71.25                                      0.250
4305064            360          1-Aug-31           $ 448,631.96         69.18                                      0.250
4305073            360          1-Aug-31           $ 377,512.53         80.00                                      0.250
4305118            360          1-Aug-31           $ 408,988.56         58.47                                      0.250
4305605            360          1-Jun-31           $ 748,190.01         44.12                                      0.250
4305762            360          1-Sep-31           $ 336,000.00         80.00                                      0.250
4305894            360          1-Aug-31           $ 367,705.72         80.00                                      0.250
4305910            360          1-Jul-31           $ 524,275.02         75.00                                      0.250
4305966            360          1-Aug-31           $ 358,213.32         64.02                                      0.250
4306401            360          1-Aug-31           $ 347,714.75         80.00                                      0.250
4306475            360          1-Sep-31           $ 320,000.00         80.00                                      0.250
4306476            360          1-Sep-31           $ 450,000.00         75.00                                      0.250
4306886            360          1-Aug-31           $ 542,554.91         78.35                                      0.250
4306888            360          1-Aug-31           $ 337,223.35         90.00                        06            0.250
4306897            360          1-Aug-31           $ 599,543.45         48.39                                      0.250
4306922            360          1-Aug-31           $ 349,733.69         67.96                                      0.250
4306937            360          1-Jul-31           $ 324,503.89         76.47                                      0.250
4306963            360          1-Aug-31           $ 369,751.74         74.00                                      0.250
4307002            360          1-Aug-31           $ 499,628.93         63.29                                      0.250
4307010            360          1-Aug-31           $ 321,255.37         78.80                                      0.250
4307017            360          1-Aug-31           $ 340,713.52         68.20                                      0.250
4307085            360          1-Aug-31           $ 431,671.28         80.00                                      0.250
4307094            360          1-Aug-31           $ 471,640.85         69.93                                      0.250
4307159            360          1-Aug-31           $ 392,501.12         79.99                                      0.250
4307206            360          1-Sep-31           $ 367,000.00         78.42                                      0.250
4307224            360          1-Aug-31           $ 399,703.14         72.07                                      0.250
4307240            360          1-Aug-31           $ 284,798.86         56.32                                      0.250
4307313            360          1-Aug-31           $ 297,773.25         88.17                        06            0.250
4307610            360          1-Aug-31           $ 513,252.09         59.91                                      0.250
4307730            360          1-Aug-31           $ 363,729.86         89.94                        33            0.250
4307750            360          1-Sep-31           $ 498,750.00         75.00                                      0.250
4308436            360          1-Aug-31           $ 402,543.46         80.00                                      0.250
4308442            360          1-Aug-31           $ 341,739.77         57.48                                      0.250
4308443            360          1-Aug-31           $ 309,745.90         54.87                                      0.250
4308745            360          1-Aug-31           $ 319,750.38         80.00                                      0.250
4308747            360          1-Aug-31           $ 327,750.43         80.00                                      0.250
4308749            360          1-Jul-31           $ 319,511.52         80.00                                      0.250
4308783            360          1-Aug-31           $ 331,241.40         51.00                                      0.250
4308942            360          1-Aug-31           $ 283,783.90         80.00                                      0.250
4308956            360          1-Jul-31           $ 441,273.27         53.90                                      0.250
4309070            360          1-Aug-31           $ 296,968.16         80.00                                      0.250
4309073            360          1-Jul-31           $ 397,372.12         87.55                        01            0.250
4309140            360          1-Jul-31           $ 323,417.74         71.98                                      0.250
4309322            360          1-Sep-31           $ 325,000.00         76.47                                      0.250
4312331            360          1-Aug-31           $ 584,607.47         66.86                                      0.250
4312787            360          1-Sep-31           $ 650,000.00         27.37                                      0.250
4313090            360          1-Sep-31           $ 319,100.00         79.99                                      0.250
4313732            360          1-Sep-31           $ 420,000.00         70.00                                      0.250
4314970            360          1-Sep-31           $ 390,000.00         65.00                                      0.250
5123777            360          1-Sep-30           $ 324,692.72         80.00                                      0.250
5129563            360          1-Feb-30           $ 327,833.63         80.00                                      0.250
5157786            360          1-Sep-31           $ 348,800.00         80.00                                      0.250
5158978            360          1-Jun-30           $ 573,404.04         79.45                                      0.250
5711648            360          1-Sep-31           $ 290,000.00         38.67                                      0.250
5726608            360          1-Aug-30           $ 772,854.60         70.00                                      0.250
5734690            360          1-Jun-30           $ 336,220.00         78.16                                      0.250
5737682            360          1-Sep-30           $ 624,192.34         67.38                                      0.250
5757432            360          1-Jul-30           $ 495,094.00         73.53                                      0.250
5779777            360          1-Sep-30           $ 396,312.65         88.87                        33            0.250
5780650            360          1-Sep-30           $ 535,345.61         80.00                                      0.250
5802324            360          1-Dec-30           $ 646,095.21         76.56                                      0.250
5824226            360          1-Nov-30           $ 493,250.84         61.73                                      0.250
5830780            360          1-Aug-31           $ 327,856.51         79.99                                      0.250
5844479            360          1-Aug-31           $ 466,086.13         79.99                                      0.250
5857431            360          1-Aug-31           $ 449,648.96         75.03                                      0.250
5858713            360          1-Aug-31           $ 304,406.38         79.99                                      0.250
5859622            360          1-Jul-31           $ 430,024.65         79.99                                      0.250
5864353            360          1-Jun-31           $ 305,297.15         90.00                        11            0.250
5866532            360          1-Feb-31           $ 348,192.60         38.46                                      0.250
5866597            360          1-Sep-31           $ 500,000.00         71.94                                      0.250
5873285            360          1-Aug-31           $ 637,276.69         80.00                                      0.250
5874196            360          1-Aug-31           $ 519,623.64         68.07                                      0.250
5877044            360          1-Jan-31           $ 429,057.51         90.00                        24            0.250
5887978            360          1-Aug-31           $ 394,714.11         79.80                                      0.250
5892513            360          1-Sep-31           $ 347,200.00         80.00                                      0.250
5893095            360          1-Jul-31           $ 570,349.51         80.00                                      0.250
5894487            360          1-Dec-30           $ 273,897.42         80.00                                      0.250
5895569            360          1-Feb-31           $ 368,182.07         63.25                                      0.250
5898092            360          1-Sep-31           $ 332,800.00         80.00                                      0.250
5899436            360          1-Sep-31           $ 403,704.00         70.00                                      0.250
5899491            360          1-Jul-31           $ 379,112.37         80.00                                      0.250
5899595            360          1-May-31           $ 358,572.63         68.31                                      0.250
5904077            360          1-Aug-31           $ 478,853.17         79.99                                      0.250
5905461            360          1-Sep-31           $ 500,000.00         60.61                                      0.250
5907354            360          1-Aug-31           $ 388,911.16         79.98                                      0.250
5907930            360          1-Sep-31           $ 575,000.00         60.21                                      0.250
5913792            360          1-Sep-31           $ 284,000.00         80.00                                      0.250
5916999            360          1-Sep-31           $ 360,000.00         68.57                                      0.250
5917593            360          1-May-31           $ 363,638.74         60.83                                      0.250
5920501            360          1-Aug-31           $ 357,927.44         90.00       FX30YR           01            0.250
5925304            360          1-Jun-31           $ 322,504.82         62.89                                      0.250
5929223            360          1-Sep-31           $ 330,000.00         30.99                                      0.250
5929943            360          1-Aug-31           $ 349,726.96         71.77                                      0.250
5931328            360          1-Sep-31           $ 546,600.00         78.09                                      0.250
5931833            360          1-Sep-31           $ 286,000.00         80.00       FX30YR                         0.250
5933453            360          1-Jun-31           $ 304,299.47         67.03                                      0.250
5933569            360          1-Aug-31           $ 349,733.67         70.00                                      0.250
5934371            360          1-Jul-31           $ 699,482.77         50.04                                      0.250
5934528            360          1-Jun-31           $ 422,465.41         66.61                                      0.250
5935138            360          1-May-31           $ 319,087.80         75.29                                      0.250
5937004            360          1-May-31           $ 318,566.13         90.00                        06            0.250
5939100            360          1-Jul-31           $ 348,666.93         80.00                                      0.250
5939640            360          1-Aug-31           $ 302,769.44         61.84                                      0.250
5939671            360          1-Apr-31           $ 416,266.70         74.58                                      0.250
5940412            360          1-Sep-31           $ 453,700.00         69.99                                      0.250
5942965            360          1-Jul-31           $ 663,318.74         76.95                                      0.250
5944850            360          1-Sep-31           $ 475,000.00         52.78                                      0.250
5944977            360          1-Sep-31           $ 525,000.00         61.55                                      0.250
5946959            360          1-Sep-31           $ 353,500.00         58.92                                      0.250
5947929            360          1-Sep-31           $ 325,100.00         65.02                                      0.250
5947986            360          1-Jul-31           $ 449,313.07         68.29                                      0.250
5949171            360          1-Jun-31           $ 502,840.14         72.00                                      0.250
5949228            360          1-Jul-31           $ 352,474.40         67.88                                      0.250
5949500            360          1-Jun-31           $ 508,526.70         69.86                                      0.250
5950044            360          1-Aug-31           $ 319,762.51         70.33                                      0.250
5950074            360          1-May-31           $ 379,858.31         69.91                                      0.250
5951156            360          1-Sep-31           $ 288,000.00         80.00                                      0.250
5954381            360          1-Aug-31           $ 354,516.27         80.00                                      0.250
5954533            240          1-Aug-21           $ 322,498.35         88.52                        06            0.250
5955029            360          1-Aug-31           $ 374,728.58         75.00                                      0.250
5955351            360          1-Aug-31           $ 475,609.83         70.00                                      0.250
5955457            360          1-Aug-31           $ 445,043.82         53.34                                      0.250
5957361            360          1-Aug-31           $ 419,655.72         53.50                                      0.250
5957970            360          1-Jul-31           $ 643,990.64         69.73                                      0.250
5958076            360          1-Aug-31           $ 374,707.46         62.50                                      0.250
5958265            360          1-Jul-31           $ 372,658.05         80.00                                      0.250
5959694            360          1-Sep-31           $ 400,000.00         38.10                                      0.250
5960491            360          1-May-31           $ 338,457.08         64.67                                      0.250
5960714            360          1-Aug-31           $ 471,523.53         80.00                                      0.250
5961881            360          1-Aug-31           $ 327,762.60         80.00                                      0.250
5962131            360          1-Jun-31           $ 824,501.91         69.15       GD 1YR                         0.250
5962911            360          1-Aug-31           $ 412,186.12         75.00                                      0.250
5963011            360          1-Aug-31           $ 303,768.67         44.84                                      0.250
5963408            360          1-Sep-31           $ 500,000.00         79.49                                      0.250
5963859            360          1-Aug-31           $ 352,744.50         77.58                                      0.250
5965311            360          1-Sep-31           $ 650,000.00         79.27                                      0.250
5965407            360          1-Jul-31           $ 687,974.12         77.85                                      0.250
5965562            360          1-May-31           $ 314,554.57         49.69                                      0.250
5966054            360          1-Aug-31           $ 351,536.55         80.00                                      0.250
5966195            360          1-Sep-31           $ 290,000.00         74.36                                      0.250
5966942            360          1-Sep-31           $ 175,000.00         40.74                                      0.250
5966943            360          1-Aug-31           $ 359,732.82         36.36                                      0.250
5967042            360          1-Aug-31           $ 490,635.60         89.93                        33            0.250
5967058            360          1-Jul-31           $ 422,354.28         78.33                                      0.250
5967801            360          1-Aug-31           $ 595,523.38         80.00                                      0.250
5968928            360          1-Sep-31           $ 450,000.00         80.00                                      0.250
5969150            360          1-Sep-31           $ 400,000.00         53.69                                      0.250
5969445            360          1-Sep-31           $ 450,000.00         64.29                                      0.250
5969624            360          1-Sep-31           $ 500,000.00         25.00                                      0.250
5970378            360          1-Aug-31           $ 391,678.68         80.00                                      0.250
5970498            360          1-Sep-31           $ 340,000.00         68.83                                      0.250
5972252            360          1-Sep-31           $ 551,000.00         58.00                                      0.250
5973134            360          1-May-31           $ 326,243.69         80.62                        33            0.250
5973364            360          1-Aug-31           $ 524,569.66         61.76                                      0.250
5973772            360          1-Aug-31           $ 358,912.75         80.00                                      0.250
5974962            360          1-Jul-31           $ 491,370.36         80.00                                      0.250
5975108            360          1-Aug-31           $ 366,927.48         80.00                                      0.250
5975208            360          1-May-31           $ 368,404.17         75.00                                      0.250
5975270            360          1-Sep-31           $ 500,000.00         80.00                                      0.250
5975616            360          1-Jul-31           $ 649,007.76         60.47                                      0.250
5975828            360          1-Aug-31           $ 517,797.22         64.82                                      0.250
5976039            360          1-Sep-31           $ 480,000.00         80.00                                      0.250
5976897            360          1-Aug-31           $ 384,707.05         70.00                                      0.250
5978094            360          1-Sep-31           $ 440,000.00         75.73                                      0.250
5978477            360          1-May-31           $ 610,523.23         70.00                                      0.250
5978799            360          1-Jul-31           $ 599,061.05         66.30                                      0.250
5979016            360          1-Aug-31           $ 432,670.52         59.32                                      0.250
5980989            360          1-Aug-31           $ 979,176.67         80.00                                      0.250
5983136            360          1-Aug-31           $ 296,024.57         75.00                                      0.250
5983398            360          1-Aug-31           $ 379,688.52         52.78                                      0.250
5983487            360          1-Sep-31           $ 633,000.00         55.04                                      0.250
5985700            360          1-Sep-31           $ 682,000.00         68.20                                      0.250
5985760            360          1-Sep-31           $ 386,250.00         75.00                                      0.250
5985936            360          1-Aug-31           $ 517,564.81         39.85                                      0.250
5986028            360          1-Aug-31           $ 871,336.48         80.00                                      0.250
5986754            360          1-Jun-31           $ 369,107.06         44.85                                      0.250
5987218            360          1-Aug-31           $ 343,232.03         80.82                        06            0.250
5987658            360          1-May-31           $ 358,249.85         79.92                                      0.250
5988182            360          1-Aug-31           $ 346,255.44         90.00                        13            0.250
5988689            360          1-Sep-31           $ 400,000.00         63.49                                      0.250
5989110            360          1-Aug-31           $ 499,655.90         73.75                                      0.250
5990017            360          1-Sep-31           $ 400,000.00         26.23                                      0.250
5990063            360          1-Aug-31           $ 604,516.19         68.75                                      0.250
5990093            360          1-Aug-31           $ 675,510.73         52.00                                      0.250
5991515            360          1-Sep-31           $ 450,000.00         60.08                                      0.250
5991713            360          1-Aug-31           $ 351,711.46         79.64                                      0.250
5992139            360          1-Jul-31           $ 399,389.39         55.56                                      0.250
5992203            360          1-Jun-31           $ 526,675.21         55.56                                      0.250
5992435            240          1-Apr-21           $ 306,754.84         77.39                                      0.250
5992567            360          1-Sep-31           $ 377,000.00         63.36                                      0.250
5993275            360          1-Jun-31           $ 399,081.24         57.89                                      0.250
5993762            360          1-Sep-31           $ 550,000.00         44.00                                      0.250
5994459            360          1-Sep-31           $ 618,750.00         75.00                                      0.250
5994707            360          1-Aug-31           $ 413,700.36         69.00                                      0.250
5994726            360          1-Apr-31           $ 328,760.04         76.57                                      0.250
5994831            360          1-Aug-31           $ 524,569.66         75.00                                      0.250
5996064            360          1-Jul-31           $ 564,071.04         49.13                                      0.250
5996164            360          1-Sep-31           $ 380,000.00         80.00                                      0.250
5996309            360          1-Sep-31           $ 288,000.00         80.00                                      0.250
5996569            360          1-Aug-31           $ 649,453.92         51.75                                      0.250
5996594            360          1-Aug-31           $ 295,785.76         80.00                                      0.250
5996686            360          1-Aug-31           $ 507,632.33         78.15                                      0.250
5996841            360          1-Sep-31           $ 300,000.00         80.00                                      0.250
5996916            360          1-Aug-31           $ 349,746.68         70.00                                      0.250
5998097            360          1-Sep-31           $ 650,000.00         63.41                                      0.250
5998824            360          1-Aug-31           $ 374,714.65         65.22                                      0.250
5998939            360          1-Aug-31           $ 347,728.52         48.95                                      0.250
5999047            360          1-Aug-31           $ 359,426.30         76.53                                      0.250
5999435            360          1-Sep-31           $ 412,000.00         80.00                                      0.250
5999566            360          1-Aug-31           $ 419,664.13         80.00                                      0.250
6005917            360          1-Jul-31           $ 598,988.97         75.00                                      0.250
6006255            360          1-Aug-31           $ 318,751.14         63.80                                      0.250
6006666            360          1-Sep-31           $ 275,500.00         95.00                        13            0.250
6006706            360          1-Sep-31           $ 325,000.00         44.83                                      0.250
6006806            360          1-Sep-31           $ 350,000.00         48.95                                      0.250
6007159            360          1-Aug-31           $ 863,342.56         61.71                                      0.250
6007512            360          1-Aug-31           $ 404,668.02         64.29                                      0.250
6007557            360          1-Sep-31           $ 345,000.00         69.00                                      0.250
6007777            360          1-Jun-31           $ 351,171.20         79.98                                      0.250
6008134            360          1-Sep-31           $ 500,000.00         71.43                                      0.250
6008219            360          1-Aug-31           $ 461,430.71         79.99                                      0.250
6008704            360          1-Sep-31           $ 425,000.00         36.96                                      0.250
6008795            360          1-Sep-31           $ 500,000.00         83.33                        01            0.250
6008934            360          1-Jul-31           $ 507,243.62         80.00                                      0.250
6010423            360          1-Sep-31           $ 520,000.00         17.33                                      0.250
6011615            360          1-Aug-31           $ 355,985.60         75.00                                      0.250
6011722            360          1-Jun-31           $ 581,552.99         58.30                                      0.250
6012412            360          1-Aug-31           $ 365,721.49         54.63                                      0.250
6012602            360          1-Aug-31           $ 839,360.80         37.33                                      0.250
6012958            360          1-Aug-31           $ 332,733.70         73.19                                      0.250
6013410            360          1-Aug-31           $ 646,982.20         70.00                                      0.250
6013478            360          1-Jul-31           $ 342,150.28         79.02                                      0.250
6013555            360          1-Sep-31           $ 596,000.00         80.00                                      0.250
6014080            360          1-Sep-31           $ 316,800.00         80.00                                      0.250
6014200            360          1-May-31           $ 330,928.50         80.00                                      0.250
6014593            360          1-Aug-31           $ 276,672.94         62.93                                      0.250
6014620            360          1-Sep-31           $ 450,000.00         71.54                                      0.250
6014762            360          1-Aug-31           $ 407,696.19         48.00                                      0.250
6015990            360          1-Sep-31           $ 352,000.00         69.98                                      0.250
6016119            360          1-Aug-31           $ 619,562.41         80.00                                      0.250
6016783            360          1-Aug-31           $ 499,600.15         56.69                                      0.250
6016930            360          1-Sep-31           $ 365,000.00         74.49                                      0.250
6016949            360          1-Jun-31           $ 498,907.42         78.86                                      0.250
6016981            360          1-Jul-31           $ 285,014.26         91.72                        24            0.250
6017134            360          1-Aug-31           $ 353,743.79         71.52                                      0.250
6017159            360          1-Aug-31           $ 433,469.91         90.00                        01            0.250
6017201            360          1-Aug-31           $ 275,773.76         80.00                                      0.250
6017400            360          1-Jul-31           $ 291,486.62         79.99                                      0.250
6017490            360          1-Jun-31           $ 343,302.93         80.00                                      0.250
6017680            360          1-Aug-31           $ 519,614.08         74.94                                      0.250
6017739            360          1-Aug-31           $ 539,568.16         80.00                                      0.250
6018396            360          1-Sep-31           $ 329,000.00         71.52                                      0.250
6018488            360          1-Jul-31           $ 389,389.68         53.06                                      0.250
6018656            360          1-Aug-31           $ 121,414.24         51.92                                      0.250
6018668            360          1-Aug-31           $ 524,600.51         79.56                                      0.250
6018853            360          1-Jul-31           $ 331,940.17         80.00                                      0.250
6019038            360          1-Jul-31           $ 315,732.87         75.00                                      0.250
6019101            360          1-Aug-31           $ 374,700.11         51.72                                      0.250
6019125            360          1-Jul-31           $ 383,413.80         80.00                                      0.250
6019159            360          1-Aug-31           $ 974,311.85         75.00                                      0.250
6019493            360          1-Aug-31           $ 624,474.92         43.86                                      0.250
6019561            360          1-Sep-31           $ 375,000.00         57.69                                      0.250
6019656            360          1-Jul-31           $ 519,225.75         80.00                                      0.250
6019726            360          1-Jul-31           $ 640,277.95         75.00                                      0.250
6020040            360          1-Aug-31           $ 427,666.12         80.00                                      0.250
6020622            360          1-Aug-31           $ 314,492.55         63.00                                      0.250
6021658            360          1-Sep-31           $ 326,500.00         79.63                                      0.250
6022070            360          1-Aug-31           $ 335,744.33         80.00                                      0.250
6022127            360          1-Aug-31           $ 404,714.15         79.41                                      0.250
6022163            360          1-Aug-31           $ 291,456.42         80.00                                      0.250
6022243            360          1-Jul-31           $ 420,418.62         67.68                                      0.250
6022284            360          1-Sep-31           $ 400,000.00         69.57                                      0.250
6022325            360          1-Aug-31           $ 352,944.36         80.00                                      0.250
6022334            360          1-Jun-31           $ 301,755.53         80.00                                      0.250
6022512            360          1-Sep-31           $ 700,000.00         42.42                                      0.250
6022516            360          1-Sep-31           $ 310,000.00         56.06                                      0.250
6022569            360          1-Sep-31           $ 615,000.00         72.35                                      0.250
6022579            360          1-Aug-31           $ 354,723.06         77.17                                      0.250
6023219            360          1-Sep-31           $ 320,000.00         57.14                                      0.250
6023310            360          1-Jul-31           $ 395,439.21         80.00                                      0.250
6024454            360          1-Sep-31           $ 395,139.00         66.41                                      0.250
6024849            360          1-Aug-31           $ 299,765.97         77.92                                      0.250
6024860            360          1-Jul-31           $ 451,310.00         80.00                                      0.250
6025273            360          1-Aug-31           $ 369,518.61         43.51                                      0.250
6025296            360          1-Aug-31           $ 463,447.08         48.82                                      0.250
6025446            360          1-Sep-31           $ 644,000.00         75.76                                      0.250
6025754            360          1-Aug-31           $ 472,440.23         80.00                                      0.250
6025808            360          1-Jul-31           $ 387,361.07         80.00                                      0.250
6025831            360          1-Jul-31           $ 406,013.64         61.61                                      0.250
6025882            360          1-Aug-31           $ 459,667.06         74.19                                      0.250
6025975            360          1-Aug-31           $ 354,136.98         80.00                                      0.250
6025997            360          1-Sep-31           $ 360,000.00         70.59                                      0.250
6026468            360          1-Sep-31           $ 100,000.00         33.33                                      0.250
6026653            360          1-Sep-31           $ 768,000.00         60.00                                      0.250
6026682            360          1-Aug-31           $ 313,754.98         70.56                                      0.250
6026776            360          1-Aug-31           $ 339,728.10         53.13                                      0.250
6026977            360          1-Jun-31           $ 408,858.75         74.51                                      0.250
6026979            360          1-Sep-31           $ 408,800.00         57.67                                      0.250
6026996            360          1-Sep-31           $ 366,000.00         73.94                                      0.250
6027092            360          1-Jul-31           $ 519,299.85         43.33                                      0.250
6027104            360          1-Aug-31           $ 496,222.13         79.46                                      0.250
6027473            360          1-Aug-31           $ 644,567.21         75.00                                      0.250
6027503            360          1-Aug-31           $ 499,600.15         50.00                                      0.250
6027948            360          1-Sep-31           $ 431,360.00         80.00                                      0.250
6028035            360          1-Aug-31           $ 399,695.63         69.57                                      0.250
6028058            360          1-Sep-31           $ 188,000.00         60.84                                      0.250
6028437            360          1-Aug-31           $ 426,083.54         80.00                                      0.250
6028549            360          1-Sep-31           $ 390,000.00         79.92                                      0.250
6028760            360          1-Aug-31           $ 449,666.03         67.16                                      0.250
6028939            360          1-Jul-31           $ 579,069.61         46.77                                      0.250
6028978            360          1-Sep-31           $ 450,000.00         59.21                                      0.250
6029187            360          1-Apr-31           $ 647,270.58         74.29                                      0.250
6029235            360          1-Apr-31           $ 302,717.28         75.00                                      0.250
6029364            240          1-Aug-21           $ 311,385.00         60.00                                      0.250
6029861            360          1-Sep-31           $ 420,000.00         80.00                                      0.250
6029884            360          1-Jun-31            $ 39,912.58         78.43                                      0.250
6030072            360          1-Aug-31         $ 1,199,109.43         70.59                                      0.250
6030096            240          1-Aug-21           $ 339,376.49         60.71                                      0.250
6030165            360          1-Jul-31           $ 729,439.22         50.38                                      0.250
6030172            360          1-Aug-31           $ 331,789.68         79.05                                      0.250
6030276            360          1-Aug-31           $ 798,844.65         61.50                                      0.250
6030481            360          1-Sep-31           $ 493,750.00         79.00                                      0.250
6030926            360          1-Aug-31           $ 347,728.52         60.00                                      0.250
6030945            360          1-Aug-31           $ 404,684.06         66.94                                      0.250
6031368            360          1-Aug-31           $ 565,840.16         75.00                                      0.250
6031662            360          1-Jul-31           $ 646,583.05         71.94                                      0.250
6031721            360          1-Aug-31           $ 294,781.06         45.38                                      0.250
6031816            360          1-Sep-31           $ 335,400.00         80.00                                      0.250
6032040            360          1-Sep-31           $ 436,800.00         70.00                                      0.250
6032108            360          1-Aug-31           $ 409,703.25         67.61                                      0.250
6032230            360          1-Sep-31           $ 450,000.00         63.38                                      0.250
6032735            360          1-Jul-31           $ 359,477.22         60.00                                      0.250
6033323            360          1-Sep-31           $ 500,000.00         66.68                                      0.250
6033384            360          1-Aug-31           $ 509,611.92         38.49                                      0.250
6033410            360          1-Apr-31           $ 428,216.94         69.92                                      0.250
6033562            360          1-Jul-31           $ 539,272.92         80.00                                      0.250
6033662            360          1-Aug-31           $ 332,259.34         70.00                                      0.250
6033669            360          1-Jul-31           $ 358,701.58         75.00                                      0.250
6033706            360          1-Aug-31           $ 189,865.90         59.38                                      0.250
6033764            360          1-Jul-31           $ 346,928.64         79.99                                      0.250
6033873            360          1-Jul-31           $ 309,538.44         79.99                                      0.250
6034072            360          1-Aug-31           $ 453,679.56         67.76                                      0.250
6034074            360          1-Aug-31           $ 574,604.29         54.76                                      0.250
6034137            240          1-Aug-21           $ 331,227.56         47.43                                      0.250
6034143            360          1-Aug-31           $ 349,604.36         78.66                                      0.250
6034144            360          1-Sep-31           $ 750,000.00         63.83                                      0.250
6034276            360          1-Sep-31           $ 405,000.00         54.73                                      0.250
6034447            360          1-Aug-31           $ 649,517.60         76.47                                      0.250
6034460            360          1-Jul-31           $ 359,490.20         77.42                                      0.250
6034534            360          1-Jul-31           $ 369,975.32         95.00                        01            0.250
6034593            360          1-Jul-31           $ 353,510.78         80.00                                      0.250
6034877            360          1-Aug-31           $ 499,638.11         72.99                                      0.250
6034917            360          1-Jul-31           $ 311,685.22         52.03                                      0.250
6034932            360          1-Jul-31           $ 595,112.60         74.97                                      0.250
6034977            360          1-Aug-31           $ 399,680.12         53.33                                      0.250
6035052            360          1-Sep-31           $ 650,000.00         54.17                                      0.250
6035076            360          1-Sep-31           $ 400,000.00         40.00                                      0.250
6035149            360          1-Sep-31           $ 195,000.00         53.42                                      0.250
6035153            360          1-Sep-31           $ 397,000.00         42.69                                      0.250
6035222            360          1-Sep-31           $ 405,000.00         75.00                                      0.250
6035421            360          1-Aug-31           $ 524,665.23         70.00                                      0.250
6035457            360          1-Sep-31           $ 370,000.00         43.53                                      0.250
6035511            360          1-Jul-31           $ 523,239.08         80.00                                      0.250
6035546            360          1-Aug-31           $ 383,715.01         80.00                                      0.250
6035760            360          1-Sep-31         $ 1,000,000.00         38.46                                      0.250
6035906            360          1-Aug-31           $ 457,660.09         71.23                                      0.250
6035970            360          1-Mar-31           $ 341,339.54         82.62                        06            0.250
6036015            360          1-Aug-31           $ 399,703.14         80.00                                      0.250
6036161            360          1-Jul-31           $ 333,502.69         79.90                                      0.250
6036491            360          1-Aug-31           $ 594,558.42         79.33                                      0.250
6036560            360          1-Sep-31           $ 384,300.00         63.52                                      0.250
6036596            360          1-Aug-31           $ 387,341.04         80.00                                      0.250
6036606            360          1-Aug-31           $ 319,756.51         80.00                                      0.250
6036630            360          1-Aug-31           $ 392,201.34         50.00                                      0.250
6036657            360          1-Aug-31           $ 374,474.04         57.78                                      0.250
6036720            360          1-Aug-31           $ 390,175.38         80.00                                      0.250
6036780            360          1-Sep-31           $ 319,800.00         83.06                        01            0.250
6036801            360          1-Sep-31           $ 360,000.00         55.38                                      0.250
6037046            360          1-Jul-31           $ 399,374.03         80.00                                      0.250
6037049            360          1-Jul-31           $ 398,185.31         79.99                                      0.250
6037377            360          1-Aug-31           $ 136,753.40         70.00                                      0.250
6037544            360          1-Aug-31           $ 385,320.92         80.00                                      0.250
6037726            360          1-Sep-31           $ 395,000.00         69.91                                      0.250
6037735            360          1-Aug-31           $ 335,762.85         77.24                                      0.250
6037876            360          1-Aug-31           $ 874,317.42         58.33                                      0.250
6038102            360          1-Jul-31           $ 798,778.78         61.54                                      0.250
6038173            360          1-Aug-31           $ 414,676.25         74.84                                      0.250
6038205            360          1-Aug-31           $ 321,742.51         61.92                                      0.250
6038247            360          1-Aug-31           $ 339,747.67         80.00                                      0.250
6038270            360          1-Jul-31           $ 452,325.50         68.95                                      0.250
6038284            360          1-Aug-31           $ 474,681.28         79.43                                      0.250
6038378            360          1-Sep-31           $ 135,000.00         38.57                                      0.250
6038514            360          1-Sep-31           $ 175,875.00         75.00                                      0.250
6038533            360          1-Aug-31           $ 332,265.32         68.91                                      0.250
6038746            360          1-Sep-31           $ 340,110.00         90.00                        01            0.250
6038876            360          1-Aug-31           $ 374,728.58         69.44                                      0.250
6038933            360          1-Aug-31           $ 468,924.80         85.00                        13            0.250
6039005            360          1-Sep-31           $ 650,000.00         73.20                                      0.250
6039087            360          1-Aug-31           $ 492,634.12         78.88                                      0.250
6039151            360          1-Jul-31           $ 326,503.80         80.00                                      0.250
6039183            360          1-Sep-31           $ 307,000.00         74.51                                      0.250
6039254            360          1-Jul-31           $ 321,520.57         79.51                                      0.250
6039491            360          1-Sep-31           $ 329,600.00         80.00                                      0.250
6039540            360          1-Jul-31           $ 469,104.75         79.62                                      0.250
6039643            360          1-Aug-31           $ 339,741.28         80.00       GD 2YR                         0.250
6039760            360          1-Aug-31           $ 287,786.26         75.20                                      0.250
6039863            360          1-Aug-31           $ 389,810.49         79.99                                      0.250
6039868            360          1-Sep-31           $ 380,000.00         52.41                                      0.250
6039896            360          1-Jul-31           $ 299,530.53         75.00                                      0.250
6039921            360          1-Jul-31           $ 337,471.06         26.20                                      0.250
6040001            360          1-Jul-31           $ 379,375.22         38.00                                      0.250
6040014            360          1-Aug-31           $ 430,921.85         75.00                                      0.250
6040074            360          1-Jul-31           $ 489,306.07         61.25                                      0.250
6040102            360          1-Aug-31           $ 414,651.34         64.54                                      0.250
6040226            360          1-Sep-31           $ 352,000.00         80.00                                      0.250
6040459            360          1-Sep-31           $ 340,000.00         80.00                                      0.250
6040470            360          1-Aug-31           $ 324,608.34         80.00                                      0.250
6040476            360          1-Sep-31           $ 322,000.00         67.79                                      0.250
6040479            360          1-Aug-31           $ 478,653.32         79.97                                      0.250
6040529            360          1-Apr-31           $ 396,467.03         78.35                                      0.250
6040617            360          1-Sep-31           $ 490,000.00         68.53                                      0.250
6040711            360          1-Aug-31           $ 499,628.92         48.78                                      0.250
6040859            360          1-Jul-31           $ 335,536.01         77.24                                      0.250
6040945            360          1-Aug-31           $ 409,695.72         69.49                                      0.250
6040974            360          1-Sep-31           $ 328,000.00         80.00                                      0.250
6040993            360          1-Aug-31           $ 299,754.09         45.80                                      0.250
6041021            360          1-Jul-31           $ 346,379.22         79.99                                      0.250
6041072            360          1-Sep-31           $ 430,000.00         66.15                                      0.250
6041088            360          1-Aug-31           $ 319,731.15         75.05                                      0.250
6041092            360          1-Aug-31           $ 349,713.11         54.69                                      0.250
6041114            360          1-Sep-31           $ 425,000.00         35.42                                      0.250
6041133            360          1-Aug-31           $ 519,604.31         80.00                                      0.250
6041178            360          1-Aug-31           $ 513,405.28         75.00                                      0.250
6041196            360          1-Aug-31           $ 335,762.85         80.00                                      0.250
6041210            360          1-Jul-31           $ 524,198.60         64.42                                      0.250
6041395            360          1-Aug-31           $ 106,814.51         47.51                                      0.250
6041430            360          1-Sep-31           $ 370,000.00         59.68                                      0.250
6041440            360          1-Aug-31           $ 910,556.61         75.00                                      0.250
6041466            360          1-Aug-31           $ 587,063.59         70.00                                      0.250
6041513            360          1-Aug-31           $ 335,138.36         72.13                                      0.250
6041635            360          1-Jul-31           $ 611,088.76         80.00                                      0.250
6041672            360          1-Aug-31           $ 999,276.23         40.00                                      0.250
6041676            360          1-Aug-31           $ 649,529.55         65.99                                      0.250
6041774            360          1-Aug-31           $ 328,736.90         63.27                                      0.250
6041795            360          1-Sep-31           $ 377,000.00         68.55                                      0.250
6041949            360          1-Aug-31           $ 321,761.03         49.16                                      0.250
6041952            360          1-Aug-31           $ 362,298.04         44.22                                      0.250
6042000            360          1-Sep-31           $ 399,000.00         79.96                                      0.250
7845942            360          1-Aug-31           $ 338,748.41         58.96                                      0.250
8084355            360          1-Jul-31           $ 649,056.11         53.06                                      0.250
8107442            360          1-Jun-31           $ 498,822.78         67.57                                      0.250
8138784            360          1-Jul-31           $ 623,138.32         79.94                                      0.250
8151068            360          1-Jun-30           $ 316,367.03         80.00                                      0.250
8156645            360          1-Jun-30           $ 533,276.22         79.99                                      0.250
8157900            360          1-Jul-31           $ 768,936.72         70.00                                      0.250
8169803            360          1-Aug-30           $ 350,755.86         80.00                                      0.250
8182425            360          1-Jun-31           $ 421,405.49         80.00                                      0.250
8192123            360          1-Jun-31           $ 460,990.46         70.00                                      0.250
8204839            360          1-Jul-31           $ 299,542.04         80.00                                      0.250
8209838            360          1-Sep-31           $ 720,000.00         80.00                                      0.250
8210541            360          1-Jun-31           $ 501,803.24         80.00                                      0.250
8211387            360          1-Aug-31           $ 741,091.97         61.83                                      0.250
8213364            360          1-Aug-30           $ 329,702.51         80.00                                      0.250
8215718            360          1-Jun-31           $ 542,869.47         76.62                                      0.250
8217398            360          1-Jul-31           $ 359,235.44         80.00                                      0.250
8220316            360          1-Jul-31           $ 404,232.43         80.00                                      0.250
8222091            360          1-Jul-31           $ 459,247.48         84.25                        01            0.250
8225458            360          1-Apr-31           $ 595,736.80         80.00                                      0.250
8232675            360          1-Jul-31           $ 406,347.13         55.37                                      0.250
8236597            360          1-Aug-31           $ 383,707.81         80.00                                      0.250
8239818            360          1-Aug-31           $ 349,726.96         72.92                                      0.250
8259588            360          1-Jul-31           $ 524,237.62         76.17                                      0.250
8261738            360          1-Aug-31           $ 424,584.67         80.00                                      0.250
8272659            360          1-Jul-31           $ 368,969.04         80.00                                      0.250
8273027            360          1-Aug-31           $ 412,461.63         79.82                                      0.250
8276437            360          1-Aug-31           $ 374,728.58         78.95                                      0.250
8279793            360          1-Aug-31           $ 441,487.82         79.99                                      0.250
8285022            360          1-Sep-30           $ 332,908.53         80.00                                      0.250
8288648            360          1-Aug-31           $ 511,540.36         80.00                                      0.250
8294623            360          1-Aug-31           $ 481,873.79         80.00                                      0.250
8296941            360          1-Aug-31           $ 349,759.14         70.00                                      0.250
8298383            360          1-Aug-31           $ 479,669.67         80.00                                      0.250
8303454            360          1-Jun-31           $ 320,785.51         80.00                                      0.250
8307496            360          1-Jul-31           $ 322,007.69         75.00                                      0.250
8311711            360          1-Jan-31           $ 281,191.87         95.00                        01            0.250
8312055            360          1-Jul-31           $ 491,909.66         78.83                                      0.250
8314196            360          1-Jul-31           $ 399,358.36         77.67                                      0.250
8317242            360          1-Aug-31           $ 339,721.30         60.78                                      0.250
8317551            360          1-Aug-31           $ 376,833.05         79.98                                      0.250
8321169            360          1-Aug-31           $ 441,671.97         85.00                        06            0.250
8323240            360          1-Jan-31           $ 487,098.90         76.56                                      0.250
8323481            360          1-Aug-31           $ 491,616.19         80.00                                      0.250
8330479            360          1-Jun-31           $ 513,723.60         80.00                                      0.250
8338104            360          1-Jul-31           $ 441,986.08         80.00                                      0.250
8339402            360          1-Jul-31           $ 374,964.07         80.00                                      0.250
8341592            360          1-Aug-31           $ 294,871.90         94.86                        06            0.250
8344690            360          1-Jul-31           $ 474,256.66         65.97                                      0.250
8345327            360          1-Aug-31           $ 346,707.52         73.05                                      0.250
8345820            360          1-Jun-31           $ 355,431.76         75.00                                      0.250
8346794            360          1-Aug-31           $ 542,586.82         80.00                                      0.250
8347101            360          1-Aug-31           $ 399,710.50         57.40                                      0.250
8354156            360          1-Jun-31           $ 573,302.89         60.53                                      0.250
8355173            360          1-Aug-31           $ 346,105.55         94.99                        11            0.250
8355277            360          1-Jun-31           $ 327,227.74         80.00                                      0.250
8355607            360          1-Jul-31           $ 493,958.33         75.30                                      0.250
8361900            360          1-Jul-31           $ 441,641.44         80.00                                      0.250
8362648            360          1-Jul-31           $ 579,806.83         80.00                                      0.250
8365228            360          1-Jul-31           $ 338,857.22         78.01                                      0.250
8368791            360          1-Jul-31           $ 334,537.40         74.53                                      0.250
8369773            360          1-Jul-31           $ 424,334.92         58.27                                      0.250
8370369            360          1-Jul-31           $ 370,433.67         80.00                                      0.250
8372422            360          1-Jul-31           $ 379,259.85         80.00                                      0.250
8373149            360          1-Jun-31           $ 356,790.31         80.00                                      0.250
8373405            360          1-Aug-31           $ 424,651.63         67.43                                      0.250
8374603            360          1-Aug-31           $ 498,510.81         79.99                                      0.250
8376521            360          1-Jul-31           $ 498,760.30         80.00                                      0.250
8378082            360          1-Jul-31           $ 378,870.76         79.99                                      0.250
8380009            360          1-Jul-31           $ 319,299.55         80.00                                      0.250
8382730            360          1-Jul-31           $ 349,052.91         80.00                                      0.250
8384248            360          1-Jul-31           $ 299,564.36         74.07                                      0.250
8384328            360          1-Aug-31           $ 575,561.71         80.00                                      0.250
8387936            360          1-Aug-31           $ 404,406.88         79.54                                      0.250
8389816            360          1-Sep-31           $ 419,200.00         79.61                                      0.250
8390683            360          1-Jul-31           $ 339,506.27         80.00                                      0.250
8395054            360          1-Aug-31           $ 413,396.58         80.00                                      0.250
8401327            360          1-Aug-31           $ 338,750.05         80.00                                      0.250
8402766            360          1-Dec-30           $ 348,654.59         64.40                                      0.250
8403607            360          1-Aug-31           $ 955,504.03         75.00                                      0.250
8403952            360          1-Aug-31           $ 469,642.37         79.53                                      0.250
8404779            360          1-Aug-31           $ 369,780.06         75.00                                      0.250
8405759            360          1-Jul-31           $ 449,260.13         66.86                                      0.250
8407241            360          1-Jul-31           $ 310,859.16         89.97                        06            0.250
8408378            360          1-Jul-31           $ 338,712.15         61.68                                      0.250
8411325            360          1-Sep-31           $ 349,250.00         63.59                                      0.250
8411454            360          1-Jul-31           $ 330,469.42         79.99                                      0.250
8412381            360          1-Jul-31           $ 319,546.84         80.00                                      0.250
8412634            360          1-Aug-31           $ 324,726.96         73.03                                      0.250
8412687            360          1-Jul-31           $ 373,956.17         80.00                                      0.250
8414307            360          1-Jul-31           $ 347,851.19         80.00                                      0.250
8419486            360          1-Jul-31           $ 379,434.20         80.00                                      0.250
8422775            360          1-Aug-31           $ 432,778.58         80.00                                      0.250
8426978            360          1-Jul-31           $ 317,015.34         72.56                                      0.250
8431698            360          1-Jul-31           $ 387,086.30         80.00                                      0.250
8433509            360          1-Feb-31           $ 313,490.55         71.59                                      0.250
8436946            360          1-Jul-31           $ 413,923.16         80.00                                      0.250
8440458            360          1-Jun-31           $ 311,168.17         94.99                        01            0.250
8441995            360          1-Jul-31           $ 394,061.50         80.00                                      0.250
8442140            360          1-Aug-31           $ 393,692.65         79.99                                      0.250
8446335            360          1-Aug-31           $ 366,713.70         66.45                                      0.250
8448349            360          1-Aug-31           $ 324,746.47         61.98                                      0.250
8448893            360          1-Jul-31           $ 364,123.32         80.00                                      0.250
8449817            360          1-May-31           $ 318,992.41         80.00                                      0.250
8452445            360          1-Jul-31           $ 494,993.24         79.99                                      0.250
8454879            360          1-Sep-31           $ 381,603.00         80.00                                      0.250
8456868            360          1-Jul-31           $ 312,980.15         80.00                                      0.250
8460689            360          1-Jul-31           $ 527,052.02         80.00                                      0.250
8462953            360          1-Jul-31           $ 310,950.39         79.99                                      0.250
8475583            360          1-Aug-31           $ 303,768.68         94.81                        01            0.250
8477255            360          1-Mar-31           $ 640,876.46         70.00                                      0.250
8479341            360          1-Jul-31           $ 456,865.89         70.02                                      0.250
8481421            360          1-Jul-31           $ 338,669.18         80.00                                      0.250
8481740            360          1-Jul-31           $ 331,480.44         80.00                                      0.250
8481820            360          1-Aug-31           $ 345,716.38         64.25                                      0.250
8483250            360          1-Aug-31           $ 374,714.66         75.25                                      0.250
8489382            360          1-Aug-31           $ 360,439.94         75.00                                      0.250
8492204            360          1-Sep-31           $ 324,000.00         80.00                                      0.250
8499047            360          1-Aug-31           $ 601,130.68         80.00                                      0.250
8502657            360          1-Aug-31           $ 480,605.72         78.21                                      0.250
8504468            360          1-Aug-31           $ 336,882.38         80.00                                      0.250
8516821            360          1-Apr-31           $ 358,613.41         69.90                                      0.250
8523329            360          1-Aug-31           $ 309,938.95         79.95                                      0.250
8524427            360          1-Jul-31           $ 333,514.99         89.07                        13            0.250
8533766            360          1-Aug-31           $ 334,184.11         79.09                                      0.250
8536171            360          1-Jul-31           $ 577,911.73         70.00                                      0.250
8537633            360          1-Jul-31           $ 339,493.76         80.00                                      0.250
8542660            360          1-Jul-31           $ 741,837.28         67.55                                      0.250
8544494            360          1-Jul-31           $ 357,892.46         80.00                                      0.250
8546213            360          1-Jul-31           $ 345,204.82         80.00                                      0.250
8546231            360          1-Jun-31           $ 336,759.86         67.50                                      0.250
8550825            360          1-Aug-31           $ 382,016.28         80.00                                      0.250
8553690            360          1-Jul-31           $ 435,317.70         80.00                                      0.250
8555214            360          1-Jul-31           $ 858,719.53         80.00                                      0.250
8564018            360          1-Jul-31           $ 311,487.03         80.00                                      0.250
8567678            360          1-Jul-31           $ 431,323.96         90.00                        01            0.250
8569333            360          1-Jul-31           $ 299,542.04         61.10                                      0.250
8570781            360          1-Jun-31           $ 997,814.86         25.00                                      0.250
8574765            360          1-Jul-31           $ 509,201.90         63.12                                      0.250
8577337            360          1-Jun-31           $ 647,782.91         65.00                                      0.250
8586465            360          1-May-31           $ 450,894.80         75.00                                      0.250
8590687            360          1-Aug-31           $ 327,744.13         78.34                                      0.250
8590880            360          1-Jul-31           $ 288,410.66         59.10                                      0.250
8591399            360          1-May-31           $ 351,417.18         74.68                                      0.250
8592500            360          1-Jul-31           $ 321,133.00         80.00                                      0.250
8593206            360          1-Aug-31           $ 388,696.54         42.75                                      0.250
8594531            360          1-Jul-31           $ 332,465.84         59.05                                      0.250
8594916            360          1-Sep-31           $ 349,564.00         80.00                                      0.250
8596922            360          1-Aug-31           $ 312,761.84         68.62                                      0.250
8597280            360          1-Jul-31           $ 522,198.57         79.99                                      0.250
8601623            360          1-Jul-31           $ 398,559.64         80.00                                      0.250
8602256            360          1-Jul-31           $ 371,981.68         79.36                                      0.250
8605435            360          1-Aug-31           $ 491,625.63         80.00                                      0.250
8605882            360          1-Jul-31           $ 373,942.40         70.00                                      0.250
8607048            360          1-Jul-31           $ 499,217.55         71.43                                      0.250
8607353            360          1-May-31           $ 796,511.93         65.31                                      0.250
8608264            360          1-Jul-31           $ 549,160.43         27.64                                      0.250
8611851            360          1-Jul-31           $ 318,275.40         75.00                                      0.250
8612025            360          1-Jul-31           $ 317,003.14         78.40                                      0.250
8612973            360          1-May-31           $ 300,024.35         60.20                                      0.250
8614298            360          1-May-31           $ 293,074.25         87.11                        06            0.250
8614723            360          1-Jul-31           $ 384,197.83         79.97                                      0.250
8616834            360          1-Jul-31           $ 444,286.16         41.59                                      0.250
8617033            360          1-Jul-31           $ 324,535.82         80.00                                      0.250
8617080            360          1-Jul-31           $ 499,273.92         50.00                                      0.250
8617183            360          1-Jul-31           $ 371,403.27         49.27                                      0.250
8619585            360          1-Jul-31           $ 325,233.41         80.00                                      0.250
8621601            360          1-Jul-31           $ 384,426.75         59.23                                      0.250
8622528            360          1-Aug-31           $ 507,094.16         70.00                                      0.250
8623590            360          1-Jun-31           $ 359,173.15         71.29                                      0.250
8627320            360          1-Jul-31           $ 330,494.73         77.88                                      0.250
8630234            360          1-Jul-31           $ 487,236.32         80.00                                      0.250
8630765            360          1-Aug-31           $ 343,056.77         90.00                        06            0.250
8633803            360          1-Jul-31           $ 408,420.79         56.41                                      0.250
8634710            360          1-Aug-31           $ 317,758.02         81.54                        12            0.250
8635040            360          1-Jun-31           $ 299,327.90         66.08                                      0.250
8635220            360          1-Jun-31           $ 307,274.83         41.90                                      0.250
8635565            360          1-Apr-31           $ 302,739.45         51.97                                      0.250
8635812            360          1-Jul-31           $ 648,957.33         49.21                                      0.250
8635915            360          1-Jul-31           $ 998,547.86         65.57                                      0.250
8635974            360          1-Jul-31           $ 471,723.14         70.00                                      0.250
8639020            360          1-Jul-31           $ 608,972.11         29.37                                      0.250
8641327            360          1-Aug-31           $ 475,609.83         70.00                                      0.250
8641464            360          1-Jul-31           $ 446,097.99         80.00                                      0.250
8641500            360          1-Jul-31           $ 376,170.61         80.00                                      0.250
8641518            360          1-Jul-31           $ 359,422.51         51.80                                      0.250
8641683            360          1-Jul-31           $ 303,569.50         80.00                                      0.250
8643268            360          1-Jun-31         $ 1,197,174.63         68.97                                      0.250
8644040            360          1-Jul-31           $ 314,519.14         72.88                                      0.250
8645139            360          1-Jul-31           $ 399,342.33         47.06                                      0.250
8646393            360          1-Jul-31           $ 359,450.46         65.45                                      0.250
8646940            360          1-Jul-31           $ 314,706.74         54.82                                      0.250
8647022            360          1-Jul-31           $ 393,812.77         80.00                                      0.250
8647355            360          1-Aug-31           $ 367,740.27         80.00                                      0.250
8649793            360          1-Jul-31           $ 313,526.74         80.00                                      0.250
8650179            360          1-Aug-31           $ 599,543.45         68.97                                      0.250
8652338            360          1-Jul-31           $ 336,930.50         75.00                                      0.250
8652485            360          1-Aug-31           $ 999,257.85         45.56                                      0.250
8654158            360          1-Jul-31           $ 496,143.17         80.00                                      0.250
8654894            360          1-Jun-31           $ 582,568.16         80.00                                      0.250
8655790            360          1-Jul-31           $ 407,361.52         80.00                                      0.250
8656063            360          1-Jul-31           $ 908,540.25         70.00                                      0.250
8656454            360          1-Jul-31           $ 493,207.57         69.97                                      0.250
8657730            360          1-Aug-31           $ 399,647.09         80.00                                      0.250
8658003            360          1-Jul-31           $ 572,624.55         80.00                                      0.250
8659266            360          1-Jun-31           $ 405,295.05         66.61                                      0.250
8660917            360          1-Aug-31           $ 395,884.19         95.00                        13            0.250
8661572            360          1-Jun-31           $ 493,890.98         67.81                                      0.250
8661959            360          1-Jun-31           $ 453,428.66         70.00                                      0.250
8663705            360          1-Jul-31           $ 399,342.33         59.26                                      0.250
8664023            360          1-Jul-31           $ 443,501.68         75.00                                      0.250
8664105            360          1-Aug-31           $ 306,260.90         79.61                                      0.250
8665292            360          1-Jul-31           $ 664,009.86         36.08                                      0.250
8665728            360          1-Jul-31           $ 376,823.89         85.00                        12            0.250
8665928            360          1-Aug-31           $ 459,632.14         80.00                                      0.250
8666715            360          1-Jul-31           $ 449,295.80         75.00                                      0.250
8666759            360          1-Jul-31           $ 491,191.07         80.00                                      0.250
8667273            360          1-Jul-31           $ 310,736.64         80.00                                      0.250
8667405            360          1-Jul-31           $ 551,136.18         80.00                                      0.250
8667625            360          1-Jul-31           $ 523,179.99         74.86                                      0.250
8668471            360          1-Aug-31           $ 378,104.81         80.00                                      0.250
8668569            360          1-Jul-31           $ 299,542.04         80.00                                      0.250
8669336            360          1-Jul-31           $ 320,279.66         51.92                                      0.250
8669386            360          1-Aug-31           $ 309,764.12         65.26                                      0.250
8669611            360          1-Jul-31           $ 361,048.01         80.00                                      0.250
8669751            360          1-Jul-31           $ 554,087.49         68.77                                      0.250
8669934            360          1-Aug-31           $ 349,740.25         63.87                                      0.250
8670586            360          1-Jul-31           $ 439,328.34         80.00                                      0.250
8670902            360          1-Jul-31           $ 499,136.60         80.00                                      0.250
8671155            360          1-Jul-31           $ 555,329.61         36.47                                      0.250
8671525            360          1-Aug-31           $ 961,711.04         70.00                                      0.250
8672799            360          1-Jul-31           $ 321,995.32         75.00                                      0.250
8673023            360          1-Jun-31           $ 537,003.14         74.23                                      0.250
8673302            360          1-Jul-31           $ 627,067.29         59.33                                      0.250
8673701            360          1-Jul-31           $ 359,463.99         65.45                                      0.250
8673712            360          1-Jul-31           $ 598,399.93         77.52                                      0.250
8674195            360          1-Aug-31           $ 372,216.56         43.31                                      0.250
8674862            360          1-Jul-31           $ 399,122.52         64.00                                      0.250
8675372            360          1-Jul-31           $ 339,493.76         78.16                                      0.250
8676604            360          1-Jul-31           $ 287,538.01         80.00                                      0.250
8676813            360          1-Aug-31           $ 467,652.68         80.00                                      0.250
8678991            360          1-Jun-31           $ 530,651.48         80.00                                      0.250
8679753            360          1-Jul-31           $ 345,566.72         73.65                                      0.250
8681125            360          1-Jul-31           $ 371,036.32         80.00                                      0.250
8681303            360          1-Jul-31           $ 363,436.36         80.00                                      0.250
8681787            360          1-Jul-31           $ 349,465.72         62.11                                      0.250
8681894            360          1-Jul-31           $ 359,469.14         75.00                                      0.250
8682018            360          1-Jul-31           $ 489,213.99         70.00                                      0.250
8682508            360          1-Jul-31           $ 519,244.89         80.00                                      0.250
8682530            360          1-Jul-31           $ 396,408.90         45.37                                      0.250
8683015            360          1-Jul-31           $ 521,260.76         80.00                                      0.250
8684264            360          1-Jul-31           $ 379,419.92         71.70                                      0.250
8684611            360          1-Jul-31           $ 399,374.03         57.14                                      0.250
8685995            360          1-Jul-31           $ 374,455.44         57.25                                      0.250
8686427            360          1-Jul-31           $ 329,496.24         80.00                                      0.250
8687312            360          1-Jul-31           $ 823,738.68         41.04                                      0.250
8687327            360          1-Jul-31           $ 748,826.33         65.22                                      0.250
8687341            360          1-Aug-31           $ 398,918.25         80.00                                      0.250
8688309            360          1-Aug-31           $ 335,650.72         79.99                                      0.250
8689188            360          1-Jul-31           $ 496,795.47         77.13                                      0.250
8689877            360          1-Aug-31           $ 299,691.79         80.00                                      0.250
8690825            360          1-Jul-31           $ 620,075.38         69.31                                      0.250
8690888            360          1-Jul-31           $ 436,780.67         70.00                                      0.250
8691157            360          1-Jun-31           $ 846,301.51         70.00                                      0.250
8691279            360          1-Jul-31           $ 648,982.80         76.47                                      0.250
8691841            360          1-Jul-31           $ 703,896.75         54.23                                      0.250
8692662            360          1-Jul-31           $ 299,019.56         39.93                                      0.250
8692705            360          1-Jul-31           $ 491,248.96         80.00                                      0.250
8693651            360          1-Aug-31           $ 299,771.72         75.00                                      0.250
8694223            360          1-Jul-31           $ 355,442.89         80.00                                      0.250
8694678            360          1-Aug-31           $ 409,695.72         47.13                                      0.250
8695213            360          1-Jul-31           $ 343,474.89         80.00                                      0.250
8695411            360          1-Jul-31           $ 323,988.39         59.09                                      0.250
8695790            360          1-Jul-31           $ 323,467.29         80.00                                      0.250
8695965            360          1-Jul-31           $ 539,154.96         80.00                                      0.250
8696046            360          1-Jul-31           $ 524,093.43         68.90                                      0.250
8696146            360          1-Aug-31           $ 419,547.15         67.74                                      0.250
8697507            360          1-Jun-31           $ 294,438.88         74.99                                      0.250
8697657            360          1-Jun-31           $ 410,980.92         80.00                                      0.250
8697834            360          1-Jul-31           $ 359,463.99         72.73                                      0.250
8697855            360          1-Jul-31           $ 419,390.11         80.00                                      0.250
8698016            360          1-Aug-31           $ 423,605.39         80.00                                      0.250
8698020            360          1-Jul-31           $ 499,065.76         50.00                                      0.250
8698174            360          1-Jul-31           $ 499,251.59         64.52                                      0.250
8698324            360          1-Jul-31           $ 647,984.38         44.00                                      0.250
8698743            360          1-Aug-31           $ 343,638.32         80.00                                      0.250
8699204            360          1-Jul-31           $ 384,440.91         64.17                                      0.250
8699301            360          1-Jun-31           $ 606,104.68         90.00                        01            0.250
8700045            360          1-Jul-31           $ 342,962.44         71.19                                      0.250
8700123            360          1-Aug-31           $ 291,488.88         78.84                                      0.250
8700212            360          1-Jul-31           $ 391,386.56         80.00                                      0.250
8700218            360          1-Jul-31           $ 359,463.99         80.00                                      0.250
8700617            360          1-Jul-31           $ 347,481.85         77.68                                      0.250
8701640            360          1-Jul-31           $ 315,505.49         80.00                                      0.250
8702485            360          1-Jul-31           $ 299,553.33         78.95                                      0.250
8702716            360          1-Jul-31           $ 449,346.55         65.69                                      0.250
8703052            360          1-Jul-31           $ 589,121.52         73.75                                      0.250
8704022            360          1-Jul-31           $ 873,630.71         77.78                                      0.250
8704217            360          1-Aug-31           $ 351,725.41         78.22                                      0.250
8704286            360          1-Jun-31           $ 341,214.49         79.53                                      0.250
8704701            360          1-Jul-31           $ 354,989.11         80.00                                      0.250
8704854            360          1-Jul-31           $ 474,238.05         69.93                                      0.250
8704860            360          1-Jul-31           $ 311,546.93         80.00                                      0.250
8705095            360          1-Jul-31           $ 475,308.77         80.00                                      0.250
8705245            360          1-Jul-31           $ 411,355.26         74.91                                      0.250
8705448            360          1-Jul-31           $ 465,565.76         60.98                                      0.250
8705644            360          1-Jul-31           $ 327,499.31         64.31                                      0.250
8705785            360          1-Jun-31           $ 413,381.85         79.99                                      0.250
8705811            360          1-Jul-31           $ 998,355.82         55.56                                      0.250
8705890            360          1-Jul-31           $ 449,329.97         78.95                                      0.250
8706967            360          1-Jul-31           $ 654,162.97         33.62                                      0.250
8707365            360          1-Jul-31           $ 346,483.35         72.29                                      0.250
8707431            360          1-Jul-31           $ 449,329.97         50.00                                      0.250
8707434            360          1-Jul-31           $ 351,449.16         78.22                                      0.250
8707687            360          1-Jul-31           $ 399,389.39         80.00                                      0.250
8707756            360          1-Jul-31           $ 439,185.50         80.00                                      0.250
8707774            360          1-Jul-31           $ 358,461.83         58.85                                      0.250
8707968            360          1-Jul-31           $ 399,298.32         72.73                                      0.250
8708184            360          1-Aug-31           $ 605,027.65         67.28                                      0.250
8708447            360          1-Jul-31           $ 643,939.52         61.43                                      0.250
8708504            360          1-Aug-31           $ 571,553.78         80.00                                      0.250
8708520            360          1-Aug-31           $ 299,782.87         80.00                                      0.250
8708952            360          1-Jul-31           $ 524,237.62         67.74                                      0.250
8709175            360          1-Jul-31           $ 393,398.56         80.00                                      0.250
8709452            360          1-Jul-31           $ 426,023.51         80.00                                      0.250
8709797            360          1-Aug-31           $ 555,597.59         80.00                                      0.250
8710069            360          1-Aug-31           $ 369,332.49         79.98                                      0.250
8710183            360          1-Jul-31           $ 434,352.32         72.50                                      0.250
8710203            360          1-Aug-31           $ 355,708.19         65.93                                      0.250
8710247            360          1-Jul-31           $ 355,068.58         73.20                                      0.250
8710710            360          1-Jul-31           $ 346,732.97         56.46                                      0.250
8710900            360          1-Jul-31           $ 622,224.76         80.00                                      0.250
8711009            360          1-Jul-31           $ 505,227.58         47.07                                      0.250
8711016            360          1-Jul-31           $ 429,359.77         43.88                                      0.250
8712020            360          1-Aug-31           $ 367,714.67         80.00                                      0.250
8712090            360          1-Jul-31           $ 379,419.92         80.00                                      0.250
8712095            360          1-Jul-31           $ 355,942.10         74.27                                      0.250
8712178            360          1-Aug-31           $ 398,903.74         80.00                                      0.250
8712272            360          1-Jul-31           $ 311,535.45         80.00                                      0.250
8712403            360          1-Jul-31           $ 569,129.88         43.85                                      0.250
8712423            360          1-Jul-31           $ 437,331.38         67.38                                      0.250
8712434            360          1-Jul-31           $ 377,814.84         80.00                                      0.250
8713057            360          1-Jul-31           $ 303,469.02         77.95                                      0.250
8713515            360          1-Jul-31           $ 763,860.97         75.00                                      0.250
8714619            360          1-Aug-31           $ 404,610.23         80.00                                      0.250
8714829            360          1-Jul-31           $ 610,067.31         71.88                                      0.250
8715238            360          1-Jul-31           $ 648,523.35         56.52                                      0.250
8715279            360          1-Jul-31           $ 424,318.26         73.91                                      0.250
8715848            360          1-Jul-31           $ 347,968.01         85.00                        06            0.250
8716024            360          1-Jul-31           $ 303,547.37         80.00                                      0.250
8716866            360          1-Jul-31           $ 648,821.60         47.27                                      0.250
8716952            360          1-Jul-31           $ 420,823.87         58.14                                      0.250
8717011            360          1-Jul-31           $ 444,807.09         71.94                                      0.250
8717391            360          1-Aug-31           $ 351,251.91         95.00                        06            0.250
8717814            360          1-Jul-31           $ 374,398.46         78.95                                      0.250
8717943            360          1-Aug-31           $ 649,517.61         73.95                                      0.250
8718300            360          1-Jul-31           $ 412,385.06         65.56                                      0.250
8718821            360          1-Jul-31           $ 453,271.74         78.28                                      0.250
8719068            360          1-Jul-31           $ 399,374.03         45.98                                      0.250
8719495            360          1-Jul-31           $ 355,706.18         75.00                                      0.250
8719607            360          1-Jul-31           $ 648,982.80         55.79                                      0.250
8719746            360          1-Jul-31           $ 524,077.82         70.00                                      0.250
8719821            360          1-Aug-31           $ 599,543.45         60.00                                      0.250
8719944            360          1-Aug-31           $ 412,193.87         75.00                                      0.250
8720009            360          1-Jul-31           $ 519,206.21         69.33                                      0.250
8720531            360          1-Aug-31           $ 352,453.64         79.99                                      0.250
8720779            360          1-Jul-31           $ 384,367.00         53.10                                      0.250
8720958            360          1-Jul-31           $ 384,397.51         35.00                                      0.250
8721242            360          1-Aug-31           $ 318,924.75         89.90                        01            0.250
8721361            360          1-Jul-31           $ 459,280.15         74.80                                      0.250
8721440            360          1-Aug-31           $ 584,565.85         68.82                                      0.250
8721665            360          1-Jul-31           $ 469,000.66         69.79                                      0.250
8721690            360          1-Jul-31           $ 357,708.89         52.17                                      0.250
8722826            360          1-Jul-31           $ 388,955.36         70.00                                      0.250
8722869            360          1-Jul-31           $ 443,255.38         80.00                                      0.250
8723235            360          1-Jul-31           $ 299,220.66         68.97                                      0.250
8723979            360          1-Jul-31           $ 374,591.44         79.99                                      0.250
8724468            360          1-Jul-31           $ 316,450.46         70.54                                      0.250
8724497            360          1-Jul-31           $ 366,895.76         70.00                                      0.250
8724680            360          1-Jul-31           $ 339,493.76         45.33                                      0.250
8724766            360          1-Aug-31           $ 390,912.46         80.00                                      0.250
8724824            360          1-Jul-31           $ 363,605.72         44.24                                      0.250
8725463            360          1-Jul-31           $ 397,645.13         70.00                                      0.250
8726466            360          1-Jul-31           $ 649,032.21         38.24                                      0.250
8726483            360          1-Aug-31           $ 313,839.92         95.00                        01            0.250
8727170            360          1-Jul-31           $ 459,224.88         58.97                                      0.250
8727361            360          1-Jul-31           $ 559,101.70         80.00                                      0.250
8727384            360          1-Jul-31           $ 327,386.86         79.98                                      0.250
8727776            360          1-Aug-31           $ 416,682.69         23.17                                      0.250
8727939            360          1-Aug-31           $ 299,722.91         68.18                                      0.250
8728031            360          1-Jul-31           $ 382,415.33         66.61                                      0.250
8728711            360          1-Jul-31           $ 579,136.43         80.00                                      0.250
8729005            360          1-Jul-31           $ 358,006.95         72.00                                      0.250
8729045            360          1-Jul-31           $ 527,194.01         80.00                                      0.250
8729118            360          1-Jul-31           $ 355,002.59         69.18                                      0.250
8729434            360          1-Jul-31           $ 998,511.06         40.82                                      0.250
8729445            360          1-Jul-31           $ 671,640.40         65.00                                      0.250
8729729            360          1-Jul-31           $ 324,371.61         79.83                                      0.250
8729742            360          1-Jul-31           $ 343,487.80         49.86                                      0.250
8731084            240          1-Jul-21           $ 504,565.24         80.00                                      0.250
8731664            360          1-Jul-31           $ 539,154.96         64.29                                      0.250
8731825            360          1-Jul-31           $ 319,011.66         90.00                        13            0.250
8732583            360          1-Jul-31           $ 648,982.80         78.88                                      0.250
8733468            360          1-Jul-31           $ 438,495.47         80.00                                      0.250
8733583            360          1-Jul-31           $ 354,156.24         74.71                                      0.250
8733597            360          1-Aug-31           $ 309,764.12         63.92                                      0.250
8733758            360          1-Jul-31           $ 449,278.16         50.00                                      0.250
8734240            360          1-Jul-31           $ 323,696.55         80.00                                      0.250
8734266            360          1-Aug-31           $ 494,813.69         80.00                                      0.250
8734916            360          1-Jul-31           $ 325,561.07         68.63                                      0.250
8735120            360          1-Jul-31           $ 456,336.36         68.41                                      0.250
8735165            360          1-Jul-31           $ 345,884.23         80.00                                      0.250
8735215            360          1-Jul-31           $ 367,374.19         74.33                                      0.250
8735341            360          1-Aug-31           $ 307,060.27         68.29                                      0.250
8735377            360          1-Jul-31           $ 323,904.80         80.00                                      0.250
8735406            360          1-Jul-31           $ 423,352.76         79.25                                      0.250
8735500            360          1-Jul-31           $ 363,444.34         80.00                                      0.250
8735518            360          1-Aug-31           $ 351,738.76         56.32                                      0.250
8735637            360          1-Jul-31           $ 399,374.03         46.67                                      0.250
8735695            360          1-Aug-31           $ 519,573.76         55.51                                      0.250
8736071            360          1-Jun-31           $ 374,072.47         64.66                                      0.250
8736607            360          1-Jul-31           $ 997,426.68         62.44                                      0.250
8736986            360          1-Jul-31           $ 773,756.80         59.62                                      0.250
8737171            360          1-Jul-31           $ 321,508.47         76.67                                      0.250
8737639            360          1-Jul-31           $ 451,274.93         80.00                                      0.250
8737656            360          1-Jul-31           $ 605,926.46         37.93                                      0.250
8738028            360          1-Aug-31           $ 511,610.41         80.00                                      0.250
8738044            360          1-Jul-31           $ 499,217.55         62.50                                      0.250
8738236            360          1-Jul-31           $ 360,406.46         76.97                                      0.250
8738257            360          1-Aug-31           $ 423,693.12         80.00                                      0.250
8738537            360          1-Jul-31           $ 397,901.01         70.00                                      0.250
8738620            360          1-Jul-31           $ 283,607.82         80.00                                      0.250
8738922            360          1-Aug-31           $ 296,774.00         90.00                        06            0.250
8739024            360          1-Aug-31           $ 359,704.91         52.55                                      0.250
8739212            360          1-Jul-31           $ 337,883.44         80.00                                      0.250
8739348            360          1-Jul-31           $ 353,459.61         67.43                                      0.250
8739390            360          1-Jul-31           $ 384,397.51         68.75                                      0.250
8739845            360          1-Jul-31           $ 399,358.36         80.00                                      0.250
8739928            360          1-Jul-31           $ 329,508.65         66.00                                      0.250
8740064            360          1-Jul-31           $ 998,583.86         16.67                                      0.250
8740083            360          1-Jul-31           $ 320,410.14         66.16                                      0.250
8740105            360          1-Aug-31           $ 349,740.25         63.41                                      0.250
8740125            360          1-Jul-31           $ 438,246.52         77.96                                      0.250
8740232            360          1-Jul-31           $ 519,145.04         69.33                                      0.250
8740932            360          1-Aug-31           $ 370,607.39         90.00                        01            0.250
8741065            360          1-Jul-31           $ 364,428.82         66.36                                      0.250
8741483            360          1-Jun-31           $ 498,907.42         64.52                                      0.250
8741525            360          1-Jul-31           $ 418,710.43         60.00                                      0.250
8741870            360          1-Jul-31           $ 539,112.16         69.68                                      0.250
8741893            360          1-Jul-31           $ 337,009.91         75.00                                      0.250
8742234            360          1-Jul-31           $ 399,836.58         79.94                                      0.250
8742299            360          1-Jul-31           $ 511,078.69         80.00                                      0.250
8742575            360          1-Aug-31           $ 519,623.64         77.04                                      0.250
8742824            360          1-Jul-31           $ 374,427.56         43.10                                      0.250
8743068            360          1-Aug-31           $ 456,634.55         63.38                                      0.250
8743137            360          1-Aug-31           $ 999,200.31         43.48                                      0.250
8743273            360          1-Jul-31           $ 964,492.05         65.00                                      0.250
8743426            360          1-Jul-31           $ 439,317.24         80.00                                      0.250
8743740            360          1-Jul-31           $ 648,904.71         59.84                                      0.250
8743776            360          1-Jul-31           $ 464,272.32         78.15                                      0.250
8743853            360          1-Jul-31           $ 364,997.06         53.43                                      0.250
8744014            360          1-Aug-31           $ 433,178.29         85.00                        06            0.250
8744311            360          1-Jul-31           $ 287,491.91         89.97                        01            0.250
8744539            360          1-Jul-31           $ 499,255.54         80.00                                      0.250
8744548            360          1-Jul-31           $ 349,465.72         72.92                                      0.250
8744761            360          1-Jul-31           $ 447,263.40         67.72                                      0.250
8745183            360          1-Jul-31           $ 649,007.76         40.63                                      0.250
8745207            360          1-Jul-31           $ 355,043.52         80.00                                      0.250
8745243            360          1-Jul-31           $ 399,339.26         80.00                                      0.250
8745441            360          1-Jul-31           $ 311,523.72         80.00                                      0.250
8745528            360          1-Aug-31           $ 364,729.12         75.26                                      0.250
8746324            360          1-Aug-31           $ 704,476.79         67.14                                      0.250
8746409            360          1-Jul-31           $ 648,982.80         57.40                                      0.250
8746498            360          1-Jul-31           $ 649,032.21         68.78                                      0.250
8746888            360          1-Aug-31           $ 439,681.54         53.33                                      0.250
8747207            360          1-Jun-31           $ 673,525.02         73.77                                      0.250
8747267            360          1-Aug-31           $ 319,756.51         80.00                                      0.250
8747276            360          1-Jul-31           $ 407,377.19         80.00                                      0.250
8747998            360          1-Jul-31           $ 317,526.53         66.25                                      0.250
8748011            360          1-Jul-31           $ 782,832.68         68.17                                      0.250
8748860            360          1-Aug-31           $ 447,659.11         80.00                                      0.250
8749014            360          1-Aug-31           $ 419,664.13         80.00                                      0.250
8749312            360          1-Jul-31           $ 490,268.94         73.83                                      0.250
8749330            360          1-Jul-31           $ 294,738.05         80.00                                      0.250
8749636            360          1-Jul-31           $ 331,493.20         80.00                                      0.250
8750022            360          1-Aug-31           $ 424,668.46         67.46                                      0.250
8750158            360          1-Jul-31           $ 756,813.79         65.91                                      0.250
8750728            360          1-Jul-31           $ 332,424.81         71.61                                      0.250
8750750            360          1-Jul-31           $ 347,868.17         79.99                                      0.250
8751139            360          1-Jul-31           $ 542,670.34         76.01                                      0.250
8751253            360          1-Aug-31           $ 395,706.11         80.00                                      0.250
8751507            360          1-Jul-31           $ 369,462.70         79.57                                      0.250
8751509            360          1-Jul-31           $ 379,434.20         80.00                                      0.250
8751782            360          1-Jul-31           $ 363,009.93         79.13                                      0.250
8751970            360          1-Jul-31           $ 584,171.56         65.00                                      0.250
8752129            360          1-Aug-31           $ 526,618.58         72.69                                      0.250
8752165            360          1-Jul-31           $ 449,313.06         64.29                                      0.250
8752465            360          1-Jul-31           $ 399,404.42         76.19                                      0.250
8752746            360          1-Aug-31           $ 374,928.44         80.00                                      0.250
8752905            360          1-Jul-31           $ 449,260.13         57.32                                      0.250
8753108            360          1-Jul-31           $ 331,493.20         80.00                                      0.250
8753145            360          1-Jul-31           $ 319,523.54         80.00                                      0.250
8753305            360          1-Jul-31           $ 329,107.40         78.95                                      0.250
8753988            360          1-Jul-31           $ 341,091.38         80.00                                      0.250
8754007            360          1-Jul-31           $ 343,434.41         80.00                                      0.250
8754015            240          1-Aug-21           $ 304,432.06         35.47                                      0.250
8754193            360          1-Jul-31           $ 407,294.61         80.00                                      0.250
8754205            360          1-Jul-31           $ 566,633.71         69.99                                      0.250
8754305            360          1-Jul-31           $ 412,936.54         80.00                                      0.250
8754306            360          1-Jul-31           $ 926,048.54         70.00                                      0.250
8754613            360          1-Aug-31           $ 482,223.53         80.00                                      0.250
8754663            360          1-Jul-31           $ 540,214.40         59.13                                      0.250
8755048            360          1-Jul-31           $ 449,329.97         49.72                                      0.250
8755318            360          1-Jul-31           $ 370,683.28         75.00                                      0.250
8755446            360          1-Jul-31           $ 349,478.88         42.42                                      0.250
8755501            360          1-Jul-31           $ 279,641.67         84.85                        33            0.250
8755943            360          1-Jul-31           $ 649,007.76         43.33                                      0.250
8756002            360          1-Jul-31           $ 450,303.88         44.66                                      0.250
8756569            360          1-Jul-31           $ 453,898.40         70.00                                      0.250
8756706            360          1-Aug-31           $ 372,862.94         80.00                                      0.250
8756753            360          1-Jul-31           $ 428,345.12         73.97                                      0.250
8756909            360          1-Jul-31           $ 648,957.33         47.27                                      0.250
8756913            360          1-Jul-31           $ 312,908.31         70.00                                      0.250
8757433            360          1-Jul-31           $ 319,431.63         80.00                                      0.250
8757590            360          1-Jul-31           $ 311,523.72         80.00                                      0.250
8757778            360          1-Aug-31           $ 559,573.89         80.00                                      0.250
8757886            360          1-Jul-31           $ 998,473.49         66.63                                      0.250
8758099            360          1-Jul-31           $ 544,103.93         64.12                                      0.250
8758223            360          1-Jul-31           $ 370,543.50         80.00                                      0.250
8758824            360          1-Jul-31           $ 317,435.02         94.93                        01            0.250
8758870            360          1-Jul-31           $ 559,145.16         59.89                                      0.250
8759216            360          1-Jul-31           $ 639,726.07         55.97                                      0.250
8759358            360          1-Aug-31           $ 362,943.66         80.00                                      0.250
8759379            360          1-Aug-31           $ 381,209.71         80.00                                      0.250
8759447            360          1-Jul-31           $ 424,351.23         44.74                                      0.250
8759475            360          1-Jul-31           $ 325,739.45         75.00                                      0.250
8759515            360          1-Jul-31           $ 419,358.86         73.04                                      0.250
8760030            360          1-Aug-31           $ 468,421.70         69.35                                      0.250
8761344            360          1-Jul-31           $ 381,416.87         79.58                                      0.250
8761448            360          1-Jul-31           $ 798,838.28         80.00                                      0.250
8761907            360          1-Jul-31           $ 304,534.41         75.68                                      0.250
8762123            360          1-Jul-31           $ 798,808.85         60.38                                      0.250
8762397            360          1-Jul-31           $ 524,157.84         61.12                                      0.250
8762410            360          1-Aug-31           $ 694,521.71         63.18                                      0.250
8762464            360          1-Aug-31           $ 364,735.82         53.13                                      0.250
8762683            360          1-Jul-31           $ 406,562.78         80.00                                      0.250
8762725            360          1-Aug-31           $ 344,750.30         71.13                                      0.250
8762737            360          1-Aug-31           $ 559,563.14         80.00                                      0.250
8763536            360          1-Jul-31           $ 633,596.36         66.84                                      0.250
8764005            360          1-Jul-31           $ 437,194.87         68.62                                      0.250
8764008            360          1-Aug-31           $ 409,695.72         54.67                                      0.250
8764023            360          1-Aug-31           $ 574,528.68         55.83                                      0.250
8764206            360          1-Aug-31           $ 338,714.67         80.00                                      0.250
8764278            360          1-Aug-31           $ 549,611.81         64.71                                      0.250
8764392            360          1-Aug-31           $ 559,145.16         78.87                                      0.250
8764525            360          1-Jul-31           $ 294,514.97         79.30                                      0.250
8764738            360          1-Jul-31           $ 375,825.42         80.00                                      0.250
8764933            360          1-Jul-31           $ 461,778.49         54.79                                      0.250
8765082            360          1-Jul-31           $ 355,719.57         73.45                                      0.250
8765222            360          1-Aug-31           $ 579,569.56         50.00                                      0.250
8765440            360          1-Aug-31           $ 364,729.12         66.36                                      0.250
8765605            360          1-Jul-31           $ 374,583.12         80.00                                      0.250
8765740            360          1-Jul-31           $ 291,586.49         80.00                                      0.250
8765764            360          1-Jul-31           $ 348,457.25         72.71                                      0.250
8765900            360          1-Jul-31           $ 343,887.22         80.00                                      0.250
8766025            360          1-Jul-31           $ 375,440.16         80.00                                      0.250
8766418            360          1-Aug-31           $ 649,505.40         54.17                                      0.250
8766611            360          1-Aug-31           $ 278,803.08         93.31                        01            0.250
8766844            360          1-Aug-31           $ 523,601.28         80.00                                      0.250
8766934            360          1-Jul-31           $ 481,264.23         80.00                                      0.250
8766955            360          1-Jul-31           $ 649,079.51         79.75                                      0.250
8766998            360          1-Jul-31           $ 439,328.34         80.00                                      0.250
8767061            360          1-Jul-31           $ 385,141.19         80.00                                      0.250
8767761            360          1-Jul-31           $ 349,465.72         79.55                                      0.250
8767775            360          1-Aug-31           $ 680,141.30         68.44                                      0.250
8768126            360          1-Jul-31           $ 284,586.15         95.00                        01            0.250
8768130            360          1-Jul-31           $ 292,145.35         80.00                                      0.250
8768142            360          1-Jul-31           $ 387,407.71         80.00                                      0.250
8768205            360          1-Jul-31           $ 513,234.70         80.00                                      0.250
8768233            360          1-Jul-31           $ 389,404.66         79.59                                      0.250
8768497            360          1-Jul-31           $ 349,396.58         70.00                                      0.250
8768646            360          1-Jul-31           $ 319,523.54         80.00                                      0.250
8769025            360          1-Aug-31           $ 432,578.73         74.64                                      0.250
8769380            360          1-Jul-31           $ 698,931.43         40.58                                      0.250
8769716            360          1-Jul-31           $ 439,328.34         69.29                                      0.250
8769725            360          1-Jul-31           $ 408,658.57         70.00                                      0.250
8769884            360          1-Jul-31           $ 424,351.23         64.37                                      0.250
8770013            240          1-Aug-21           $ 188,658.68         47.25                                      0.250
8770104            360          1-Jul-31           $ 495,703.56         66.20                                      0.250
8770614            360          1-Aug-31           $ 449,674.31         52.94                                      0.250
8771025            360          1-Aug-31           $ 405,572.39         90.00                        01            0.250
8771245            240          1-Jul-21           $ 323,591.29         75.00                                      0.250
8771400            360          1-Jul-31           $ 369,420.99         56.92                                      0.250
8771747            360          1-Jul-31           $ 351,475.89         80.00                                      0.250
8771808            360          1-Jul-31           $ 615,002.94         64.83                                      0.250
8771950            360          1-Jul-31           $ 998,473.49         80.00                                      0.250
8771994            360          1-Jul-31           $ 539,594.79         80.00                                      0.250
8772616            360          1-Aug-31           $ 359,732.83         80.00                                      0.250
8772663            360          1-Jul-31           $ 649,079.51         56.52                                      0.250
8772779            360          1-Jul-31           $ 768,909.59         70.00                                      0.250
8773281            360          1-Jul-31           $ 511,198.77         80.00                                      0.250
8773326            360          1-Jul-31           $ 898,693.08         56.25                                      0.250
8773395            360          1-Aug-31           $ 999,239.08         53.33                                      0.250
8773693            360          1-Jul-31           $ 299,542.04         69.77                                      0.250
8773710            360          1-Jul-31           $ 445,751.35         80.00                                      0.250
8774075            360          1-Jul-31           $ 998,395.87         57.97                                      0.250
8774083            360          1-Jul-31           $ 638,105.72         70.00                                      0.250
8774097            360          1-Jul-31           $ 382,857.93         80.00                                      0.250
8774368            360          1-Jul-31           $ 478,230.82         70.00                                      0.250
8774666            360          1-Jul-31           $ 296,465.04         95.00                        06            0.250
8774738            360          1-Jul-31           $ 334,501.21         77.01                                      0.250
8774751            240          1-Jul-21           $ 293,806.90         70.25                                      0.250
8775169            360          1-Jul-31           $ 499,217.55         61.15                                      0.250
8775790            360          1-Jul-31           $ 599,061.05         37.81                                      0.250
8776126            360          1-Jul-31           $ 439,810.65         77.42                                      0.250
8776381            360          1-Aug-31           $ 397,673.77         69.95                                      0.250
8776430            360          1-Aug-31           $ 399,695.63         73.39                                      0.250
8776649            360          1-Aug-31           $ 949,258.91         41.76                                      0.250
8776683            360          1-Jul-31           $ 318,281.63         74.99                                      0.250
8776765            360          1-Jul-31           $ 387,906.96         68.16                                      0.250
8776917            360          1-Jul-31           $ 540,432.58         75.00                                      0.250
8777121            360          1-Aug-31           $ 324,726.96         56.45                                      0.250
8777137            360          1-Jul-31           $ 411,386.57         80.00                                      0.250
8777145            360          1-Jul-31           $ 309,538.44         57.41                                      0.250
8777272            360          1-Aug-31           $ 433,685.89         80.00                                      0.250
8777498            360          1-Jul-31           $ 529,249.46         64.63                                      0.250
8777506            360          1-Jul-31           $ 440,934.49         80.00                                      0.250
8777813            360          1-Aug-31           $ 393,292.95         80.00                                      0.250
8778006            360          1-Aug-31           $ 374,100.60         80.00                                      0.250
8778075            360          1-Jul-31           $ 364,495.97         66.36                                      0.250
8778097            360          1-Jul-31           $ 313,992.86         79.33                                      0.250
8778261            360          1-Jul-31           $ 738,841.98         62.18                                      0.250
8778340            360          1-Aug-31           $ 559,563.14         80.00                                      0.250
8778530            360          1-Aug-31           $ 398,846.28         79.99                                      0.250
8778548            360          1-Jul-31           $ 464,307.64         61.59                                      0.250
8778641            360          1-Jul-31           $ 621,840.11         62.27                                      0.250
8778945            360          1-Jul-31           $ 384,412.30         64.17                                      0.250
8778968            360          1-Jul-31           $ 511,237.67         80.00                                      0.250
8779153            360          1-Jul-31           $ 369,820.36         80.00                                      0.250
8779325            360          1-Jul-31           $ 467,267.61         46.80                                      0.250
8779359            360          1-Jul-31           $ 380,903.00         53.73                                      0.250
8779940            360          1-Aug-31           $ 327,768.50         80.00                                      0.250
8780143            360          1-Jul-31           $ 370,669.03         75.00                                      0.250
8780898            360          1-Aug-31           $ 318,257.65         79.23                                      0.250
8781207            360          1-Aug-31           $ 407,007.50         80.00                                      0.250
8781305            360          1-Aug-31           $ 402,693.35         67.17                                      0.250
8781316            360          1-Aug-31           $ 465,654.16         66.10                                      0.250
8781752            360          1-Jul-31           $ 331,480.44         80.00                                      0.250
8782122            360          1-Jul-31           $ 486,792.09         75.00                                      0.250
8782421            360          1-Aug-31           $ 449,666.03         77.72                                      0.250
8782516            360          1-Jul-31           $ 354,484.49         68.93                                      0.250
8782561            360          1-Jul-31           $ 523,170.26         74.38                                      0.250
8782851            360          1-Aug-31           $ 331,753.61         80.00                                      0.250
8783452            360          1-Aug-31           $ 336,518.25         75.00                                      0.250
8783507            360          1-Jul-31           $ 303,634.78         80.00                                      0.250
8783679            360          1-Aug-31           $ 498,610.73         57.09                                      0.250
8784017            360          1-Aug-31           $ 338,782.02         80.00                                      0.250
8784294            360          1-Jul-31           $ 329,483.58         73.33                                      0.250
8784361            360          1-Jul-31           $ 349,424.54         70.00                                      0.250
8784392            360          1-Aug-31           $ 341,346.48         80.00                                      0.250
8784429            360          1-Jul-31           $ 499,255.54         57.14                                      0.250
8784529            360          1-Aug-31           $ 599,554.71         60.00                                      0.250
8784570            360          1-Jul-31           $ 449,184.18         63.38                                      0.250
8784635            360          1-Aug-31           $ 338,940.05         60.89                                      0.250
8784907            360          1-Aug-31           $ 427,674.33         60.03                                      0.250
8785003            360          1-Jul-31           $ 533,164.34         55.05                                      0.250
8785127            360          1-Jul-31           $ 431,356.78         72.00                                      0.250
8785399            360          1-Aug-31           $ 334,757.54         67.27                                      0.250
8785435            360          1-Aug-31           $ 330,725.04         74.67                                      0.250
8785444            360          1-Aug-31           $ 811,881.75         65.00                                      0.250
8785712            360          1-Aug-31           $ 358,227.21         68.94                                      0.250
8785839            360          1-Jul-31           $ 313,673.43         80.00                                      0.250
8786050            360          1-Jul-31           $ 648,931.29         40.63                                      0.250
8786343            360          1-Aug-31           $ 316,939.99         72.09                                      0.250
8786627            360          1-Aug-31           $ 299,803.75         89.55                        06            0.250
8786936            360          1-Aug-31           $ 374,565.47         60.88                                      0.250
8787314            360          1-Aug-31           $ 649,492.93         54.21                                      0.250
8787747            360          1-Jul-31           $ 695,892.49         70.00                                      0.250
8787840            360          1-Jul-31           $ 359,477.22         80.00                                      0.250
8787893            360          1-Aug-31           $ 319,256.88         90.00                        01            0.250
8787950            360          1-Aug-31           $ 499,609.95         62.97                                      0.250
8788183            360          1-Jul-31           $ 351,475.89         80.00                                      0.250
8788667            360          1-Aug-31           $ 326,938.34         80.00                                      0.250
8788831            360          1-Jul-31           $ 648,957.33         65.00                                      0.250
8788928            360          1-Jul-31           $ 295,109.95         69.54                                      0.250
8789058            360          1-Jul-31           $ 439,635.94         80.00                                      0.250
8789254            360          1-Sep-31           $ 430,500.00         41.80                                      0.250
8789597            360          1-Jul-31           $ 335,487.09         80.00                                      0.250
8789790            360          1-Jul-31           $ 444,369.83         65.44                                      0.250
8790035            360          1-Jul-31           $ 386,334.05         79.32                                      0.250
8790157            360          1-Jul-31           $ 682,802.95         70.00                                      0.250
8790609            360          1-Jul-31           $ 329,457.42         76.74                                      0.250
8790707            360          1-Jul-31           $ 359,436.64         34.09                                      0.250
8790948            360          1-Aug-31           $ 349,746.68         76.09                                      0.250
8791169            360          1-Jul-31           $ 310,820.19         75.00                                      0.250
8791226            360          1-Jul-31           $ 357,439.77         66.54                                      0.250
8791254            360          1-Aug-31           $ 482,659.10         76.06                                      0.250
8791273            360          1-Aug-31           $ 279,797.35         74.67                                      0.250
8791424            360          1-Jul-31           $ 309,526.79         68.64                                      0.250
8791521            360          1-Aug-31           $ 399,672.12         59.70                                      0.250
8791895            360          1-Jul-31           $ 599,128.72         80.00                                      0.250
8792175            360          1-Aug-31           $ 393,465.01         75.00                                      0.250
8792470            360          1-Jul-31           $ 411,885.82         75.00                                      0.250
8792507            360          1-Jul-31           $ 369,435.19         75.51                                      0.250
8792628            360          1-Jul-31           $ 339,286.24         74.73                                      0.250
8792713            360          1-Jul-31           $ 697,572.57         65.00                                      0.250
8792717            360          1-Jul-31           $ 331,517.88         80.00                                      0.250
8792789            360          1-Jul-31           $ 363,891.67         80.00                                      0.250
8792979            360          1-Jul-31           $ 453,234.89         80.00                                      0.250
8793209            360          1-Jul-31           $ 314,363.93         76.09                                      0.250
8793335            360          1-Aug-31           $ 374,115.11         80.00                                      0.250
8793577            300          1-Jul-26           $ 498,786.17         61.20                                      0.250
8793625            360          1-Jul-31           $ 363,151.93         74.92                                      0.250
8793627            360          1-Aug-31           $ 336,743.57         79.29                                      0.250
8793890            360          1-Aug-31           $ 309,370.23         80.00                                      0.250
8793990            360          1-Aug-31           $ 331,747.38         80.00                                      0.250
8794079            360          1-Jul-31           $ 342,676.09         80.00                                      0.250
8794135            360          1-Jul-31           $ 344,463.83         79.13                                      0.250
8794167            360          1-Aug-31           $ 352,731.40         90.98                        01            0.250
8794217            360          1-Aug-31           $ 290,173.46         80.00                                      0.250
8794259            360          1-Jul-31           $ 380,041.39         80.00                                      0.250
8794322            360          1-Jul-31           $ 649,032.21         74.29                                      0.250
8794651            360          1-Aug-31           $ 515,617.05         80.00                                      0.250
8794917            360          1-Aug-31           $ 549,570.95         78.35                                      0.250
8795039            360          1-Aug-31           $ 352,238.40         75.00                                      0.250
8795117            360          1-Aug-31           $ 635,865.79         65.00                                      0.250
8795317            360          1-Jul-31           $ 324,491.41         79.27                                      0.250
8795332            360          1-Jul-31           $ 499,255.54         80.00                                      0.250
8795515            360          1-Jul-31           $ 848,734.42         34.00                                      0.250
8795685            360          1-Jul-31           $ 798,684.67         55.75                                      0.250
8795962            360          1-Aug-31           $ 355,729.12         69.80                                      0.250
8796079            360          1-Jul-31           $ 454,287.97         53.85                                      0.250
8796207            360          1-Aug-31           $ 312,555.98         80.00                                      0.250
8796596            360          1-Jul-31           $ 287,560.37         86.00                        13            0.250
8796704            360          1-Aug-31           $ 503,116.88         61.03                                      0.250
8796705            360          1-Aug-31           $ 389,724.74         63.93                                      0.250
8796945            360          1-Jul-31           $ 995,775.69         65.00                                      0.250
8797174            360          1-Aug-31           $ 603,528.83         67.11                                      0.250
8797237            360          1-Aug-31           $ 449,666.03         75.00                                      0.250
8797592            360          1-Aug-31           $ 589,551.06         69.82                                      0.250
8797810            360          1-Aug-31           $ 627,533.93         80.00                                      0.250
8797916            360          1-Aug-31           $ 364,729.12         65.77                                      0.250
8798006            360          1-Aug-31           $ 348,064.46         63.11                                      0.250
8798098            360          1-Aug-31           $ 391,695.20         80.00                                      0.250
8798162            360          1-Jul-31           $ 369,406.48         51.75                                      0.250
8798174            360          1-Aug-31           $ 344,638.26         69.00                                      0.250
8798192            360          1-Aug-31           $ 395,706.11         76.01                                      0.250
8798221            360          1-Aug-31           $ 999,257.85         40.15                                      0.250
8798306            360          1-Aug-31           $ 379,717.98         80.00                                      0.250
8798356            360          1-Aug-31           $ 439,673.46         77.19                                      0.250
8798360            360          1-Jul-31           $ 648,957.33         40.63                                      0.250
8798392            360          1-Aug-31           $ 283,767.21         80.00                                      0.250
8798443            360          1-Jul-31           $ 371,417.85         80.00                                      0.250
8799414            360          1-Aug-31           $ 284,788.49         74.03                                      0.250
8799467            360          1-Aug-31           $ 453,263.36         80.00                                      0.250
8799820            360          1-Jul-31           $ 507,224.53         80.00                                      0.250
8799912            360          1-Aug-31           $ 999,239.08         66.67                                      0.250
8800595            360          1-Jul-31           $ 407,345.52         80.00                                      0.250
8800643            360          1-Jul-31           $ 435,040.09         74.67                                      0.250
8800806            360          1-Jul-31           $ 435,270.94         80.00                                      0.250
8800845            360          1-Aug-31           $ 351,542.56         80.00                                      0.250
8801317            360          1-Jul-31           $ 335,248.16         80.00                                      0.250
8801890            360          1-Aug-31           $ 316,758.79         68.17                                      0.250
8802010            360          1-Aug-31           $ 579,180.51         79.99                                      0.250
8802106            360          1-Aug-31           $ 349,752.98         66.67                                      0.250
8802195            360          1-Aug-31           $ 334,962.78         80.00                                      0.250
8802347            360          1-Aug-31           $ 604,528.04         50.84                                      0.250
8802764            360          1-Aug-31           $ 419,680.41         80.00                                      0.250
8802824            360          1-Jul-31           $ 318,700.48         80.00                                      0.250
8803716            360          1-Aug-31           $ 302,524.04         80.00                                      0.250
8804140            360          1-Jul-31           $ 283,098.53         90.00                        33            0.250
8804365            360          1-Jul-31           $ 530,688.65         71.82                                      0.250
8804690            360          1-Jul-31           $ 502,450.77         80.00                                      0.250
8804740            360          1-Jul-31           $ 304,933.81         68.48                                      0.250
8804868            360          1-Aug-31           $ 499,628.93         40.00                                      0.250
8805092            360          1-Jul-31           $ 503,169.70         80.00                                      0.250
8805110            360          1-Aug-31           $ 599,554.71         69.77                                      0.250
8805237            360          1-Aug-31           $ 329,729.50         80.00                                      0.250
8805344            360          1-Jul-31           $ 524,237.62         70.00                                      0.250
8807303            360          1-Jul-31           $ 353,822.23         78.87                                      0.250
8807312            360          1-Jul-31           $ 367,465.61         80.00                                      0.250
8807743            360          1-Aug-31           $ 598,930.18         60.00                                      0.250
8807839            360          1-Aug-31           $ 310,757.39         79.95                                      0.250
8807948            360          1-Sep-31           $ 348,500.00         79.95                                      0.250
8807982            360          1-Aug-31           $ 468,025.43         67.40                                      0.250
8808179            360          1-Aug-31           $ 326,157.76         74.18                                      0.250
8808209            360          1-Jul-31           $ 343,381.80         80.00                                      0.250
8808233            360          1-Aug-31           $ 597,156.49         80.00                                      0.250
8808254            360          1-Aug-31           $ 366,924.89         75.00                                      0.250
8808310            360          1-Aug-31           $ 424,651.63         32.69                                      0.250
8808359            360          1-Jul-31           $ 309,857.96         80.00                                      0.250
8808680            360          1-Aug-31           $ 618,517.12         69.94                                      0.250
8808762            360          1-Aug-31           $ 999,180.30         58.82                                      0.250
8808773            360          1-Aug-31           $ 332,752.87         90.00                        01            0.250
8809276            360          1-Aug-31           $ 419,672.36         68.85                                      0.250
8809484            360          1-Aug-31           $ 452,362.96         75.45                                      0.250
8809611            360          1-Aug-31           $ 359,732.83         40.00                                      0.250
8809944            360          1-Aug-31           $ 299,741.71         60.12                                      0.250
8810504            360          1-Aug-31           $ 440,672.71         70.00                                      0.250
8811106            360          1-Aug-31           $ 527,598.24         80.00                                      0.250
8811700            360          1-Aug-31           $ 321,361.33         80.00                                      0.250
8812633            360          1-Aug-31           $ 287,540.00         44.24                                      0.250
8812779            360          1-Aug-31           $ 540,598.50         69.81                                      0.250
8812863            360          1-Jul-31           $ 515,192.51         80.00                                      0.250
8812924            360          1-Aug-31           $ 362,224.16         78.38                                      0.250
8813100            360          1-Sep-31           $ 650,000.00         69.15                                      0.250
8813650            360          1-Aug-31           $ 455,626.22         80.00                                      0.250
8813708            360          1-Jul-31           $ 349,452.27         28.57                                      0.250
8813717            360          1-Aug-31           $ 399,703.14         50.00                                      0.250
8813778            360          1-Aug-31           $ 383,685.24         80.00                                      0.250
8814011            360          1-Aug-31           $ 451,645.06         70.00                                      0.250
8814289            360          1-Aug-31           $ 359,726.07         80.00                                      0.250
8814351            360          1-Aug-31           $ 379,724.96         80.00                                      0.250
8814666            360          1-Aug-31           $ 378,554.47         79.51                                      0.250
8814861            360          1-Aug-31           $ 749,984.74         80.00                                      0.250
8814993            360          1-Jul-31           $ 998,355.82         63.49                                      0.250
8815018            360          1-Aug-31           $ 532,604.44         61.26                                      0.250
8815309            360          1-Aug-31           $ 377,726.42         70.00                                      0.250
8815463            360          1-Aug-31           $ 648,506.17         71.82                                      0.250
8815468            360          1-Aug-31           $ 284,662.50         48.72                                      0.250
8815751            360          1-Aug-31           $ 420,503.01         68.65                                      0.250
8815770            360          1-Aug-31           $ 309,745.89         66.52                                      0.250
8816420            360          1-Aug-31           $ 401,770.40         79.94                                      0.250
8816745            360          1-Aug-31           $ 312,375.28         80.00                                      0.250
8817024            360          1-Aug-31           $ 519,604.32         56.52                                      0.250
8817601            360          1-Aug-31           $ 351,732.15         80.00                                      0.250
8817682            360          1-Aug-31           $ 999,239.08         68.97                                      0.250
8817779            360          1-Aug-31           $ 344,743.96         69.70                                      0.250
8817916            360          1-Aug-31           $ 335,744.33         80.00                                      0.250
8817992            360          1-Aug-31           $ 899,315.17         69.23                                      0.250
8818017            360          1-Aug-31           $ 768,135.24         75.00                                      0.250
8818511            360          1-Aug-31           $ 326,025.48         75.00                                      0.250
8818558            360          1-Aug-31           $ 299,735.32         41.96                                      0.250
8818792            360          1-Aug-31           $ 298,508.12         70.00                                      0.250
8818842            360          1-Aug-31           $ 469,642.37         58.75                                      0.250
8819648            360          1-Aug-31           $ 303,085.93         90.00                        12            0.250
8819926            360          1-Aug-31           $ 567,034.41         69.69                                      0.250
8820588            360          1-Aug-31           $ 283,199.56         51.82                                      0.250
8820646            360          1-Aug-31           $ 644,371.43         66.14                                      0.250
8820663            360          1-Aug-31           $ 399,703.14         40.69                                      0.250
8820876            360          1-Aug-31           $ 554,545.07         79.40                                      0.250
8821111            360          1-Aug-31           $ 419,047.65         90.00                        12            0.250
8821310            360          1-Aug-31           $ 351,738.76         80.00                                      0.250
8821915            360          1-Aug-31           $ 399,680.13         58.82                                      0.250
8822214            360          1-Aug-31           $ 942,610.90         55.88                                      0.250
8822216            360          1-Aug-31           $ 457,633.75         80.00                                      0.250
8822935            360          1-Aug-31           $ 479,144.15         70.00                                      0.250
8823182            360          1-Aug-31           $ 401,709.05         58.26                                      0.250
8823806            360          1-Jul-31           $ 407,377.19         74.18                                      0.250
8823860            360          1-Aug-31           $ 479,643.77         74.42                                      0.250
8824169            360          1-Aug-31           $ 704,346.45         80.00                                      0.250
8824474            360          1-Sep-31           $ 333,600.00         80.00                                      0.250
8825517            360          1-Aug-31           $ 494,252.93         70.00                                      0.250
8825544            360          1-Aug-31           $ 873,709.26         70.00                                      0.250
8825883            240          1-Aug-21           $ 343,369.16         45.87                                      0.250
8825974            360          1-Aug-31           $ 299,760.09         79.79                                      0.250
8827026            360          1-Jul-31           $ 337,045.57         75.00                                      0.250
8827929            360          1-Aug-31           $ 364,629.20         53.50                                      0.250
8828534            360          1-Aug-31           $ 539,578.75         56.84                                      0.250
8828572            360          1-Aug-31           $ 329,895.72         80.00                                      0.250
8828655            360          1-Aug-31           $ 323,759.55         80.00                                      0.250
8829026            360          1-Sep-31           $ 285,000.00         67.86                                      0.250
8829195            360          1-Aug-31           $ 342,732.43         79.79                                      0.250
8829242            360          1-Aug-31           $ 276,923.12         80.00                                      0.250
8829615            360          1-Aug-31           $ 335,378.17         79.18                                      0.250
8829944            360          1-Aug-31           $ 299,777.36         75.00                                      0.250
8830059            360          1-Aug-31           $ 299,771.72         61.22                                      0.250
8830221            360          1-Aug-31           $ 826,811.56         70.00                                      0.250
8830842            360          1-Aug-31           $ 548,640.67         68.63                                      0.250
8830898            360          1-Aug-31           $ 367,653.72         80.00                                      0.250
8831423            360          1-Aug-31           $ 427,657.73         70.16                                      0.250
8831647            360          1-Sep-31           $ 292,500.00         90.00                        13            0.250
8831648            360          1-Aug-31           $ 398,096.85         80.00                                      0.250
8832300            360          1-Aug-31           $ 286,770.49         70.00                                      0.250
8832954            360          1-Aug-31           $ 573,563.23         67.53                                      0.250
8833202            360          1-Aug-31           $ 623,536.90         80.00                                      0.250
8833876            360          1-Sep-31           $ 567,000.00         63.00                                      0.250
8833901            360          1-Aug-31           $ 599,554.71         52.40                                      0.250
8834078            360          1-Aug-31           $ 327,744.13         80.00                                      0.250
8834722            360          1-Sep-31           $ 423,200.00         80.00                                      0.250
8835459            360          1-Aug-31           $ 389,672.36         66.10                                      0.250
8836048            360          1-Aug-31           $ 559,563.14         80.00                                      0.250
8836117            360          1-Aug-31           $ 909,123.91         54.31                                      0.250
8836873            360          1-Aug-31           $ 286,576.85         95.00                        01            0.250
8836915            360          1-Aug-31           $ 419,388.30         64.62                                      0.250
8838279            360          1-Aug-31           $ 899,262.28         52.94                                      0.250
8838432            360          1-Aug-31           $ 309,769.94         67.39                                      0.250
8838576            360          1-Aug-31           $ 315,747.30         80.00                                      0.250
8838699            360          1-Aug-31           $ 334,269.80         75.00                                      0.250
8838967            360          1-Aug-31           $ 321,367.24         80.00                                      0.250
8839168            360          1-Aug-31           $ 375,720.95         80.00                                      0.250
8839302            348          1-Aug-30           $ 354,720.25         54.62                                      0.250
8839903            360          1-Aug-31           $ 319,750.37         52.46                                      0.250
8840540            360          1-Sep-31           $ 375,000.00         71.84                                      0.250
8843556            360          1-Aug-31           $ 384,714.27         71.96                                      0.250
8843719            360          1-Aug-31           $ 499,600.16         69.93                                      0.250
8844245            360          1-Aug-31           $ 445,248.94         42.04                                      0.250
8845874            360          1-Sep-31           $ 532,000.00         80.00                                      0.250
8847695            360          1-Aug-31           $ 392,243.25         69.47                                      0.250
8847707            360          1-Aug-31           $ 526,655.27         57.28                                      0.250
8847720            360          1-Aug-31           $ 801,975.05         66.88                                      0.250
8848469            360          1-Sep-31           $ 595,000.00         79.33                                      0.250
8849878            360          1-Aug-31           $ 359,732.83         46.75                                      0.250
8850029            360          1-Aug-31           $ 355,735.80         79.49                                      0.250
8851589            360          1-Aug-31           $ 324,176.92         72.10                                      0.250
8852636            360          1-Aug-31           $ 328,005.83         76.69                                      0.250
8853117            360          1-Aug-31           $ 304,767.92         78.21                                      0.250
8853685            360          1-Aug-31           $ 352,724.63         69.35                                      0.250
8855638            360          1-Aug-31           $ 391,701.72         68.17                                      0.250
8858298            360          1-Aug-31           $ 296,962.34         80.00                                      0.250
8858947            360          1-Aug-31           $ 315,177.40         95.00                        11            0.250
8858968            360          1-Aug-31           $ 299,760.09         36.59                                      0.250
8859536            360          1-Aug-31           $ 421,262.85         80.00                                      0.250
8859676            360          1-Aug-31           $ 556,376.32         80.00                                      0.250
8860023            360          1-Sep-31           $ 400,000.00         41.67                                      0.250
8860438            360          1-Sep-31           $ 500,000.00         69.44                                      0.250
8860707            360          1-Aug-31           $ 330,354.65         78.17                                      0.250
8860804            360          1-Sep-31           $ 382,500.00         58.31                                      0.250
8860826            360          1-Sep-31           $ 328,800.00         55.73                                      0.250
8862284            360          1-Sep-31           $ 580,000.00         78.91                                      0.250
8862303            360          1-Aug-31           $ 529,576.17         75.44                                      0.250
8862624            360          1-Aug-31           $ 424,316.89         80.00                                      0.250
8863392            360          1-Sep-31           $ 304,500.00         79.30                                      0.250
8863712            360          1-Aug-31           $ 342,068.44         80.00                                      0.250
8865582            360          1-Aug-31           $ 402,243.34         70.00                                      0.250
8866384            360          1-Aug-31           $ 334,501.57         60.86                                      0.250
8867610            360          1-Aug-31           $ 418,981.90         80.00                                      0.250
8868365            360          1-Sep-31           $ 372,000.00         80.00                                      0.250
8870034            360          1-Sep-31           $ 490,000.00         78.72                                      0.250
8872283            360          1-Sep-31           $ 400,000.00         66.67                                      0.250
8873502            360          1-Sep-31           $ 395,000.00         68.70                                      0.250
8873542            360          1-Aug-31           $ 349,720.12         68.63                                      0.250
8873547            360          1-Aug-31           $ 339,728.11         80.00                                      0.250
8875327            360          1-Sep-31           $ 665,000.00         55.42                                      0.250
8902643            360          1-Sep-31           $ 910,000.00         65.00                                      0.250
9214498            360          1-Apr-31           $ 304,009.30         90.00                        01            0.250
9221922            360          1-Aug-31           $ 304,573.79         94.99                        06            0.250
9223555            360          1-Aug-31           $ 807,415.19         62.15                                      0.250
9227272            360          1-Sep-31           $ 355,000.00         72.90                                      0.250
9269198            360          1-Jun-31           $ 295,384.85         89.97                        13            0.250
9269511            360          1-Jun-31           $ 362,545.00         94.99                        01            0.250
9270221            360          1-Aug-31           $ 344,706.25         75.00                                      0.250
9270797            360          1-Sep-31           $ 292,500.00         75.00                                      0.250
9271616            360          1-Aug-31           $ 310,291.66         75.00                                      0.250
9271707            360          1-Aug-31           $ 399,717.68         72.07                                      0.250
9272514            360          1-Aug-31           $ 334,751.38         48.91                                      0.250
9273304            360          1-Aug-31           $ 412,685.74         49.76                                      0.250
9274097            360          1-Aug-31           $ 969,332.45         43.11                                      0.250
9274117            360          1-Aug-31           $ 353,350.43         80.00                                      0.250
9274139            360          1-Jul-31           $ 422,485.66         58.75                                      0.250
9275460            360          1-Aug-31           $ 374,714.65         78.13                                      0.250
9275837            360          1-Jul-31           $ 299,241.58         79.99                                      0.250
9276507            360          1-Aug-31           $ 442,187.68         75.00                                      0.250
9283322            360          1-Aug-31           $ 313,005.63         69.92                                      0.250
9284321            360          1-Aug-31           $ 309,248.09         94.99                        11            0.250
9284644            360          1-Jul-31           $ 388,435.11         79.88                                      0.250
9284766            360          1-Aug-31           $ 581,557.14         58.79                                      0.250
9284881            360          1-Aug-31           $ 449,741.09         72.58                                      0.250
9286530            360          1-May-31           $ 399,768.18         51.74                                      0.250
9286653            360          1-Sep-31           $ 330,000.00         75.00                                      0.250
9287785            360          1-Aug-31           $ 473,681.95         63.20                                      0.250
9287816            360          1-Aug-31           $ 401,330.53         80.00                                      0.250
9287878            360          1-Aug-31           $ 399,757.67         94.12                        12            0.250
9289475            360          1-Aug-31           $ 321,511.21         75.00                                      0.250
9290505            360          1-Aug-31           $ 354,749.44         78.89                                      0.250
9290679            360          1-Aug-31           $ 391,694.19         54.83                                      0.250
9290949            360          1-Aug-31           $ 294,786.48         78.67                                      0.250
9291557            360          1-Aug-31           $ 522,371.64         85.00                        01            0.250
9291738            360          1-Aug-31           $ 423,685.33         80.00                                      0.250
9292891            360          1-Aug-31           $ 329,722.76         48.53                                      0.250
9292967            360          1-Aug-31           $ 366,734.37         87.38                        06            0.250
9293837            360          1-Aug-31           $ 319,779.77         71.11                                      0.250
9294002            360          1-Aug-31           $ 333,508.43         75.00                                      0.250
9294496            360          1-Aug-31           $ 374,735.32         75.00                                      0.250
9295138            360          1-Aug-31           $ 505,892.69         75.00                                      0.250
9295396            360          1-Aug-31           $ 535,861.87         75.00                                      0.250
9295455            360          1-Aug-31           $ 546,611.81         14.67                                      0.250
9295581            360          1-Aug-31           $ 303,774.38         95.00                        01            0.250
9296044            360          1-Jul-31           $ 359,552.79         95.00                        12            0.250
9296122            360          1-Aug-31           $ 591,523.33         59.20                                      0.250
9296160            360          1-Aug-31           $ 348,477.94         75.00                                      0.250
9297951            360          1-Aug-31           $ 574,551.44         69.70                                      0.250
9300865            360          1-Aug-31           $ 332,758.98         66.60                                      0.250
9303131            360          1-Aug-31           $ 381,723.51         53.43                                      0.250
9305840            240          1-Jul-21           $ 161,390.07         70.43                                      0.250
9306830            360          1-Aug-31           $ 374,914.50         68.22                                      0.250
9308373            360          1-Aug-31           $ 489,662.79         70.00                                      0.250
9310136            360          1-Aug-31           $ 638,024.36         80.00                                      0.250
9312218            360          1-Jul-31           $ 459,332.00         83.64                        01            0.250
9325429            360          1-Sep-31           $ 345,000.00         75.00                                      0.250

(i)                       (xv)            (xvI)
-----                 -----------      -----------

MORTGAGE                 MASTER           FIXED
LOAN                    SERVICE         RETAINED
NUMBER                    FEE             YIELD
--------              -----------      -----------
4212939                  0.017            0.358
4213085                  0.017            0.483
4214353                  0.017            0.483
4214590                  0.017            0.358
4214601                  0.017            0.858
4214793                  0.017            0.608
4214908                  0.017            0.233
4214932                  0.017            0.483
4215023                  0.017            0.358
4215071                  0.017            0.733
4215241                  0.017            0.233
4215242                  0.017            0.733
4215566                  0.017            0.358
4215600                  0.017            0.608
4215727                  0.017            0.733
4215749                  0.017            0.483
4215812                  0.017            1.108
4215863                  0.017            0.483
4215865                  0.017            0.358
4215991                  0.017            0.358
4216132                  0.017            0.483
4216742                  0.017            0.233
4217174                  0.017            0.233
4217294                  0.017            0.000
4217408                  0.017            0.358
4218168                  0.017            0.358
4219181                  0.017            0.358
4219884                  0.017            0.858
4219899                  0.017            0.483
4219924                  0.017            0.608
4220010                  0.017            0.233
4220305                  0.017            0.608
4220680                  0.017            0.358
4221576                  0.017            0.108
4222308                  0.017            0.108
4222430                  0.017            0.608
4222700                  0.017            0.233
4222842                  0.017            0.233
4222963                  0.017            1.358
4222991                  0.017            0.108
4223503                  0.017            0.233
4223535                  0.017            0.608
4224045                  0.017            0.733
4224305                  0.017            0.000
4224352                  0.017            1.108
4224823                  0.017            0.608
4225856                  0.017            0.358
4226571                  0.017            0.108
4226941                  0.017            0.000
4237257                  0.017            0.483
4237287                  0.017            0.858
4237471                  0.017            0.733
4237490                  0.017            0.483
4237515                  0.017            0.000
4237609                  0.017            0.733
4237639                  0.017            0.108
4237658                  0.017            0.358
4237672                  0.017            0.233
4237679                  0.017            0.233
4237735                  0.017            0.983
4237773                  0.017            0.233
4237893                  0.017            0.233
4237976                  0.017            0.483
4238096                  0.017            0.358
4238109                  0.017            0.000
4238188                  0.017            0.108
4238208                  0.017            0.233
4238346                  0.017            0.000
4238367                  0.017            0.358
4238378                  0.017            0.358
4238460                  0.017            0.358
4238567                  0.017            0.108
4238702                  0.017            0.483
4238811                  0.017            0.358
4238839                  0.017            0.108
4238872                  0.017            0.358
4238888                  0.017            0.858
4238972                  0.017            0.233
4239286                  0.017            0.608
4239318                  0.017            0.483
4239379                  0.017            0.358
4239552                  0.017            0.608
4239616                  0.017            0.983
4239867                  0.017            0.000
4239940                  0.017            0.000
4240026                  0.017            0.358
4240079                  0.017            0.233
4240184                  0.017            0.358
4240254                  0.017            0.483
4240368                  0.017            0.233
4240422                  0.017            0.233
4240533                  0.017            0.358
4241006                  0.017            0.733
4241081                  0.017            0.608
4241131                  0.017            0.358
4241263                  0.017            0.358
4241481                  0.017            0.233
4241514                  0.017            1.233
4241653                  0.017            0.358
4241716                  0.017            0.233
4241768                  0.017            0.233
4241894                  0.017            0.000
4241959                  0.017            0.233
4241976                  0.017            1.233
4242169                  0.017            0.358
4242280                  0.017            0.483
4242306                  0.017            0.233
4242372                  0.017            0.733
4242373                  0.017            0.233
4242385                  0.017            0.358
4242404                  0.017            0.483
4242485                  0.017            0.108
4242488                  0.017            0.608
4242528                  0.017            0.608
4242601                  0.017            0.233
4242602                  0.017            0.858
4242629                  0.017            0.733
4242638                  0.017            0.483
4242671                  0.017            0.108
4242776                  0.017            0.233
4242785                  0.017            0.108
4242809                  0.017            0.358
4242839                  0.017            0.000
4242877                  0.017            0.483
4242896                  0.017            0.000
4242909                  0.017            0.233
4243020                  0.017            0.000
4243114                  0.017            0.483
4243217                  0.017            0.733
4243351                  0.017            0.000
4243377                  0.017            0.733
4243399                  0.017            0.483
4243429                  0.017            0.108
4243480                  0.017            0.733
4243553                  0.017            0.983
4243649                  0.017            0.108
4243679                  0.017            0.358
4243716                  0.017            0.000
4243780                  0.017            0.733
4243783                  0.017            0.358
4243801                  0.017            0.733
4243809                  0.017            0.733
4243822                  0.017            0.108
4243910                  0.017            0.858
4243959                  0.017            0.483
4244016                  0.017            0.483
4244043                  0.017            0.358
4244055                  0.017            0.358
4244088                  0.017            0.108
4244107                  0.017            0.358
4244112                  0.017            0.483
4244127                  0.017            0.483
4244132                  0.017            0.000
4244154                  0.017            0.733
4244191                  0.017            0.000
4244250                  0.017            0.233
4244291                  0.017            0.358
4244300                  0.017            0.483
4244311                  0.017            0.358
4244375                  0.017            0.358
4244437                  0.017            0.000
4244537                  0.017            0.358
4244559                  0.017            0.108
4244565                  0.017            0.358
4244586                  0.017            0.233
4244669                  0.017            0.483
4244734                  0.017            0.000
4244789                  0.017            0.233
4244841                  0.017            0.483
4244857                  0.017            0.000
4244996                  0.017            0.483
4245041                  0.017            0.358
4245087                  0.017            0.483
4245109                  0.017            0.233
4245136                  0.017            0.483
4245144                  0.017            0.608
4245193                  0.017            0.358
4245211                  0.017            0.358
4245244                  0.017            0.483
4245266                  0.017            1.358
4245310                  0.017            0.608
4245314                  0.017            0.108
4245365                  0.017            0.483
4245366                  0.017            0.358
4245781                  0.017            0.233
4245961                  0.017            0.233
4246053                  0.017            0.483
4246067                  0.017            0.233
4246297                  0.017            0.233
4246496                  0.017            0.608
4246522                  0.017            0.858
4246547                  0.017            0.358
4246618                  0.017            0.358
4246743                  0.017            0.983
4246878                  0.017            0.233
4246902                  0.017            0.858
4247077                  0.017            0.608
4247224                  0.017            0.483
4247254                  0.017            0.483
4247379                  0.017            0.233
4247437                  0.017            0.233
4247620                  0.017            0.233
4247892                  0.017            0.983
4247909                  0.017            0.733
4247962                  0.017            0.000
4247975                  0.017            0.483
4247982                  0.017            0.108
4248021                  0.017            0.608
4248022                  0.017            0.483
4248031                  0.017            0.358
4248358                  0.017            0.483
4248614                  0.017            0.000
4248628                  0.017            0.483
4248641                  0.017            0.000
4248651                  0.017            0.000
4248678                  0.017            0.108
4248691                  0.017            0.608
4248727                  0.017            0.358
4248781                  0.017            0.483
4248888                  0.017            0.233
4248906                  0.017            0.358
4249154                  0.017            0.358
4249171                  0.017            0.233
4249234                  0.017            0.233
4249315                  0.017            0.233
4249341                  0.017            0.108
4249380                  0.017            0.733
4249435                  0.017            0.233
4249455                  0.017            0.233
4249513                  0.017            0.608
4249673                  0.017            0.000
4249708                  0.017            0.608
4249742                  0.017            0.733
4249905                  0.017            0.608
4249924                  0.017            0.000
4250047                  0.017            0.608
4250054                  0.017            0.358
4250061                  0.017            0.483
4250063                  0.017            0.000
4250077                  0.017            0.358
4250127                  0.017            0.608
4250146                  0.017            0.233
4250183                  0.017            0.108
4250261                  0.017            0.000
4250344                  0.017            0.608
4250399                  0.017            0.233
4250419                  0.017            0.858
4250431                  0.017            0.358
4250500                  0.017            0.233
4250503                  0.017            0.483
4250516                  0.017            0.733
4250670                  0.017            0.733
4250797                  0.017            0.358
4250811                  0.017            0.733
4250829                  0.017            0.233
4250855                  0.017            1.483
4250861                  0.017            0.608
4250878                  0.017            0.000
4250899                  0.017            0.483
4250901                  0.017            0.000
4250912                  0.017            0.483
4250921                  0.017            0.483
4250995                  0.017            0.000
4251003                  0.017            0.358
4251029                  0.017            0.733
4251035                  0.017            0.233
4251185                  0.017            0.483
4251227                  0.017            0.358
4251264                  0.017            0.000
4251273                  0.017            0.233
4251290                  0.017            0.233
4251301                  0.017            0.358
4251350                  0.017            0.233
4251355                  0.017            0.483
4251410                  0.017            0.000
4251428                  0.017            0.000
4251446                  0.017            0.483
4251524                  0.017            0.733
4251531                  0.017            0.233
4251536                  0.017            0.000
4251543                  0.017            0.000
4251618                  0.017            1.108
4251693                  0.017            0.358
4251706                  0.017            0.000
4251769                  0.017            0.000
4251833                  0.017            0.108
4251888                  0.017            0.108
4251890                  0.017            0.358
4251935                  0.017            0.608
4251995                  0.017            0.233
4252042                  0.017            0.483
4252148                  0.017            0.358
4252175                  0.017            0.233
4252189                  0.017            0.483
4252223                  0.017            0.000
4252285                  0.017            0.608
4252349                  0.017            0.733
4252452                  0.017            0.108
4252470                  0.017            0.358
4252501                  0.017            0.358
4252572                  0.017            0.608
4252586                  0.017            0.483
4252621                  0.017            0.233
4252648                  0.017            0.358
4252726                  0.017            0.000
4252738                  0.017            0.483
4252777                  0.017            0.000
4252800                  0.017            0.858
4252833                  0.017            0.483
4252836                  0.017            0.000
4252903                  0.017            0.233
4252905                  0.017            0.608
4252933                  0.017            0.733
4252936                  0.017            0.108
4252991                  0.017            0.733
4253032                  0.017            0.000
4253042                  0.017            0.108
4253062                  0.017            0.233
4253103                  0.017            0.108
4253109                  0.017            0.233
4253119                  0.017            0.858
4253130                  0.017            0.483
4253137                  0.017            0.358
4253174                  0.017            0.233
4253188                  0.017            0.233
4253195                  0.017            0.000
4253200                  0.017            0.108
4253326                  0.017            0.000
4253350                  0.017            0.233
4253432                  0.017            0.608
4253458                  0.017            0.608
4253483                  0.017            0.233
4253487                  0.017            0.483
4253594                  0.017            0.358
4253672                  0.017            0.233
4253701                  0.017            0.483
4253799                  0.017            0.000
4253858                  0.017            0.608
4253885                  0.017            0.233
4253921                  0.017            0.608
4253947                  0.017            0.733
4254094                  0.017            0.608
4254144                  0.017            0.000
4254148                  0.017            0.358
4254169                  0.017            0.358
4254294                  0.017            0.108
4254321                  0.017            0.483
4254346                  0.017            0.233
4254398                  0.017            0.233
4254524                  0.017            0.233
4254565                  0.017            0.108
4254699                  0.017            0.358
4254725                  0.017            0.000
4254753                  0.017            0.483
4254845                  0.017            0.358
4254933                  0.017            0.233
4255021                  0.017            0.000
4255032                  0.017            0.358
4255047                  0.017            0.358
4255096                  0.017            0.233
4255195                  0.017            0.000
4255293                  0.017            0.733
4255331                  0.017            0.233
4255358                  0.017            0.483
4255368                  0.017            0.000
4255424                  0.017            0.233
4255427                  0.017            0.483
4255437                  0.017            0.358
4255499                  0.017            0.608
4255541                  0.017            0.483
4255655                  0.017            0.358
4255702                  0.017            0.233
4255722                  0.017            0.858
4255798                  0.017            0.000
4255925                  0.017            0.108
4255961                  0.017            0.000
4255970                  0.017            0.000
4256001                  0.017            0.483
4256034                  0.017            0.733
4256047                  0.017            0.358
4256060                  0.017            0.608
4256081                  0.017            0.483
4256089                  0.017            0.108
4256123                  0.017            0.483
4256154                  0.017            0.733
4256165                  0.017            0.108
4256187                  0.017            0.233
4256203                  0.017            0.000
4256224                  0.017            0.000
4256233                  0.017            0.108
4256245                  0.017            0.358
4256248                  0.017            0.108
4256260                  0.017            0.358
4256414                  0.017            0.000
4256435                  0.017            0.108
4256579                  0.017            0.358
4256612                  0.017            0.358
4256644                  0.017            0.483
4256650                  0.017            0.000
4256664                  0.017            0.858
4256668                  0.017            0.233
4256725                  0.017            0.608
4256726                  0.017            0.108
4256752                  0.017            0.733
4256759                  0.017            0.233
4256833                  0.017            0.358
4256854                  0.017            0.608
4256901                  0.017            0.608
4256933                  0.017            0.733
4256938                  0.017            0.233
4256976                  0.017            0.233
4256984                  0.017            0.233
4257023                  0.017            0.358
4257050                  0.017            0.233
4257099                  0.017            0.483
4257114                  0.017            0.608
4257169                  0.017            0.733
4257172                  0.017            0.608
4257202                  0.017            0.233
4257229                  0.017            0.608
4257244                  0.017            0.858
4257247                  0.017            0.358
4257258                  0.017            0.358
4257263                  0.017            0.358
4257268                  0.017            0.000
4257273                  0.017            0.858
4257322                  0.017            0.733
4257336                  0.017            0.000
4257360                  0.017            0.733
4257371                  0.017            0.233
4257398                  0.017            0.608
4257407                  0.017            0.733
4257435                  0.017            0.358
4257444                  0.017            0.733
4257464                  0.017            0.358
4257472                  0.017            0.483
4257524                  0.017            0.358
4257539                  0.017            0.358
4257582                  0.017            0.233
4257586                  0.017            0.233
4257597                  0.017            0.000
4257617                  0.017            0.108
4257712                  0.017            0.233
4257757                  0.017            0.108
4257765                  0.017            0.358
4257906                  0.017            0.000
4257925                  0.017            0.233
4257940                  0.017            0.483
4258151                  0.017            0.358
4258168                  0.017            0.233
4258227                  0.017            0.233
4258403                  0.017            0.608
4258409                  0.017            0.233
4258416                  0.017            0.358
4258421                  0.017            0.233
4258433                  0.017            0.233
4258624                  0.017            0.000
4258625                  0.017            0.233
4258670                  0.017            0.358
4258680                  0.017            0.983
4258691                  0.017            0.233
4258696                  0.017            0.233
4258725                  0.017            0.733
4258748                  0.017            0.858
4258784                  0.017            0.233
4258805                  0.017            0.358
4259052                  0.017            0.233
4259054                  0.017            0.108
4259095                  0.017            0.858
4259104                  0.017            0.358
4259299                  0.017            0.983
4259334                  0.017            0.108
4259351                  0.017            0.733
4259413                  0.017            0.358
4259416                  0.017            0.733
4259500                  0.017            0.483
4259528                  0.017            0.108
4259642                  0.017            0.358
4259645                  0.017            0.000
4259646                  0.017            0.608
4259913                  0.017            0.483
4259929                  0.017            0.608
4260001                  0.017            0.233
4260042                  0.017            0.000
4260050                  0.017            0.608
4260070                  0.017            0.608
4260181                  0.017            0.483
4260209                  0.017            0.358
4260226                  0.017            0.108
4260279                  0.017            0.000
4260541                  0.017            0.858
4260622                  0.017            0.000
4260817                  0.017            0.358
4261006                  0.017            0.483
4261035                  0.017            0.233
4261071                  0.017            0.000
4261076                  0.017            0.108
4261078                  0.017            0.733
4261112                  0.017            0.608
4261139                  0.017            0.858
4261223                  0.017            0.358
4261267                  0.017            0.608
4261383                  0.017            0.233
4261786                  0.017            0.608
4261951                  0.017            0.733
4262059                  0.017            0.608
4262124                  0.017            0.233
4262163                  0.017            0.108
4262276                  0.017            0.358
4262387                  0.017            0.358
4262693                  0.017            0.000
4262704                  0.017            0.233
4262949                  0.017            0.733
4262987                  0.017            0.483
4263066                  0.017            0.233
4263076                  0.017            0.733
4263125                  0.017            0.483
4263146                  0.017            0.483
4263273                  0.017            0.608
4263313                  0.017            0.483
4263318                  0.017            0.858
4263335                  0.017            0.483
4263431                  0.017            0.733
4263477                  0.017            0.483
4263495                  0.017            0.233
4263501                  0.017            0.108
4263548                  0.017            0.858
4263667                  0.017            0.733
4263669                  0.017            0.000
4263953                  0.017            0.483
4264004                  0.017            0.608
4264176                  0.017            0.358
4264236                  0.017            0.858
4264258                  0.017            0.483
4264308                  0.017            0.483
4264407                  0.017            0.733
4264601                  0.017            0.733
4264705                  0.017            0.483
4264741                  0.017            0.108
4264845                  0.017            0.000
4264873                  0.017            0.608
4264965                  0.017            0.108
4265015                  0.017            0.358
4265078                  0.017            0.483
4265145                  0.017            0.108
4265222                  0.017            0.483
4265267                  0.017            0.108
4265270                  0.017            0.608
4265316                  0.017            0.733
4265376                  0.017            0.358
4265554                  0.017            0.108
4265608                  0.017            0.000
4265637                  0.017            0.108
4265699                  0.017            0.358
4265931                  0.017            0.108
4266016                  0.017            0.233
4266049                  0.017            0.233
4266117                  0.017            0.358
4266182                  0.017            0.858
4266187                  0.017            0.358
4266189                  0.017            0.000
4266291                  0.017            0.233
4266437                  0.017            0.233
4266580                  0.017            0.483
4266655                  0.017            0.358
4266677                  0.017            0.000
4266700                  0.017            0.233
4266745                  0.017            0.233
4266759                  0.017            0.483
4266933                  0.017            0.358
4267051                  0.017            0.000
4267147                  0.017            0.233
4267157                  0.017            0.000
4267403                  0.017            0.483
4267433                  0.017            0.483
4267455                  0.017            0.483
4267470                  0.017            0.358
4267677                  0.017            0.233
4267777                  0.017            0.358
4267804                  0.017            0.233
4267834                  0.017            0.358
4267847                  0.017            0.233
4267848                  0.017            0.733
4267859                  0.017            0.358
4267922                  0.017            0.733
4267940                  0.017            0.233
4267996                  0.017            0.358
4268018                  0.017            0.358
4268067                  0.017            0.358
4268069                  0.017            0.000
4268114                  0.017            0.108
4268128                  0.017            0.608
4268187                  0.017            0.733
4268194                  0.017            0.733
4268197                  0.017            0.000
4268201                  0.017            0.000
4268271                  0.017            0.483
4268281                  0.017            0.483
4268378                  0.017            0.733
4268411                  0.017            0.233
4268458                  0.017            0.608
4268498                  0.017            0.108
4268646                  0.017            0.108
4268709                  0.017            0.483
4268724                  0.017            0.358
4268735                  0.017            0.483
4268754                  0.017            0.108
4268798                  0.017            0.358
4268836                  0.017            0.000
4268855                  0.017            0.000
4268858                  0.017            0.483
4268869                  0.017            0.000
4268906                  0.017            0.608
4269024                  0.017            0.233
4269025                  0.017            0.358
4269278                  0.017            0.000
4269477                  0.017            0.233
4269574                  0.017            0.483
4269578                  0.017            0.608
4269624                  0.017            0.108
4269636                  0.017            0.358
4269744                  0.017            0.358
4269794                  0.017            0.108
4269821                  0.017            0.108
4269885                  0.017            0.000
4269900                  0.017            0.358
4269949                  0.017            0.000
4269986                  0.017            0.108
4270042                  0.017            0.983
4270048                  0.017            0.858
4270173                  0.017            0.483
4270180                  0.017            0.483
4270190                  0.017            0.358
4270290                  0.017            0.233
4270340                  0.017            0.108
4270362                  0.017            0.358
4270463                  0.017            0.608
4270516                  0.017            0.358
4270649                  0.017            0.358
4270652                  0.017            0.233
4270654                  0.017            0.233
4270736                  0.017            0.358
4270874                  0.017            0.608
4270896                  0.017            0.483
4270909                  0.017            0.000
4271080                  0.017            0.483
4271298                  0.017            0.483
4271336                  0.017            0.108
4271503                  0.017            0.483
4271517                  0.017            0.608
4271571                  0.017            0.233
4271654                  0.017            0.108
4271769                  0.017            0.000
4271926                  0.017            0.108
4272077                  0.017            0.233
4272161                  0.017            0.108
4272347                  0.017            0.000
4272359                  0.017            0.108
4272370                  0.017            0.233
4272379                  0.017            0.858
4272385                  0.017            0.108
4272397                  0.017            0.108
4272490                  0.017            0.000
4272491                  0.017            0.233
4272496                  0.017            0.108
4272535                  0.017            0.483
4272557                  0.017            0.233
4272699                  0.017            0.733
4272719                  0.017            0.233
4272861                  0.017            0.733
4272892                  0.017            0.358
4272906                  0.017            0.108
4272909                  0.017            0.358
4272966                  0.017            0.108
4273040                  0.017            0.483
4273674                  0.017            0.233
4273682                  0.017            0.233
4273725                  0.017            0.233
4273830                  0.017            0.233
4273861                  0.017            0.483
4273988                  0.017            0.233
4273996                  0.017            0.858
4274016                  0.017            0.483
4274077                  0.017            0.000
4274129                  0.017            0.233
4274195                  0.017            0.483
4274260                  0.017            0.483
4274424                  0.017            0.608
4274545                  0.017            0.983
4274546                  0.017            0.358
4274586                  0.017            0.108
4274594                  0.017            0.358
4274644                  0.017            0.358
4274693                  0.017            0.233
4274851                  0.017            0.000
4275130                  0.017            0.483
4275214                  0.017            0.233
4275454                  0.017            0.233
4275456                  0.017            0.358
4275528                  0.017            0.108
4275573                  0.017            0.858
4275607                  0.017            0.000
4275637                  0.017            0.733
4275704                  0.017            0.358
4275774                  0.017            0.733
4275784                  0.017            0.233
4275842                  0.017            0.483
4275984                  0.017            0.233
4276013                  0.017            0.358
4276030                  0.017            0.483
4276089                  0.017            0.000
4276118                  0.017            0.358
4276129                  0.017            0.608
4276186                  0.017            0.358
4276211                  0.017            0.483
4276227                  0.017            0.483
4276319                  0.017            0.233
4276336                  0.017            0.483
4276734                  0.017            0.358
4276736                  0.017            0.358
4276761                  0.017            0.858
4276808                  0.017            0.608
4276850                  0.017            0.483
4276974                  0.017            0.000
4277047                  0.017            0.733
4277073                  0.017            0.483
4277139                  0.017            0.233
4277217                  0.017            0.358
4277236                  0.017            0.608
4277311                  0.017            0.000
4277345                  0.017            0.858
4277361                  0.017            0.000
4277382                  0.017            0.000
4277413                  0.017            0.608
4277468                  0.017            0.000
4277826                  0.017            0.733
4277886                  0.017            0.358
4277910                  0.017            0.483
4277912                  0.017            0.483
4277987                  0.017            0.483
4278074                  0.017            0.233
4278111                  0.017            0.483
4278118                  0.017            0.108
4278295                  0.017            0.358
4278336                  0.017            0.608
4278442                  0.017            0.358
4278524                  0.017            0.108
4278901                  0.017            0.358
4278938                  0.017            0.000
4279210                  0.017            0.358
4279228                  0.017            0.858
4279243                  0.017            0.000
4279263                  0.017            0.608
4279269                  0.017            0.483
4279290                  0.017            0.858
4279359                  0.017            0.858
4279426                  0.017            0.483
4279433                  0.017            0.483
4279481                  0.017            0.000
4279482                  0.017            0.000
4279644                  0.017            0.233
4279671                  0.017            0.483
4279797                  0.017            0.358
4279851                  0.017            0.233
4279864                  0.017            0.483
4279889                  0.017            0.233
4279929                  0.017            0.358
4280071                  0.017            0.483
4280283                  0.017            0.733
4280668                  0.017            0.483
4280692                  0.017            0.233
4280726                  0.017            0.233
4281066                  0.017            0.000
4281158                  0.017            0.358
4281189                  0.017            0.358
4281223                  0.017            0.358
4281293                  0.017            0.233
4281406                  0.017            0.000
4281444                  0.017            0.483
4281454                  0.017            0.233
4281471                  0.017            0.608
4281509                  0.017            0.000
4281632                  0.017            0.233
4281688                  0.017            0.233
4281698                  0.017            0.483
4281848                  0.017            0.233
4281855                  0.017            0.358
4281880                  0.017            0.733
4281902                  0.017            0.983
4282006                  0.017            0.000
4282073                  0.017            0.233
4282209                  0.017            0.000
4282309                  0.017            0.000
4282324                  0.017            0.000
4282353                  0.017            0.000
4282407                  0.017            0.000
4282475                  0.017            0.483
4282608                  0.017            0.358
4282657                  0.017            0.000
4282829                  0.017            0.608
4282922                  0.017              0
4282972                  0.017            0.483
4283084                  0.017            0.358
4283142                  0.017            0.608
4283366                  0.017            1.358
4283409                  0.017            0.000
4283565                  0.017            0.483
4283590                  0.017            0.000
4283603                  0.017            0.483
4283619                  0.017            0.358
4283630                  0.017            0.233
4283781                  0.017            0.000
4283852                  0.017            0.608
4284227                  0.017            0.483
4284545                  0.017            0.608
4284570                  0.017            0.000
4284587                  0.017            0.483
4284704                  0.017            1.233
4284726                  0.017            0.233
4284806                  0.017            0.233
4284833                  0.017            0.233
4284844                  0.017            0.608
4284846                  0.017            0.108
4284932                  0.017            0.233
4284934                  0.017            0.483
4285160                  0.017            0.608
4285203                  0.017            0.483
4285338                  0.017            0.233
4285710                  0.017            0.608
4285767                  0.017            0.733
4285817                  0.017            0.983
4285868                  0.017            0.108
4285960                  0.017            0.108
4286058                  0.017            0.108
4286136                  0.017            0.358
4286145                  0.017            0.000
4286213                  0.017            0.233
4286243                  0.017            0.483
4286422                  0.017            0.483
4286677                  0.017            0.608
4286705                  0.017            0.733
4286732                  0.017            0.000
4286758                  0.017            0.000
4286759                  0.017            0.483
4286916                  0.017            0.483
4287005                  0.017            0.358
4287006                  0.017            0.233
4287007                  0.017            0.000
4287224                  0.017            0.483
4287347                  0.017            0.000
4287354                  0.017            0.358
4287489                  0.017            0.483
4287838                  0.017            0.733
4287894                  0.017            0.108
4287964                  0.017            0.608
4288063                  0.017            0.608
4288074                  0.017            0.358
4288086                  0.017            0.233
4288125                  0.017            0.358
4288192                  0.017            0.233
4288474                  0.017            0.608
4288504                  0.017            0.000
4288629                  0.017            0.000
4288662                  0.017            0.483
4288675                  0.017            0.483
4288693                  0.017            0.483
4288913                  0.017            0.000
4288933                  0.017            0.108
4289539                  0.017            0.108
4289580                  0.017            0.608
4289723                  0.017            0.483
4290297                  0.017            0.483
4290364                  0.017            0.608
4290465                  0.017            0.483
4290534                  0.017            0.483
4290585                  0.017            0.233
4290606                  0.017            0.733
4290691                  0.017            0.108
4290712                  0.017            0.358
4290818                  0.017            0.858
4290933                  0.017            0.858
4291283                  0.017            0.108
4291609                  0.017            0.733
4291915                  0.017            0.108
4292055                  0.017            0.358
4292093                  0.017            0.733
4292135                  0.017            0.000
4292265                  0.017            0.233
4292667                  0.017            0.233
4292688                  0.017            0.233
4293053                  0.017            0.733
4293139                  0.017            0.733
4293141                  0.017            0.608
4293241                  0.017            0.000
4293539                  0.017            0.358
4293787                  0.017            0.233
4294017                  0.017            0.000
4294035                  0.017            0.358
4294109                  0.017            0.358
4294324                  0.017            0.358
4294485                  0.017            1.233
4294586                  0.017            0.000
4294977                  0.017            0.233
4295083                  0.017            0.233
4295313                  0.017            0.608
4295584                  0.017            0.108
4295930                  0.017            0.000
4296210                  0.017            0.000
4296239                  0.017            0.358
4296476                  0.017            0.358
4296945                  0.017            0.233
4297076                  0.017            0.483
4297244                  0.017            0.233
4297533                  0.017            0.233
4297622                  0.017            0.233
4297684                  0.017            0.483
4298179                  0.017            0.233
4298277                  0.017            0.483
4298479                  0.017            0.000
4298489                  0.017            0.733
4298564                  0.017            0.000
4298581                  0.017            0.358
4298739                  0.017            0.483
4298853                  0.017            0.000
4298874                  0.017            0.358
4298887                  0.017            0.608
4298921                  0.017            0.358
4299560                  0.017            0.108
4299696                  0.017            0.000
4300769                  0.017            0.483
4301337                  0.017            0.233
4301427                  0.017            0.233
4302223                  0.017            0.358
4302671                  0.017            0.358
4302672                  0.017            0.108
4303042                  0.017            0.483
4303182                  0.017            0.000
4303325                  0.017            0.000
4303754                  0.017            0.000
4303910                  0.017            0.608
4304130                  0.017            0.108
4304495                  0.017            0.358
4304828                  0.017            0.233
4304940                  0.017            0.358
4304962                  0.017            0.983
4305064                  0.017            0.000
4305073                  0.017            0.358
4305118                  0.017            0.358
4305605                  0.017            0.108
4305762                  0.017            0.233
4305894                  0.017            0.108
4305910                  0.017            0.858
4305966                  0.017            0.108
4306401                  0.017            0.000
4306475                  0.017            0.233
4306476                  0.017            0.233
4306886                  0.017            0.000
4306888                  0.017            0.000
4306897                  0.017            0.358
4306922                  0.017            0.358
4306937                  0.017            0.358
4306963                  0.017            0.983
4307002                  0.017            0.483
4307010                  0.017            0.358
4307017                  0.017            0.000
4307085                  0.017            0.358
4307094                  0.017            0.358
4307159                  0.017            0.358
4307206                  0.017            0.233
4307224                  0.017            0.483
4307240                  0.017            0.733
4307313                  0.017            0.358
4307610                  0.017            0.483
4307730                  0.017            0.483
4307750                  0.017            0.233
4308436                  0.017            0.358
4308442                  0.017            0.358
4308443                  0.017            0.000
4308745                  0.017            0.233
4308747                  0.017            0.358
4308749                  0.017            0.358
4308783                  0.017            0.233
4308942                  0.017            0.358
4308956                  0.017            0.000
4309070                  0.017            0.233
4309073                  0.017            0.608
4309140                  0.017            0.483
4309322                  0.017            0.483
4312331                  0.017            0.983
4312787                  0.017            0.483
4313090                  0.017            0.108
4313732                  0.017            0.483
4314970                  0.017            0.858
5123777                  0.017            0.483
5129563                  0.017            0.483
5157786                  0.017            0.483
5158978                  0.017            0.483
5711648                  0.017            0.000
5726608                  0.017            0.483
5734690                  0.017            0.483
5737682                  0.017            0.483
5757432                  0.017            0.483
5779777                  0.017            0.483
5780650                  0.017            0.483
5802324                  0.017            0.483
5824226                  0.017            0.483
5830780                  0.017            0.483
5844479                  0.017            0.233
5857431                  0.017            0.233
5858713                  0.017            0.108
5859622                  0.017            0.608
5864353                  0.017            0.358
5866532                  0.017            0.608
5866597                  0.017            0.733
5873285                  0.017            0.483
5874196                  0.017            0.608
5877044                  0.017            0.733
5887978                  0.017            0.608
5892513                  0.017            0.608
5893095                  0.017            0.483
5894487                  0.017            1.233
5895569                  0.017            0.858
5898092                  0.017            0.483
5899436                  0.017            0.358
5899491                  0.017            0.733
5899595                  0.017            0.358
5904077                  0.017            0.608
5905461                  0.017            0.358
5907354                  0.017            0.483
5907930                  0.017            0.358
5913792                  0.017            0.483
5916999                  0.017            0.000
5917593                  0.017            0.358
5920501                  0.017            0.358
5925304                  0.017            0.483
5929223                  0.017            0.483
5929943                  0.017            0.233
5931328                  0.017            0.358
5931833                  0.017            0.358
5933453                  0.017            0.358
5933569                  0.017            0.358
5934371                  0.017            0.608
5934528                  0.017            0.108
5935138                  0.017            0.733
5937004                  0.017            0.608
5939100                  0.017            0.358
5939640                  0.017            0.358
5939671                  0.017            0.000
5940412                  0.017            0.000
5942965                  0.017            0.108
5944850                  0.017            0.483
5944977                  0.017            0.233
5946959                  0.017            0.000
5947929                  0.017            0.358
5947986                  0.017            0.358
5949171                  0.017            0.358
5949228                  0.017            0.483
5949500                  0.017            0.000
5950044                  0.017            0.483
5950074                  0.017            0.483
5951156                  0.017            0.483
5954381                  0.017            0.108
5954533                  0.017            0.233
5955029                  0.017            0.608
5955351                  0.017            0.000
5955457                  0.017            0.108
5957361                  0.017            0.000
5957970                  0.017            0.233
5958076                  0.017            0.233
5958265                  0.017            0.608
5959694                  0.017            0.358
5960491                  0.017            0.358
5960714                  0.017            0.000
5961881                  0.017            0.608
5962131                  0.017            0.358
5962911                  0.017            0.358
5963011                  0.017            0.358
5963408                  0.017            0.358
5963859                  0.017            0.608
5965311                  0.017            0.233
5965407                  0.017            0.483
5965562                  0.017            0.483
5966054                  0.017            0.733
5966195                  0.017            0.108
5966942                  0.017            0.733
5966943                  0.017            0.483
5967042                  0.017            0.483
5967058                  0.017            0.358
5967801                  0.017            0.108
5968928                  0.017            0.233
5969150                  0.017            0.000
5969445                  0.017            0.358
5969624                  0.017            0.358
5970378                  0.017            0.000
5970498                  0.017            0.483
5972252                  0.017            0.233
5973134                  0.017            0.108
5973364                  0.017            0.000
5973772                  0.017            0.108
5974962                  0.017            1.233
5975108                  0.017            0.483
5975208                  0.017            0.483
5975270                  0.017            0.108
5975616                  0.017            0.358
5975828                  0.017            0.108
5976039                  0.017            0.233
5976897                  0.017            0.358
5978094                  0.017            0.233
5978477                  0.017            0.108
5978799                  0.017            0.233
5979016                  0.017            0.358
5980989                  0.017            0.000
5983136                  0.017            0.358
5983398                  0.017            0.000
5983487                  0.017            0.608
5985700                  0.017            0.358
5985760                  0.017            0.233
5985936                  0.017            0.000
5986028                  0.017            0.358
5986754                  0.017            0.108
5987218                  0.017            0.233
5987658                  0.017            0.608
5988182                  0.017            0.733
5988689                  0.017            0.733
5989110                  0.017            0.858
5990017                  0.017            0.358
5990063                  0.017            0.108
5990093                  0.017            0.608
5991515                  0.017            0.233
5991713                  0.017            0.000
5992139                  0.017            0.358
5992203                  0.017            0.733
5992435                  0.017            0.733
5992567                  0.017            0.358
5993275                  0.017            0.358
5993762                  0.017            0.483
5994459                  0.017            0.358
5994707                  0.017            0.608
5994726                  0.017            0.483
5994831                  0.017            0.000
5996064                  0.017            0.000
5996164                  0.017            0.108
5996309                  0.017            0.233
5996569                  0.017            0.000
5996594                  0.017            0.608
5996686                  0.017            0.608
5996841                  0.017            0.233
5996916                  0.017            0.608
5998097                  0.017            0.108
5998824                  0.017            0.358
5998939                  0.017            0.233
5999047                  0.017            0.358
5999435                  0.017            0.233
5999566                  0.017            0.108
6005917                  0.017            0.000
6006255                  0.017            0.233
6006666                  0.017            0.483
6006706                  0.017            0.233
6006806                  0.017            0.733
6007159                  0.017            0.358
6007512                  0.017            0.000
6007557                  0.017            0.000
6007777                  0.017            0.233
6008134                  0.017            0.483
6008219                  0.017            0.108
6008704                  0.017            0.358
6008795                  0.017            0.483
6008934                  0.017            0.483
6010423                  0.017            0.483
6011615                  0.017            0.483
6011722                  0.017            0.733
6012412                  0.017            0.358
6012602                  0.017            0.358
6012958                  0.017            0.108
6013410                  0.017            0.108
6013478                  0.017            0.108
6013555                  0.017            0.233
6014080                  0.017            0.233
6014200                  0.017            0.108
6014593                  0.017            0.233
6014620                  0.017            0.608
6014762                  0.017            0.000
6015990                  0.017            0.000
6016119                  0.017            0.733
6016783                  0.017            0.108
6016930                  0.017            0.483
6016949                  0.017            0.608
6016981                  0.017            0.358
6017134                  0.017            0.608
6017159                  0.017            0.358
6017201                  0.017            0.000
6017400                  0.017            0.733
6017490                  0.017            0.983
6017680                  0.017            0.483
6017739                  0.017            0.108
6018396                  0.017            0.483
6018488                  0.017            0.233
6018656                  0.017            0.733
6018668                  0.017            0.358
6018853                  0.017            0.233
6019038                  0.017            0.858
6019101                  0.017            0.108
6019125                  0.017            0.358
6019159                  0.017            0.733
6019493                  0.017            0.000
6019561                  0.017            0.608
6019656                  0.017            0.483
6019726                  0.017            0.483
6020040                  0.017            0.233
6020622                  0.017            0.000
6021658                  0.017            0.608
6022070                  0.017            0.358
6022127                  0.017            0.733
6022163                  0.017            0.483
6022243                  0.017            0.858
6022284                  0.017            0.000
6022325                  0.017            0.608
6022334                  0.017            0.733
6022512                  0.017            0.000
6022516                  0.017            0.000
6022569                  0.017            0.000
6022579                  0.017            0.233
6023219                  0.017            0.233
6023310                  0.017            0.733
6024454                  0.017            0.483
6024849                  0.017            0.233
6024860                  0.017            0.358
6025273                  0.017            0.358
6025296                  0.017            0.358
6025446                  0.017            0.108
6025754                  0.017            0.358
6025808                  0.017            0.483
6025831                  0.017            0.233
6025882                  0.017            0.608
6025975                  0.017            0.483
6025997                  0.017            0.233
6026468                  0.017            0.483
6026653                  0.017            0.858
6026682                  0.017            0.483
6026776                  0.017            0.108
6026977                  0.017            0.358
6026979                  0.017            0.233
6026996                  0.017            0.233
6027092                  0.017            0.983
6027104                  0.017            0.358
6027473                  0.017            0.983
6027503                  0.017            0.108
6027948                  0.017            0.483
6028035                  0.017            0.358
6028058                  0.017            0.000
6028437                  0.017            0.483
6028549                  0.017            0.733
6028760                  0.017            0.483
6028939                  0.017            0.108
6028978                  0.017            0.000
6029187                  0.017            0.358
6029235                  0.017            0.983
6029364                  0.017            0.233
6029861                  0.017            0.733
6029884                  0.017            0.608
6030072                  0.017            0.483
6030096                  0.017            0.358
6030165                  0.017            0.608
6030172                  0.017            0.608
6030276                  0.017            0.000
6030481                  0.017            0.358
6030926                  0.017            0.233
6030945                  0.017            0.233
6031368                  0.017            0.608
6031662                  0.017            0.733
6031721                  0.017            0.483
6031816                  0.017            0.608
6032040                  0.017            0.608
6032108                  0.017            0.608
6032230                  0.017            0.233
6032735                  0.017            0.608
6033323                  0.017            0.108
6033384                  0.017            0.358
6033410                  0.017            0.000
6033562                  0.017            0.983
6033662                  0.017            0.608
6033669                  0.017            0.358
6033706                  0.017            0.733
6033764                  0.017            0.000
6033873                  0.017            0.483
6034072                  0.017            0.733
6034074                  0.017            0.858
6034137                  0.017            0.608
6034143                  0.017            0.108
6034144                  0.017            0.233
6034276                  0.017            0.233
6034447                  0.017            0.483
6034460                  0.017            0.733
6034534                  0.017            0.733
6034593                  0.017            0.858
6034877                  0.017            0.608
6034917                  0.017            0.483
6034932                  0.017            0.483
6034977                  0.017            0.108
6035052                  0.017            0.000
6035076                  0.017            0.483
6035149                  0.017            0.108
6035153                  0.017            0.108
6035222                  0.017            0.608
6035421                  0.017            1.233
6035457                  0.017            0.233
6035511                  0.017            0.608
6035546                  0.017            0.483
6035760                  0.017            0.358
6035906                  0.017            0.483
6035970                  0.017            0.858
6036015                  0.017            0.483
6036161                  0.017            0.483
6036491                  0.017            0.483
6036560                  0.017            0.233
6036596                  0.017            0.358
6036606                  0.017            0.358
6036630                  0.017            0.358
6036657                  0.017            0.358
6036720                  0.017            0.233
6036780                  0.017            0.733
6036801                  0.017            0.483
6037046                  0.017            0.233
6037049                  0.017            0.733
6037377                  0.017            0.733
6037544                  0.017            0.608
6037726                  0.017            0.233
6037735                  0.017            0.733
6037876                  0.017            0.233
6038102                  0.017            0.358
6038173                  0.017            0.233
6038205                  0.017            0.108
6038247                  0.017            0.483
6038270                  0.017            0.483
6038284                  0.017            0.983
6038378                  0.017            0.858
6038514                  0.017            0.733
6038533                  0.017            0.733
6038746                  0.017            0.483
6038876                  0.017            0.608
6038933                  0.017            0.733
6039005                  0.017            0.358
6039087                  0.017            0.483
6039151                  0.017            0.233
6039183                  0.017            0.233
6039254                  0.017            0.483
6039491                  0.017            0.483
6039540                  0.017            0.733
6039643                  0.017            0.358
6039760                  0.017            0.483
6039863                  0.017            0.483
6039868                  0.017            0.608
6039896                  0.017            0.233
6039921                  0.017            0.233
6040001                  0.017            0.000
6040014                  0.017            0.358
6040074                  0.017            0.733
6040102                  0.017            0.000
6040226                  0.017            0.733
6040459                  0.017            0.608
6040470                  0.017            0.608
6040476                  0.017            0.233
6040479                  0.017            0.608
6040529                  0.017            0.358
6040617                  0.017            0.233
6040711                  0.017            0.483
6040859                  0.017            0.858
6040945                  0.017            0.483
6040974                  0.017            0.233
6040993                  0.017            0.000
6041021                  0.017            0.108
6041072                  0.017            0.358
6041088                  0.017            0.000
6041092                  0.017            0.000
6041114                  0.017            0.233
6041133                  0.017            0.358
6041178                  0.017            0.983
6041196                  0.017            0.733
6041210                  0.017            0.358
6041395                  0.017            0.108
6041430                  0.017            0.358
6041440                  0.017            0.358
6041466                  0.017            0.483
6041513                  0.017            0.233
6041635                  0.017            0.483
6041672                  0.017            0.608
6041676                  0.017            0.608
6041774                  0.017            0.108
6041795                  0.017            0.233
6041949                  0.017            0.483
6041952                  0.017            0.108
6042000                  0.017            0.358
7845942                  0.017            0.483
8084355                  0.017            0.608
8107442                  0.017            0.233
8138784                  0.017            0.858
8151068                  0.017            0.483
8156645                  0.017            0.483
8157900                  0.017            0.858
8169803                  0.017            0.483
8182425                  0.017            0.233
8192123                  0.017            0.608
8204839                  0.017            0.358
8209838                  0.017            0.358
8210541                  0.017            0.483
8211387                  0.017            0.108
8213364                  0.017            0.483
8215718                  0.017            0.858
8217398                  0.017            0.233
8220316                  0.017            0.233
8222091                  0.017            0.358
8225458                  0.017            0.233
8232675                  0.017            0.108
8236597                  0.017            0.358
8239818                  0.017            0.233
8259588                  0.017            0.608
8261738                  0.017            0.483
8272659                  0.017            0.608
8273027                  0.017            0.000
8276437                  0.017            0.608
8279793                  0.017            0.000
8285022                  0.017            0.608
8288648                  0.017            0.108
8294623                  0.017            0.233
8296941                  0.017            0.858
8298383                  0.017            0.858
8303454                  0.017            0.358
8307496                  0.017            0.358
8311711                  0.017            0.483
8312055                  0.017            0.108
8314196                  0.017            0.108
8317242                  0.017            0.000
8317551                  0.017            0.358
8321169                  0.017            0.483
8323240                  0.017            0.483
8323481                  0.017            0.233
8330479                  0.017            0.233
8338104                  0.017            0.233
8339402                  0.017            0.358
8341592                  0.017            0.000
8344690                  0.017            0.233
8345327                  0.017            0.108
8345820                  0.017            0.358
8346794                  0.017            0.358
8347101                  0.017            0.608
8354156                  0.017            0.108
8355173                  0.017            0.733
8355277                  0.017            0.233
8355607                  0.017            0.108
8361900                  0.017            0.483
8362648                  0.017            0.608
8365228                  0.017            0.608
8368791                  0.017            0.858
8369773                  0.017            0.233
8370369                  0.017            0.358
8372422                  0.017            0.000
8373149                  0.017            0.000
8373405                  0.017            0.000
8374603                  0.017            0.233
8376521                  0.017            0.858
8378082                  0.017            0.358
8380009                  0.017            0.233
8382730                  0.017            0.233
8384248                  0.017            0.608
8384328                  0.017            0.358
8387936                  0.017            0.608
8389816                  0.017            0.358
8390683                  0.017            0.608
8395054                  0.017            0.608
8401327                  0.017            0.358
8402766                  0.017            0.483
8403607                  0.017            0.233
8403952                  0.017            0.358
8404779                  0.017            0.608
8405759                  0.017            0.000
8407241                  0.017            0.733
8408378                  0.017            0.358
8411325                  0.017            0.000
8411454                  0.017            0.608
8412381                  0.017            0.733
8412634                  0.017            0.000
8412687                  0.017            0.608
8414307                  0.017            0.358
8419486                  0.017            0.483
8422775                  0.017            0.483
8426978                  0.017            0.358
8431698                  0.017            0.608
8433509                  0.017            0.983
8436946                  0.017            0.358
8440458                  0.017            0.983
8441995                  0.017            0.483
8442140                  0.017            0.233
8446335                  0.017            0.233
8448349                  0.017            0.233
8448893                  0.017            0.358
8449817                  0.017            0.233
8452445                  0.017            0.358
8454879                  0.017            0.358
8456868                  0.017            0.108
8460689                  0.017            0.000
8462953                  0.017            0.108
8475583                  0.017            0.358
8477255                  0.017            0.733
8479341                  0.017            0.108
8481421                  0.017            0.233
8481740                  0.017            0.233
8481820                  0.017            0.000
8483250                  0.017            0.358
8489382                  0.017            0.000
8492204                  0.017            0.483
8499047                  0.017            0.233
8502657                  0.017            0.000
8504468                  0.017            0.108
8516821                  0.017            0.358
8523329                  0.017            0.108
8524427                  0.017            0.608
8533766                  0.017            0.233
8536171                  0.017            0.483
8537633                  0.017            0.483
8542660                  0.017            0.233
8544494                  0.017            0.733
8546213                  0.017            0.233
8546231                  0.017            0.608
8550825                  0.017            0.483
8553690                  0.017            0.233
8555214                  0.017            0.483
8564018                  0.017            0.000
8567678                  0.017            0.233
8569333                  0.017            0.358
8570781                  0.017            0.608
8574765                  0.017            0.233
8577337                  0.017            0.108
8586465                  0.017            0.483
8590687                  0.017            0.233
8590880                  0.017            0.483
8591399                  0.017            0.358
8592500                  0.017            0.608
8593206                  0.017            0.233
8594531                  0.017            0.108
8594916                  0.017            0.358
8596922                  0.017            0.358
8597280                  0.017            0.358
8601623                  0.017            0.108
8602256                  0.017            0.358
8605435                  0.017            0.358
8605882                  0.017            0.483
8607048                  0.017            0.233
8607353                  0.017            0.233
8608264                  0.017            0.358
8611851                  0.017            0.483
8612025                  0.017            0.233
8612973                  0.017            0.108
8614298                  0.017            0.233
8614723                  0.017            0.233
8616834                  0.017            0.108
8617033                  0.017            0.358
8617080                  0.017            0.608
8617183                  0.017            0.108
8619585                  0.017            0.483
8621601                  0.017            0.483
8622528                  0.017            0.108
8623590                  0.017            0.358
8627320                  0.017            0.358
8630234                  0.017            0.233
8630765                  0.017            0.358
8633803                  0.017            0.733
8634710                  0.017            0.358
8635040                  0.017            0.483
8635220                  0.017            0.233
8635565                  0.017            0.000
8635812                  0.017            0.108
8635915                  0.017            0.608
8635974                  0.017            0.000
8639020                  0.017            0.000
8641327                  0.017            0.000
8641464                  0.017            0.358
8641500                  0.017            0.108
8641518                  0.017            0.108
8641683                  0.017            0.733
8643268                  0.017            0.233
8644040                  0.017            0.358
8645139                  0.017            0.000
8646393                  0.017            0.358
8646940                  0.017            0.233
8647022                  0.017            0.483
8647355                  0.017            0.733
8649793                  0.017            0.108
8650179                  0.017            0.358
8652338                  0.017            0.358
8652485                  0.017            0.483
8654158                  0.017            0.483
8654894                  0.017            0.108
8655790                  0.017            0.233
8656063                  0.017            0.108
8656454                  0.017            0.108
8657730                  0.017            0.000
8658003                  0.017            0.358
8659266                  0.017            0.000
8660917                  0.017            0.983
8661572                  0.017            0.483
8661959                  0.017            0.233
8663705                  0.017            0.000
8664023                  0.017            0.483
8664105                  0.017            0.233
8665292                  0.017            0.483
8665728                  0.017            0.358
8665928                  0.017            0.108
8666715                  0.017            0.233
8666759                  0.017            0.000
8667273                  0.017            0.483
8667405                  0.017            0.233
8667625                  0.017            0.233
8668471                  0.017            0.233
8668569                  0.017            0.358
8669336                  0.017            0.358
8669386                  0.017            0.358
8669611                  0.017            0.358
8669751                  0.017            0.000
8669934                  0.017            0.483
8670586                  0.017            0.358
8670902                  0.017            0.000
8671155                  0.017            0.233
8671525                  0.017            0.000
8672799                  0.017            0.233
8673023                  0.017            0.733
8673302                  0.017            0.000
8673701                  0.017            0.483
8673712                  0.017            0.608
8674195                  0.017            0.358
8674862                  0.017            0.233
8675372                  0.017            0.483
8676604                  0.017            0.108
8676813                  0.017            0.483
8678991                  0.017            0.000
8679753                  0.017            0.000
8681125                  0.017            0.000
8681303                  0.017            0.358
8681787                  0.017            0.358
8681894                  0.017            0.733
8682018                  0.017            0.108
8682508                  0.017            0.608
8682530                  0.017            0.483
8683015                  0.017            0.733
8684264                  0.017            0.358
8684611                  0.017            0.233
8685995                  0.017            0.608
8686427                  0.017            0.358
8687312                  0.017            0.358
8687327                  0.017            0.233
8687341                  0.017            0.733
8688309                  0.017            0.483
8689188                  0.017            0.733
8689877                  0.017            0.358
8690825                  0.017            0.483
8690888                  0.017            0.000
8691157                  0.017            0.000
8691279                  0.017            0.233
8691841                  0.017            0.233
8692662                  0.017            0.108
8692705                  0.017            0.358
8693651                  0.017            0.358
8694223                  0.017            0.233
8694678                  0.017            0.483
8695213                  0.017            0.358
8695411                  0.017            0.233
8695790                  0.017            0.000
8695965                  0.017            0.233
8696046                  0.017            0.000
8696146                  0.017            0.000
8697507                  0.017            0.483
8697657                  0.017            0.000
8697834                  0.017            0.483
8697855                  0.017            0.608
8698016                  0.017            0.483
8698020                  0.017            0.108
8698174                  0.017            0.483
8698324                  0.017            0.233
8698743                  0.017            0.358
8699204                  0.017            0.608
8699301                  0.017            0.358
8700045                  0.017            0.233
8700123                  0.017            0.608
8700212                  0.017            0.233
8700218                  0.017            0.483
8700617                  0.017            0.483
8701640                  0.017            0.233
8702485                  0.017            0.483
8702716                  0.017            0.608
8703052                  0.017            0.483
8704022                  0.017            0.233
8704217                  0.017            0.233
8704286                  0.017            0.358
8704701                  0.017            0.858
8704854                  0.017            0.108
8704860                  0.017            0.608
8705095                  0.017            0.608
8705245                  0.017            0.233
8705448                  0.017            0.483
8705644                  0.017            0.358
8705785                  0.017            0.233
8705811                  0.017            0.000
8705890                  0.017            0.483
8706967                  0.017            0.108
8707365                  0.017            0.483
8707431                  0.017            0.483
8707434                  0.017            0.233
8707687                  0.017            0.358
8707756                  0.017            0.358
8707774                  0.017            0.483
8707968                  0.017            0.733
8708184                  0.017            0.233
8708447                  0.017            0.000
8708504                  0.017            0.233
8708520                  0.017            0.608
8708952                  0.017            0.608
8709175                  0.017            0.358
8709452                  0.017            0.108
8709797                  0.017            0.608
8710069                  0.017            0.608
8710183                  0.017            0.483
8710203                  0.017            0.000
8710247                  0.017            0.483
8710710                  0.017            0.483
8710900                  0.017            0.233
8711009                  0.017            0.358
8711016                  0.017            0.483
8712020                  0.017            0.358
8712090                  0.017            0.358
8712095                  0.017            0.233
8712178                  0.017            0.483
8712272                  0.017            0.483
8712403                  0.017            0.358
8712423                  0.017            0.358
8712434                  0.017            0.233
8713057                  0.017            0.483
8713515                  0.017            0.483
8714619                  0.017            0.733
8714829                  0.017            0.358
8715238                  0.017            0.108
8715279                  0.017            0.108
8715848                  0.017            0.358
8716024                  0.017            0.483
8716866                  0.017            0.000
8716952                  0.017            0.108
8717011                  0.017            0.358
8717391                  0.017            0.733
8717814                  0.017            0.108
8717943                  0.017            0.483
8718300                  0.017            0.483
8718821                  0.017            0.108
8719068                  0.017            0.233
8719495                  0.017            0.358
8719607                  0.017            0.233
8719746                  0.017            0.233
8719821                  0.017            0.358
8719944                  0.017            0.483
8720009                  0.017            0.358
8720531                  0.017            0.000
8720779                  0.017            0.000
8720958                  0.017            0.233
8721242                  0.017            0.733
8721361                  0.017            0.233
8721440                  0.017            0.483
8721665                  0.017            0.483
8721690                  0.017            0.358
8722826                  0.017            0.358
8722869                  0.017            0.608
8723235                  0.017            0.608
8723979                  0.017            0.483
8724468                  0.017            0.233
8724497                  0.017            0.000
8724680                  0.017            0.483
8724766                  0.017            0.608
8724824                  0.017            0.358
8725463                  0.017            0.000
8726466                  0.017            0.483
8726483                  0.017            0.483
8727170                  0.017            0.000
8727361                  0.017            0.108
8727384                  0.017            0.233
8727776                  0.017            0.358
8727939                  0.017            0.108
8728031                  0.017            0.358
8728711                  0.017            0.483
8729005                  0.017            0.608
8729045                  0.017            0.358
8729118                  0.017            0.233
8729434                  0.017            0.483
8729445                  0.017            0.358
8729729                  0.017            0.233
8729742                  0.017            0.483
8731084                  0.017            0.483
8731664                  0.017            0.233
8731825                  0.017            0.358
8732583                  0.017            0.233
8733468                  0.017            0.108
8733583                  0.017            0.358
8733597                  0.017            0.358
8733758                  0.017            0.108
8734240                  0.017            0.483
8734266                  0.017            0.233
8734916                  0.017            0.983
8735120                  0.017            0.608
8735165                  0.017            0.483
8735215                  0.017            0.233
8735341                  0.017            0.233
8735377                  0.017            0.358
8735406                  0.017            0.358
8735500                  0.017            0.358
8735518                  0.017            0.483
8735637                  0.017            0.233
8735695                  0.017            0.000
8736071                  0.017            0.000
8736607                  0.017            0.233
8736986                  0.017            0.108
8737171                  0.017            0.358
8737639                  0.017            0.108
8737656                  0.017            0.108
8738028                  0.017            0.358
8738044                  0.017            0.233
8738236                  0.017            0.000
8738257                  0.017            0.608
8738537                  0.017            0.358
8738620                  0.017            0.858
8738922                  0.017            0.358
8739024                  0.017            0.000
8739212                  0.017            0.358
8739348                  0.017            0.358
8739390                  0.017            0.233
8739845                  0.017            0.108
8739928                  0.017            0.483
8740064                  0.017            0.733
8740083                  0.017            0.358
8740105                  0.017            0.483
8740125                  0.017            0.483
8740232                  0.017            0.000
8740932                  0.017            0.108
8741065                  0.017            0.233
8741483                  0.017            0.608
8741525                  0.017            0.000
8741870                  0.017            0.000
8741893                  0.017            0.608
8742234                  0.017            0.108
8742299                  0.017            0.108
8742575                  0.017            0.608
8742824                  0.017            0.358
8743068                  0.017            0.108
8743137                  0.017            0.108
8743273                  0.017            0.483
8743426                  0.017            0.358
8743740                  0.017            0.000
8743776                  0.017            0.233
8743853                  0.017            0.000
8744014                  0.017            0.483
8744311                  0.017            0.608
8744539                  0.017            0.483
8744548                  0.017            0.358
8744761                  0.017            0.000
8745183                  0.017            0.358
8745207                  0.017            0.233
8745243                  0.017            0.608
8745441                  0.017            0.358
8745528                  0.017            0.483
8746324                  0.017            0.483
8746409                  0.017            0.233
8746498                  0.017            0.483
8746888                  0.017            0.608
8747207                  0.017            0.608
8747267                  0.017            0.358
8747276                  0.017            0.358
8747998                  0.017            0.483
8748011                  0.017            0.483
8748860                  0.017            0.358
8749014                  0.017            0.108
8749312                  0.017            0.483
8749330                  0.017            0.233
8749636                  0.017            0.358
8750022                  0.017            0.233
8750158                  0.017            0.233
8750728                  0.017            0.000
8750750                  0.017            0.358
8751139                  0.017            0.358
8751253                  0.017            0.483
8751507                  0.017            0.608
8751509                  0.017            0.483
8751782                  0.017            0.000
8751970                  0.017            0.733
8752129                  0.017            0.608
8752165                  0.017            0.358
8752465                  0.017            0.483
8752746                  0.017            0.608
8752905                  0.017            0.000
8753108                  0.017            0.358
8753145                  0.017            0.483
8753305                  0.017            0.483
8753988                  0.017            0.483
8754007                  0.017            0.000
8754015                  0.017            0.233
8754193                  0.017            0.608
8754205                  0.017            0.358
8754305                  0.017            0.108
8754306                  0.017            0.233
8754613                  0.017            0.233
8754663                  0.017            0.608
8755048                  0.017            0.483
8755318                  0.017            0.358
8755446                  0.017            0.483
8755501                  0.017            1.233
8755943                  0.017            0.358
8756002                  0.017            0.358
8756569                  0.017            0.233
8756706                  0.017            0.608
8756753                  0.017            0.358
8756909                  0.017            0.108
8756913                  0.017            0.858
8757433                  0.017            0.358
8757590                  0.017            0.358
8757778                  0.017            0.358
8757886                  0.017            0.358
8758099                  0.017            0.000
8758223                  0.017            0.358
8758824                  0.017            0.733
8758870                  0.017            0.358
8759216                  0.017            0.483
8759358                  0.017            0.733
8759379                  0.017            0.358
8759447                  0.017            0.358
8759475                  0.017            0.233
8759515                  0.017            0.358
8760030                  0.017            0.483
8761344                  0.017            0.358
8761448                  0.017            0.608
8761907                  0.017            0.358
8762123                  0.017            0.483
8762397                  0.017            0.108
8762410                  0.017            0.858
8762464                  0.017            0.608
8762683                  0.017            0.233
8762725                  0.017            0.608
8762737                  0.017            0.233
8763536                  0.017            0.358
8764005                  0.017            0.858
8764008                  0.017            0.483
8764023                  0.017            0.000
8764206                  0.017            0.608
8764278                  0.017            0.733
8764392                  0.017            0.358
8764525                  0.017            0.000
8764738                  0.017            0.358
8764933                  0.017            0.733
8765082                  0.017            0.483
8765222                  0.017            0.483
8765440                  0.017            0.483
8765605                  0.017            0.000
8765740                  0.017            0.733
8765764                  0.017            0.358
8765900                  0.017            0.483
8766025                  0.017            0.483
8766418                  0.017            0.358
8766611                  0.017            0.733
8766844                  0.017            0.358
8766934                  0.017            0.358
8766955                  0.017            0.733
8766998                  0.017            0.358
8767061                  0.017            0.108
8767761                  0.017            0.358
8767775                  0.017            0.358
8768126                  0.017            0.608
8768130                  0.017            0.358
8768142                  0.017            0.358
8768205                  0.017            0.483
8768233                  0.017            0.358
8768497                  0.017            0.108
8768646                  0.017            0.483
8769025                  0.017            0.483
8769380                  0.017            0.358
8769716                  0.017            0.358
8769725                  0.017            0.233
8769884                  0.017            0.358
8770013                  0.017            0.483
8770104                  0.017            0.108
8770614                  0.017            0.608
8771025                  0.017            0.358
8771245                  0.017            0.608
8771400                  0.017            0.233
8771747                  0.017            0.483
8771808                  0.017            0.483
8771950                  0.017            0.358
8771994                  0.017            0.483
8772616                  0.017            0.483
8772663                  0.017            0.733
8772779                  0.017            0.733
8773281                  0.017            0.233
8773326                  0.017            0.608
8773395                  0.017            0.358
8773693                  0.017            0.358
8773710                  0.017            0.608
8774075                  0.017            0.108
8774083                  0.017            0.108
8774097                  0.017            0.483
8774368                  0.017            0.108
8774666                  0.017            0.858
8774738                  0.017            0.483
8774751                  0.017            0.483
8775169                  0.017            0.233
8775790                  0.017            0.233
8776126                  0.017            0.233
8776381                  0.017            0.000
8776430                  0.017            0.358
8776649                  0.017            0.233
8776683                  0.017            1.108
8776765                  0.017            0.358
8776917                  0.017            0.483
8777121                  0.017            0.000
8777137                  0.017            0.483
8777145                  0.017            0.483
8777272                  0.017            0.608
8777498                  0.017            0.733
8777506                  0.017            0.483
8777813                  0.017            0.233
8778006                  0.017            0.108
8778075                  0.017            0.858
8778097                  0.017            0.233
8778261                  0.017            0.233
8778340                  0.017            0.233
8778530                  0.017            0.358
8778548                  0.017            0.483
8778641                  0.017            0.858
8778945                  0.017            0.358
8778968                  0.017            0.483
8779153                  0.017            0.233
8779325                  0.017            0.233
8779359                  0.017            0.233
8779940                  0.017            0.733
8780143                  0.017            0.233
8780898                  0.017            0.358
8781207                  0.017            0.358
8781305                  0.017            0.358
8781316                  0.017            0.483
8781752                  0.017            0.233
8782122                  0.017            0.608
8782421                  0.017            0.483
8782516                  0.017            0.608
8782561                  0.017            0.483
8782851                  0.017            0.483
8783452                  0.017            0.858
8783507                  0.017            0.358
8783679                  0.017            0.233
8784017                  0.017            0.358
8784294                  0.017            0.233
8784361                  0.017            0.000
8784392                  0.017            0.483
8784429                  0.017            0.483
8784529                  0.017            0.483
8784570                  0.017            0.000
8784635                  0.017            0.108
8784907                  0.017            0.358
8785003                  0.017            0.233
8785127                  0.017            0.483
8785399                  0.017            0.608
8785435                  0.017            0.608
8785444                  0.017            0.358
8785712                  0.017            0.358
8785839                  0.017            0.358
8786050                  0.017            0.000
8786343                  0.017            0.000
8786627                  0.017            1.108
8786936                  0.017            0.233
8787314                  0.017            0.233
8787747                  0.017            0.233
8787840                  0.017            0.608
8787893                  0.017            0.358
8787950                  0.017            0.233
8788183                  0.017            0.483
8788667                  0.017            0.108
8788831                  0.017            0.108
8788928                  0.017            0.483
8789058                  0.017            0.233
8789254                  0.017            0.233
8789597                  0.017            0.358
8789790                  0.017            0.733
8790035                  0.017            0.233
8790157                  0.017            0.108
8790609                  0.017            0.000
8790707                  0.017            0.233
8790948                  0.017            0.608
8791169                  0.017            0.858
8791226                  0.017            0.233
8791254                  0.017            0.733
8791273                  0.017            0.608
8791424                  0.017            0.358
8791521                  0.017            0.000
8791895                  0.017            0.608
8792175                  0.017            0.608
8792470                  0.017            0.483
8792507                  0.017            0.358
8792628                  0.017            0.233
8792713                  0.017            0.000
8792717                  0.017            0.608
8792789                  0.017            0.358
8792979                  0.017            0.608
8793209                  0.017            0.108
8793335                  0.017            0.358
8793577                  0.017            0.108
8793625                  0.017            0.000
8793627                  0.017            0.358
8793890                  0.017            0.483
8793990                  0.017            0.358
8794079                  0.017            0.358
8794135                  0.017            0.358
8794167                  0.017            0.358
8794217                  0.017            0.233
8794259                  0.017            0.108
8794322                  0.017            0.483
8794651                  0.017            0.483
8794917                  0.017            0.233
8795039                  0.017            0.483
8795117                  0.017            0.358
8795317                  0.017            0.233
8795332                  0.017            0.483
8795515                  0.017            0.483
8795685                  0.017            0.000
8795962                  0.017            0.358
8796079                  0.017            0.233
8796207                  0.017            0.233
8796596                  0.017            0.358
8796704                  0.017            0.358
8796705                  0.017            0.733
8796945                  0.017            0.000
8797174                  0.017            0.233
8797237                  0.017            0.483
8797592                  0.017            0.358
8797810                  0.017            0.483
8797916                  0.017            0.483
8798006                  0.017            0.000
8798098                  0.017            0.233
8798162                  0.017            0.108
8798174                  0.017            0.483
8798192                  0.017            0.483
8798221                  0.017            0.483
8798306                  0.017            0.483
8798356                  0.017            0.483
8798360                  0.017            0.108
8798392                  0.017            0.000
8798443                  0.017            0.233
8799414                  0.017            0.483
8799467                  0.017            0.483
8799820                  0.017            0.358
8799912                  0.017            0.358
8800595                  0.017            0.108
8800643                  0.017            0.233
8800806                  0.017            0.483
8800845                  0.017            0.483
8801317                  0.017            0.483
8801890                  0.017            0.358
8802010                  0.017            0.608
8802106                  0.017            0.733
8802195                  0.017            0.233
8802347                  0.017            0.233
8802764                  0.017            0.358
8802824                  0.017            0.233
8803716                  0.017            0.608
8804140                  0.017            0.733
8804365                  0.017            0.358
8804690                  0.017            0.483
8804740                  0.017            0.358
8804868                  0.017            0.483
8805092                  0.017            0.483
8805110                  0.017            0.483
8805237                  0.017            0.000
8805344                  0.017            0.608
8807303                  0.017            0.733
8807312                  0.017            0.608
8807743                  0.017            0.358
8807839                  0.017            0.233
8807948                  0.017            0.358
8807982                  0.017            0.108
8808179                  0.017            0.483
8808209                  0.017            0.233
8808233                  0.017            0.483
8808254                  0.017            0.233
8808310                  0.017            0.000
8808359                  0.017            0.483
8808680                  0.017            0.233
8808762                  0.017            0.000
8808773                  0.017            0.483
8809276                  0.017            0.233
8809484                  0.017            0.108
8809611                  0.017            0.483
8809944                  0.017            0.000
8810504                  0.017            0.483
8811106                  0.017            0.358
8811700                  0.017            0.483
8812633                  0.017            0.233
8812779                  0.017            0.483
8812863                  0.017            0.233
8812924                  0.017            0.358
8813100                  0.017            0.483
8813650                  0.017            0.000
8813708                  0.017            0.233
8813717                  0.017            0.483
8813778                  0.017            0.000
8814011                  0.017            0.233
8814289                  0.017            0.358
8814351                  0.017            0.608
8814666                  0.017            0.233
8814861                  0.017            0.000
8814993                  0.017            0.000
8815018                  0.017            0.483
8815309                  0.017            0.608
8815463                  0.017            0.358
8815468                  0.017            0.000
8815751                  0.017            0.733
8815770                  0.017            0.000
8816420                  0.017            0.000
8816745                  0.017            0.358
8817024                  0.017            0.358
8817601                  0.017            0.358
8817682                  0.017            0.358
8817779                  0.017            0.483
8817916                  0.017            0.358
8817992                  0.017            0.358
8818017                  0.017            0.108
8818511                  0.017            0.858
8818558                  0.017            0.000
8818792                  0.017            0.000
8818842                  0.017            0.358
8819648                  0.017            0.733
8819926                  0.017            0.000
8820588                  0.017            0.733
8820646                  0.017            0.483
8820663                  0.017            0.483
8820876                  0.017            0.000
8821111                  0.017            0.000
8821310                  0.017            0.483
8821915                  0.017            0.108
8822214                  0.017            0.483
8822216                  0.017            0.108
8822935                  0.017            0.483
8823182                  0.017            0.608
8823806                  0.017            0.358
8823860                  0.017            0.483
8824169                  0.017            0.608
8824474                  0.017            0.233
8825517                  0.017            0.483
8825544                  0.017            0.483
8825883                  0.017            0.358
8825974                  0.017            0.108
8827026                  0.017            0.983
8827929                  0.017            0.483
8828534                  0.017            0.233
8828572                  0.017            0.000
8828655                  0.017            0.483
8829026                  0.017            0.108
8829195                  0.017            0.233
8829242                  0.017            0.358
8829615                  0.017            0.233
8829944                  0.017            0.483
8830059                  0.017            0.358
8830221                  0.017            0.233
8830842                  0.017            0.233
8830898                  0.017            0.608
8831423                  0.017            0.108
8831647                  0.017            0.233
8831648                  0.017            0.358
8832300                  0.017            0.108
8832954                  0.017            0.358
8833202                  0.017            0.483
8833876                  0.017            0.483
8833901                  0.017            0.483
8834078                  0.017            0.233
8834722                  0.017            0.358
8835459                  0.017            0.000
8836048                  0.017            0.233
8836117                  0.017            0.858
8836873                  0.017            0.733
8836915                  0.017            0.483
8838279                  0.017            0.000
8838432                  0.017            0.483
8838576                  0.017            0.108
8838699                  0.017            0.858
8838967                  0.017            0.608
8839168                  0.017            0.483
8839302                  0.017            0.608
8839903                  0.017            0.233
8840540                  0.017            0.483
8843556                  0.017            0.483
8843719                  0.017            0.108
8844245                  0.017            0.358
8845874                  0.017            0.108
8847695                  0.017            1.108
8847707                  0.017            1.108
8847720                  0.017            1.108
8848469                  0.017            0.483
8849878                  0.017            0.483
8850029                  0.017            0.483
8851589                  0.017            0.233
8852636                  0.017            0.483
8853117                  0.017            0.358
8853685                  0.017            0.233
8855638                  0.017            0.358
8858298                  0.017            0.108
8858947                  0.017            0.733
8858968                  0.017            0.108
8859536                  0.017            0.108
8859676                  0.017            0.358
8860023                  0.017            0.358
8860438                  0.017            0.108
8860707                  0.017            0.483
8860804                  0.017            0.000
8860826                  0.017            0.233
8862284                  0.017            0.358
8862303                  0.017            0.108
8862624                  0.017            0.358
8863392                  0.017            0.483
8863712                  0.017            0.483
8865582                  0.017            1.233
8866384                  0.017            0.483
8867610                  0.017            0.233
8868365                  0.017            0.358
8870034                  0.017            0.483
8872283                  0.017            0.233
8873502                  0.017            0.358
8873542                  0.017            0.108
8873547                  0.017            0.108
8875327                  0.017            0.108
8902643                  0.017            0.233
9214498                  0.017            0.733
9221922                  0.017            0.483
9223555                  0.017            0.608
9227272                  0.017            0.483
9269198                  0.017            0.858
9269511                  0.017            0.858
9270221                  0.017            0.483
9270797                  0.017            0.733
9271616                  0.017            0.983
9271707                  0.017            0.733
9272514                  0.017            0.483
9273304                  0.017            0.358
9274097                  0.017            0.858
9274117                  0.017            0.733
9274139                  0.017            1.483
9275460                  0.017            0.358
9275837                  0.017            0.358
9276507                  0.017            0.733
9283322                  0.017            0.233
9284321                  0.017            0.483
9284644                  0.017            0.608
9284766                  0.017            0.358
9284881                  0.017            1.733
9286530                  0.017            0.358
9286653                  0.017            0.483
9287785                  0.017            0.983
9287816                  0.017            0.983
9287878                  0.017            1.483
9289475                  0.017            0.483
9290505                  0.017            0.733
9290679                  0.017            0.233
9290949                  0.017            0.608
9291557                  0.017            0.608
9291738                  0.017            0.483
9292891                  0.017            0.000
9292967                  0.017            0.608
9293837                  0.017            0.858
9294002                  0.017            0.608
9294496                  0.017            0.733
9295138                  0.017            0.733
9295396                  0.017            0.608
9295455                  0.017            0.733
9295581                  0.017            0.483
9296044                  0.017            0.858
9296122                  0.017            0.733
9296160                  0.017            0.233
9297951                  0.017            0.233
9300865                  0.017            0.608
9303131                  0.017            0.608
9305840                  0.017            0.358
9306830                  0.017            0.358
9308373                  0.017            0.858
9310136                  0.017            0.733
9312218                  0.017            0.608
9325429                  0.017            0.858


                                 EXHIBIT F-2

WFMBS
WFMBS   2001-21 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)             (ii)                                            (iii)         (iv)          (v)            (vi)           (vii)
-----           --------------------------------    -----     --------      --------     --------       ----------      --------
                                                                                            NET
MORTGAGE                                                                    MORTGAGE     MORTGAGE         CURRENT       ORIGINAL
LOAN                                                 ZIP      PROPERTY      INTEREST     INTEREST         MONTHLY        TERM TO
NUMBER          CITY                       STATE     CODE       TYPE          RATE         RATE           PAYMENT       MATURITY
--------        ------------------------------------------------------      --------     --------       ----------      --------
8708086         BURR RIDGE                  IL      60521        SFD         7.500         6.750        $2,265.45          360
8775665         ELMHURST                    IL      60126        SFD         7.500         6.750        $2,461.24          360




(i)                 (viii)           (ix)          (x)          (xi)         (xii)        (xiii)         (xv)         (xvI)
-----             ----------    --------------    ------     ---------    ----------     --------    -----------   -----------
                                   CUT-OFF
MORTGAGE          SCHEDULED          DATE                                  MORTGAGE                     MASTER        FIXED
LOAN               MATURITY       PRINCIPAL                                INSURANCE     SERVICE       SERVICE      RETAINED
NUMBER               DATE          BALANCE         LTV        SUBSIDY        CODE          FEE           FEE          YIELD
--------         -----------    --------------    ------     ---------    ----------     --------    -----------   -----------
8708086            1-Aug-31      $323,759.55      80.00                                   0.250         0.017         0.483
8775665            1-Aug-31      $351,738.76      80.00                                   0.250         0.017         0.483
                                 $675,498.31

COUNT:                                 2
WAC:                                7.50
WAM:                                 359
WALTV:                                80

                                 EXHIBIT F-3

WFMBS
WFMBS   2001-21 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)           (ii)                                                        (iii)       (iv)            (v)               (vi)
-----         ---------------------------        -----       -----      --------    --------       --------          ----------
                                                                                                      NET
MORTGAGE                                                                            MORTGAGE       MORTGAGE            CURRENT
LOAN                                                          ZIP       PROPERTY    INTEREST       INTEREST            MONTHLY
NUMBER        CITY                               STATE        CODE        TYPE        RATE           RATE              PAYMENT
--------      -----------------------------------------------------     --------    --------       --------          ----------
4239352       OLD GREENWICH                       CT         06870         SFD        7.375          6.750           $3,626.04
4239464       GREELEY                             CO         80634         SFD        7.375          6.750           $3,626.04
4240129       STATEN ISLAND                       NY         10301         SFD        7.875          6.750           $2,146.21
4240153       SEATTLE                             WA         98177         SFD        7.375          6.750           $2,346.57
4240588       SAN JOSE                            CA         95125         SFD        7.750          6.750           $3,320.58
4240814       LONG GROVE                          IL         60047         SFD        8.125          6.750           $2,257.19
4241201       DELAFIELD                           WI         53018         SFD        7.000          6.733           $2,361.82
4241210       SAN CLEMENTE                        CA         92673         PUD        8.250          6.750           $3,138.79
4243891       TULSA                               OK         74137         SFD        7.500          6.750           $2,570.31
4246109       SARATOGA                            CA         95070         SFD        7.500          6.750           $3,887.64
4253832       MALVERN                             PA         19355         SFD        7.500          6.750           $3,146.47
4254420       NEWTOWN                             CT         06470         SFD        7.250          6.750           $3,035.69
4254559       HOWELL                              MI         48843         SFD        7.750          6.750           $2,579.08
4260715       GENOA TOWNSHIP                      MI         48116         SFD        7.500          6.750           $2,272.45
4261243       ORLANDO                             FL         32836         PUD        7.875          6.750           $2,877.08
4261250       ORANGE PARK                         FL         32073         SFD        7.750          6.750           $2,031.03
4262336       SEATTLE                             WA         98109         SFD        7.375          6.750           $2,265.42
4262939       WASHINGTON                          DC         20009         LCO        7.250          6.750           $3,192.58
4274290       SAINT CHARLES                       IL         60175         SFD        7.500          6.750           $2,936.70
4274311       BENTONVILLE                         AR         72712         SFD        7.250          6.750           $3,168.02
4274402       CENTREVILLE                         VA         20120         SFD        7.250          6.750           $2,663.89
4274523       WESTPORT                            CT         06880         SFD        7.625          6.750           $2,831.17
4274537       HERNDON                             VA         20170         SFD        7.625          6.750           $2,229.55
4274655       NAPERVILLE                          IL         60564         SFD        7.500          6.750           $2,405.29
4274861       ST GEORGE ISLAND                    FL         32328         SFD        7.250          6.750           $4,142.17
4274899       GENEVA                              IL         60134         SFD        8.000          6.750           $2,370.05
4275085       ATLANTA                             GA         30305         SFD        8.000          6.750           $2,476.45
4275241       POUNDING MILL                       VA         24637         SFD        7.250          6.750           $2,384.88
4280504       ALEXANDRIA                          VA         22302         SFD        7.750          6.750           $2,292.52
4281222       LA CRESCENT                         MN         55947         SFD        7.750          6.750           $2,513.17
4281245       PROLE                               IA         50229         SFD        7.250          6.750           $1,957.85
4281273       CARLSBAD                            CA         92008         PUD        7.250          6.750           $2,510.41
4281318       FALMOUTH                            ME         04105         SFD        7.625          6.750           $2,548.06
4281364       GLEN ELLYN                          IL         60137         SFD        7.500          6.750           $2,482.21
4281388       STRATFORD                           CT         06614         SFD        7.750          6.750           $2,579.09
4281411       MARCO ISLAND                        FL         34145         SFD        7.875          6.750           $2,428.98
4281436       BROOKFIELD                          WI         53045         SFD        7.750          6.750           $4,773.10
4281477       MONTGOMERY                          AL         36117         SFD        7.250          6.750           $2,619.56
4281546       NAPERVILLE                          IL         60564         SFD        7.125          6.750           $2,492.76
4281654       CHICAGO                             IL         60646         SFD        7.625          6.750           $2,972.74
4281685       SAN ANTONIO                         TX         78258         PUD        7.250          6.750           $2,950.41
4281725       BELMONT                             MA         02478         SFD        6.875          6.608           $3,218.96
4281763       SAN CLEMENTE                        CA         92673         PUD        7.625          6.750           $2,083.39
4281789       DES PERES                           MO         63131         SFD        6.750          6.483           $2,548.99
4281819       SAN JOSE                            CA         95132         SFD        7.750          6.750           $2,650.73
4281915       CONESTOGA                           PA         17516         SFD        6.875          6.608           $2,042.39
4281938       FENTON                              MI         48430         SFD        7.750          6.750           $2,865.65
4281959       CEDAR RAPIDS                        IA         52403         SFD        7.250          6.750           $3,649.65
4281981       CHESAPEAKE                          VA         23321         SFD        7.250          6.750           $2,060.17
4282080       FERNANDINA BEACH                    FL         32034         SFD        7.625          6.750           $4,883.78
4282111       TRUMBULL                            CT         06611         SFD        7.500          6.750           $2,272.45
4282131       AVON                                CT         06001         SFD        7.500          6.750           $2,062.69
4282605       STRATFORD                           CT         06614         SFD        7.625          6.750           $2,937.35
4282614       STAMFORD                            CT         06905         SFD        7.000          6.733           $2,247.56
4282626       NEWBERG                             OR         97132         SFD        7.375          6.750           $2,072.03
4282635       TEMECULA                            CA         92590         SFD        7.250          6.750           $2,612.74
4282663       SEATTLE                             WA         98116         SFD        7.750          6.750           $2,435.81
4282866       ROCKPORT                            MA         01966         SFD        7.375          6.750           $2,161.81
4282886       FREDONIA                            WI         53021         SFD        7.500          6.750           $2,251.47
4282904       MALVERN                             PA         19355         SFD        7.750          6.750           $2,521.78
4282931       ARLINGTON                           VA         22201         SFD        7.875          6.750           $2,363.73
4283085       SHOREHAM                            NY         11786         SFD        7.875          6.750           $2,356.48
4283147       SEATTLE                             WA         98122         SFD        7.250          6.750           $2,510.41
4283192       MORELAND HILLS                      OH         44022         SFD        7.375          6.750           $4,211.05
4283208       BUFFALO GROVE                       IL         60089         SFD        8.375          6.750           $3,025.85
4283233       WASHINGTON                          DC         20011         SFD        7.125          6.750           $3,435.96
4283300       COLLEYVILLE                         TX         76034         SFD        7.250          6.750           $2,554.07
4283323       SOUTH LYON                          MI         48178         SFD        7.625          6.750           $2,371.11
4283351       BAINBRIDGE ISLAND                   WA         98110         SFD        7.250          6.750           $2,162.50
4283377       PHOENIX                             AZ         85048         PUD        7.750          6.750           $2,807.76
4283403       WESTON                              FL         33332         SFD        7.375          6.750           $3,094.23
4283504       BROOKLYN                            NY         11235         SFD        7.375          6.750           $3,349.77
4287391       ROCKVILLE                           MD         20850         SFD        7.625          6.750           $2,400.84
4287427       HILLSBOROUGH                        NJ         08844         SFD        7.375          6.750           $2,329.30
4287452       CAMAS                               WA         98607         SFD        7.250          6.750           $2,127.71
4287480       CLARENDON HILLS                     IL         60514         SFD        7.375          6.750           $2,234.34
4287524       ERIN                                WI         53027         SFD        7.625          6.750           $2,611.76
4287679       BOWIE                               MD         20715         SFD        7.250          6.750           $1,937.38
4287725       EL DORADO HILLS                     CA         95762         SFD        7.875          6.750           $3,738.46
4287848       WASHINGTON DEPOT                    CT         06794         SFD        7.250          6.750           $3,001.58
4287877       CHESHIRE                            CT         06410         SFD        7.125          6.750           $2,149.17
4287955       SAN CLEMENTE                        CA         92672         SFD        7.500          6.750           $3,243.66
4288000       VENTURA                             CA         93003         SFD        7.625          6.750           $2,276.21
4288147       OMAHA                               NE         68130         SFD        7.375          6.750           $2,793.78
4288185       WESTWOOD                            MA         02090         SFD        7.750          6.750           $2,804.75
4288222       OAKTON                              VA         22124         SFD        7.250          6.750           $2,728.71
4288233       LINCOLN                             NE         68512         SFD        7.375          6.750           $4,316.72
4288238       DEXTER                              MI         48130         SFD        7.625          6.750           $3,262.93
4288255       SAN JUAN CAPISTRANO                 CA         92675         SFD        7.250          6.750           $3,499.56
4288264       CHEVY CHASE                         MD         20815         SFD        7.625          6.750           $3,907.02
4288278       FALMOUTH                            ME         04105         SFD        7.875          6.750           $3,806.62
4288290       LINCOLN                             NE         68502         SFD        7.250          6.750           $3,028.86
4288337       TALLAHASSEE                         FL         32308         SFD        8.250          6.750           $2,123.83
4288351       SAINT CHARLES                       IL         60175         SFD        8.250          6.750           $2,477.68
4288354       EPHRATA                             PA         17522         SFD        7.375          6.750           $3,108.04
4291334       LAFAYETTE                           CA         94549         SFD        8.375          6.750           $3,549.54
4291382       CARSON                              CA         90746         SFD        7.250          6.750           $2,192.18
4291403       OAK BROOK                           IL         60523         SFD        8.250          6.750           $2,817.25
4291434       SAN CLEMENTE                        CA         92673         SFD        8.375          6.750           $3,420.33
4291450       MARSHFIELD                          MA         02050         SFD        7.625          6.750           $2,611.76
4291457       CEDAR RAPIDS                        IA         52403         SFD        7.250          6.750           $2,619.56
4291465       WEST BLOOMFIELD                     MI         48324         SFD        7.750          6.750           $2,579.09
4291478       SPEARFISH                           SD         57783         SFD        7.250          6.750           $2,339.86
4291488       GROVELAND                           MA         01834         SFD        7.250          6.750           $2,599.10
4291501       STEAMBOAT SPRINGS                   CO         80487         SFD        7.375          6.750           $2,348.30
4291510       ESTES PARK                          CO         80517         PUD        7.750          6.750           $3,782.66
4291559       SMITHTON                            IL         62285         SFD        7.375          6.750           $3,156.39
4291598       DARIEN                              CT         06820         SFD        7.375          6.750           $2,092.75
4291622       MONROE                              CT         06468         SFD        7.375          6.750           $3,108.04
4291638       WOODBRIDGE                          CT         06525         SFD        7.250          6.750           $2,564.99
4291645       HAYMARKET                           VA         20169         PUD        7.375          6.750           $2,315.14
4291672       MANDEVILLE                          LA         70471         SFD        7.625          6.750           $2,208.32
4291683       CHICAGO                             IL         60614         SFD        8.250          6.750           $4,883.23
4292104       CLAREMONT                           CA         91711         SFD        7.375          6.750           $2,541.68
4292122       RIVA                                MD         21140         SFD        7.875          6.750           $2,175.21
4292167       POWELL                              OH         43065         SFD        7.750          6.750           $2,865.65
4292187       EDMONDS                             WA         98020         SFD        7.750          6.750           $2,421.48
4292218       LAKELAND                            FL         33803         SFD        7.500          6.750           $3,076.55
4292241       LUMBERVILLE                         PA         18934         SFD        7.750          6.750           $2,220.88
4292267       NAPERVILLE                          IL         60564         SFD        8.250          6.750           $2,482.94
4292291       PARAMUS                             NJ         07652         SFD        7.750          6.750           $2,507.45
4292311       SEATTLE                             WA         98103         SFD        7.375          6.750           $2,251.61
4292331       CLIFTON                             NJ         07013         SFD        7.625          6.750           $2,548.06
4292373       LOMPOC                              CA         93436         SFD        7.500          6.750           $2,548.64
4292494       ARROYO GRANDE                       CA         93420         SFD        7.375          6.750           $3,695.11
4292562       CHESTERFIELD                        VA         23832         SFD        7.625          6.750           $2,601.85
4292581       LINCOLN                             NE         68516         SFD        7.375          6.750           $2,762.70
4292601       CINCINNATI                          OH         45245         SFD        7.875          6.750           $2,181.01
4292768       BURR RIDGE                          IL         60521         SFD        8.375          6.750           $3,496.33
4292800       NORTH BARRINGTON                    IL         60010         SFD        8.375          6.750           $3,184.70
4292833       SEATTLE                             WA         98109         SFD        7.375          6.750           $2,421.17
4292857       GRIFFIN                             GA         30223         SFD        7.250          6.750           $2,502.22
4292879       LAS VEGAS                           NV         89135         SFD        7.375          6.750           $2,645.29
4292910       EDGEWOOD                            KY         41017         SFD        7.250          6.750           $3,001.58
4293414       STAMFORD                            CT         06902         SFD        7.750          6.750           $2,051.81
4293425       WOODLAND PARK                       CO         80863         SFD        7.750          6.750           $2,256.70
4293434       BELLEVUE                            WA         98006         SFD        7.375          6.750           $2,236.41
4293470       ST LOUIS                            MO         63130         SFD        7.375          6.750           $2,141.09
4293484       CINCINNATI                          OH         45208         SFD        7.750          6.750           $2,149.24
4293488       JACKSON                             WY         83001         SFD        7.750          6.750           $3,492.51
4293513       HIGH POINT                          NC         27262         PUD        7.250          6.750           $2,831.03
4293530       EUGENE                              OR         97401         SFD        7.500          6.750           $2,302.21
4293549       CARLSBAD                            CA         92009         PUD        7.375          6.750           $3,342.87
4293560       LOWER GWYNEDD TOWNSHIP              PA         19002         SFD        7.625          6.750           $2,452.51
4293575       ATLANTIC BEACH                      FL         32233         PUD        7.250          6.750           $3,902.05
4293615       ALLEN                               TX         75013         PUD        7.500          6.750           $3,040.18
4293632       BELLEVILLE                          IL         62221         SFD        7.375          6.750           $2,165.96
4293639       FALLS CHURCH                        VA         22042         SFD        7.250          6.750           $2,619.56
4293658       COLUMBIA STATION                    OH         44028         SFD        7.250          6.750           $2,133.85
4293673       LOVELAND                            OH         45140         PUD        7.250          6.750           $2,707.56
4293686       RALEIGH                             NC         27615         SFD        7.250          6.750           $2,251.19
4293693       BETTENDORF                          IA         52722         SFD        7.750          6.750           $3,925.94
4293706       JEFFERSON CITY                      MO         65109         SFD        7.250          6.750           $2,408.09
4293732       DAVIDSONVILLE                       MD         21035         SFD        8.000          6.750           $2,091.23
4293744       OMAHA                               NE         68124         SFD        7.500          6.750           $4,544.89
4293754       DALLAS                              TX         75209         PUD        7.625          6.750           $4,193.68
4293763       SEATTLE                             WA         98112         SFD        7.625          6.750           $3,538.97
4293765       ROGERS                              AR         72758         SFD        7.125          6.750           $3,793.04
4293788       PALO ALTO                           CA         94301         SFD        7.250          6.750           $3,230.10
4293807       CORONA                              CA         92881         SFD        8.125          6.750           $3,369.08
4294426       CHICAGO                             IL         60657         SFD        8.250          6.750           $3,350.65
4295397       FAIRFAX                             VA         22033         SFD        7.250          6.750           $2,096.33
4295521       NEWTOWN                             CT         06482         SFD        7.625          6.750           $3,396.70
4295589       WILTON                              CT         06897         SFD        7.750          6.750           $3,782.66
4295608       OMAHA                               NE         68132         SFD        7.625          6.750           $2,901.95
4295627       GIBSONIA                            PA         15044         SFD        7.375          6.750           $2,068.57
4295636       DULUTH                              MN         55803         SFD        7.375          6.750           $2,541.69
4295650       WEST DES MOINES                     IA         50266         SFD        7.250          6.750           $3,837.24
4295814       DALLAS                              TX         75230         SFD        7.500          6.750           $2,029.82
4295857       LITTLETON                           CO         80127         SFD        7.500          6.750           $2,138.97
4295876       COLUMBIA                            MD         21044         SFD        7.375          6.750           $2,451.90
4295954       CHASKA                              MN         55318         SFD        7.750          6.750           $3,860.03
4295984       PRINCETON                           NJ         08540         SFD        7.250          6.750           $3,253.98
4295993       ROGERS                              AR         72758         SFD        7.500          6.750           $3,102.41
4296006       LEES SUMMIT                         MO         64081         SFD        7.500          6.750           $4,109.29
4296013       HOLLIS                              NH         03049         SFD        7.750          6.750           $2,974.55
4296023       KESWICK                             VA         22947         SFD        7.375          6.750           $2,486.43
4296035       LEESBURG                            VA         20176         PUD        7.375          6.750           $2,070.30
4296045       WORTHINGTON                         OH         43085         SFD        7.375          6.750           $3,149.48
4296052       OLYMPIA FIELDS                      IL         60461         SFD        7.500          6.750           $2,103.78
4296054       TOWNSHIP OF MAHAWAH                 NJ         07430         SFD        7.500          6.750           $3,350.64
4296068       PRAIRIE DU SAC                      WI         53578         SFD        7.500          6.750           $2,852.80
4296074       INDIANAPOLIS                        IN         46236         PUD        7.625          6.750           $2,038.45
4296087       GRAND RAPIDS                        MI         49546         LCO        7.875          6.750           $2,682.76
4296098       NEW CASTLE                          PA         16105         SFD        7.750          6.750           $2,149.24
4296171       GOODRICH                            MI         48438         LCO        7.375          6.750           $2,072.03
4296183       FULLERTON                           CA         92835         SFD        7.375          6.750           $1,961.52
4296225       HIGHLAND                            MD         21029         SFD        7.625          6.750           $2,507.36
4296233       FAIRHOPE                            AL         36532         SFD        7.250          6.750           $2,524.05
4296242       SAN LUIS OBISPO                     CA         93401         SFD        7.375          6.750           $2,497.48
4296306       EVERGREEN                           CO         80439         SFD        7.500          6.750           $3,400.28
4296309       LITTLETON                           CO         80122         PUD        7.500          6.750           $2,803.85
4296310       BEAVERTON                           OR         97007         SFD        7.375          6.750           $2,797.24
4296312       NEEDHAM                             MA         02492         SFD        7.125          6.750           $2,896.99
4296314       SEATTLE                             WA         98136         SFD        7.375          6.750           $2,817.96
4296619       MENDHAM                             NJ         07945         SFD        7.875          6.750           $5,050.11
4296651       SPRINGFIELD                         MO         65809         SFD        7.500          6.750           $2,601.08
4296669       SAINT CHARLES                       IL         60175         SFD        8.250          6.750           $3,418.26
4296709       PARKVILLE                           MO         64153         SFD        7.375          6.750           $3,881.60
4296710       HARRISON                            AR         72601         SFD        7.750          6.750           $1,993.78
4296723       ARLINGTON                           VA         22207         SFD        7.500          6.750           $4,331.63
4296724       BELLEVUE                            WA         98006         SFD        7.250          6.750           $2,474.59
4296741       WESTWOOD                            MA         02090         SFD        7.500          6.750           $2,132.61
4296744       BRINKLOW                            MD         20862         SFD        7.500          6.750           $2,796.86
4296809       UPPER HOLLAND                       PA         19053         SFD        8.000          6.750           $3,324.69
4296820       VIRGINIA BEACH                      VA         23454         SFD        7.500          6.750           $2,272.45
4296821       CROWNSVILLE                         MD         21032         PUD        7.375          6.750           $3,204.73
4296845       JACKSONVILLE                        FL         32256         PUD        7.625          6.750           $2,781.63
4296876       WEST POINT                          GA         31833         SFD        7.250          6.750           $2,275.74
4296932       KENT                                WA         98042         SFD        7.250          6.750           $2,319.40
4296946       VIENNA                              VA         22182         PUD        7.250          6.750           $2,551.34
4296961       TRUMBULL                            CT         06611         SFD        7.125          6.750           $2,155.90
4296974       TEANECK                             NJ         07666         SFD        7.125          6.750           $2,182.85
4296981       NEWTOWN                             CT         06470         SFD        7.750          6.750           $2,364.17
4297014       CHICAGO                             IL         60614         SFD        8.250          6.750           $3,598.57
4297025       EADS                                TN         38028         SFD        7.375          6.750           $2,348.30
4297036       WILTON                              CT         06897         SFD        7.625          6.750           $7,077.94
4297044       JACKSONVILLE                        FL         32256         PUD        7.500          6.750           $2,679.39
4297050       SHELTON                             CT         06484         SFD        7.625          6.750           $3,144.86
4297063       GIG HARBOR                          WA         98332         SFD        7.375          6.750           $2,209.47
4297087       SAMMAMISH                           WA         98075         SFD        7.625          6.750           $3,049.53
4297089       LITTLETON                           CO         80123         PUD        8.000          6.750           $3,199.21
4297102       NAPERVILLE                          IL         60565         SFD        8.250          6.750           $2,854.81
4297117       OAK HILL                            VA         20171         SFD        7.250          6.750           $3,418.39
4297176       ATLANTA                             GA         30342         PUD        7.250          6.750           $3,683.76
4297316       MONROE                              CT         06468         SFD        7.375          6.750           $3,856.73
4297328       GREEN                               NJ         07821         SFD        7.625          6.750           $2,695.28
4305350       FORT WORTH                          TX         76107         SFD        7.250          6.750           $2,865.14
4305361       STATEN ISLAND                       NY         10301         SFD        8.250          6.750           $2,839.79
4305373       ST. SIMONS ISLAND                   GA         31522         SFD        7.375          6.750           $2,583.82
4305381       BLAIR                               NE         68008         SFD        7.500          6.750           $2,349.36
4305437       OKLAHOMA CITY                       OK         73013         SFD        7.500          6.750           $2,629.05
4305456       ENGLEWOOD                           NJ         07631         SFD        7.750          6.750           $3,582.06
4305458       LINCOLN                             NE         68512         SFD        7.625          6.750           $2,548.06
4305480       PORTLAND                            OR         97219         SFD        7.250          6.750           $3,751.97
4305495       OXFORD                              MI         48371         SFD        7.875          6.750           $4,386.67
4305500       AUSTIN                              TX         78727         SFD        7.500          6.750           $2,908.74
4305511       TORCH LAKE                          MI         49627         SFD        7.250          6.750           $2,619.56
4305513       NORWOOD                             MA         02062         SFD        7.875          6.750           $2,580.67
4305519       KIMBERLING CITY                     MO         65686         SFD        7.625          6.750           $4,246.76
4305539       EDWARDSVILLE                        IL         62025         SFD        7.500          6.750           $3,188.42
4305559       RIDGEFIELD                          CT         06877         SFD        7.875          6.750           $4,241.66
4305572       SEATTLE                             WA         98144         SFD        7.375          6.750           $4,489.39
4305602       EVERGREEN                           CO         80439         PUD        7.500          6.750           $2,731.84
4305627       NORFOLK                             VA         23505         SFD        7.375          6.750           $2,679.82
4305774       ROCHESTER HILLS                     MI         48309         SFD        7.875          6.750           $3,770.36
4305836       AVON                                CT         06001         SFD        6.875          6.608           $2,010.21
4305849       FAIRFIELD                           CT         06432         SFD        7.500          6.750           $2,664.01
4305878       WILTON                              CT         06897         SFD        7.375          6.750           $2,735.08
4305924       HAMDEN                              CT         06517         SFD        7.500          6.750           $3,670.88
4306000       WEST HARTFORD                       CT         06107         SFD        7.500          6.750           $2,377.33
4306025       SEATTLE                             WA         98105         SFD        7.500          6.750           $3,914.91
4306046       WARREN                              NJ         07059         SFD        7.750          6.750           $3,940.27
4306061       REDMOND                             WA         98053         SFD        7.375          6.750           $2,472.62
4306092       SEATTLE                             WA         98103         SFD        7.250          6.750           $2,510.41
4306208       ARLINGTON                           VA         22209         PUD        7.375          6.750           $3,425.75
4306222       WEST CHESTER                        PA         19382         SFD        7.000          6.733           $2,168.89
4306231       SAN DIEGO                           CA         92109         SFD        7.250          6.750           $2,728.71
4306256       ARLINGTON                           MA         02476         SFD        7.625          6.750           $4,068.40
4306275       NORTH ANDOVER                       MA         01845         SFD        7.500          6.750           $2,719.95
4306276       APPLETON                            WI         54913         SFD        7.250          6.750           $2,769.64
4306289       WESTON                              FL         33327         SFD        7.500          6.750           $2,545.14
4306340       LOS ANGELES                         CA         90035         SFD        7.625          6.750           $2,429.15
4306363       RAPID CITY                          SD         57702         SFD        7.250          6.750           $1,923.74
5832338       ZIMMERMAN                           MN         55398         SFD        7.625          6.750           $1,061.69
5860930       CAVE CREEK                          AZ         85331         SFD        8.250          6.750           $2,065.99
5902586       WEATHERFORD                         TX         76085         SFD        7.875          6.750           $3,842.51
5923665       BETHLEHEM                           GA         30620         SFD        8.000          6.750           $2,494.80
5944132       LINCOLNSHIRE                        IL         60069         SFD        7.375          6.750           $2,279.23
5954256       PLAIN CITY                          OH         43064         SFD        7.500          6.750           $2,452.75
5960104       PENFIELD                            NY         14625         SFD        7.625          6.750           $3,080.32
5962420       GILROY                              CA         95020         SFD        7.750          6.750           $3,008.93
5972399       GAITHERSBURG                        MD         20882         SFD        7.750          6.750           $2,614.91
5989812       AUSTIN                              TX         78746         SFD        7.500          6.750           $3,852.67
5993722       BETHLEHEM                           PA         18015         SFD        7.125          6.750           $3,099.11
5998049       FAIRVIEW                            TX         75069         SFD        7.375          6.750           $4,282.19
6008218       SETAUKET                            NY         11733         SFD        6.875          6.608           $2,102.18
6013756       ATLANTA                             GA         30342         SFD        7.250          6.750           $6,651.22
6015297       SAN JOSE                            CA         95121         SFD        7.500          6.750           $2,027.73
6017049       LITTLETON                           CO         80129         SFD        7.125          6.750           $2,651.76
6025453       SAN DIEGO                           CA         92103         SFD        7.625          6.750           $2,017.21
6025508       AUSTIN                              TX         78730         SFD        7.500          6.750           $6,635.55
6027088       WALNUT CREEK                        CA         94595         SFD        7.750          6.750           $2,557.60
6027983       ANNANDALE                           VA         22003         SFD        7.250          6.750           $3,222.61
6028057       CENTERVILLE                         OH         45458         SFD        7.375          6.750           $3,425.75
6029643       TULSA                               OK         74137         SFD        7.500          6.750           $2,852.80
6029917       SCOTTSDALE                          AZ         85253         PUD        8.125          6.750           $3,029.39
6030011       CHAGRIN FALLS                       OH         44022         SFD        7.375          6.750           $5,856.93
6030676       MIAMI                               FL         33182         SFD        8.000          6.750           $2,641.56
6031663       MARBLEHEAD                          OH         43440         LCO        7.375          6.750           $2,136.95
6041746       FORT WORTH                          TX         76107         SFD        7.375          6.750           $3,142.58


WFMBS
WFMBS   2001-21 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS



(i)              (vii)        (viii)               (ix)               (x)        (xi)        (xii)          (xiii)           (xv)
-----          --------     ----------        --------------        ------     ---------   ----------      --------       ----------
                                                  CUT-OFF
MORTGAGE       ORIGINAL     SCHEDULED              DATE                                     MORTGAGE                        MASTER
LOAN            TERM TO      MATURITY            PRINCIPAL                                 INSURANCE       SERVICE          SERVICE
NUMBER         MATURITY        DATE               BALANCE             LTV       SUBSIDY       CODE           FEE              FEE
--------       --------    -----------        --------------        ------     ---------   ----------      --------       ----------
4239352           360        1-Aug-31          $524,600.52           57.38                                  0.250            0.017
4239464           360        1-Jul-31          $522,834.88           71.43                                  0.250            0.017
4240129           360        1-May-31          $295,177.10           80.00                                  0.250            0.017
4240153           360        1-May-31          $338,706.34           79.47                                  0.250            0.017
4240588           360        1-May-31          $462,178.70           75.00                                  0.250            0.017
4240814           360        1-Jun-31          $298,992.10           38.00                                  0.250            0.017
4241201           360        1-May-31          $353,548.67           48.17                                  0.250            0.017
4241210           360        1-Jun-31          $416,995.25           75.96                                  0.250            0.017
4243891           360        1-Jul-31          $367,052.67           80.00                                  0.250            0.017
4246109           360        1-Jul-31          $555,172.14           38.34                                  0.250            0.017
4253832           360        1-Jun-31          $448,991.81           56.96                                  0.250            0.017
4254420           360        1-Jun-31          $443,952.24           60.96                                  0.250            0.017
4254559           360        1-May-31          $358,973.80           69.23                                  0.250            0.017
4260715           360        1-Apr-31          $323,778.83           68.42                                  0.250            0.017
4261243           360        1-Feb-31          $394,850.39           80.00                                  0.250            0.017
4261250           343        1-Feb-30          $279,468.95           88.86                     1            0.250            0.017
4262336           360        1-Jun-31          $327,246.63           80.00                                  0.250            0.017
4262939           360        1-May-31          $466,526.39           80.00                                  0.250            0.017
4274290           360        1-Jul-31          $419,374.65           80.00                                  0.250            0.017
4274311           360        1-Jun-31          $463,306.61           80.77                                  0.250            0.017
4274402           360        1-Feb-31          $387,851.17           89.99                     11           0.250            0.017
4274523           360        1-Aug-31          $399,710.50           79.18                                  0.250            0.017
4274537           360        1-Aug-31          $314,772.01           84.00                                  0.250            0.017
4274655           360        1-Jul-31          $343,482.02           80.00                                  0.250            0.017
4274861           360        1-Jun-31          $605,770.39           80.00                                  0.250            0.017
4274899           360        1-Jun-31          $322,345.50           93.50                     12           0.250            0.017
4275085           360        1-Feb-31          $335,882.75           75.00                                  0.250            0.017
4275241           360        1-Jun-31          $348,261.11           94.23                     11           0.250            0.017
4280504           360        1-Aug-31          $319,774.15           64.13                                  0.250            0.017
4281222           360        1-Jun-31          $350,052.42           78.65                                  0.250            0.017
4281245           360        1-Jul-31          $286,550.87           73.59                                  0.250            0.017
4281273           360        1-May-31          $366,841.24           65.13                                  0.250            0.017
4281318           360        1-Jun-31          $359,213.34           80.00                                  0.250            0.017
4281364           360        1-Jun-31          $354,068.13           72.30                                  0.250            0.017
4281388           360        1-Jun-31          $359,232.80           80.00                                  0.250            0.017
4281411           360        1-Jun-31          $334,303.82           51.54                                  0.250            0.017
4281436           360        1-Jun-31          $664,589.96           60.57                                  0.250            0.017
4281477           360        1-Jun-31          $383,095.88           80.00                                  0.250            0.017
4281546           360        1-May-31          $368,416.96           72.55                                  0.250            0.017
4281654           360        1-Jun-31          $419,082.22           73.04                                  0.250            0.017
4281685           360        1-Jul-31          $431,271.52           74.25                                  0.250            0.017
4281725           360        1-Jun-31          $488,757.90           80.00                                  0.250            0.017
4281763           360        1-Jun-31          $293,706.81           79.99                                  0.250            0.017
4281789           360        1-May-31          $391,635.08           77.51                                  0.250            0.017
4281819           360        1-Apr-31          $368,677.29           73.56                                  0.250            0.017
4281915           360        1-Jun-31          $310,111.93           62.18                                  0.250            0.017
4281938           360        1-Jun-31          $399,147.56           74.07                                  0.250            0.017
4281959           360        1-Jul-31          $534,162.76           59.44                                  0.250            0.017
4281981           360        1-Jun-31          $301,288.96           60.40                                  0.250            0.017
4282080           360        1-May-31          $687,983.25           69.00                                  0.250            0.017
4282111           360        1-Jun-31          $324,219.99           75.58                                  0.250            0.017
4282131           360        1-Jun-31          $294,339.06           64.58                                  0.250            0.017
4282605           360        1-Jun-31          $413,637.22           74.77                                  0.250            0.017
4282614           300        1-Jul-26          $317,212.59           65.43                                  0.250            0.017
4282626           360        1-Jul-31          $299,542.04           80.00                                  0.250            0.017
4282635           360        1-Jun-31          $382,098.23           55.91                                  0.250            0.017
4282663           360        1-Jun-31          $339,275.40           79.07                                  0.250            0.017
4282866           360        1-Jul-31          $312,522.21           69.56                                  0.250            0.017
4282886           360        1-Jul-31          $321,269.00           79.31                                  0.250            0.017
4282904           360        1-May-31          $350,996.54           79.10                                  0.250            0.017
4282931           360        1-Jul-31          $325,549.82           76.71                                  0.250            0.017
4283085           360        1-Jun-31          $324,324.58           76.47                                  0.250            0.017
4283147           360        1-Jun-31          $366,680.67           80.00                                  0.250            0.017
4283192           360        1-Jun-31          $608,299.61           69.84                                  0.250            0.017
4283208           360        1-Jul-31          $397,603.39           69.72                                  0.250            0.017
4283233           360        1-Jun-31          $508,769.22           77.86                                  0.250            0.017
4283300           360        1-Jun-31          $373,518.49           80.00                                  0.250            0.017
4283323           360        1-Jul-31          $334,513.54           55.37                                  0.250            0.017
4283351           360        1-Jun-31          $316,253.63           77.32                                  0.250            0.017
4283377           360        1-Jun-31          $391,084.80           80.00                                  0.250            0.017
4283403           360        1-Jun-31          $446,971.01           80.00                                  0.250            0.017
4283504           360        1-Apr-31          $483,131.97           75.78                                  0.250            0.017
4287391           360        1-Jun-31          $337,756.88           77.98                                  0.250            0.017
4287427           360        1-Jul-31          $336,735.19           95.00                     11           0.250            0.017
4287452           360        1-Jul-31          $311,411.91           79.99                                  0.250            0.017
4287480           360        1-Jul-31          $323,006.16           35.94                                  0.250            0.017
4287524           360        1-Jul-31          $368,463.40           73.80                                  0.250            0.017
4287679           360        1-Jul-31          $283,555.56           80.00                                  0.250            0.017
4287725           360        1-Jul-31          $514,888.01           71.12                                  0.250            0.017
4287848           360        1-May-31          $438,248.07           80.00                                  0.250            0.017
4287877           360        1-Jul-31          $318,488.27           74.19                                  0.250            0.017
4287955           360        1-Jul-31          $463,209.28           80.00                                  0.250            0.017
4288000           348        1-Jul-30          $318,196.13           74.99                                  0.250            0.017
4288147           360        1-Jul-31          $403,882.53           71.59                                  0.250            0.017
4288185           360        1-Jul-31          $390,945.59           61.17                                  0.250            0.017
4288222           360        1-Jun-31          $398,453.98           78.51                                  0.250            0.017
4288233           360        1-Apr-31          $617,590.55           79.62                                  0.250            0.017
4288238           360        1-Jul-31          $460,330.56           78.14                                  0.250            0.017
4288255           360        1-Jul-31          $512,197.22           61.88                                  0.250            0.017
4288264           360        1-Jul-31          $551,198.42           80.00                                  0.250            0.017
4288278           360        1-Jul-31          $524,275.01           75.11                                  0.250            0.017
4288290           360        1-Jul-31          $443,305.19           80.00                                  0.250            0.017
4288337           360        1-Jun-31          $282,117.65           95.00                     12           0.250            0.017
4288351           360        1-Jul-31          $329,377.95           72.48                                  0.250            0.017
4288354           360        1-Jul-31          $449,313.06           67.52                                  0.250            0.017
4291334           360        1-Jul-31          $465,813.59           67.68                                  0.250            0.017
4291382           360        1-May-31          $320,338.11           90.00                     6            0.250            0.017
4291403           360        1-Jul-31          $374,520.11           62.50                                  0.250            0.017
4291434           360        1-Jul-31          $449,438.64           78.95                                  0.250            0.017
4291450           360        1-Jul-31          $368,464.16           90.00                     6            0.250            0.017
4291457           360        1-Jun-31          $383,095.88           80.00                                  0.250            0.017
4291465           360        1-Jun-31          $359,232.80           54.55                                  0.250            0.017
4291478           360        1-Jul-31          $342,463.25           76.22                                  0.250            0.017
4291488           360        1-Jun-31          $380,102.93           75.34                                  0.250            0.017
4291501           360        1-Jul-31          $339,219.06           78.89                                  0.250            0.017
4291510           360        1-Apr-31          $526,112.47           80.00                                  0.250            0.017
4291559           360        1-Jun-31          $455,950.35           78.12                                  0.250            0.017
4291598           360        1-Jul-31          $302,420.43           49.84                                  0.250            0.017
4291622           360        1-Jul-31          $449,313.06           50.00                                  0.250            0.017
4291638           360        1-Jun-31          $375,114.70           80.00                                  0.250            0.017
4291645           360        1-Jun-31          $334,430.12           80.00                                  0.250            0.017
4291672           360        1-Jun-31          $311,318.23           80.00                                  0.250            0.017
4291683           360        1-Jun-31          $648,747.99           51.59                                  0.250            0.017
4292104           360        1-Jun-31          $366,978.76           77.47                                  0.250            0.017
4292122           360        1-Jun-31          $299,376.55           41.67                                  0.250            0.017
4292167           360        1-Feb-31          $397,985.09           77.67                                  0.250            0.017
4292187           360        1-Jun-31          $337,279.69           76.30                                  0.250            0.017
4292218           360        1-Jun-31          $439,014.22           80.00                                  0.250            0.017
4292241           360        1-Jun-31          $308,737.42           56.36                                  0.250            0.017
4292267           360        1-Jul-31          $330,077.05           73.28                                  0.250            0.017
4292291           360        1-Jun-31          $349,254.11           35.22                                  0.250            0.017
4292311           360        1-Jun-31          $325,164.01           80.00                                  0.250            0.017
4292331           360        1-Jun-31          $359,023.15           80.00                                  0.250            0.017
4292373           360        1-Jul-31          $363,957.28           90.00                     6            0.250            0.017
4292494           360        1-Jul-31          $533,876.55           73.30                                  0.250            0.017
4292562           360        1-Jun-31          $366,761.52           83.55                     13           0.250            0.017
4292581           360        1-Jun-31          $399,081.27           80.00                                  0.250            0.017
4292601           360        1-Jul-31          $300,384.62           79.58                                  0.250            0.017
4292768           360        1-Jul-31          $459,426.18           80.00                                  0.250            0.017
4292800           360        1-Jun-31          $418,213.24           41.90                                  0.250            0.017
4292833           360        1-Jun-31          $349,744.82           90.00                     11           0.250            0.017
4292857           360        1-Jul-31          $366,225.99           74.25                                  0.250            0.017
4292879           360        1-Jun-31          $382,120.30           70.28                                  0.250            0.017
4292910           360        1-Jul-31          $438,964.02           80.00                                  0.250            0.017
4293414           360        1-Jul-31          $285,983.76           80.00                                  0.250            0.017
4293425           360        1-Jul-31          $314,553.91           90.00                     12           0.250            0.017
4293434           360        1-Jul-31          $323,305.71           84.99                     11           0.250            0.017
4293470           360        1-Jul-31          $309,526.79           88.07                     6            0.250            0.017
4293484           360        1-Jul-31          $299,575.15           80.00                                  0.250            0.017
4293488           360        1-Jul-31          $486,809.64           75.00                                  0.250            0.017
4293513           360        1-Jul-31          $414,110.57           42.56                                  0.250            0.017
4293530           360        1-Jul-31          $328,765.75           80.00                                  0.250            0.017
4293549           360        1-Jul-31          $483,261.16           65.85                                  0.250            0.017
4293560           360        1-Jul-31          $345,996.83           90.00                     13           0.250            0.017
4293575           360        1-Jun-31          $570,653.25           80.00                                  0.250            0.017
4293615           360        1-Jul-31          $433,149.50           79.99                                  0.250            0.017
4293632           360        1-Jul-31          $313,121.28           78.40                                  0.250            0.017
4293639           360        1-Jun-31          $383,095.88           80.00                                  0.250            0.017
4293658           360        1-Jul-31          $311,785.14           80.00                                  0.250            0.017
4293673           360        1-May-31          $395,650.25           79.38                                  0.250            0.017
4293686           360        1-Jul-31          $329,468.77           80.00                                  0.250            0.017
4293693           360        1-Jul-31          $547,223.96           80.00                                  0.250            0.017
4293706           360        1-Jul-31          $352,447.57           69.22                                  0.250            0.017
4293732           360        1-May-31          $284,227.40           95.00                     33           0.250            0.017
4293744           360        1-Jun-31          $648,543.77           68.42                                  0.250            0.017
4293754           360        1-Jul-31          $591,639.60           64.05                                  0.250            0.017
4293763           360        1-Jul-31          $499,273.92           80.00                                  0.250            0.017
4293765           360        1-Apr-31          $559,330.65           72.83                                  0.250            0.017
4293788           360        1-Jul-31          $472,594.05           30.45                                  0.250            0.017
4293807           360        1-Jul-31          $453,147.40           75.00                                  0.250            0.017
4294426           360        1-Aug-31          $436,881.60           58.68                                  0.250            0.017
4295397           360        1-Jun-31          $306,259.00           61.46                                  0.250            0.017
4295521           360        1-Jul-31          $479,203.12           80.00                                  0.250            0.017
4295589           360        1-Jul-31          $527,252.27           80.00                                  0.250            0.017
4295608           360        1-Jul-31          $409,404.63           75.09                                  0.250            0.017
4295627           360        1-Jul-31          $299,042.82           93.30                     6            0.250            0.017
4295636           360        1-Jul-31          $367,438.24           80.00                                  0.250            0.017
4295650           360        1-Jul-31          $561,619.75           75.00                                  0.250            0.017
4295814           360        1-Jul-31          $289,867.77           77.41                                  0.250            0.017
4295857           360        1-Jun-31          $305,224.64           90.00                     11           0.250            0.017
4295876           360        1-Jul-31          $354,458.08           73.20                                  0.250            0.017
4295954           360        1-Jun-31          $537,651.77           79.99                                  0.250            0.017
4295984           360        1-Apr-31          $475,116.86           79.50                                  0.250            0.017
4295993           360        1-Jul-31          $443,039.38           85.00                     13           0.250            0.017
4296006           360        1-Apr-31          $585,491.75           79.99                                  0.250            0.017
4296013           360        1-Jul-31          $414,612.01           80.00                                  0.250            0.017
4296023           360        1-Jun-31          $359,173.15           74.84                                  0.250            0.017
4296035           360        1-Jul-31          $299,292.42           77.91                                  0.250            0.017
4296045           360        1-Jul-31          $455,303.91           80.00                                  0.250            0.017
4296052           360        1-Jul-31          $300,430.02           61.53                                  0.250            0.017
4296054           360        1-May-31          $477,764.05           80.00                                  0.250            0.017
4296068           360        1-Jul-31          $407,392.51           80.00                                  0.250            0.017
4296074           360        1-Jul-31          $287,581.78           80.00                                  0.250            0.017
4296087           360        1-Apr-31          $368,710.00           76.29                                  0.250            0.017
4296098           360        1-Jul-31          $299,563.05           70.59                                  0.250            0.017
4296171           360        1-Jul-31          $299,542.04           65.22                                  0.250            0.017
4296183           360        1-Jun-31          $283,347.70           80.00                                  0.250            0.017
4296225           360        1-Jul-31          $353,715.40           66.84                                  0.250            0.017
4296233           360        1-Jul-31          $369,420.99           72.55                                  0.250            0.017
4296242           360        1-Jul-31          $361,048.01           80.00                                  0.250            0.017
4296306           360        1-Jul-31          $485,530.53           68.30                                  0.250            0.017
4296309           360        1-Jul-31          $400,402.94           72.91                                  0.250            0.017
4296310           360        1-Jun-31          $404,069.77           75.00                                  0.250            0.017
4296312           360        1-Jul-31          $429,106.47           62.32                                  0.250            0.017
4296314           360        1-Jun-31          $407,062.88           80.00                                  0.250            0.017
4296619           360        1-Jul-31          $695,538.20           70.00                                  0.250            0.017
4296651           360        1-Jul-31          $371,446.11           80.00                                  0.250            0.017
4296669           360        1-Jul-31          $453,328.56           60.26                                  0.250            0.017
4296709           360        1-Jul-31          $561,142.09           74.93                                  0.250            0.017
4296710           360        1-Jul-31          $277,859.35           77.31                                  0.250            0.017
4296723           360        1-Jun-31          $618,112.10           80.00                                  0.250            0.017
4296724           360        1-Jul-31          $362,182.34           72.55                                  0.250            0.017
4296741           360        1-Jun-31          $304,316.67           62.24                                  0.250            0.017
4296744           360        1-Jul-31          $399,404.42           61.07                                  0.250            0.017
4296809           360        1-Jul-31          $452,489.93           79.99                                  0.250            0.017
4296820           360        1-Jul-31          $324,516.09           66.46                                  0.250            0.017
4296821           360        1-Jul-31          $463,291.71           77.98                                  0.250            0.017
4296845           360        1-Jul-31          $391,422.96           72.38                                  0.250            0.017
4296876           360        1-Jun-31          $332,814.56           79.90                                  0.250            0.017
4296932           360        1-Jul-31          $339,467.93           80.00                                  0.250            0.017
4296946           360        1-Jul-31          $373,414.72           79.24                                  0.250            0.017
4296961           360        1-Jun-31          $318,827.73           76.19                                  0.250            0.017
4296974           360        1-Jul-31          $323,480.26           90.00                     13           0.250            0.017
4296981           360        1-Jul-31          $329,532.66           59.89                                  0.250            0.017
4297014           360        1-Jul-31          $478,387.02           50.69                                  0.250            0.017
4297025           360        1-Jul-31          $339,078.51           68.00                                  0.250            0.017
4297036           360        1-Jul-31          $998,547.86           52.08                                  0.250            0.017
4297044           360        1-Jul-31          $382,629.44           80.00                                  0.250            0.017
4297050           240        1-Jun-21          $384,623.76           80.00                                  0.250            0.017
4297063           360        1-Jul-31          $319,411.67           79.99                                  0.250            0.017
4297087           360        1-Jul-31          $430,224.34           79.99                                  0.250            0.017
4297089           360        1-Jun-31          $435,116.51           80.00                                  0.250            0.017
4297102           360        1-Jul-31          $379,369.99           78.35                                  0.250            0.017
4297117           360        1-May-31          $499,522.13           80.00                                  0.250            0.017
4297176           360        1-Jun-31          $538,728.57           80.00                                  0.250            0.017
4297316           360        1-Jul-31          $557,547.59           79.95                                  0.250            0.017
4297328           360        1-Jun-31          $379,967.90           80.00                                  0.250            0.017
4305350           360        1-Jul-31          $419,342.74           80.00                                  0.250            0.017
4305361           360        1-Aug-31          $377,758.96           90.00                     13           0.250            0.017
4305373           360        1-Aug-31          $373,815.34           63.95                                  0.250            0.017
4305381           360        1-Jul-31          $335,499.72           73.04                                  0.250            0.017
4305437           360        1-Jul-31          $375,440.16           78.33                                  0.250            0.017
4305456           360        1-Jun-31          $498,934.47           36.36                                  0.250            0.017
4305458           360        1-Jul-31          $357,728.45           74.23                                  0.250            0.017
4305480           360        1-Jul-31          $549,139.30           52.38                                  0.250            0.017
4305495           360        1-Jul-31          $604,164.55           49.39                                  0.250            0.017
4305500           360        1-Jul-31          $415,380.59           80.00                                  0.250            0.017
4305511           360        1-Jul-31          $383,399.07           65.08                                  0.250            0.017
4305513           360        1-Jul-31          $355,428.51           80.00                                  0.250            0.017
4305519           360        1-Jul-31          $599,128.72           71.39                                  0.250            0.017
4305539           360        1-Aug-31          $455,661.58           80.00                                  0.250            0.017
4305559           360        1-Aug-31          $584,597.40           75.00                                  0.250            0.017
4305572           360        1-Jul-31          $648,997.09           76.47                                  0.250            0.017
4305602           360        1-Jun-31          $389,824.66           79.99                                  0.250            0.017
4305627           360        1-Jul-31          $387,407.71           80.00                                  0.250            0.017
4305774           360        1-Aug-31          $519,642.14           80.00                                  0.250            0.017
4305836           360        1-Jun-31          $305,224.32           69.86                                  0.250            0.017
4305849           360        1-Jul-31          $380,432.71           57.73                                  0.250            0.017
4305878           360        1-Jul-31          $395,395.49           75.00                                  0.250            0.017
4305924           360        1-Jul-31          $524,218.30           75.00                                  0.250            0.017
4306000           360        1-Aug-31          $339,747.67           78.16                                  0.250            0.017
4306025           360        1-Aug-31          $559,484.47           79.99                                  0.250            0.017
4306046           360        1-Aug-31          $549,611.81           36.04                                  0.250            0.017
4306061           360        1-Jul-31          $357,453.50           80.00                                  0.250            0.017
4306092           360        1-Aug-31          $367,712.92           79.14                                  0.250            0.017
4306208           360        1-Aug-31          $495,622.58           80.00                                  0.250            0.017
4306222           360        1-Jul-31          $325,441.84           80.00                                  0.250            0.017
4306231           360        1-Jul-31          $399,374.03           79.84                                  0.250            0.017
4306256           360        1-Jul-31          $573,965.31           79.61                                  0.250            0.017
4306275           360        1-Jul-31          $388,420.80           74.81                                  0.250            0.017
4306276           360        1-Jun-31          $405,044.08           79.30                                  0.250            0.017
4306289           360        1-Jul-31          $363,458.03           80.00                                  0.250            0.017
4306340           360        1-Jul-31          $342,701.62           79.82                                  0.250            0.017
4306363           360        1-Aug-31          $281,780.01           72.31                                  0.250            0.017
5832338           360        1-Jul-31          $149,782.19           86.71                     38           0.250            0.017
5860930           360        1-Oct-30          $273,003.29           85.94                     12           0.250            0.017
5902586           360        1-Dec-30          $526,580.08           79.22                                  0.250            0.017
5923665           360        1-Jan-31          $338,131.78           80.00                                  0.250            0.017
5944132           360        1-Aug-31          $329,748.89           66.00                                  0.250            0.017
5954256           357        1-Nov-30          $341,335.20           61.71                                  0.250            0.017
5960104           360        1-Feb-31          $432,952.61           85.00                     1            0.250            0.017
5962420           360        1-Mar-31          $418,192.46           67.20                                  0.250            0.017
5972399           360        1-Apr-31          $363,695.16           79.35                                  0.250            0.017
5989812           360        1-May-31          $549,348.91           47.91                                  0.250            0.017
5993722           360        1-Jul-31          $459,262.10           79.97                                  0.250            0.017
5998049           360        1-May-31          $618,095.44           80.00                                  0.250            0.017
6008218           360        1-May-31          $318,915.33           79.01                                  0.250            0.017
6013756           360        1-Jun-31          $972,704.41           75.08                                  0.250            0.017
6015297           360        1-Jul-31          $289,568.19           67.13                                  0.250            0.017
6017049           360        1-Jun-31          $392,650.10           80.00                                  0.250            0.017
6025453           360        1-May-31          $284,167.02           77.03                                  0.250            0.017
6025508           360        1-May-31          $946,156.28           65.00                                  0.250            0.017
6027088           360        1-Aug-31          $356,748.03           64.91                                  0.250            0.017
6027983           360        1-May-31          $470,912.48           74.98                                  0.250            0.017
6028057           360        1-May-31          $492,565.51           80.00                                  0.250            0.017
6029643           360        1-May-31          $406,708.43           80.00                                  0.250            0.017
6029917           360        1-May-31          $406,919.72           80.00                                  0.250            0.017
6030011           360        1-May-31          $845,395.06           67.84                                  0.250            0.017
6030676           360        1-May-31          $359,024.06           90.00                                  0.250            0.017
6031663           360        1-May-31          $308,037.23           78.33                                  0.250            0.017
6041746           360        1-Jul-31          $454,254.07           67.41                                  0.250            0.017

                                          $119,063,511.60



(i)            (xvI)             (xvii)                            (xviii)
-----         ---------          -----------                       -----------

MORTGAGE       FIXED                                               NMI
LOAN          ETAINED                                              LOAN
NUMBER         YIELD             SERVICER                          SELLER
--------      ---------          --------------------------------------------------------------
4239352        0.358                   HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4239464        0.358                   HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4240129        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4240153        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4240588        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4240814        1.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4241201        0.000                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4241210        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4243891        0.483                   HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4246109        0.483                   COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
4253832        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4254420        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4254559        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4260715        0.483                   SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4261243        0.858                   SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4261250        0.733                   HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4262336        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4262939        0.233             B     HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4274290        0.483             B     MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4274311        0.233             B     MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4274402        0.233                   MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4274523        0.608                   HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4274537        0.608             B     HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4274655        0.483             B     MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4274861        0.233             B     MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4274899        0.983             B     MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4275085        0.983             B     MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4275241        0.233                   MID AMMID AMERICA BANK FSB        MID AMMID AMERICA BANK FS
4280504        0.733                   HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4281222        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281245        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281273        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281318        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281364        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281388        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281411        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281436        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281477        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281546        0.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281654        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281685        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281725        0.000                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281763        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281789        0.000                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281819        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281915        0.000                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281938        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281959        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4281981        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282080        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282111        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282131        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282605        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282614        0.000                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282626        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282635        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282663        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282866        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282886        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282904        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4282931        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283085        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283147        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283192        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283208        1.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283233        0.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283300        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283323        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283351        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283377        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283403        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4283504        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287391        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287427        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287452        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287480        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287524        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287679        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287725        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287848        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287877        0.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4287955        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288000        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288147        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288185        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288222        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288233        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288238        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288255        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288264        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288278        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288290        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288337        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288351        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4288354        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291334        1.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291382        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291403        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291434        1.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291450        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291457        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291465        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291478        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291488        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291501        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291510        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291559        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291598        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291622        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291638        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291645        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291672        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4291683        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292104        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292122        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292167        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292187        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292218        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292241        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292267        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292291        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292311        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292331        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292373        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292494        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292562        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292581        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292601        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292768        1.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292800        1.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292833        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292857        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292879        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4292910        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293414        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293425        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293434        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293470        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293484        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293488        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293513        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293530        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293549        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293560        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293575        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293615        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293632        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293639        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293658        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293673        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293686        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293693        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293706        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293732        0.983                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293744        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293754        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293763        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293765        0.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293788        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4293807        1.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4294426        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295397        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295521        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295589        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295608        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295627        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295636        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295650        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295814        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295857        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295876        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295954        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295984        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4295993        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296006        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296013        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296023        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296035        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296045        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296052        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296054        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296068        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296074        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296087        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296098        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296171        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296183        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296225        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296233        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296242        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296306        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296309        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296310        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296312        0.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296314        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296619        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296651        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296669        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296709        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296710        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296723        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296724        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296741        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296744        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296809        0.983                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296820        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296821        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296845        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296876        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296932        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296946        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296961        0.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296974        0.108                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4296981        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297014        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297025        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297036        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297044        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297050        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297063        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297087        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297089        0.983                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297102        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297117        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297176        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297316        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297328        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305350        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305361        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305373        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305381        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305437        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305456        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305458        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305480        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305495        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305500        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305511        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305513        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305519        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305539        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305559        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305572        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305602        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305627        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305774        0.858                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305836        0.000                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305849        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305878        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4305924        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306000        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306025        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306046        0.733                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306061        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306092        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306208        0.358                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306222        0.000                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306231        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306256        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306275        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306276        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306289        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306340        0.608                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4306363        0.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5832338        0.608                   CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5860930        1.233                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5902586        0.858                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5923665        0.983                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944132        0.358                   HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
5954256        0.483                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5960104        0.608                   HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
5962420        0.733                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5972399        0.733                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5989812        0.483                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5993722        0.108                   FIRSTAR                           FIRSTAR
5998049        0.358                   HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
6008218        0.000                   FIRSTAR                           FIRSTAR
6013756        0.233                   CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
6015297        0.483                   COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
6017049        0.108                   FIRSTAR                           FIRSTAR
6025453        0.608                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025508        0.483                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027088        0.733                   COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
6027983        0.233                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028057        0.358                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029643        0.483                   HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029917        1.108                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030011        0.358                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030676        0.983                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031663        0.358                   NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6041746        0.358                   COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN




COUNT:                                    291
WAC:                              7.530720178
WAM:                              356.6438826
WALTV:                            73.38241869


                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)
Loan Information

______Name of Mortgagor:                   _____________________________________

______Servicer
______Loan No.:                            _____________________________________

Custodian/Trustee

      Name:                                _____________________________________

      Address:                             _____________________________________
                                           _____________________________________

      Custodian/Trustee
      Mortgage File No.:                   _____________________________________

Seller

      Name:                                _____________________________________

      Address:                             _____________________________________
                                           _____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-21

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-21, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of September 27, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

      ( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

      ( )   Mortgage  recorded  on  _____________________  as  instrument  no.
            ______________  in the County  Recorder's  Office of the County of
            ____________________,    State   of   _______________________   in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( )   Deed of Trust recorded on  ____________________  as instrument no.
            _________________ in the County Recorder's Office of the County of ___________________, State of _________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no.
            ______________  in the County  Recorder's  Office of the County of
            ______________________,    State   of   _____________________   in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.



                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By: __________________________



                                       Title: ________________________

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-21, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of __________, 20__.


                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.



Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

              [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202
Re:   Wells Fargo Asset Securities Corporation,
            Series 2001-21, Class A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                       Very truly yours,


                                       [Transferor]


                                       ______________________

                                    EXHIBIT J




                   WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-21
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-21, Class [B-4][B-5][B-6] Certificates (the "Class [B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of September 27, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-21.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 20__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By: ______________________________


                                       Its: ______________________________

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

             Wells Fargo Home Mortgage, Inc. Servicing Agreement

                  HomeSide Lending, Inc. Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                National City Mortgage Co. Servicing Agreement

             HSBC Mortgage Corporation (USA) Servicing Agreement

             CUNA Mutual Mortgage Corporation Servicing Agreement

                  Colonial Savings, F.A. Servicing Agreement

                 Chevy Chase Bank, F.S.B. Servicing Agreement

                  Hibernia National Bank Servicing Agreement

                     Firstar Bank, N.A. Servicing Agreement

                      Mid America FSB, Servicing Agreement

                                    EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of _____________, between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and _____________ (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-21, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of September 27, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund  established and maintained  pursuant to
 Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") or at least F-1 by Fitch, Inc. ("Fitch") or
(vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.2 Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.




                          SPECIAL SERVICING PROCEDURES

            Section 1.3 Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 1.4 Purchaser's Election to Delay Foreclosure Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 1.5 Purchaser's Election to Commence Foreclosure
Proceedings.

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 1.6 Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.




                       COLLATERAL FUND; SECURITY INTEREST

            Section 1.7 Collateral Fund.

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-21." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 1.8 Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 1.9 Grant of Security Interest.

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 1.10 Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.




                            MISCELLANEOUS PROVISIONS

            Section 1.11 Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 1.12 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.13 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 1.14 Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention: Vice President, Master Servicing
                  Phone: 301-696-7800
                  Fax: 301-815-6365

            (b) in the case of the Purchaser,

                   __________________________________

                   __________________________________

                   __________________________________

                   __________________________________

                  Attention:
                            _________________________

            Section 1.15 Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 1.16 Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 1.17 Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 1.18 Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 1.19 Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:



                                       By:____________________________________
                                          Name:
                                          Title: